      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 1998

                                                        REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   UST CORP.
             (Exact name of registrant as specified in its charter)
                         ------------------------------

                        MASSACHUSETTS                                                     04-2436093
               (State or other jurisdiction of                                         (I.R.S. Employer
                incorporation or organization)                                       Identification No.)

                                      6711
            (Primary Standard Industrial Classification Code Number)
                         ------------------------------

          40 COURT STREET, BOSTON, MASSACHUSETTS 02108, (617) 726-7000 (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                  JAMES K. HUNT                                   ERIC R. FISCHER, ESQ.
            EXECUTIVE VICE PRESIDENT,                           EXECUTIVE VICE PRESIDENT,
      CHIEF FINANCIAL OFFICER AND TREASURER                     GENERAL COUNSEL AND CLERK
                    UST CORP.                                           UST CORP.
                 40 Court Street                                     40 Court Street
           Boston, Massachusetts 02108                         Boston, Massachusetts 02108
                  (617) 726-7055                                      (617) 726-7377

 (Names, addresses, including ZIP codes, and telephone numbers, including area codes, of agents for service)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement and all other conditions to the merger of Affiliated Community Bancorp, Inc. into a subsidiary of the Registrant have been satisfied or waived as described in the enclosed Joint Proxy Statement-Prospectus.
                            ------------------------

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box / /.
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
             TITLE OF EACH CLASS OF                   AMOUNT TO BE       OFFERING PRICE        AGGREGATE          REGISTRATION
           SECURITIES TO BE REGISTERED               REGISTERED (1)      PER SHARE (1)     OFFERING PRICE (1)        FEE(2)
Common Stock, par value $0.625 per share               9,500,000             27.875           $264,812,500          $79,000

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the Common Stock on May 4, 1998, as reported on the NASDAQ National Market System.

(2) In accordance with Rule 457(b), the registration fee paid herewith has been reduced by $48,700.00, which is the amount of the fee previously paid in connection with the Joint Proxy Statement filed with the Commission on
    Schedule 14A on February 9, 1998.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

May 11, 1998

To the Common Stockholders of UST CORP.:

    We are pleased to invite you to attend a Special Meeting of Stockholders (the "UST Meeting") of UST Corp. ("UST"), which will be held on Wednesday, June 10, 1998, at 9:00 a.m. in the Auditorium located on the 12th Floor of UST's principal offices at 40 Court Street, Boston, Massachusetts 02108.

    At the UST Meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Affiliation Agreement and Plan of Reorganization (the "Affiliation Agreement"), dated as of December 15, 1997, among UST, Affiliated Community Bancorp, Inc. ("AFCB") and UST's wholly-owned subsidiary, Mosaic Corp. ("Mosaic"), as well as the transactions contemplated thereby, including specifically the issuance of UST common stock to persons who were stockholders of AFCB immediately prior to the merger, pursuant to which AFCB will be merged (the "Affiliation") with and into Mosaic.

    As a result of the Affiliation, AFCB's corporate existence will cease. Mosaic will be the surviving corporation of the Affiliation and will remain a wholly-owned subsidiary of UST, and the subsidiaries of AFCB will become direct and indirect subsidiaries of UST and Mosaic. As described in the accompanying Joint Proxy Statement-Prospectus, from and after the effective time of the Affiliation, the Board of Directors of UST (the "UST Board") will be expanded by five members (or such lesser number as may be agreed to by UST and AFCB) and Timothy J. Hansberry, the President and Chief Executive Officer of AFCB, and four persons chosen by AFCB and approved by UST prior to the effective time of the Affiliation will become directors of UST. After the Effective Time, Neal F. Finnegan, currently President and Chief Executive Officer of UST and USTrust, will serve as President and Chief Executive Officer of UST and Chairman and Chief Executive Officer of USTrust, and Timothy J. Hansberry will serve as Vice Chairman and Chief Operating Officer of UST and President and Chief Operating Officer of USTrust. A copy of the Affiliation Agreement is attached to the accompanying Joint Proxy Statement-Prospectus as APPENDIX A.

    At the effective time of the Affiliation, each share of AFCB common stock, par value $0.01 per share ("AFCB Common Stock"), will be converted into 1.41 shares of UST common stock, par value $0.625 per share ("UST Common Stock"). Fox-Pitt, Kelton, Inc., UST's financial advisor, has advised the UST Board that, in its opinion, the conversion number of 1.41 is fair, from a financial point of view, to UST.

    Enclosed are a Notice of Special Meeting of Stockholders and a Joint Proxy Statement-Prospectus which describes the Affiliation and the background thereof. You are urged to read all of these materials carefully. The UST Board has fixed the close of business on May 7, 1998 as the record date for the UST Meeting. Accordingly, only common stockholders of record on that date will be entitled to notice of, and to vote at, the UST Meeting. The affirmative vote of the holders of a majority of the shares of UST Common Stock present in person, or represented by proxy, at the UST Meeting and entitled to vote and voting is necessary to approve and adopt the Affiliation Agreement and the transactions contemplated thereby.

    THE BOARD OF DIRECTORS OF UST HAS UNANIMOUSLY APPROVED THE AFFILIATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE AFFILIATION, AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF APPROVING AND ADOPTING THE AFFILIATION AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE AFFILIATION.

    At the UST Meeting, you will also be asked to consider and vote upon a proposal to amend UST's Restated Articles of Organization (the "UST Articles") to increase the number of authorized shares of UST Common Stock from 45,000,000 to 75,000,000.

    The UST Board recommends that stockholders vote FOR the proposed amendment to the UST Articles. Stockholder approval of the amendment to the UST Articles to increase the number of authorized shares requires the affirmative vote of the holders of at least a majority of the outstanding shares of UST Common Stock.

    While stockholder approval of the Affiliation is a condition to, and required for, the consummation of the Affiliation, no other matter being considered at the UST Meeting must be approved by stockholders in order to consummate the Affiliation.

    If you plan to attend the meeting, please bring a form of personal identification with you and, if you are acting as proxy for another, please bring written confirmation from the record owner that you are acting as proxy.

    Whether or not you expect to attend the meeting, please sign and date the enclosed form of proxy and return it promptly in the accompanying envelope to ensure that your shares will be represented. If you attend the meeting, you may withdraw any proxy previously given and vote your shares in person.

    As President and Chief Executive Officer of UST, my foremost responsibility is to manage UST to maximize shareholder value. I strongly support the Affiliation as an important contribution to that objective, and ask for your support as well.

                                          Cordially,

                                                        [LOGO]

                                          NEAL F. FINNEGAN
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                     [LOGO]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                 JUNE 10, 1998

To the Common Stockholders of UST CORP.:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of UST Corp. ("UST") will be held in the Auditorium located on the 12th Floor of UST's principal offices at 40 Court Street, Boston, Massachusetts 02108, on Wednesday, June 10, 1998, at 9:00 a.m. (the "UST Meeting"), for the purpose of considering and voting upon the following matters:

        1. A proposal to approve and adopt the Affiliation Agreement and Plan of Reorganization, dated as of December 15, 1997 (the "Affiliation Agreement"), by and among UST Corp. ("UST"), Mosaic Corp. ("Mosaic"), a wholly-owned subsidiary of UST, and Affiliated Community Bancorp, Inc. ("AFCB"), and the transactions contemplated thereby, including the merger of AFCB with and into Mosaic and the issuance of UST Common Stock to persons who were stockholders of AFCB immediately prior to the merger, upon the terms and subject to the conditions set forth therein, as more fully described in the accompanying Joint Proxy Statement-Prospectus. A copy of the Affiliation Agreement is attached as APPENDIX A to the Joint Proxy Statement-Prospectus.

        2. To authorize an amendment of UST's Restated Articles of Organization to increase the number of authorized shares of UST's common stock ("UST Common Stock") from 45,000,000 shares, par value $0.625 per share, to 75,000,000 shares, par value $0.625 per share.

        3. Such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

    Stockholder approval of the Affiliation Agreement and the transactions contemplated thereby requires the affirmative vote of the holders of at least a majority of the shares of UST Common Stock present, in person or by proxy, entitled to vote, and voting at the UST Meeting. Stockholder approval of the increase in the number of authorized shares requires the affirmative vote of the holders of at least a majority of the outstanding shares of UST Common Stock.

    While stockholder approval of the Affiliation Agreement is a condition to, and required for, consummation of the Affiliation, no other matter being considered at the UST Meeting must be approved by stockholders in order for the Affiliation to be consummated.

    In the event there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the UST Meeting, the meeting may be adjourned by a majority of the votes present in order to permit further solicitation of proxies.

    Only common stockholders of record at the close of business on May 7, 1998 are entitled to notice of, and to vote at, the UST Meeting and any and all adjournments or postponements thereof.

    It is important that your shares be represented at the UST Meeting regardless of the number of shares you may hold. Please complete, sign and date the enclosed form of proxy and return it promptly in the enclosed envelope which requires no postage if mailed within the United States.

                                          By Order of the Board of Directors

                                                       [LOGO]
                                          ERIC R. FISCHER,
                                          CLERK

Boston, Massachusetts
May 11, 1998

                                 [LOGO]

May 11, 1998

Dear Fellow Shareholders:

    We invite you to attend a Special Meeting of Stockholders of Affiliated Community Bancorp, Inc. ("AFCB") to be held at the Sheraton Lexington Inn, 727 Marrett Road, Route 2A, Lexington, Massachusetts, on Wednesday, June 10, 1998, at 9:30 a.m.

    At our special stockholder meeting, AFCB stockholders will be asked to approve an Affiliation Agreement and Plan of Reorganization among AFCB, UST Corp. ("UST") and Mosaic Corp. ("Mosaic"), a wholly-owned subsidiary of UST Corp., pursuant to which AFCB will merge with and into Mosaic (the "Affiliation") and each outstanding share of AFCB Common Stock will be converted into 1.41 shares of UST Common Stock. Based on the last reported sale price of UST Common Stock on May 4, 1998, the value of 1.41 shares of UST Common Stock as of that date would have been approximately $39.30375. The actual value of the UST Common Stock to be received by AFCB stockholders will depend on the market price of UST Common Stock when the Affiliation is consummated. Terms and conditions of the Affiliation are described in the accompanying Joint Proxy Statement-Prospectus, which we urge you to read carefully.

    AFCB retained PaineWebber Incorporated to serve as AFCB's financial advisor in connection with our negotiation of the terms of the Affiliation with UST. PaineWebber Incorporated has advised your Board of Directors that in its opinion the consideration to be received by AFCB stockholders in the Affiliation is fair to such stockholders from a financial point of view.

    YOUR BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AFFILIATION IS IN THE BEST INTERESTS OF AFCB STOCKHOLDERS. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE AFFILIATION.

    A proxy card is enclosed. Please sign, date and mail the proxy card promptly in the return envelope provided. Because stockholder approval of the Affiliation requires the affirmative vote of the holders of at least a majority of the outstanding shares of AFCB Common Stock, it is important that you return the proxy card, whether or not you plan to attend our special stockholder meeting, so that your shares of AFCB Common Stock can be voted.

Sincerely,

               [LOGO]

TIMOTHY J. HANSBERRY
PRESIDENT AND CHIEF EXECUTIVE OFFICER

--------------------------------------------------------------------------------

                                     [LOGO]

                                 [LOGO]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                 JUNE 10, 1998

    A Special Meeting of Stockholders (the "Meeting") of Affiliated Community Bancorp, Inc. ("AFCB") will be held at the Sheraton Lexington Inn, 727 Marrett Road, Route 2A, Lexington, Massachusetts, on Wednesday, June 10, 1998, at 9:30 a.m.

    A Proxy Card and a Joint Proxy Statement-Prospectus are enclosed.

    The purpose of the Meeting is to consider and act upon:

        1. A proposal to approve and adopt the Affiliation Agreement and Plan of Reorganization dated as of December 15, 1997 (the "Affiliation Agreement"), among AFCB, UST Corp. ("UST"), and Mosaic Corp. ("Mosaic"), a wholly-owned subsidiary of UST, and the transactions contemplated thereby, pursuant to which AFCB will merge with and into Mosaic, and each outstanding share of AFCB Common Stock will be converted into 1.41 shares of UST Common Stock, upon the terms and subject to the conditions set forth therein, as described in the accompanying Joint Proxy Statement-Prospectus. A copy of the Affiliation Agreement is attached as Appendix A to the accompanying Joint Proxy Statement-Prospectus.

        2. Such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

    The Board of Directors is not aware of any other business presently planned to come before the Meeting.

    Stockholder approval of the Affiliation Agreement and the transactions contemplated thereby requires the affirmative vote of the holders of at least a majority of the outstanding shares of AFCB Common Stock. In the event there are not sufficient votes to approve the Affiliation Agreement and the transactions contemplated thereby at the time of the Meeting, the Meeting may be adjourned by the affirmative vote of a majority of the shares of AFCB Common Stock present at the Meeting in order to permit further solicitation of proxies by AFCB.

    Any action may be taken on any matter properly brought before the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on May 7, 1998 are the stockholders entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

    It is important that your shares be represented at the Meeting regardless of the number of shares you may hold. Please complete, sign and date the enclosed form of proxy and return it promptly in the enclosed envelope which requires no postage if mailed within the United States. If you attend the Meeting, you may revoke your proxy and vote at the Meeting in person.

                                          QUENTIN J. GREELEY
                                          CLERK

Waltham, Massachusetts
May 11, 1998

--------------------------------------------------------------------------------

                                     [LOGO]

                           NOTICE OF APPRAISAL RIGHTS

If the Affiliation Agreement is approved by the stockholders at the Meeting and the Affiliation is consummated, any stockholder (1) who files with AFCB before the taking of the vote on the approval of the Affiliation Agreement written objection to the proposed Affiliation stating that he or she intends to demand payment for his or her shares if the Affiliation is consummated and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from AFCB (or its successor as it exists after the Affiliation), within twenty days after the date of mailing to him or her of notice in writing that the Affiliation has been consummated, payment for his or her shares and an appraisal of the value thereof. AFCB, including its successor following the Affiliation, and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 85 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts, copies of which are attached as Appendix F to the accompanying Joint Proxy Statement-Prospectus. See "THE AFFILIATION--Rights of Dissenting Stockholders" in the Joint Proxy Statement-Prospectus for more information regarding appraisal rights.

UST Corp.                                                   Affiliated Community Bancorp,
40 Court Street                                             Inc.
Boston, Massachusetts 02108                                 716 Main Street
                                                            Waltham, Massachusetts 02154

                        JOINT PROXY STATEMENT-PROSPECTUS
                             ---------------------

                                     [LOGO]

                        SPECIAL MEETING OF STOCKHOLDERS
                                   UST CORP.

                                     [LOGO]

                        SPECIAL MEETING OF STOCKHOLDERS
                       AFFILIATED COMMUNITY BANCORP, INC.

                             ---------------------

                                 JUNE 10, 1998

    This Joint Proxy Statement-Prospectus is being furnished to stockholders of UST Corp. ("UST") in connection with the solicitation of proxies by the Board of Directors of UST (the "UST Board") to be used at the Special Meeting of Stockholders of UST to be held on Wednesday, June 10, 1998, at 9:00 a.m. in the Auditorium located on the 12th Floor of UST's principal offices at 40 Court Street, Boston, Massachusetts 02108, and at any adjournments or postponements thereof (the "UST Meeting"). At the UST Meeting, the holders of the common stock of UST, par value $0.625 per share (the "UST Common Stock"), will consider and vote upon a proposal to approve and adopt an Affiliation Agreement and Plan of Reorganization, dated as of December 15, 1997 (the "Affiliation Agreement"), by and among UST, Mosaic Corp. ("Mosaic"), a Massachusetts corporation and a wholly-owned subsidiary of UST, and Affiliated Community Bancorp, Inc. ("AFCB"), and the transactions contemplated thereby. Pursuant to the terms of the Affiliation Agreement, AFCB will be merged with and into Mosaic (the "Affiliation"), with Mosaic being the surviving corporation and the separate corporate existence of AFCB will cease. Additionally, the subsidiaries of AFCB will become direct and indirect subsidiaries of UST and Mosaic. See "THE UST MEETING --Date, Time and Place" and " --Purposes of the Meeting."

    This Joint Proxy Statement-Prospectus is also being furnished to stockholders of AFCB in connection with the solicitation of proxies by the Board of Directors of AFCB (the "AFCB Board") to be used at the Special Meeting of Stockholders of AFCB to be held on Wednesday, June 10, 1998, at 9:30 a.m. at the Sheraton Lexington Inn, 727 Marrett Road, Route 2A, Lexington, Massachusetts, and at any adjournments or postponements thereof (the "AFCB Meeting"). At the AFCB Meeting, the holders of the common stock of AFCB, par value $0.01 per share (the "AFCB Common Stock"), will consider and vote upon a

                                                    COVER CONTINUED ON NEXT PAGE

                            ------------------------

    THE SHARES OF UST COMMON STOCK AND THE SHARES OF AFCB COMMON STOCK ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF UST OR AFCB AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER FEDERAL OR STATE GOVERNMENT AGENCY.

    THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT- PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

       THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS IS MAY 11, 1998.

CONTINUED FROM COVER

proposal to approve and adopt the Affiliation Agreement and the transactions contemplated thereby. See "THE AFCB MEETING--Date, Time and Place" and "--Purposes of the Meeting."

    The Affiliation Agreement is attached hereto as Appendix A and is incorporated herein by reference.

    This Joint Proxy Statement-Prospectus is also being furnished to the holders of UST Common Stock to approve a proposal to amend UST's Restated Articles of Organization (the "UST Articles") to increase the number of authorized shares of UST Common Stock from 45,000,000 to 75,000,000. Information with respect to this proposal and additional matters to be considered at the UST Meeting is being furnished separately to the stockholders of UST in this Joint Proxy Statement-Prospectus. See "THE UST MEETING--Purposes of the Meeting," and "THE UST MEETING--ADDITIONAL MATTERS."

    Upon consummation of the Affiliation, each share of AFCB Common Stock issued and outstanding immediately prior to the effective time of the Affiliation (other than certain shares held in AFCB's treasury or held by UST, except in a fiduciary capacity or for debts previously contracted, or AFCB or any subsidiary thereof and shares held by dissenting stockholders who have duly perfected their rights of appraisal (the "Dissenting Shares")), will be converted into 1.41 shares of UST Common Stock (the "Conversion Number"). Assuming that the number of shares of AFCB Common Stock remains unchanged from May 4, 1998, UST would issue 9,323,659 shares of UST Common Stock to acquire 6,612,524 shares of AFCB Common Stock. Under such circumstances, former AFCB stockholders will hold approximately 23.78% of the outstanding shares of UST Common Stock immediately following the effective time of the Affiliation. As described in detail in this Joint Proxy Statement-Prospectus, the Conversion Number is subject to upward adjustment in the event that the market price of UST Common Stock is less than $24.06 and the price of UST Common Stock has declined more than 15% relative to a certain bank stock index. Therefore, while AFCB stockholders will know the minimum number of shares of UST Common Stock they will receive in the Affiliation (i.e., 1.41 shares per share of AFCB Common Stock), they may not know at the time of the AFCB Meeting the exact number of shares of UST Common Stock they will receive upon consummation of the Affiliation. See "THE AFFILIATION--Conversion of Shares." The transaction is subject to various conditions, including approval by the respective stockholders of UST and AFCB, and approval by applicable regulatory authorities. See "THE AFFILIATION--Regulatory Approvals Required for the Affiliation" and "--Conditions to the Consummation of the Affiliation."

    UST Common Stock is quoted on, and transactions in UST Common Stock are effected through, the National Association of Securities Dealers Automated Quotation system ("NASDAQ") National Market. The last reported sale price of UST Common Stock on May 4, 1998, was $27.875.

    This Joint Proxy Statement-Prospectus does not cover any resales of UST Common Stock received by affiliates of AFCB upon consummation of the Affiliation, and no person is authorized to make use of this Joint Proxy Statement-Prospectus in connection with any such resale. See "THE
AFFILIATION--Resales by Affiliates."

    All information concerning UST contained in this Joint Proxy Statement-Prospectus has been furnished by UST, and all information concerning AFCB has been furnished by AFCB. UST has represented and warranted to AFCB, and AFCB has represented and warranted to UST, that the particular information so furnished does not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading. See "EXPERTS" with respect to the financial statements of UST and AFCB. For a more complete description of the terms of the Affiliation and the Affiliation Agreement, see generally "THE AFFILIATION."

    UST has filed a Registration Statement on Form S-4 (together with its exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") covering 9,500,000 shares of UST Common Stock, representing shares to be issued in connection with the Affiliation. This Joint Proxy Statement-Prospectus also constitutes the Prospectus of UST filed as a part of such Registration Statement.

CONTINUED FROM COVER

    This Joint Proxy Statement-Prospectus and the accompanying form of proxy are first being mailed to stockholders of UST and AFCB on or about May 11, 1998.

    THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS JOINT PROXY
STATEMENT-PROSPECTUS. THE PROPOSED AFFILIATION IS A COMPLEX TRANSACTION. STOCKHOLDERS ARE STRONGLY URGED TO CAREFULLY READ AND CONSIDER THIS JOINT PROXY STATEMENT-PROSPECTUS IN ITS ENTIRETY.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
AVAILABLE INFORMATION......................................................................................           1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION.................................................           1
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................................................           2
SUMMARY....................................................................................................           4
  The Companies............................................................................................           4
    UST....................................................................................................           4
    Mosaic.................................................................................................           4
    AFCB...................................................................................................           4
  The Affiliation..........................................................................................           4
  Conversion Number........................................................................................           5
  Effective Time of the Affiliation; Closing Date..........................................................           5
  Date, Time and Place of the UST Meeting and the AFCB Meeting.............................................           5
  Purpose of the UST Meeting and the AFCB Meeting..........................................................           5
    The UST Meeting........................................................................................           5
    The AFCB Meeting.......................................................................................           6
  Vote Required at the UST Meeting and the AFCB Meeting....................................................           6
    UST....................................................................................................           6
    AFCB...................................................................................................           6
  Recommendations of the Boards of Directors and Reasons for the Affiliation...............................           7
  Opinions of Financial Advisors...........................................................................           7
  Regulatory Approvals.....................................................................................           7
  Employee Matters.........................................................................................           8
  Interests of Certain Persons in the Affiliation; Indemnification and Insurance...........................           8
  Management and Operations after the Affiliation..........................................................           8
  The Subsidiary Banks; Establishment of Regional Organization.............................................           9
  Federal Income Tax Consequences..........................................................................           9
  Accounting Treatment.....................................................................................           9
  The Stock Option Agreement...............................................................................          10
  Rights of Dissenting Stockholders........................................................................          10
  Comparative Rights of Stockholders.......................................................................          10
  Conditions to the Consummation of the Affiliation........................................................          11
  Conduct of Business Pending the Affiliation..............................................................          11
  Termination of the Affiliation Agreement.................................................................          11
  Market and Market Prices.................................................................................          11
UST CORP. SELECTED FINANCIAL DATA..........................................................................          13
AFFILIATED COMMUNITY BANCORP, INC. SELECTED FINANCIAL DATA.................................................          14
UST CORP. AND AFFILIATED COMMUNITY BANCORP, INC. PRO FORMA CONDENSED COMBINED SELECTED FINANCIAL DATA......          15
CAPITALIZATION.............................................................................................          16
COMPARATIVE PER SHARE DATA (Unaudited).....................................................................          17
THE UST MEETING............................................................................................          18
  Date, Time and Place.....................................................................................          18
  Purposes of the Meeting..................................................................................          18
  Record Date; Quorum......................................................................................          18
  Proxies; Voting and Revocation...........................................................................          18
  Vote Required to Approve the Affiliation and Other Matters...............................................          19
  Ownership of UST Common Stock by Officers and Directors..................................................          19

                                                                                                                PAGE
                                                                                                                -----
THE AFCB MEETING...........................................................................................          20
  Date, Time and Place.....................................................................................          20
  Purposes of the Meeting..................................................................................          20
  Record Date; Quorum......................................................................................          20
  Proxies; Voting and Revocation...........................................................................          20
  Vote Required to Approve the Affiliation.................................................................          21
  Ownership of AFCB Common Stock by Officers and Directors.................................................          21
INFORMATION ABOUT UST......................................................................................          22
  Recent Developments......................................................................................          22
    General................................................................................................          22
    Recent Operating Results...............................................................................          22
    Firestone Acquisition..................................................................................          22
    Somerset Transaction...................................................................................          23
INFORMATION ABOUT AFCB.....................................................................................          24
  Recent Developments......................................................................................          24
    Recent Operating Results...............................................................................          24
    Stock Repurchase Program...............................................................................          24
THE AFFILIATION............................................................................................          25
  General..................................................................................................          25
  Background of the Affiliation............................................................................          25
    UST....................................................................................................          25
    AFCB...................................................................................................          27
  Recommendation of the UST Board; Reasons for the Affiliation.............................................          29
  Recommendation of the AFCB Board; Reasons for the Affiliation............................................          30
  Opinion of Financial Advisor to UST......................................................................          31
  Opinion of Financial Advisor to AFCB.....................................................................          34
  Effective Time of the Affiliation; Closing Date..........................................................          40
  Terms of the Affiliation.................................................................................          40
  Regulatory Approvals Required for the Affiliation........................................................          42
    Federal Reserve........................................................................................          42
    Massachusetts Approval.................................................................................          44
  Employee Matters.........................................................................................          45
    General................................................................................................          45
    AFCB ESOPs.............................................................................................          46
    AFCB Stock Options.....................................................................................          46
  Interests of Certain Persons in the Affiliation..........................................................          46
  Management and Operations after the Affiliation..........................................................          47
    UST....................................................................................................          47
    Mosaic.................................................................................................          47
    USTrust................................................................................................          48
    AFCB Banks.............................................................................................          48
  The Subsidiary Banks; Establishment of Regional Organization.............................................          48
  Federal Income Tax Consequences..........................................................................          48
    General................................................................................................          48
    Effect of the Affiliation..............................................................................          49
    Backup Withholding.....................................................................................          50
  Accounting Treatment.....................................................................................          50
  Indemnification and Insurance............................................................................          50
  Rights of Dissenting Stockholders........................................................................          51
  NASDAQ Listing...........................................................................................          52

                                                                                                                PAGE
                                                                                                                -----
  Resales by Affiliates....................................................................................          52
  Conversion of Shares; Exchange of Certificates...........................................................          53
    Conversion of Shares of AFCB Common Stock..............................................................          53
    Manner of Exchanging AFCB Certificates for UST Certificates............................................          54
    Lost Certificates......................................................................................          54
    Distributions with Respect to Unexchanged AFCB Certificates............................................          54
    Post Effective Time....................................................................................          54
  Conditions to the Consummation of the Affiliation........................................................          55
    Conditions to Each Party's Obligations.................................................................          55
    Conditions to UST's Obligations........................................................................          55
    Conditions to AFCB's Obligations.......................................................................          56
  Conduct of Business Pending the Affiliation..............................................................          56
  No Solicitation..........................................................................................          59
  Waiver and Amendment.....................................................................................          59
    Waiver.................................................................................................          59
    Amendment..............................................................................................          59
  Expenses.................................................................................................          59
  Termination of the Affiliation Agreement.................................................................          60
CERTAIN RELATED TRANSACTIONS...............................................................................          61
  Stock Option Agreement...................................................................................          61
    General................................................................................................          61
    Grant of Option........................................................................................          61
    Triggering Events; Exercise of Option..................................................................          61
    Repurchase of Option...................................................................................          62
    Conversion of Option...................................................................................          63
    Assignment of Option...................................................................................          63
    Additional Provisions..................................................................................          63
  Voting Agreements........................................................................................          63
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION........................................................          65
  Unaudited Pro Forma Condensed Combining Balance Sheet....................................................          66
  Unaudited Pro Forma Condensed Combined Statements of Income..............................................          67
  Notes to Unaudited Pro Forma Condensed Financial Information.............................................          71
DESCRIPTION OF UST CAPITAL STOCK...........................................................................          73
  General..................................................................................................          73
  Common Stock.............................................................................................          73
    Dividend Rights........................................................................................          73
    Voting Rights..........................................................................................          73
    Preemptive Rights......................................................................................          73
    Liquidation Rights.....................................................................................          73
    Assessments............................................................................................          73
    Transfer Agent and Registrar...........................................................................          73
    Stockholder Rights Agreement...........................................................................          73
  Preferred Stock..........................................................................................          74
    General................................................................................................          74
    Dividend and Liquidation Rights........................................................................          74
    Determinations to be Made by the UST Board.............................................................          74
    Series A Junior Participating Preferred Stock..........................................................          74
COMPARATIVE RIGHTS OF STOCKHOLDERS.........................................................................          76
  General..................................................................................................          76
  Size and Classification of the Board of Directors........................................................          76

                                                                                                                PAGE
                                                                                                                -----
  Removal of Directors.....................................................................................          76
    UST....................................................................................................          76
    AFCB...................................................................................................          76
  Stockholder Nominations..................................................................................          76
  UST......................................................................................................          76
    AFCB...................................................................................................          76
  Interested Transactions..................................................................................          77
    UST....................................................................................................          77
    AFCB...................................................................................................          77
  Meetings of Stockholders.................................................................................          77
    UST....................................................................................................          77
    AFCB...................................................................................................          77
  Stockholder Action Without A Meeting.....................................................................          77
    UST....................................................................................................          77
    AFCB...................................................................................................          77
  Amendment of By-laws.....................................................................................          78
    UST....................................................................................................          78
    AFCB...................................................................................................          78
  Required Vote for Certain Business Combinations..........................................................          78
    UST....................................................................................................          78
    AFCB...................................................................................................          78
  Stockholder Rights Plan..................................................................................          78
    UST....................................................................................................          78
    AFCB...................................................................................................          78
  State Anti-takeover Statutes.............................................................................          78
MARKET PRICES AND DIVIDENDS................................................................................          80
EXPERTS....................................................................................................          80
LEGAL OPINIONS.............................................................................................          81
MANAGEMENT AND ADDITIONAL INFORMATION......................................................................          81
SOLICITATION OF PROXIES....................................................................................          81
THE UST MEETING--ADDITIONAL MATTERS; INCREASE IN NUMBER OF AUTHORIZED SHARES OF UST COMMON STOCK...........          82
PROPOSALS OF UST STOCKHOLDERS..............................................................................          83
APPENDIX A--AFFILIATION AGREEMENT AND PLAN OF REORGANIZATION
APPENDIX B--STOCK OPTION AGREEMENT
APPENDIX C--SHAREHOLDER LETTER AGREEMENT
APPENDIX D--OPINION OF FINANCIAL ADVISOR TO UST
APPENDIX E--OPINION OF FINANCIAL ADVISOR TO AFCB
APPENDIX F--TEXT OF SECTIONS 85 TO 98 OF THE MASSACHUSETTS BUSINESS CORPORATION LAW

                             AVAILABLE INFORMATION

    UST and AFCB are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by UST and AFCB can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates.

    This Joint Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 (the "Registration Statement") (and exhibits thereto) which UST has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made. The Registration Statement (and exhibits thereto) may be inspected at the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

    The Commission also maintains an internet site (http://www.sec.gov) that contains information regarding UST's and AFCB's electronic filings with the Commission. Before 1996, the principal subsidiaries of AFCB, The Federal Savings Bank (through its then parent holding company, Main Street Community Bancorp, Inc.) and Lexington Savings Bank, were each independently subject to the informational requirements of the Exchange Act and, in accordance therewith, filed reports, proxy statements and other information with the Commission and the Federal Deposit Insurance Corporation ("FDIC"), respectively. Such information with respect to Lexington Savings Bank can be inspected at the public reference facilities maintained by the FDIC at the Registration and Disclosure Section, Federal Deposit Insurance Corporation, 1776 F Street, N.W., 6th Floor, Washington, D.C. 20006 (telephone requests for such information or copies of documents may be directed to (202) 898-8920).

                         CAUTIONARY STATEMENT REGARDING
                          FORWARD-LOOKING INFORMATION

    This Joint Proxy Statement-Prospectus contains or incorporates by reference certain forward-looking statements regarding UST's future plans, operations and prospects, which involve risks and uncertainties including, without limitation, certain statements under "INFORMATION ABOUT UST--Recent Developments--Somerset Transaction," "THE AFFILIATION--Opinion of Financial Advisor to UST", "-- Opinion of Financial Advisor to AFCB", UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION" and "NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION." These forward-looking statements are inherently uncertain, and actual results may differ from UST expectations. Risk factors that could affect current and future performance include but are not limited to the following: (i) adverse changes in asset quality and the resulting credit risk-related losses and expenses; (ii) adverse changes in the economy of the New England region, UST's primary market, which could further accentuate credit-related losses and expenses; (iii) adverse changes in the local real estate market that can also negatively affect credit risk, as most of UST's loans are concentrated in Eastern Massachusetts and a substantial portion of these loans have real estate as primary and secondary collateral; (iv) the consequences of continued bank acquisitions and mergers in UST's market, resulting in fewer but much larger and financially stronger competitors which could increase competition for financial services to UST's detriment; (v) fluctuations in market rates and prices, which can negatively affect UST's net interest margin, asset valuations and expense expectations; and (vi) changes in the regulatory requirements of federal and state agencies applicable to bank holding companies and banks, such as UST and its subsidiaries, which could have a materially adverse effect on UST's future operating results.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are hereby incorporated by reference in this Joint Proxy Statement-Prospectus the following documents and information heretofore filed with the Commission, which documents are not presented herein or delivered herewith:

UST FILINGS                                                                        PERIOD
--------------------------------------------------------  --------------------------------------------------------

Annual Report on Form 10-K..............................  Year ended December 31, 1997, as amended by Form 10-K/A, filed on April 10, 1998

Items 10-13 of UST's Definitive Proxy Statement to UST's
  stockholders for the 1998 Annual Meeting of UST
  stockholders..........................................  Filed on April 8, 1998

Current Reports on Form 8-K.............................  Filed on April 24, 1998, as amended by Form
                                                          8-K/A, filed on April 28, 1998

The description of UST Common Stock contained in its
  Registration Statement on Form 8-A, including any
  amendment or report filed for the purpose of updating
  such description......................................  Not applicable

The Rights Agreement governing the terms of UST's
  shareholder rights plan filed as Exhibit 4.1 to its
  Registration Statement on Form 8-A....................  Not applicable


AFCB FILINGS                                                                       PERIOD
--------------------------------------------------------  --------------------------------------------------------

Annual Report on Form 10-K..............................  Year ended December 31, 1997

The description of AFCB Common Stock contained in its
  Registration Statement on Form 8-A, including any
  amendment or report filed for the purpose of updating
  such description......................................  Not applicable

SOMERSET SAVINGS BANK FDIC FILINGS                                                 PERIOD
--------------------------------------------------------  --------------------------------------------------------

Annual Report on Form 10-K..............................  Year ended December 31, 1997 (filed as Exhibit 99.1 to
                                                          UST's Current Report on Form 8-K, filed on April 24,
                                                          1998, as amended)

    All documents subsequently filed by UST or AFCB pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of the UST Meeting and the AFCB Meeting shall be deemed to be incorporated by reference into this Joint Proxy Statement-Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement-Prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement-Prospectus.

    UST AND AFCB WILL PROVIDE UPON REQUEST AND WITHOUT CHARGE TO EACH PERSON TO WHOM THIS JOINT PROXY STATEMENT-PROSPECTUS IS DELIVERED, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED THEREIN BY REFERENCE). WRITTEN REQUESTS FOR DOCUMENTS RELATING TO UST SHOULD BE DIRECTED TO ERIC R. FISCHER, EXECUTIVE

VICE PRESIDENT, GENERAL COUNSEL AND CLERK, UST CORP., 40 COURT STREET, BOSTON, MASSACHUSETTS 02108. TELEPHONE REQUESTS MAY BE DIRECTED TO MR. FISCHER AT (617) 726-7377. WRITTEN REQUESTS FOR DOCUMENTS RELATING TO AFCB SHOULD BE DIRECTED TO QUENTIN J. GREELEY, EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CLERK, AFFILIATED COMMUNITY BANCORP, INC., 716 MAIN STREET, WALTHAM, MASSACHUSETTS 02154. TELEPHONE REQUESTS MAY BE DIRECTED TO MR. GREELEY AT (781) 894-6810. IN ORDER TO ENSURE TIMELY DELIVERY OF ANY OF THE DOCUMENTS, REQUESTS SHOULD BE MADE BY JUNE 3, 1998.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS JOINT PROXY STATEMENT-PROSPECTUS OR INCORPORATED BY REFERENCE HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY UST OR AFCB. THIS JOINT PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE THE UST COMMON STOCK OFFERED BY THIS JOINT PROXY STATEMENT-PROSPECTUS, NOR DOES IT CONSTITUTE THE SOLICITATION OF A PROXY, WITHIN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION, WITHIN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT-PROSPECTUS NOR THE DISTRIBUTION OF SECURITIES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UST OR AFCB SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN OR IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THE DATES THEREOF.

                                    SUMMARY

    THE FOLLOWING SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT-PROSPECTUS OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT-PROSPECTUS, OR IN THE ACCOMPANYING APPENDICES AND THE DOCUMENTS REFERRED TO HEREIN. CAPITALIZED TERMS WHICH ARE USED AND NOT DEFINED IN THIS JOINT PROXY STATEMENT-PROSPECTUS HAVE THE MEANING SET FORTH IN THE AFFILIATION AGREEMENT.

THE COMPANIES

    UST. UST is a registered bank holding company, organized as a Massachusetts business corporation in 1967, that, through its subsidiaries is engaged in providing financial services to individuals and small-and medium-sized companies as well as trust and money management services to individuals, corporations and other organizations. As of the close of business on December 31, 1997, UST's total assets were approximately $3.8 billion and USTrust, the lead banking subsidiary of UST had over $3.8 billion or 99% of UST's consolidated assets. See "INFORMATION ABOUT UST." For a discussion of UST's recent developments, including the completion of UST's acquisition of Firestone Financial Corp. ("Firestone") in October 1997, and UST's pending acquisition of Somerset Savings Bank ("Somerset"), a Massachusetts stock savings bank, see "INFORMATION ABOUT UST--Recent Developments."

    The executive office of UST is located at 40 Court Street, Boston, Massachusetts 02108 (Telephone (617) 726-7000).

    MOSAIC. Mosaic is a wholly-owned Massachusetts corporate subsidiary of UST which was organized in 1996 in connection with the acquisition by UST of Walden Bancorp, Inc. Mosaic is the direct owner of all of the outstanding shares of capital stock of USTrust. Except with respect to its ownership of the shares of capital stock of USTrust, Mosaic owns no other property and conducts no business.

    AFCB. AFCB, a registered bank holding company, is a community-oriented banking company with total assets as of the close of business on December 31, 1997 of $1.2 billion, headquartered in Waltham, Massachusetts. AFCB and its banking subsidiaries, The Federal Savings Bank, Lexington Savings Bank and Middlesex Bank & Trust Company, provide various financial products and services, including retail and commercial banking services, residential mortgage origination and servicing, small business lending, commercial real estate lending and consumer lending, to businesses and individuals through a network of thirteen banking offices located in Middlesex County. See "INFORMATION ABOUT AFCB."

    The executive office of AFCB is located at 716 Main Street, Waltham, Massachusetts 02154 (Telephone (781) 894-6810).

THE AFFILIATION

    The Affiliation Agreement provides for the merger (the "Affiliation") of AFCB with and into Mosaic, with Mosaic as the surviving corporation of the Affiliation and continuing as a wholly-owned subsidiary of UST. Except in the limited circumstance described under "THE AFFILIATION--Terms of the Affiliation," upon the consummation of the Affiliation, each outstanding share of AFCB common stock, par value $0.01 per share ("AFCB Common Stock"), will be converted into 1.41 shares (the "Conversion Number") of UST common stock, par value $0.625 per share ("UST Common Stock"), together with a corresponding number of preferred stock purchase rights associated therewith under the UST Rights Agreement, dated as of September 19, 1995 (the "UST Rights Agreement"), provided that (i) no shares of AFCB Common Stock which are held directly or indirectly by UST will be converted unless held by UST in a fiduciary capacity or for debts previously contracted, and (ii) any shares of AFCB Common Stock held as treasury shares by AFCB, and any Dissenting Shares, will not be so converted.

    No fractional shares of UST Common Stock will be issued in the Affiliation. In lieu thereof, each holder of AFCB Common Stock who otherwise would have been entitled to a fractional share of UST

Common Stock will receive cash in an amount determined by multiplying such holder's fractional interest by the Closing Price.

CONVERSION NUMBER

    The Conversion Number is the product of arms' length negotiations between the respective managements of AFCB and UST. In negotiating the Conversion Number, management of UST had the benefit of advice from its financial advisor, the investment banking firm of Fox-Pitt, Kelton, Inc. ("Fox-Pitt, Kelton") and management of AFCB had the benefit of advice from its financial advisor, the investment banking firm of PaineWebber Incorporated ("PaineWebber"). See "THE AFFILIATION--Opinion of Financial Advisor to UST" and "--Opinion of Financial Advisor to AFCB."

    Assuming that the number of outstanding shares of AFCB Common Stock remains unchanged from May 4, 1998, and UST Common Stock continues to trade at $24.06 or above, UST would issue 9,323,659 shares of UST Common Stock to acquire 6,612,524 shares of AFCB Common Stock. Under such circumstances, immediately after the Effective Time, former AFCB stockholders will hold approximately 23.78% of the outstanding shares of UST Common Stock. Based on a $27.875 last reported sale price for UST Common Stock as of May 4, 1998, the Affiliation would be valued at approximately $265 million.

    As set forth in the Affiliation Agreement, if the average per share last reported sale price of UST Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market over the 10 consecutive trading day period immediately preceding the date of the receipt of the last Requisite Regulatory Approval (as defined below) (the "Closing Price") is less than $24.06 and the price of UST Common Stock has declined more than 15% relative to a certain bank stock index, the AFCB Board may give written notice of its intention to terminate the Affiliation Agreement. However, in the event that AFCB notifies UST of its intention to exercise its termination right pursuant to the foregoing sentence, UST may choose, as provided in the Affiliation Agreement, to increase the consideration to be paid to AFCB stockholders by increasing the Conversion Number pursuant to the formula set forth in the Affiliation Agreement, in which case the Affiliation Agreement will remain in full force and effect. See "THE AFFILIATION--Termination of the Affiliation Agreement."

EFFECTIVE TIME OF THE AFFILIATION; CLOSING DATE

    The "Effective Time" of the Affiliation will be the date and time at which the Affiliation Agreement becomes effective, as set forth in the Articles of Merger to be filed with the Office of the Secretary of The Commonwealth of Massachusetts. The Effective Time will occur on the first business day after the date on which all conditions contained in Article VI of the Affiliation Agreement are satisfied or waived, or at such other date as the parties may agree upon. UST and AFCB have targeted the second or third quarter of 1998 for completion of the Affiliation. If the Affiliation is not consummated on or before August 31, 1998, the Affiliation Agreement may be terminated by either UST or AFCB.

DATE, TIME AND PLACE OF THE UST MEETING AND THE AFCB MEETING

    The UST Meeting will be held on Wednesday, June 10, 1998 at 9:00 a.m., in the Auditorium located on the 12th Floor of UST's principal offices at 40 Court Street, Boston, Massachusetts 02108.

    The AFCB Meeting will be held on Wednesday, June 10, 1998 at 9:30 a.m., at the Sheraton Lexington Inn, 727 Marrett Road, Route 2A, Lexington, Massachusetts.

PURPOSE OF THE UST MEETING AND THE AFCB MEETING

    THE UST MEETING. The UST Meeting will be held for the purposes of considering and voting upon proposals to (i) approve and adopt the Affiliation Agreement and the transactions contemplated thereby, (ii) amend the UST Articles to increase the number of authorized shares of UST Common Stock from

45,000,000 to 75,000,000, and (iii) to conduct any other business that may properly come before such meeting or any adjournments or postponements thereof. See "THE UST MEETING--Purposes of the Meeting."

    THE AFCB MEETING. The AFCB Meeting will be held for the purpose of considering and voting upon a proposal to approve and adopt the Affiliation Agreement and the transactions contemplated thereby, and to conduct any other business that may properly come before such meeting or any adjournments or postponements thereof. See "THE AFCB MEETING--Purposes of the Meeting."

VOTE REQUIRED AT THE UST MEETING AND THE AFCB MEETING

    The UST Board and the AFCB Board have fixed the close of business on May 7, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the UST Meeting and the AFCB Meeting, respectively. Only the holders of record of the outstanding shares of UST Common Stock and AFCB Common Stock on the Record Date will be entitled to notice of, and to vote at, the UST Meeting and AFCB Meeting, respectively. See "THE UST MEETING--Record Date" and "THE AFCB MEETING--Record Date."

    UST. The affirmative vote of the holders of at least a majority of the shares of UST Common Stock present in person, or represented by proxy, entitled to vote and voting at the UST Meeting is required to approve and adopt the Affiliation Agreement and each of the transactions contemplated thereby. The affirmative vote of the holders of at least a majority of the shares of UST Common Stock issued, outstanding and entitled to vote at the UST Meeting is required to amend the UST Articles with respect to the increase in the number of authorized shares of UST Common Stock.

    Approval of the Affiliation Agreement by the requisite vote of the holders of UST Common Stock is a condition to, and required for, consummation of the Affiliation. No other matter being considered at the UST Meeting must be approved by holders of UST Common Stock in order to consummate the Affiliation. See "THE UST MEETING--Vote Required to Approve the Affiliation and Other Matters; Abstentions and Non-Votes" and "--Ownership of UST Common Stock by Officers and Directors."

    As of the Record Date, 29,878,628 shares of UST Common Stock were outstanding and entitled to vote, of which approximately 4,484,010 shares, or approximately 15% were held by directors and executive officers of UST, its subsidiaries and their respective affiliates. It is expected that each such director, officer and affiliate thereof of UST will vote the UST Common Stock beneficially owned by him or her for approval of the Affiliation Agreement and the consummation of the transactions contemplated thereby. See "THE UST MEETING--Ownership of UST Common Stock by Officers and Directors."

    AFCB. The affirmative vote of the holders of at least a majority of the outstanding shares of AFCB Common Stock is required to approve and adopt the Affiliation Agreement and the transactions contemplated thereby. Approval of the Affiliation Agreement by the requisite vote of the holders of AFCB Common Stock is a condition to, and required for, the consummation for the Affiliation. See "THE AFCB MEETING--Vote Required to Approve the Affiliation; Abstentions and Non-Votes."

    As of the Record Date, 6,612,524 shares of AFCB Common Stock were outstanding and entitled to vote, of which approximately 142,295 shares, or approximately 2.2% were beneficially owned by directors and executive officers of AFCB. In connection with the execution of the Affiliation Agreement, each of the directors and executive officers of AFCB and certain of the executive officers of AFCB's subsidiaries agreed by separate letter (the "Voting Agreements") to UST dated December 15, 1997, to vote or cause to be voted all of the shares of AFCB Common Stock that he beneficially owns, and with respect to which he exercises sole voting power as of the Record Date, in favor of the approval of the Affiliation Agreement and the Affiliation. Execution of the Voting Agreements was a condition to UST entering into the Affiliation Agreement and no compensation was paid to any person in consideration for executing the

Voting Agreements. See "CERTAIN RELATED TRANSACTIONS--Voting Agreements and "THE AFCB MEETING--Ownership of AFCB Common Stock by Officers and Directors."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS AND REASONS FOR THE AFFILIATION

    The UST Board and the AFCB Board each believe that the terms of the Affiliation Agreement, including the Conversion Number, and the transactions contemplated thereby are fair and in the best interests of UST and its stockholders and AFCB and its stockholders, respectively, and unanimously recommends that their respective shareholders vote in favor of the proposal to approve the Affiliation Agreement. See "THE AFFILIATION--Recommendation of the UST Board; Reasons for the Affiliation" and "--Recommendation of AFCB Board; Reasons for the Affiliation."

OPINIONS OF FINANCIAL ADVISORS

    Fox-Pitt, Kelton, UST's financial advisor, has rendered its written opinion, as of December 15, 1997, and as of the date of this Joint Proxy
Statement-Prospectus, to the UST Board that, as of such dates, the Conversion Number is fair, from a financial point of view, to UST.

    PaineWebber, AFCB's financial advisor, has rendered its written opinion, as of December 12, 1997, and as of the date of this Joint Proxy
Statement-Prospectus, to the AFCB Board that, as of such dates, the proposed consideration to be received by the holders of AFCB Common Stock is fair, from a financial point of view, to such holders of AFCB Common Stock.

    The opinions of Fox-Pitt, Kelton and PaineWebber, which are attached hereto as APPENDICES D and E, respectively, describe assumptions made, matters considered and limits of the reviews undertaken by Fox-Pitt, Kelton and PaineWebber in rendering their respective opinions, and should be read in their entirety. For further description of the opinions of Fox-Pitt, Kelton and PaineWebber, see "THE AFFILIATION-- Opinion of Financial Advisor to UST," "--Opinion of Financial Advisor to AFCB," and APPENDICES D and E to this Joint Proxy Statement-Prospectus.

REGULATORY APPROVALS

    Consummation of the Affiliation requires, and the obligations of UST and AFCB under the Affiliation Agreement are conditioned upon, the receipt of the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Board of Bank Incorporation of The Commonwealth of Massachusetts (the "Massachusetts BBI") and such other regulatory authorities as may be required under applicable law. The Affiliation may not be consummated until thirty days after receipt of the Federal Reserve Board approval (or fifteen days in certain circumstances described more fully under "THE AFFILIATION--Regulatory Approvals Required for the Affiliation"), during which time the United States Department of Justice (the "DOJ") may challenge the Affiliation on antitrust grounds.

    Applications requesting such approvals have been or will be filed with the Federal Reserve Board and the Massachusetts BBI. The parties' objective is to obtain the approvals of the Federal Reserve Board and the Massachusetts BBI during the first half of 1998, although no assurance can be given that any of such approvals will be granted, and if granted, no assurance can be given that the receipt of such approvals will occur within this time frame if at all or that such approvals would not be conditioned in a manner which would so materially adversely impact the economic or business benefits of the Affiliation as to render it inadvisable in the reasonable judgment of UST, to consummate the Affiliation.

    Within six months after the Effective Time, UST expects that it will apply to the applicable bank regulatory agencies to merge the AFCB bank subsidiaries with and into USTrust. Regulatory approvals of such a bank level merger are not required for the approval of the Affiliation. See "THE AFFILIATION-- Regulatory Approvals Required for the Affiliation" and "--Conditions to the Consummation of the Affiliation."

EMPLOYEE MATTERS

    The Affiliation Agreement obligates UST to honor, in accordance with their terms and subject to certain limitations, AFCB's executive severance agreements, change of control agreements and special termination agreements, which have previously been disclosed to UST and, for a limited period of time after the Effective Time, all employee benefit plans of AFCB and its subsidiaries in effect as of the Effective Time, which have previously been disclosed to UST. Ultimately, those employees of AFCB or any of its subsidiaries who are employed by UST or any of UST's subsidiaries following the Effective Time will become participants in UST employee benefit plans, programs and arrangements. In connection therewith, UST has agreed to grant such employees credit for their length of service with AFCB or AFCB's subsidiaries for purposes of eligibility to participate, vesting and other appropriate benefits, but not for purposes of benefit accrual attributable to any period prior to the Effective Time. UST also has agreed to provide all such former AFCB employees with (i) the types of employee benefits maintained by UST for similarly situated UST employees and
(ii) for a period of one year, a severance plan that is at least as favorable as the plan currently maintained by AFCB. Employees of AFCB or any of its subsidiaries who do not continue in the employment of UST or any of its subsidiaries following the Effective Time will receive all of the severance benefits provided for under the applicable severance plan or agreement maintained for the employee by AFCB. See "THE AFFILIATION--Employee Matters" and "--Interests of Certain Persons in the Affiliation."

    Officers, directors and employees of AFCB with outstanding stock options under AFCB stock option plans will have their options converted into options to purchase shares of UST Common Stock in accordance with the provisions of the Affiliation Agreement. See "THE AFFILIATION-- Terms of the Affiliation."

INTERESTS OF CERTAIN PERSONS IN THE AFFILIATION; INDEMNIFICATION AND INSURANCE

    Certain members of AFCB's management and the AFCB Board may be deemed to have certain interests in the Affiliation above and beyond their interests as stockholders. Certain officers and directors of AFCB, including Timothy J. Hansberry, John G. Fallon and Quentin J. Greeley, will become officers or directors of UST or USTrust after the Affiliation. Other executive officers of AFCB and its subsidiaries may receive severance payments according to their existing severance and change of control agreements with AFCB. The total amount of all severance payments which might be paid under all of AFCB's existing severance and change of control agreements, assuming that the officers who are party to such agreements become entitled to receive payments thereunder in accordance with their respective terms, would be approximately $3.7 million in the aggregate. UST has agreed to honor, after the Effective Time, the indemnification policies of AFCB applicable to the officers and directors of AFCB with respect to acts or omissions taken prior to the Effective Time. See "THE AFFILIATION--Management and Operations after the Affiliation" and "--Interests of Certain Persons in the Affiliation."

    UST has also agreed to maintain for six years after the Effective Time, AFCB's existing directors' and officers' liability insurance (or substitute policies that are at least as favorable as those provided by AFCB) covering persons who are presently covered by AFCB's corresponding insurance plan. See "THE AFFILIATION--Indemnification and Insurance."

MANAGEMENT AND OPERATIONS AFTER THE AFFILIATION

    From and after the Effective Time, the UST Board will be expanded by five members. Timothy J. Hansberry, presently the President and Chief Executive Officer of AFCB, and four other individuals selected by AFCB and approved by UST will be elected as directors of UST. One of the individuals selected by AFCB and approved by UST to be appointed as a director of UST will also be appointed to the Executive Committee of the UST Board and a second individual will be appointed to the Audit Committee of the UST Board. At the first meeting of the Board of Directors of USTrust after the Effective Time, Mr. Hansberry will become a director of USTrust.

    After the Effective Time, Neal F. Finnegan, currently President and Chief Executive Officer of UST and USTrust, will serve as President and Chief Executive Officer of UST and Chairman and Chief Executive Officer of USTrust and Timothy J. Hansberry will serve as Vice Chairman and Chief Operating Officer of UST and President and Chief Operating Officer of USTrust. Additionally, John G. Fallon will serve as an Executive Vice President of UST and Quentin J. Greeley will serve as Senior Vice President & Associate General Counsel of USTrust. UST or USTrust, as applicable, will offer to execute and deliver an executive employment agreement with each such officer on the Closing Date. At the Effective Time, the directors and officers of the subsidiaries of AFCB which are depository institutions (the "AFCB Banks") will consist of those directors and officers of such subsidiaries which UST has selected to serve as directors and officers of such subsidiaries and/or such additional persons as may be designated by UST prior to the Effective Time.

THE SUBSIDIARY BANKS; ESTABLISHMENT OF REGIONAL ORGANIZATION

    It is currently anticipated that within six months after the Effective Time, UST will cause the AFCB Banks, other than Middlesex Bank & Trust Company ("Middlesex"), to be merged with and into USTrust. As permitted by the Affiliation Agreement, AFCB has entered into a definitive agreement to sell all of the capital stock of Middlesex to an individual buyer, William R. Berkley, for an aggregate purchase price of $8.24 million. It is currently anticipated that the sale of Middlesex to Mr. Berkley would occur, subject to regulatory approval, on the same date on which the Affiliation becomes effective or shortly thereafter. If such sale occurs, it will not have a material effect on AFCB.

    In the Affiliation Agreement, UST has agreed to cause USTrust to use its best efforts to create a regional community banking organization within USTrust. Such regional organization, which will be implemented as soon after the Effective Time as is reasonably practicable, will include the establishment of geographic regions headed by regional presidents who will have line responsibility for both small business and consumer business lines within their assigned geographic region and who will report to Mr. Hansberry as President and Chief Operating Officer of USTrust.

FEDERAL INCOME TAX CONSEQUENCES

    Consummation of the Affiliation is conditioned upon the delivery of opinions of counsel to UST and AFCB substantially to the effect that, among other things, if consummated in accordance with the Affiliation Agreement, the Affiliation will constitute a reorganization within the meaning of Section 368 of the Code. If the Affiliation constitutes such a reorganization, for federal income tax purposes: (a) no gain or loss will be recognized by UST, Mosaic or AFCB as a result of the Affiliation; (b) no gain or loss will be recognized by the stockholders of AFCB upon their receipt of UST Common Stock on conversion of their AFCB Common Stock, except in respect of cash received in lieu of fractional shares; (c) the tax basis of the shares of UST Common Stock received by the stockholders of AFCB will be the same as the tax basis of their converted AFCB Common Stock, adjusted to reflect the Conversion Number and decreased by the tax basis allocated to any such fractional share interests; (d) the holding period of the UST Common Stock held by AFCB stockholders will generally include the holding period of their converted AFCB Common Stock; and (e) gain or loss will be recognized by the stockholders of AFCB who dissent from the Affiliation and become entitled to receive cash in redemption of their AFCB Common Stock.

    BECAUSE CERTAIN TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH AFCB STOCKHOLDER, EACH STOCKHOLDER SHOULD CONSULT HIS OR HER PERSONAL TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE AFFILIATION TO HIM OR HER UNDER FEDERAL, STATE, LOCAL OR OTHER APPLICABLE LAW. See "THE
AFFILIATION--Federal Income Tax Consequences."

ACCOUNTING TREATMENT

    The Affiliation, if completed as proposed, will qualify as a pooling-of-interests for accounting purposes. The Affiliation Agreement provides, as a condition to each party's obligation to consummate the Affiliation, that both UST and AFCB will each have received a letter from Arthur Andersen LLP, dated the Closing Date, to the effect that the Affiliation qualifies for pooling-of-interests accounting treatment under generally accepted accounting principles. See "THE AFFILIATION--Accounting Treatment."

THE STOCK OPTION AGREEMENT

    As a condition precedent to UST's entering into the Affiliation Agreement, and in consideration therefor (without other consideration or monetary payment), UST and AFCB entered into a Stock Option Agreement on December 15, 1997 (the "Stock Option Agreement"). The Stock Option Agreement is intended to protect UST's interest under the Affiliation Agreement upon the occurrence of certain events which may create the potential for a third party to acquire or obtain control of AFCB. The Stock Option Agreement may discourage competing offers to acquire AFCB by third parties other than UST or a subsidiary of UST and increase the likelihood that the Affiliation will be consummated in accordance with the terms of the Affiliation Agreement. See "CERTAIN RELATED TRANSACTIONS--Stock Option Agreement." A copy of the Stock Option Agreement is attached hereto as APPENDIX B.

    Pursuant to the Stock Option Agreement, AFCB granted UST an option (the "Option") to purchase, under certain circumstances and subject to adjustment, up to 19.9% of the issued and outstanding fully paid and nonassessable shares of AFCB Common Stock at a price of $32.937 per share. The Option is exercisable upon the occurrence of certain events that create the potential for a third party to acquire or obtain control of AFCB. If the Option becomes exercisable in accordance with its terms, UST or any permitted transferee of UST can require AFCB to repurchase, for a formula price, the Option, in lieu of exercising the Option, or any shares of AFCB Common Stock purchased by UST or any such permitted transferee of UST upon exercise of the Option. To the best knowledge of UST and AFCB, no event which would permit exercise of the Option has occurred as of the date hereof. See "CERTAIN RELATED TRANSACTIONS--Stock Option Agreement."

RIGHTS OF DISSENTING STOCKHOLDERS

    Under the Massachusetts General Laws, including in particular the Massachusetts Business Corporation Law ("MBCL"), any AFCB stockholder (i) who files with AFCB an objection to the Affiliation in writing before the approval of the Affiliation by the stockholders of AFCB and who states in such objection that such stockholder intends to demand payment for his or her shares if the Affiliation is concluded and (ii) whose shares are not voted in favor of the Affiliation, shall be entitled to demand payment for his or her shares of AFCB Common Stock and an appraisal of the value thereof, in accordance with the provisions of Sections 85 through 98 of Chapter 156B of the MBCL. UST stockholders are not entitled to appraisal rights under the MBCL in connection with, or as a result of, the Affiliation. See "THE AFFILIATION--Rights of Dissenting Stockholders" and the relevant sections of the MBCL attached hereto as APPENDIX F.

COMPARATIVE RIGHTS OF STOCKHOLDERS

    The rights of holders of shares of UST Common Stock and AFCB Common Stock currently are each governed by the Massachusetts General Laws, including in particular the MBCL, the Articles of Organization of UST (the "UST Articles") and By-laws of UST and the Articles of Organization of AFCB (the "AFCB Articles") and By-laws of AFCB, respectively. At the Effective Time of the Affiliation, AFCB stockholders who do not exercise and perfect their statutory dissenters' rights will become UST stockholders, and their rights will be governed by the MBCL, the UST Articles and the By-laws of UST. See

"COMPARATIVE RIGHTS OF STOCKHOLDERS," for a discussion of differences in the rights of the holders of AFCB Common Stock and UST Common Stock.

CONDITIONS TO THE CONSUMMATION OF THE AFFILIATION

    The respective obligations of UST and AFCB to consummate the Affiliation are subject to satisfaction of (i) a number of conditions, none of which may be waived, including the receipt of the stockholders' approvals solicited hereby, receipt of necessary regulatory approvals, receipt of letters from Arthur Andersen LLP, to the effect that, for financial reporting purposes, the Affiliation qualifies for pooling-of-interests accounting treatment under generally accepted accounting principles if consummated in accordance with the Affiliation Agreement, and (ii) other customary closing conditions, all of which may be waived, including receipt of opinions of counsel regarding the federal income tax consequences of the Affiliation.

CONDUCT OF BUSINESS PENDING THE AFFILIATION

    UST and AFCB have each agreed to, and will cause their respective subsidiaries to, undertake or refrain from undertaking certain actions pending the Affiliation. In addition, UST and AFCB have agreed to cooperate or coordinate with each other with respect to the taking of certain actions by either or both of them pending the Affiliation. AFCB has also agreed to conduct its business in the ordinary and usual course of business consistent with past practice and to use all reasonable efforts to preserve its goodwill and its business relationships including its relationships with its depositors. In the Affiliation Agreement, UST has agreed to permit AFCB to sell the issued and outstanding shares of capital stock of Middlesex owned by it for an aggregate purchase price of not less than $8 million and AFCB has entered into a definitive agreement to effect such a sale. See "THE AFFILIATION--The Subsidiary Banks; Establishment of Regional Organization." For a full discussion of the provisions of the Affiliation Agreement relating to the conduct of business of UST and AFCB pending the Affiliation, see "THE AFFILIATION-- Conduct of Business Pending the Affiliation."

TERMINATION OF THE AFFILIATION AGREEMENT

    The Affiliation Agreement may be terminated and the Affiliation abandoned at any time prior to the Effective Time by mutual consent of AFCB and UST, by either AFCB or UST (i) if the Effective Time has not occurred on or prior to August 31, 1998, (ii) if any application for regulatory approval has been denied and such denial has become final and unappeasable, (iii) if the stockholders of UST or AFCB fail to approve the Affiliation at the UST Meeting or the AFCB Meeting, respectively, (iv) in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained in the Affiliation Agreement or Stock Option Agreement which is not cured within 30 days' written notice to the breaching party, provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Affiliation Agreement or Stock Option Agreement or (v) if any condition necessary for consummation of the Affiliation cannot be satisfied by August 31, 1998. Additionally, AFCB can terminate the Affiliation Agreement if the Closing Price (as defined in "THE AFFILIATION--Termination of the Affiliation Agreement") is less than $24.06 and the price of UST Common Stock has declined more than 15% relative to a certain bank stock index, subject to the right of UST to increase the consideration to be paid to AFCB stockholders by increasing the Conversion Number pursuant to the formula set forth in the Affiliation Agreement, in which case the Affiliation Agreement will remain in full force and effect.

MARKET AND MARKET PRICES

    Transactions with respect to UST Common Stock and AFCB Common Stock are quoted on NASDAQ. The Affiliation Agreement provides, as a condition to AFCB's obligations to consummate the Affiliation, that the shares of UST Common Stock issuable in connection with the Affiliation shall have been authorized for listing on NASDAQ upon official notice of issuance. See "THE AFFILIATION-- Conditions to the Consummation of the Affiliation." The information set forth in the table below presents: (a) the last reported sale prices for UST Common Stock and AFCB Common Stock on NASDAQ on December 12, 1997, the business day immediately preceding the public announcement of the Affiliation, and May 4, 1998; and (b) the AFCB Common Stock equivalent per share price as of December 12, 1997, and May 4, 1998, the last practicable date prior to the mailing of this Joint Proxy Statement-Prospectus, calculated by multiplying the closing price of UST Common Stock on NASDAQ on such dates by the Conversion Number:

                                                                                                          AFCB
                                                                                   UST        AFCB     EQUIVALENT
                                                                                  COMMON     COMMON        PER
PRICE PER SHARE AT                                                                STOCK       STOCK    SHARE PRICE
------------------------------------------------------------------------------  ----------  ---------  -----------
December 12, 1997.............................................................  $  28.3125  $  32.625   $   39.92
May 4, 1998...................................................................  $   27.875  $   38.25   $   39.30

    No assurance can be given as to what the market price of UST Common Stock will be if and when the Affiliation is consummated or when the shares of UST Common Stock are actually issued in the Affiliation.

                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                                   UST CORP.

                            SELECTED FINANCIAL DATA

    The following table sets forth certain selected condensed historical financial data of UST. The table is based on and should be read in conjunction with UST's historical financial statements and notes thereto incorporated by reference in this Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                                                       YEAR ENDED DECEMBER 31,
                                                        ------------------------------------------------------
                                                         1997(B)    1996(C)     1995       1994      1993(D)
                                                        ---------  ---------  ---------  ---------  ----------
                                                          (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE
                                                                               AMOUNTS)
RESULTS OF OPERATIONS:
  Interest income.....................................  $ 285,213  $ 243,213  $ 229,217  $ 201,194  $  205,359
  Interest expense....................................    110,008    102,127     90,632     68,698      74,844
                                                        ---------  ---------  ---------  ---------  ----------
  Net interest income.................................    175,205    141,086    138,585    132,496     130,515
  Provision for possible loan losses..................        900    (17,300)    14,395     25,674      71,757
                                                        ---------  ---------  ---------  ---------  ----------
  Net interest income after provision for possible
    loan losses.......................................    174,305    158,386    124,190    106,822      58,758
  Noninterest income..................................     38,023     39,941     36,517     36,888      45,173
  Noninterest expense.................................    157,082    124,669    118,121    118,705     117,952
                                                        ---------  ---------  ---------  ---------  ----------
  Income (loss) before income taxes...................     55,246     73,658     42,586     25,005     (14,021)
  Income tax provision (benefit)......................     22,853     28,381     15,533      7,732      (8,893)
                                                        ---------  ---------  ---------  ---------  ----------
  Net income (loss)...................................  $  32,393  $  45,277  $  27,053  $  17,273  $   (5,128)
                                                        ---------  ---------  ---------  ---------  ----------
                                                        ---------  ---------  ---------  ---------  ----------
PER SHARE DATA: (f)
  Basic earnings (loss) per share.....................  $    1.09  $    1.56  $    0.94  $    0.61  $    (0.20)
  Diluted earnings (loss) per share...................       1.08       1.53       0.92       0.60       (0.20)
  Cash dividends declared.............................       0.42       0.32       0.11       0.05        0.01
  Basic weighted average shares.......................     29,616     29,015     28,734     28,293      26,125
  Diluted weighted average shares.....................     30,104     29,576     29,417     29,009      26,125
END OF PERIOD BALANCES:
  Total assets........................................  $3,838,258 $3,781,055 $3,074,517 $2,850,717 $2,948,866
  Loans receivable, net...............................  2,835,982  2,535,246  2,001,203  1,972,786   1,923,388
  Reserve for possible loan losses....................     52,230     51,984     69,982     76,743      76,517
  Deposits............................................  2,978,215  2,856,157  2,283,233  2,255,484   2,333,189
  Funds borrowed (a)..................................    470,651    548,911    459,726    346,727     356,093
  Stockholders' investment............................    340,126    309,021    278,393    222,704     234,634
  Shares used for book value calculation..............     29,889     29,442     29,171     28,686      28,292
  Book value per share................................  $   11.38  $   10.50  $    9.54  $    7.76  $     8.29
CONSOLIDATED RATIOS:
  Net income (loss) to average assets.................       0.88%      1.43%      0.94%      0.61%      (0.17%)
  Net income (loss) to average stockholders'
    investment........................................      10.37%     15.60%     10.67%      7.58%      (2.30%)
  Average stockholders' investment to average total
    assets............................................        8.5%       9.1%       8.8%       8.0%        7.6%
  Reserve for possible loan losses to period end
    loans.............................................        1.8%       2.1%       3.5%       3.9%        4.0%
  Dividend payout ratio (e)...........................       38.9%      20.9%      12.0%       8.3%        not
                                                                                                    meaningful

------------------------

(a) Includes federal funds purchased, repurchase agreements, short-term and other borrowings.

(b) Includes $4.4 million for certain nondeductible merger related expenses and a pre-tax charge of $11.8 million for restructuring costs.

(c) Includes a $6.8 million credit from the sale of a banking subsidiary; a credit of $18.6 million recorded through the provision for possible loan losses; a $5.9 million charge for expenses incurred in connection with the pruchase of 20 branches; and, a one-time charge of $3.0 million to reflect an assessment on certain deposits insured by the SAIF.

(d) Includes a one-time credit of $2.7 million reflecting the cumulative effect of a change in the method of accounting for income taxes.

(e) The dividend payout ratio is determined by dividing cash dividends declared by Diluted earnings per share.

(f) Earnings per share are computed in accordance with SFAS No. 128, which requires a dual presentation of Basic and Diluted earnings per share as adjusted for common stock equivalents consisting primarily of outstanding dilutive stock options.

                       AFFILIATED COMMUNITY BANCORP, INC.
                            SELECTED FINANCIAL DATA

    The following table sets forth certain selected condensed historical consolidated financial data of AFCB. The table is based on and should be read in conjunction with AFCB's historical financial statements and notes thereto incorporated by reference in this Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

                                                                       YEAR ENDED DECEMBER 31,
                                                        -----------------------------------------------------
                                                          1997       1996       1995       1994       1993
                                                        ---------  ---------  ---------  ---------  ---------
                                                         (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE
                                                                              AMOUNTS)
RESULTS OF OPERATIONS:
Interest income.......................................  $  81,511  $  71,341  $  60,996  $  47,371  $  41,159
Interest expense......................................     46,012     40,064     33,224     22,892     19,951
                                                        ---------  ---------  ---------  ---------  ---------
Net interest income...................................     35,499     31,277     27,772     24,479     21,208
Provision for possible loan losses....................      1,000        605        325        550      1,099
                                                        ---------  ---------  ---------  ---------  ---------
Net interest income after provision for possible loan
  losses..............................................     34,499     30,672     27,447     23,929     20,109
Noninterest income....................................      2,298      1,638      1,693      1,348      1,691
Noninterest expense...................................     17,926     18,966(b)    18,234(b)    15,445    13,589
                                                        ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes.....................     18,871     13,344     10,906      9,832      8,211
Income tax provision (benefit)........................      7,015      4,821      5,199      2,806      2,789
                                                        ---------  ---------  ---------  ---------  ---------
Net income (loss).....................................  $  11,856  $   8,523  $   5,707  $   7,026  $   5,422
                                                        ---------  ---------  ---------  ---------  ---------
                                                        ---------  ---------  ---------  ---------  ---------
PER SHARE DATA (c):
  Basic earnings per share............................  $    1.86  $    1.35  $    0.88  $    1.08  $    0.84
  Diluted earnings per share..........................       1.78       1.32       0.86       1.06       0.83
  Cash dividends per share............................       0.51       0.41       0.26       0.28        N/A(e)
  Basic weighted average shares outstanding...........      6,369      6,299      6,519      6,492      6,432
  Diluted weighted average shares outstanding.........      6,659      6,461      6,659      6,628      6,521

END OF PERIOD BALANCES:
  Total assets........................................  $1,155,408 $1,032,213 $ 878,480  $ 793,596  $ 692,860
  Loans receivable, net...............................    715,657    653,556    543,877    474,574    408,721
  Allowance for possible loan losses..................      8,641      7,759      7,127      6,996      6,603
  Deposits............................................    729,096    652,509    583,832    532,270    524,883
  Funds borrowed (a)..................................    302,199    269,292    187,514    161,021     62,964
  Equity investment...................................    113,053    101,402     99,290     93,286     89,443
  Shares used in book value calculation...............      6,419      6,322      6,536      6,506      6,480
  Book value per share................................  $   17.61  $   16.04  $   15.19  $   14.34  $   13.80

CONSOLIDATED RATIOS:
  Net income (loss) to average assets.................       1.09%      0.88%      0.69%      0.97%      0.91%
  Net income (loss) to average stockholders'
    investment........................................      11.14%      8.70%      5.90%      7.68%      8.82%
  Average equity to average total assets..............        9.8%      10.2%      11.7%      12.6%      10.3%
  Allowance for possible loan losses to period end
    loans.............................................        1.2%       1.2%       1.3%       1.5%       1.6%
  Dividend payout ratio (d)...........................       28.7%      31.1%      30.2%      26.4%       N/A(e)

------------------------

(a) Includes federal funds purchased, repurchase agreements, short-term and other borrowings.

(b) Includes nonrecurring charge of $2,121 in 1996 in connection with the SAIF recapitalization, and nonrecurring charges of $1,989 in 1995 for nonrecurring merger costs in connection with the formation of AFCB.

(c) Earnings per share are computed in accordance with SFAS No. 128, which requires a dual presentation of Basic and Diluted earnings per share as adjusted for common stock equivalents consisting primarily of outstanding dilutive stock options.

(d) The dividend payout ratio is determined by dividing cash dividends per share by diluted earnings per share.

(e) The Federal Savings Bank ("TFSB") converted from mutual to stock form, in conjunction with which Main Street Community Bancorp, Inc. became the publicly owned holding company of TSFB, on December 28, 1993.

                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                                   UST CORP.

                       AFFILIATED COMMUNITY BANCORP, INC.

              PRO FORMA CONDENSED COMBINED SELECTED FINANCIAL DATA

    The following table sets forth certain unaudited combined condensed financial information from the Unaudited Condensed Pro Forma Combined Statements of Income for the three years ended December 31, 1997, 1996 and 1995, and the Unaudited Pro Forma Condensed Combining Balance Sheet at December 31, 1997. The UST and AFCB combined results of operations gives effect to UST's proposed acquisition of AFCB as a pooling of interests, as if such transaction had been completed as of the beginning of each of the periods. The data set forth below does not include financial information with respect to Somerset. The summary unaudited financial information should be read in conjunction with the Pro Forma Financial Information and related notes thereto presented elsewhere in this Proxy Statement-Prospectus and the consolidated financial statements and related notes incorporated by reference (see "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION".

                                                                                   YEAR ENDED DECEMBER 31,
                                                                             ------------------------------------
                                                                               1997(B)        1996        1995
                                                                             ------------  ----------  ----------
                                                                              (DOLLARS AND SHARES IN THOUSANDS,
                                                                                  EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS:
Interest income............................................................  $    366,724  $  314,554  $  290,213
Interest expense...........................................................       156,020     142,191     123,856
                                                                             ------------  ----------  ----------
Net interest income........................................................       210,704     172,363     166,357
Provision for possible loan losses.........................................         1,900     (16,695)     14,720
                                                                             ------------  ----------  ----------
Net interest income after provision
for possible loan losses...................................................       208,804     189,058     151,637
Noninterest income.........................................................        40,321      41,579      38,210
Noninterest expense........................................................       175,008     143,635     136,355
                                                                             ------------  ----------  ----------
Income before taxes........................................................        74,117      87,002      53,492
Income tax provision.......................................................        29,868      33,202      20,732
                                                                             ------------  ----------  ----------
Net income.................................................................  $     44,249  $   53,800  $   32,760
                                                                             ------------  ----------  ----------
                                                                             ------------  ----------  ----------
PER SHARE DATA:
    Basic earnings per share...............................................  $       1.15  $     1.42  $     0.86
    Diluted earnings per share.............................................          1.12        1.39        0.84
    Cash dividends declared................................................          0.42        0.32        0.11
    Basic weighted average shares..........................................        38,596      37,897      37,925
    Diluted weighted average shares........................................        39,494      38,686      38,806
DECEMBER 31, 1997 PRO FORMA BALANCES:
    Total assets (b).......................................................  $  4,993,306
    Loans receivable.......................................................     3,547,684
    Reserve for possible loan losses.......................................        60,871
    Deposits...............................................................     3,707,311
    Funds Borrowed (a).....................................................       772,850
    Stockholders' investment (b)...........................................       444,479
    Shares used for book value calculation.................................        38,940
    Book value per share (b)...............................................  $      11.41

------------------------

(a) Includes federal funds purchased, repurchase agreements, short-term and other borrowings.

(b) The effect of an estimated $12.0 million pre-tax charge to be taken in connection with the proposed acquisition has not been reflected in the above results of operation since it is nonrecurring, nor do the pro forma results of operation give effect to any anticipated cost savings to be realized in connection with the acquisition.This charge is, however, reflected in the December 31, 1997 balances of total assets, Stockholders' investment and book value per share, net of related taxes.

                                 CAPITALIZATION

    The following table sets forth the capitalization of UST as of December 31, 1997, and the capitalization of UST adjusted to give effect to the proposed acquisition of AFCB and the pending acquisition of Somerset. See "INFORMATION ABOUT UST--Recent Developments " for a description of the pending acquisition of Somerset. This information should be read in conjunction with the consolidated historical financial statements and notes thereto of UST, Somerset and AFCB which are incorporated by reference in this Proxy Statement--Prospectus, and the Unaudited Pro Forma Condensed Combining Balance Sheet, including the notes thereto, appearing elsewhere in this Proxy Statement--Prospectus. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION."

                                                                          PRO FORMA                     PRO FORMA
                                                                           UST AND                       UST AND
                                               UST           AFCB            AFCB        SOMERSET          AFCB
                                            HISTORICAL    ADJUSTMENTS      COMBINED     ADJUSTMENTS      COMBINED
                                            ----------    -----------     ----------    -----------     ----------
Deposits................................    $2,978,215    $   729,096(a)  $3,707,311     $455,886(b)    $4,163,197
Short-term borrowings...................       421,313        235,180(a)     656,493       32,929(b)       689,422
Other borrowings........................        49,338         67,019(a)     116,357       10,447(b)       126,804
                                            ----------    -----------     ----------    -----------     ----------
Total deposits and borrowings...........    $3,448,866    $ 1,031,295     $4,480,161     $499,262       $4,979,423
                                            ----------    -----------     ----------    -----------     ----------
                                            ----------    -----------     ----------    -----------     ----------
Stockholders' Investment:
  Preferred stock $1 par value;
    Authorized--4,000,000 shares;
    Outstanding--None...................
  Common stock $.625 par value;
    Authorized-- 45,000,000 shares;
    Shares issued or to be outstanding..    $   18,601    $     5,731(a)  $   24,332     $  1,978(b)    $   26,310
Additional paid-in capital..............       117,236         50,360(a)
                                                               (9,066)(a)    158,530       18,652(b)
                                                                                           14,681(b)       191,863
Retained earnings.......................                       66,128(a)                      566(b)
                                               201,355         (8,700)(a)    258,783       (5,300)(b)      254,049
Unrealized gain on securities
  available-for-sale, net of tax........         2,245            919(a)       3,164                         3,164
Deferred compensation and other.........           689         (1,019)(a)       (330)                         (330)
                                            ----------    -----------     ----------    -----------     ----------
Total stockholders' investment..........    $  340,126    $   104,353     $  444,479     $ 30,577       $  475,056
                                            ----------    -----------     ----------    -----------     ----------
                                            ----------    -----------     ----------    -----------     ----------

------------------------
(a) Reflects the combination of AFCB deposits, borrowings and stockholders' investment with UST and the issuance of 1.41 shares of UST Common Stock in exchange for, and in cancellation of, each outstanding share of AFCB Common Stock, net of AFCB treasury stock which is to be retired upon consummation of the transaction through a charge to Additional paid-in capital. The difference between the par value of the Common Stock to be issued and the par value of the AFCB Common Stock to be acquired has also been charged to Additional paid-in capital. Also reflected is a one-time after-tax charge of $8.7 million for related merger, acquisition and restructuring charges.

(b) Reflects the combination of Somerset deposits, borrowings and stockholders' investment with UST and the issuance of 0.19 shares of UST Common Stock in exchange for, and the cancellation of, each outstanding share of Somerset common stock. The difference between the par value of the Common Stock to be issued and the par value of the Somerset Common Stock to be acquired has been credited to Additional paid-in capital. Also reflected is a one-time after-tax charge of $5.3 million for related merger, acquisition and restructuring charges.

                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

    The following table shows unaudited comparative per share data for UST and AFCB and for UST, AFCB and Somerset using the pooling of interests method of accounting. The information should be read in conjunction with the consolidated historical financial statements and notes thereto of UST, AFCB and Somerset which are incorporated by reference in this Proxy Statement--Prospectus, and the unaudited pro forma condensed financial information, including notes thereto, which appear elsewhere in this Proxy Statement--Prospectus. The pro forma data is presented for comparative purposes only and is not necessarily indicative of the combined financial position or results of operations which would have been realized had the Affiliation been consummated during the periods or as of the dates for which the pro forma data is presented. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "UNAUDITED PRO FORMA FINANCIAL INFORMATION."

                                                                                              YEAR ENDED DECEMBER 31,
                                                                                          -------------------------------
                                                                                            1997       1996       1995
                                                                                          ---------  ---------  ---------
PER SHARE OF UST COMMON STOCK:
Income from continuing operations:
  Historical:
    Basic earnings per share............................................................  $    1.09  $    1.56  $    0.94
    Diluted earnings per share..........................................................       1.08       1.53       0.92
  Pro forma UST and AFCB:
    Basic earnings per share............................................................       1.15       1.42       0.86
    Diluted earnings per share..........................................................       1.12       1.39       0.84
  Pro forma UST, AFCB and Somerset:
    Basic earnings per share............................................................       1.20       1.38       0.82
    Diluted earnings per share..........................................................       1.18       1.35       0.81
Cash dividends declared(a):
  Historical............................................................................       0.42       0.32       0.11
Book Value (as of period end):
  Historical............................................................................      11.38
  Pro forma UST and AFCB................................................................      11.41
  Pro Forma UST, AFCB and Somerset......................................................      11.28
Shares used for book value calculation (in thousands)
  Historical............................................................................     29,889
  Pro forma UST and AFCB................................................................     38,940
  Pro forma UST, AFCB and Somerset......................................................     42,105

PER SHARE OF AFCB COMMON STOCK(B):
Income (loss) from continuing operations:
  Historical:
    Basic earnings per share............................................................       1.86       1.35       0.88
    Diluted earnings per share..........................................................       1.78       1.32       0.86
  Equivalent pro forma UST and AFCB:
    Basic earnings per share............................................................       1.62       2.00       1.21
    Diluted earnings per share..........................................................       1.58       1.96       1.18
  Equivalent pro forma UST, AFCB and Somerset:
    Basic earnings per share............................................................       1.69       1.95       1.16
    Diluted earnings per share..........................................................       1.66       1.90       1.14
Cash dividends declared:
  Historical............................................................................       0.51       0.41       0.26
  Equivalent pro forma UST and AFCB.....................................................       0.59       0.45       0.17
  Equivalent pro forma UST, AFCB and Somerset...........................................       0.59       0.45       0.17
Book value (as of period end):
  Historical............................................................................      17.61
  Equivalent pro forma UST and AFCB.....................................................      16.09
  Equivalent pro forma UST, AFCB and Somerset...........................................      15.91

------------------------

(a) Pro Forma UST and AFCB combined and Pro Forma UST, AFCB and Somerset combined cash dividends declared would be the same as Historical, as UST is the surviving entity.

(b) The equivalent pro forma per share amounts reflected above for AFCB are determined by multiplying the corresponding pro forma amounts per share of UST Common Stock, by the exchange ratio of 1.41 shares of UST Common Stock in exchange for each share of AFCB Common Stock.

                                THE UST MEETING

DATE, TIME AND PLACE

    This Joint Proxy Statement-Prospectus is being furnished to holders of UST Common Stock in connection with the solicitation of proxies by the Board of Directors of UST (the "UST Board") for use at the UST Meeting. The UST Meeting is scheduled to be held on Wednesday, June 10, 1998 at 9:00 a.m., in the Auditorium located on the 12th Floor of UST's principal offices at 40 Court Street, Boston, Massachusetts 02108.

PURPOSES OF THE MEETING

    The UST Meeting will be held for the purposes of considering and voting upon proposals to (i) approve and adopt the Affiliation Agreement and the transactions contemplated thereby, (ii) approve the amendment to the UST Articles to increase the number of authorized shares of UST Common Stock from 45,000000 to 75,000,000, and (iii) transact such other business as may properly come before such meeting, or any adjournments or postponements thereof. The management of UST knows of no other matters at this time to be brought before the UST Meeting. For additional information with respect to the amendment of the UST Articles, see "UST MEETING--ADDITIONAL MATTERS" which is included in this Joint Proxy Statement-Prospectus.

    THE UST BOARD UNANIMOUSLY RECOMMENDS THAT UST STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE AFFILIATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND FOR THE PROPOSED AMENDMENT TO THE UST ARTICLES.

RECORD DATE; QUORUM

    The UST Board has fixed the close of business on May 7, 1998, as the record date for the UST Meeting (the "Record Date"). Only the holders of outstanding shares of UST Common Stock on the Record Date are entitled to notice of, and to vote at, the UST Meeting. As of the Record Date, there were issued and outstanding 29,878,628 shares of UST Common Stock entitled to vote. The presence, in person or by proxy, of a majority in interest of all shares of UST Common Stock issued, outstanding and entitled to vote as of the Record Date is necessary to constitute a quorum at the UST Meeting. Abstentions and broker non-votes are included in the determination of the number of shares of UST Common Stock present and voting. (A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter, which the broker indicates on the proxy.)

PROXIES; VOTING AND REVOCATION

    Each common stockholder is entitled to one vote, in person or by proxy, for each share of UST Common Stock held of record in his or her name at the close of business on the Record Date. Shares of UST Common Stock represented by a properly-executed proxy received prior to the vote at the UST Meeting and not revoked will be voted as directed in the proxy. If a properly-executed proxy is submitted and no direction is indicated, the proxy will be voted FOR the approval and adoption of the Affiliation Agreement and the transactions contemplated thereby; FOR the amendment to the UST Articles; and in such manner as management's proxyholders shall decide in accordance with their best judgment on such other matters as may properly come before the UST Meeting.

    Any stockholder giving a proxy prior to the UST Meeting has the right to revoke it prior to its exercise by (i) filing with Eric R. Fischer, Esq., Executive Vice President, General Counsel and Clerk of UST, 40 Court Street, Boston, Massachusetts 02108, at or before the taking of the vote at the UST Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a proxy bearing a later date and delivering it to the Clerk of UST before the taking of the vote at the UST Meeting, or (iii) attending the UST Meeting and voting in person. Any stockholder of record attending the UST Meeting may vote in person whether or not a proxy has been previously given, but the mere presence of a stockholder at the UST Meeting will not constitute revocation of a previously given proxy. In addition, stockholders whose shares of UST Common Stock are not registered in their own name will need additional documentation from the record holder of such shares to vote personally at the UST Meeting. See also "SOLICITATION OF PROXIES."

VOTE REQUIRED TO APPROVE THE AFFILIATION AND OTHER MATTERS

    The affirmative vote of the holders of at least a majority of the shares of UST Common Stock present in person, or represented by proxy, entitled to vote and voting at the UST Meeting is required to approve and adopt the Affiliation Agreement and the transactions contemplated thereby. Abstentions will have the effect of votes against the approval of the Affiliation Agreement and the transactions contemplated thereby, while broker non-votes will be disregarded (i.e., they will not be considered shares voting on this proposal). The affirmative vote of the holders of at least a majority of the shares of UST Common Stock issued, outstanding and entitled to vote at the UST Meeting is required to amend the UST Articles with respect to the increase in the number of authorized shares of UST Common Stock. With respect to the proposal to amend the UST Articles, both abstentions and broker non-votes will have the effect of votes against this proposal.

    Approval of the Affiliation Agreement and the transactions contemplated thereby by the requisite vote of the holders of UST Common Stock is a condition to, and required for, the consummation of the Affiliation. No other matter being considered at the UST Meeting must be approved by the holders of UST Common Stock in order for the Affiliation to be consummated.

    In the event that there are not sufficient votes to approve the Affiliation Agreement and the transactions contemplated thereby, at the time of the UST Meeting, the persons present or named as proxies by a stockholder may propose and vote for one or more adjournments of the UST Meeting to permit further solicitation of proxies. A proxy that withholds discretionary authority or that is voted against the Affiliation Agreement will not be voted in favor of any adjournment or postponement of the UST Meeting. The UST Meeting may be adjourned by the affirmative vote of a majority of the shares present.

    In the event that the required vote for approval by the stockholders of UST is not obtained, the Affiliation Agreement may be terminated by either AFCB or UST, provided that the terminating party is not then in material breach of the Affiliation Agreement or Stock Option Agreement. If the Affiliation Agreement is terminated because of the failure to obtain the requisite stockholder approval, the Affiliation Agreement will become null and void and there will be no liability on the part of AFCB or UST or their respective officers or directors to the other, except as specifically provided in the Affiliation Agreement attached as APPENDIX A to this Joint Proxy Statement-Prospectus or as may be required by law. See "THE AFFILIATION--Termination of the Affiliation Agreement."

OWNERSHIP OF UST COMMON STOCK BY OFFICERS AND DIRECTORS

    As of the Record Date, 29,878,628 shares of UST Common Stock were outstanding and entitled to vote, of which shares, representing approximately 15% of the shares issued and outstanding, were beneficially owned by directors and officers of UST and their respective affiliates. It is expected that each such director, officer and affiliate thereof will vote in favor of the Affiliation Agreement and the transactions contemplated thereby. It has not come to UST's attention that any such officer or affiliate thereof will vote otherwise than for approval of the Affiliation Agreement and the transactions contemplated thereby.

                                THE AFCB MEETING

DATE, TIME AND PLACE

    This Joint Proxy Statement-Prospectus is being furnished to holders of AFCB Common Stock in connection with the solicitation of proxies by the Board of Directors of AFCB for use at the AFCB Meeting. The AFCB Meeting is scheduled to be held on Wednesday, June 10, 1998 at 9:30 a.m. at the Sheraton Lexington Inn, 727 Marrett Road, Route 2A, Lexington, Massachusetts.

PURPOSES OF THE MEETING

    The AFCB Meeting will be held for the purposes of considering and voting upon (i) a proposal to approve and adopt the Affiliation Agreement and the transactions contemplated thereby and (ii) such other matters as may properly come before such meeting, or any adjournments or postponements thereof. The management of AFCB knows of no other matters at this time to be brought before the AFCB Meeting.

    THE AFCB BOARD UNANIMOUSLY RECOMMENDS THAT AFCB STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE AFFILIATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

RECORD DATE; QUORUM

    The AFCB Board has fixed the close of business on May 7, 1998, as the record date (the "Record Date") for the AFCB Meeting. Only the holders of outstanding shares of AFCB Common Stock on the Record Date are entitled to notice of, and to vote at, the AFCB Meeting. As of the Record Date, there were issued and outstanding 6,612,524 shares of AFCB Common Stock entitled to vote. The presence, in person or by proxy, of a majority in interest of all shares of AFCB Common Stock issued, outstanding and entitled to vote as of the Record Date is necessary to constitute a quorum at the AFCB Meeting. Abstentions and broker non-votes will be treated as shares present or represented at the AFCB Meeting for quorum purposes. (A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred from exercising discretionary authority to vote on the matter, which the broker indicates on the proxy.)

PROXIES; VOTING AND REVOCATION

    Each stockholder is entitled to one vote, in person or by proxy, for each share of AFCB Common Stock held of record in his or her name at the close of business on the Record Date. Shares of AFCB Common Stock represented by a properly-executed proxy received prior to the vote at the AFCB Meeting and not revoked will be voted as directed in the proxy. If a properly-executed proxy is submitted and no direction is indicated, the proxy will be voted FOR the approval and adoption of the Affiliation Agreement and the transactions contemplated thereby, and in such manner as management's proxyholders shall decide on such other matters as may properly come before the AFCB Meeting.

    Any stockholder giving a proxy prior to the AFCB Meeting has the right to revoke it prior to its exercise by (i) filing with Quentin J. Greeley, Executive Vice President, General Counsel and Clerk of AFCB, 716 Main Street, Waltham, Massachusetts 02154, at or before the taking of the vote at the AFCB Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a proxy bearing a later date and delivering it to the Clerk of AFCB before the taking of the vote at the AFCB Meeting, or (iii) attending the AFCB Meeting and voting in person. Any stockholder of record attending the AFCB Meeting may vote in person whether or not a proxy has been previously given, but the mere presence of a stockholder at the AFCB Meeting will not constitute revocation of a previously given proxy. In addition, stockholders whose shares of AFCB Common Stock are not registered in their own name will need additional documentation from the record holder of such shares to vote personally at the AFCB Meeting. See also "SOLICITATION OF PROXIES."

VOTE REQUIRED TO APPROVE THE AFFILIATION

    The affirmative vote of the holders of at least a majority of the outstanding shares of AFCB Common Stock entitled to vote at the AFCB Meeting is required to approve and adopt the Affiliation Agreement and the transactions contemplated thereby. Abstentions and broker non-votes will have the effect of votes against the approval of the Affiliation Agreement and the transactions contemplated thereby.

    In the event that there are not sufficient votes to approve the Affiliation Agreement and the transactions contemplated thereby, at the time of the AFCB Meeting, the persons present or named as proxies by a stockholder may propose and vote for one or more adjournments of the AFCB Meeting to permit further solicitation of proxies. A proxy that withholds discretionary authority or that is voted against the Affiliation Agreement will not be voted in favor of any adjournment or postponement of the AFCB Meeting. The AFCB Meeting may be adjourned by the affirmative vote of a majority of the shares present.

    In the event that the required vote for approval by the stockholders of AFCB is not obtained, the Affiliation Agreement may be terminated by either AFCB or UST, provided that the terminating party is not then in material breach of the Affiliation Agreement or Stock Option Agreement. If the Affiliation Agreement is terminated because of the failure to obtain the requisite stockholder approval, the Affiliation Agreement will become null and void and there will be no liability on the part of AFCB or UST or their respective officers or directors to the other, except as specifically provided in the Affiliation Agreement attached as APPENDIX A to this Joint Proxy Statement-Prospectus or as may be required by law. See "THE AFFILIATION--Termination of the Affiliation Agreement."

OWNERSHIP OF AFCB COMMON STOCK BY OFFICERS AND DIRECTORS

    As of the Record Date, 6,612,524 shares of AFCB Common Stock were outstanding and entitled to vote, of which approximately 142,295 shares, representing 2.2% of the shares issued and outstanding, were beneficially owned by directors and executive officers of AFCB. In connection with the Affiliation Agreement, each of the directors and executive officers of AFCB and certain of the executive officers of AFCB's subsidiaries agreed by separate letter (the "Voting Agreement") to UST to vote all of the shares of AFCB Common Stock beneficially owned by such person, and with respect to which such person exercises sole voting power as of the Record Date, in favor of the approval of the Affiliation Agreement and the Affiliation, and against the approval of any other agreement providing for a merger, acquisition, consolidation, sale of a material amount of assets or other business combination involving AFCB or any of its subsidiaries with any person or entity other than UST or any subsidiary of UST. See "CERTAIN RELATED TRANSACTIONS--Voting Agreements."

                             INFORMATION ABOUT UST

    UST, a bank holding company registered with the Federal Reserve Board, was organized as a Massachusetts business corporation in 1967. UST is also subject to examination by the Massachusetts BBI. As of December 31, 1996, UST's banking subsidiaries were USTrust and United States Trust Company ("USTC"), each headquartered in Boston. USTrust and USTC are sometimes hereinafter collectively referred to as the "Subsidiary Banks." Subsequently, on January 3, 1997, UST acquired Walden Bancorp, Inc. of Acton, Massachusetts ("Walden"), and its subsidiary banks, The Co-operative Bank of Concord ("Concord"), headquartered in Concord, and The Braintree Savings Bank ("Braintree") headquartered in Braintree. During the second quarter of 1997, Concord and Braintree, former subsidiaries of Walden, were merged with and into USTrust, the principal banking subsidiary of UST Corp. UST's acquisition of Walden is discussed in further detail in Note 1 to UST's "Consolidated Financial Statements" included in UST's Annual Report on Form 10-K for the year ended December 31, 1997 which is incorporated herein by reference. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE." Each of UST's Subsidiary Banks is chartered under Massachusetts law and is subject to examination by the Massachusetts Commissioner of Banks ("Massachusetts Commissioner") and the FDIC. All of the capital stock of the Subsidiary Banks is owned directly or indirectly by UST.

    In addition, UST owns directly or indirectly, through its banking subsidiaries, all of the outstanding stock of four active non-banking subsidiaries, all Massachusetts corporations: UST Leasing Corporation, UST Capital Corp., UST Realty Trust Inc. and UST Auto Lease Corp., as well as eight subsidiaries which hold foreclosed real estate and four subsidiaries which are passive holders of securities permissible for banks.

    On October 15, 1997, UST acquired Firestone, an $85 million small business equipment finance company located in Newton, Massachusetts. UST's acquisition of Firestone is discussed in further detail below under the caption "Recent Developments--Firestone Acquisition."

    UST engages in one line of business, that of providing financial services through its banking and non-banking subsidiaries. A broad range of financial services is provided principally to individuals and small-and medium-sized companies in New England including those located in low- and moderate-income neighborhoods within UST's defined Community Reinvestment Act assessment area. In addition, an important component of UST's financial services is the provision of trust and money management services to professionals, corporate executives, nonprofit organizations, labor unions, foundations, mutual funds and owners of closely-held businesses most of whom are located in the New England region.

RECENT DEVELOPMENTS

    RECENT OPERATING RESULTS. For the quarter ended March 31, 1998, UST reported net income of $12.9 million compared with net income of $904 thousand for the quarter ended March 31, 1997. First quarter 1997 results include a nonrecurring charge of $2.9 million for certain nondeductible merger-related expenses and a pre-tax charge of $11.8 million for restructuring charges associated with the acquisition of Walden Bancorp, Inc. Diluted earnings per share were $0.42 for the quarter ended March 31, 1998 versus $0.03 per share for the first quarter of 1997. Basic earnings per share, before the dilutive effect of stock options, were $0.43 per share in 1998 compared with $0.03 per share for the first quarter of 1997. Total assets at March 31, 1998 were $3.835 billion compared with $3.838 billion at December 31, 1997.

    FIRESTONE ACQUISITION

    On August 12, 1997, UST announced the execution of a definitive agreement to acquire Firestone. The transaction, which was consummated on October 15, 1997, was accounted for as a pooling-of-interests and was structured as a tax-free exchange of 1,180,000 shares of UST Common Stock for each of the 2,000,000 outstanding closely held shares of Firestone common stock. UST Common Stock exchanged for Firestone common stock was not registered prior to the effectiveness of the transaction. On December 24, 1997, UST filed with the Commission a Registration Statement on Form S-3 regarding the registration of the 1,180,000 shares of UST Common Stock issued in the Firestone transaction. On January 21, 1998, the Commission declared the Form S-3 effective. UST and Firestone recorded a one-time, pre-tax charge of approximately $1 million in the aggregate for acquisition-related costs in connection with the transaction. Firestone has one subsidiary, Firestone Financial Canada Ltd., a Canadian entity, which offers similar business equipment financing service to small business entities in Canada. In December 1997, UST contributed all of the capital stock of Firestone to USTrust. Additional financial information about Firestone is contained in UST's Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated herein by reference. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

    SOMERSET TRANSACTION

    On December 9, 1997, UST executed an Affiliation Agreement and Plan of Reorganization (the "Somerset Agreement") with Somerset, pursuant to which Somerset will be merged with and into USTrust. Somerset is a Massachusetts savings bank which serves the consumer and small business banking needs of its customers through its five branch offices located in the Massachusetts communities of Somerville and Burlington. The Somerset transaction, which is structured to qualify as a pooling-of-interests for accounting purposes, is subject to the approval of the shareholders of Somerset as well as to the receipt of federal and state regulatory banking approvals. Subject to the foregoing conditions, the Somerset transaction is expected to close during the second or third quarter of 1998.

    The Somerset transaction is structured as a tax-free exchange of 0.19 shares of UST Common Stock for each share of Somerset's common stock. At UST's closing stock price of $29.625 on December 9, 1997, the Somerset transaction would be valued at approximately $93.7 million, and Somerset shareholders would receive a value of $5.63 in UST Common Stock for each share of Somerset common stock. The purchase price represents a multiple of 2.3 times stated book value of Somerset at September 30, 1997. UST expects to record a one-time pre-tax charge of approximately $7.5 million of acquisition-related costs in connection with the Somerset transaction.

    Immediately after execution of the Somerset Agreement on December 9, 1997, UST entered into a Stock Option Agreement (the "Somerset Stock Option Agreement") with Somerset, pursuant to which Somerset has granted to UST the option to purchase, under certain circumstances, 2,777,000 shares of Somerset common stock at an exercise price of $4.875 per share and has also agreed to pay UST certain additional consideration related to the option.

    For the quarter ended March 31, 1998, Somerset reported net income of $2.7 million compared with net income of $986 thousand for the first quarter of 1997. Basic and diluted earnings per share for the quarter ended March 31, 1998 were $0.16, compared with basic and diluted earnings per share of $0.06 for the first quarter of 1997. Total assets at March 31, 1998 were $533.0 million compared with $539.7 million at December 31, 1997.

    Following consummation of the Somerset transaction, James F. Drew, a current director of Somerset, will become a director of UST, and Nicholas P. Salerno, a current director of Somerset, will become a director of USTrust. Additionally, pursuant to the terms of an Employment Agreement, dated as of December 9, 1997, Thomas J. Kelly, currently President and Chief Executive Officer of Somerset, will become an Executive Vice President of USTrust after the consummation of the Somerset transaction.

    On February 6, 1998, UST filed a Registration Statement on Form S-4 under the Securities Act with the Commission regarding the registration of up to 3,300,000 shares of UST Common Stock to be issued to holders of Somerset common stock in connection with the merger of Somerset with and into USTrust.

    Additional financial information about Somerset is contained in Somerset's Annual Report on Form 10-K for the year ended December 31, 1997, which was filed as Exhibit 99.1 to UST's Current Report on Form 8-K, filed on April 24, 1998, which is incorporated herein by reference. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

    For more information about UST, reference is made to the UST Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

                             INFORMATION ABOUT AFCB

    AFCB, a banking holding company registered with the Federal Reserve Board, was organized as a Massachusetts business corporation in 1995 for the purpose of serving as the holding company of The Federal Savings Bank, a federally chartered stock savings bank ("Federal"), and Lexington Savings Bank, a Massachusetts chartered savings bank ("Lexington"), in connection with the affiliation of Federal and Lexington. In May 1997, AFCB provided the funds necessary to capitalize Middlesex Bank & Trust Company ("Middlesex"), a Massachusetts bank and trust company, then in organization. Following its capitalization by AFCB, Middlesex commenced business on June 2, 1997 as a wholly-owned subsidiary of AFCB. Middlesex, Lexington and Federal are hereinafter collectively referred to as the "AFCB Banks." The AFCB Banks offer a variety of commercial and retail banking products and services and conduct other businesses permissible for Massachusetts banks. The AFCB Banks' lending operations focus on commercial and small business lending, commercial real estate loans, residential construction loans, residential first mortgages, home equity lines of credit and consumer loans.

    The AFCB Banks operate 13 branches in Massachusetts and their deposits are insured by the FDIC. As of December 31, 1997, AFCB had total consolidated assets of $1.2 billion, total deposits of $729 million and total stockholders' equity of $113 million.

    The AFCB Banks' business activities are concentrated in Middlesex County. All retail banking activity is conducted through the banking offices. Lending operations, particularly loan originations, are conducted from the retail offices and at the point of sale. None of the AFCB Banks nor any of their subsidiaries conduct business on a national or international basis.

RECENT DEVELOPMENTS

    RECENT OPERATING RESULTS For the quarter ended March 31, 1998, AFCB reported net income of $3.2 million compared with net income of $2.9 million for the first quarter of 1997. Basic earnings per share for the quarter ended March 31, 1998 were $0.50, compared with basic earnings per share of $0.46 for the first quarter of 1997. Diluted earnings per share for the first quarter of 1998 were $0.47 per share, compared with $0.45 per share for the comparable period of 1997. Total consolidated assets at March 31, 1998 were $1.141 billion compared with $1.155 billion at December 31, 1997.

    STOCK REPURCHASE PROGRAM

    In October 1997, AFCB approved a stock repurchase program pursuant to which up to 300,000 shares of AFCB Common Stock were authorized to be re-purchased by AFCB. No shares of AFCB Common Stock have in fact been purchased and, in connection with the Affiliation, AFCB has terminated the repurchase program effective December 15, 1997.

    MIDDLESEX SALE

    On May 1, 1998, as permitted under the Affiliation Agreement, AFCB entered into a definitive agreement to sell all of the capital stock of Middlexex owned by AFCB to William R. Berkley for $8.24 million. See "THE AFFILIATION--The Subsidiary Banks; Establishment of Regional Organization."

    For more information about AFCB, reference is made to the AFCB Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

                                THE AFFILIATION

                                 (PROXY ITEM 1)

GENERAL

    Each of the UST Board and the AFCB Board has unanimously approved the Affiliation Agreement and believes that the terms of the Affiliation are fair and in the best interests of the respective parties and their respective stockholders, and each unanimously recommends that its respective stockholders vote to approve and adopt the Affiliation Agreement and the consummation of the transactions contemplated thereby.

    This section of the Joint Proxy Statement-Prospectus describes certain aspects of the proposed Affiliation, including the principal provisions of the Affiliation Agreement. The following description of the Affiliation does not purport to be complete and is qualified in its entirety by reference to the Affiliation Agreement and the Stock Option Agreement which are attached as Appendix A, and B, respectively, to this Joint Proxy Statement-Prospectus and are incorporated herein by reference. All stockholders of UST and AFCB are urged to read the Affiliation Agreement and the Stock Option Agreement in their entirety.

BACKGROUND OF THE AFFILIATION

    UST. Since early 1996, a major focus of UST's executive management has been the development and implementation of an "assembly strategy" of growth whereby UST would, through a program of strategic acquisitions, establish and strengthen UST's position generally in the Boston banking market and particularly in specific identified segments of Eastern Massachusetts. As the consolidation in the Boston banking market intensified in 1996 and 1997, UST was able to grow its existing franchise at a rapid rate, reaching customers in many markets for the first time, while also increasing the value to UST's stockholders of the UST franchise. More recently, executive management, together with certain key outside directors of UST, and assisted by outside financial advisors, has focused its acquisition program on institutions within the Route 495 belt of Middlesex County.

    The implementation of UST's "assembly strategy" began in June 1996, when UST entered into an agreement to purchase 20 branch offices located in the greater Boston area from The First National Bank of Boston and BayBank, N.A. These branches located in Boston and the surrounding cities and towns added to UST's existing branch base. Through the acquisition of these branches, which was completed in the winter of 1996-1997, UST assumed $744 million in deposits and repurchase agreements and acquired $508 million in loans and $8 million in premises and equipment.

    In January 1997, UST established a significant presence in several communities south and west of Boston where it did not previously have any offices through its acquisition of Walden Bancorp, Inc. and its two banking subsidiaries, The Co-operative Bank of Concord and The Braintree Savings Bank. Walden, a $1 billion bank holding company, had 17 branch offices throughout Massachusetts.

    Prior to the branch acquisition and the Walden acquisition, UST had twenty-eight branch offices. By virtue of the branch and Walden acquisitions, UST's franchise increased to sixty-five branches. UST spent much of the first half of 1997 integrating its operations after doubling in size through these acquisitions. As a larger $3.7 billion bank holding company, UST began to identify other acquisition candidates with which a combination with UST would, in the opinion of management of UST, continue the building process begun in 1996. After identifying these potential companies, Mr. Finnegan, President and Chief Executive Officer of UST, initiated preliminary conversations with a number of them. Of particular importance to UST were acquisition targets which would complement UST's existing franchise in the towns surrounding

Boston. Included among the companies which UST was looking at was AFCB, which, like Walden, had two subsidiary banks of similar size with offices in Lexington, Waltham and several other towns within UST's assembly strategy market. During the course of 1996-1997, Mr. Finnegan and Mr. Hansberry, President and Chief Executive Officer of AFCB, had general sporadic conversations in which Mr. Finnegan expressed UST's interest in the possibility of a combination with AFCB. Mr. Finnegan and Mr. Hansberry had been acquainted for several years. Mr. Finnegan and Mr. Hansberry met in October 1997 to discuss their institutions' banking approaches and the Massachusetts banking environment. Mr. Hansberry had indicated that an affiliation of AFCB with UST was not consistent with AFCB's then-current business plan. On behalf of UST, Mr. Finnegan continued to pursue possible acquisitions and combinations with other institutions consistent with UST's strategy.

    On October 30, 1997, Mr. Hansberry contacted Mr. Finnegan to determine if UST were still interested in a possible affiliation with AFCB. Mr. Finnegan indicated that UST was still interested in such an affiliation and the two parties conducted informal conversations over the next few weeks, addressing numerous issues, including the form of consideration, the type of transaction and a variety of post-affiliation, corporate governance and employee-related issues. A number of meetings and conversations between Mr. Finnegan and Mr. Hansberry followed through the first half of November.

    Simultaneously with the preliminary conversations between Mr. Finnegan and Mr. Hansberry, UST became more significantly involved in negotiations with Somerset Savings Bank, a Massachusetts stock savings bank ("Somerset") with a total of five branches in the large Massachusetts cities of Somerville and Burlington. Consistent with UST's assembly strategy, the acquisition of Somerset offered UST an opportunity to expand its presence in Burlington and Somerville, cities in which UST did not have a significant presence but which fit with UST's Middlesex County strategy. Due diligence and negotiations with Somerset began in earnest in September 1997 and intensified by the middle of November 1997. A number of meetings took place between Mr. Finnegan and the principals of Somerset, as well as substantive conversations and meetings between the financial and legal advisors to each of UST and Somerset in the last two weeks of November. Due diligence was completed and proposed transaction documentation was prepared.

    In late November 1997, Mr. Finnegan and Mr. Hansberry agreed that UST and AFCB should conduct reciprocal preliminary due diligence investigations. Preliminary due diligence was conducted throughout the week of December 1, 1997 at the offices of UST's and AFCB's accountants, Arthur Andersen LLP. Representatives of, and advisors to, UST and AFCB met on December 5, 1997 and reviewed many of the substantive elements of the due diligence investigation.

    In light of the fact that UST's negotiations with Somerset had intensified and UST had a strong desire to complete and announce the Somerset transaction as soon as possible, UST determined that it would be best to concentrate its efforts on completing its negotiations with Somerset during the one-week period immediately prior to December 9, 1997. While due diligence pertaining to the Affiliation was undertaken and some preliminary discussions took place during this period, UST's principal attention during this period was on completing its negotiations with Somerset. On the evening of December 9, 1997, following meetings of the UST Board and the Somerset Board of Directors, UST and Somerset executed a definitive agreement providing for UST's acquisition of Somerset.

    Upon completion of the Somerset negotiations, management of UST, together with its legal counsel and financial advisors, met with representatives of AFCB, its legal counsel and financial advisors on December 10, 1997. Discussions between Mr. Finnegan and Mr. Hansberry continued during the period of December 10 through December 13. At those meetings and in those conversations, issues relating to the price of the affiliation and other financially-related terms and characteristics were discussed directly between Mr. Finnegan and Mr. Hansberry. Similar conversations were conducted through the financial advisors of each of UST and AFCB. Based on their previous meetings, conversations and independent analysis of the possibilities, in a telephone conversation on December 11, 1997, the parties discussed a stock-for-stock conversion number and a walk-away privilege that AFCB could assert if the price of UST Common Stock declined beyond a certain measurable amount to be determined from UST's then current trading price and relative to an index of peers of UST and AFCB to be agreed upon. During the period from December 10 through December 13, 1997, the parties and their counsel and other representatives negotiated the terms of the definitive agreement, substantially all of the material aspects of which were completed by December 12, 1997. UST learned that, following the close of business on December 12, the AFCB Board of Directors had authorized management of AFCB to proceed with the Affiliation and to execute definitive agreements with UST.

    On Sunday, December 14, 1997, a special meeting of the UST Board was convened. All members of the UST Board were present in person or by telephonic means. Executive management made detailed presentations to the UST Board outlining the terms of a proposed transaction with AFCB and describing its potential effects on UST. At the meeting, the financial advisor of UST, Fox-Pitt, Kelton, presented a detailed analysis of the financial effects of the proposed transaction and delivered its opinion that the Conversion Number, from a financial point of view, is fair to UST. At the meeting, the UST Board conducted a thorough review of the results of UST's due diligence review of AFCB, compared, with the assistance of UST's legal and financial advisors, the proposed transaction to similar recent transactions and assessed the conformity of the proposed transaction with UST's acquisition strategy. After lengthy discussion, the UST Board unanimously voted to approve the proposed transaction and the execution of definitive transaction documents with such changes as determined by management of UST. The parties executed the definitive Affiliation Agreement, dated December 15, 1997.

    AFCB. Since AFCB's inception in 1995, as part of its ongoing efforts to expand and strengthen its community banking franchise and enhance long-term shareholder value, AFCB's management and Board of Directors have considered a variety of strategic alternatives, including remaining independent, acquiring other community banking institutions and entering into a strategic merger or affiliation with a similarly sized or larger banking organization.

    During 1996 management actively sought out and held exploratory discussions with numerous acquisition candidates. One such prospective target was Middlesex Bank and Trust Company ("Middlesex"), a Massachusetts trust company in organization that sought to establish independent operations in Newton, Massachusetts, which was a market area into which AFCB was considering expanding its franchise. AFCB and Middlesex entered into a definitive agreement in December 1996, pursuant to which AFCB agreed to provide the necessary capitalization to Middlesex in consideration for acquiring 100% ownership of Middlesex. AFCB's capitalization and accompanying acquisition of Middlesex was completed on May 20, 1997 and Middlesex opened for business on June 2, 1997.

    In April 1997, an out-of-state regional banking organization contacted AFCB to express a high level of interest in discussing the possibility of its acquiring ownership of AFCB. Given AFCB's strong earnings momentum and continuing growth, AFCB's Board of Directors determined that this proposal was not consistent with AFCB's long-term strategic plan at this time.

    Throughout 1997, AFCB's management continued to engage in periodic exploratory discussions with various acquisition candidates. None of these discussions progressed beyond a preliminary stage, and AFCB entered into no other agreements or understandings concerning any transaction during this period.

    At both a regular and a special meeting of the AFCB Board of Directors held in October 1997, extensive general discussions were held regarding various strategic alternatives, including the possibility of a strategic transaction involving the out-of-state regional banking organization which had previously contacted AFCB in April and the possibility of AFCB's acquiring a smaller Massachusetts bank that was located in a market area in which AFCB was not then operating. During the month of October 1997, AFCB senior management held several meetings with senior management of both the out-of-state regional banking organization as well as the smaller Massachusetts bank to discuss the possibilities of a business combination involving AFCB and each of these respective institutions. Discussions with the out-of-state regional banking organization were terminated in late October 1997 at its initiative due to a change in its strategic situation. Throughout October and November 1997, AFCB continued its discussions with the smaller Massachusetts bank. These discussions were subsequently terminated by AFCB in early December as a result of its decision at such time to pursue serious discussions with UST regarding the possibility of a strategic transaction between UST and AFCB.

    In October 1997, Mr. Finnegan contacted Mr. Hansberry to arrange an informal meeting to discuss the banking environment in general. At a meeting between Mr. Hansberry and Mr. Finnegan held on October 22, the parties discussed the general Massachusetts banking environment, the differing operational approaches of UST and AFCB and the industry trend toward further consolidation. No specific framework for any possible affiliation between UST and AFCB was discussed by Messrs. Finnegan and Hansberry at that meeting and no further discussions were scheduled at that time.

    On October 30, 1997, Mr. Hansberry contacted Mr. Finnegan to arrange a further meeting as a follow-up to their October 22 discussions. At a meeting held on November 7, Messrs. Hansberry and Finnegan discussed the possibility of a transaction between UST and AFCB with emphasis on strategic issues, including regional market management and the potential structure for a regional framework for operations following any such affiliation between AFCB and UST. Several additional meetings and conversations occurred between Mr. Finnegan and Mr. Hansberry through November and early December 1997. At a special meeting of the AFCB Board of Directors held on November 11, 1997, several strategic alternatives, including a possible transaction with UST, were considered in depth. At a further special meeting of the AFCB Board of Directors held on November 24, Mr. Hansberry made a full presentation of the potential terms of a possible strategic transaction between UST and AFCB as they had been then discussed to date between the parties. Mr. Hansberry recommended at that time that AFCB take the necessary additional steps, including the commencement of due diligence, to determine whether it would be appropriate for UST and AFCB to enter into a definitive merger agreement. The AFCB Board of Directors unanimously authorized management at that time to proceed on such basis with UST. Following this Board meeting, AFCB contacted PaineWebber Incorporated for the purpose of retaining PaineWebber to serve as AFCB's financial advisor in connection with the proposed transaction with UST. On November 26, 1997, Messrs. Hansberry and Finnegan, together with their respective chief financial officers, met to discuss further the material aspects of a proposed transaction, including the form of consideration to be paid by UST and a range of potential exchange ratios in an all stock transaction, but no final agreement was reached by the parties with respect to any such exchange ratio at that time. In addition, the parties executed and delivered a confidentiality agreement at that time for the purpose of undertaking reciprocal due diligence investigations of one another.

    Additional in-depth due diligence by both parties continued during the week of December 1, 1997. Representatives of UST and AFCB, together with the parties' respective counsel and financial advisors, met on Friday, December 5, 1997, at which time the results of the parties' respective due diligence investigations were discussed. UST's counsel also distributed initial drafts of the Affiliation Agreement, the Stock Option Agreement and related documents on this date.

    At a lengthy special meeting of the AFCB Board of Directors held on December 8, 1997, Mr. Finnegan met the AFCB Board members and discussed his background, his views regarding the future prospects for the combined company and other matters pertaining to the proposed transaction. At this meeting, representatives of PaineWebber delivered a preliminary report of their financial analysis concerning UST and the proposed transaction and AFCB management delivered preliminary reports on their financial and legal due diligence investigations of UST.

    On Wednesday, December 10, 1997, the parties and their advisors met to negotiate the terms of the Affiliation Agreement, the Stock Option Agreement and related documents. During December 10 and 11, the parties and their financial advisors discussed in detail the proposed exchange ratio of 1.41 shares of

UST common stock for each share of AFCB common stock, and negotiated the related termination rights that would be exercisable by AFCB under the Affiliation Agreement if the market price of UST's stock declined prior to closing. In addition, AFCB and its financial advisor conducted further due diligence with UST relating to the Somerset transaction.

    On Friday, December 12, 1997, a lengthy special meeting of the AFCB Board of Directors was held to consider further the proposed transaction with UST. At this meeting, PaineWebber presented a financial analysis of UST and the proposed transaction and delivered their written opinion that the consideration to be received by the shareholders of AFCB in the Affiliation is fair to such shareholders from a financial point of view. In addition, Arthur Andersen LLP reported to the AFCB Board with respect to additional financial aspects of the proposed transaction and the results of their due diligence investigation of UST. Following the presentations of PaineWebber and Arthur Andersen, AFCB's counsel, Sullivan & Worcester LLP, reviewed the terms of the Affiliation Agreement, Stock Option Agreement and related documentation and answered directors' questions regarding the terms of the Affiliation as set forth in such agreements and related documents. Upon completion of its extensive deliberations on December 12, 1997, the AFCB Board unanimously approved and adopted the terms of the Affiliation Agreement, the Stock Option Agreement and the transactions contemplated thereby and authorized management to proceed with the Affiliation and to execute a definitive agreement with UST.

    On Sunday, December 14, 1997, a special meeting of the UST Board of Directors was held, at which the UST Board unanimously approved and adopted the Affiliation Agreement, the Stock Option Agreement and the transactions contemplated thereby.

    The parties executed and delivered the Affiliation Agreement and the Stock Option Agreement, as authorized by their respective Boards of Directors, prior to the commencement of business on Monday, December 15, 1997. On this date, AFCB's directors and executive officers and certain executive officers of AFCB's subsidiaries also executed and delivered to UST their individual Voting Agreements as required under the terms of the Affiliation Agreement.

RECOMMENDATION OF THE UST BOARD; REASONS FOR THE AFFILIATION

    The terms of the Affiliation Agreement, including the Conversion Number, were the result of arms' length negotiations between UST and AFCB. The UST Board determined that strategic combination with AFCB on the terms negotiated with AFCB is fair and in the best interests of UST and its stockholders as it is expected to be value-accretive to UST by continuing UST's expansion of its metropolitan franchise by adding additional branches in Middlesex County. In addition, the transaction is expected to improve profitability through the realization of up to $5 million in pre-tax operating efficiencies, a portion of which will be realized immediately following consummation of the Affiliation while other synergies will be realized following the merger of the AFCB Banks with and into USTrust, which is anticipated to occur during 1998. The UST Board also concluded that substantial benefits to UST's other constituencies, including its employees and the communities it serves, as well as its stockholders, would result from the enhanced strength and diversity of the combined company.

    In reaching its determination to enter into the Affiliation Agreement, the UST Board considered the following material positive factors: (i) the UST Board's familiarity with and review of UST's business, operations, financial condition, earnings and prospects; (ii) the UST Board's review, based in part on a presentation by UST management regarding its due diligence of AFCB, of AFCB's business, operations, earnings and financial condition on an historical, prospective and pro forma basis, and the enhanced opportunities for growth that the Affiliation makes possible; (iii) a variety of factors affecting and relating to the overall strategic focus of UST, including, without limitation, opportunities for growth in deposits, assets and earnings, and opportunities available to UST in the market areas where AFCB conducts business; (iv) the current and prospective economic environment facing financial institutions, including

UST; (v) the terms of the Affiliation Agreement, the Stock Option Agreement and the other documents executed in connection with the Affiliation; and (vi) the anticipated cost savings and efficiencies available from the Affiliation, including savings from possible branch consolidations and a reduction of expenses related to data processing, marketing, audit, operations, legal, insurance, directors' and other duplicate costs. The material negative factors considered by the UST Board in proceeding with the Affiliation, were the necessity of allocating sufficient resources toward the integration of the AFCB Banks and Somerset with and into USTrust and the fact that UST's adoption of a regional organization represented a change in UST's current structure and method of doing business. See "--The Subsidiary Banks; Establishment of Regional Organization." The UST Board did not assign any specific or relative weight to any of these various positive or negative factors in its consideration.

    THE UST BOARD UNANIMOUSLY RECOMMENDS THAT THE AFFILIATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY BE APPROVED BY THE STOCKHOLDERS OF UST.

RECOMMENDATION OF THE AFCB BOARD; REASONS FOR THE AFFILIATION

    The AFCB Board considered the Affiliation and the terms of the Affiliation Agreement, including the consideration to be received by AFCB's stockholders in the Affiliation, in light of a variety of economic, financial, legal, social and market factors and concluded that the Affiliation is in the best interests of AFCB, its stockholders and AFCB's other constituencies, including the customers, employees and communities it serves. The terms of the Affiliation Agreement are the result of arms' length negotiations between AFCB and UST, as well as consultations between AFCB and its financial advisor and legal counsel. The material positive factors considered by the AFCB Board were the historical operating results, current financial condition, business and management and future financial and other prospects of AFCB and UST and the advice of PaineWebber as to the fairness to AFCB's stockholders, from a financial point of view, of the consideration to be received by them in the Affiliation. Also considered were the relative size and geographic market areas of AFCB and UST, the employment policies of UST, UST's demonstrated commitment to meeting the banking needs of the members of the communities it serves, UST's product mix and customer philosophy, and UST's agreement to restructure its retail and small business operations into a regional community banking organization. The AFCB Board believes that the Affiliation will afford AFCB's stockholders the benefit of UST's larger market capitalization and the more liquid market for UST Common Stock and will offer enhanced opportunities for the resulting subsidiary banks of UST to meet the banking needs of customers and other members of the communities currently served by the AFCB Banks. During the negotiation process with UST and at various AFCB Board Meetings prior to December 15, 1997, the AFCB Board and senior management of AFCB also considered negative factors involved in proceeding with the Affiliation. The material negative factors were that the Affiliation would result in an obvious loss of legal autonomy and represented a change from AFCB's regional organization structure which emphasized local autonomy for the AFCB Banks and that the announcement of the Affiliation might have an adverse effect on AFCB's franchise, because its competitors could be expected to solicit AFCB's customers and employees to terminate their relationships with the AFCB Banks. AFCB regarded UST's willingness to establish an internal regional organization structure after consummation of the Affiliation as partially mitigating these factors. See "--The Subsidiary Banks; Establishment of Regional Organization." The AFCB Board did not assign any specific or relative weight to any of the various positive or negative factors considered in its deliberation pertaining to the Affiliation.

    THE AFCB BOARD UNANIMOUSLY RECOMMENDS THAT THE AFFILIATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY BE APPROVED BY THE STOCKHOLDERS OF AFCB.

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
OPINION OF FINANCIAL ADVISOR TO UST

    Fox-Pitt, Kelton has acted as financial advisor to UST in connection with the Affiliation. In connection with such engagement, at the December 14, 1997 meeting of the UST Board, Fox-Pitt, Kelton delivered its oral and written opinion to the UST Board, to the effect that, based upon and subject to various considerations set forth in such opinion, as of December 14, 1997, the Conversion Number was fair, from a financial point of view, to UST. Fox-Pitt, Kelton subsequently confirmed its December 14, 1997 opinion by delivery to the UST Board of a written opinion dated the date of this Joint Proxy Statement-Prospectus that is substantially identical to the December 14, 1997 opinion. No limitations were imposed by the UST Board upon Fox-Pitt, Kelton with respect to investigations made or the procedures followed by Fox-Pitt, Kelton in rendering its opinion. Fox-Pitt, Kelton opined solely as to the fairness of the Conversion Number, rather than to any adjustments to the Conversion Number that might be made by UST in response to any optional notification of termination that could be delivered by AFCB under certain cicumstances in accordance with the terms of the Affiliation Agreement.

    The full text of the written opinion by Fox-Pitt, Kelton, dated the date of this Joint Proxy Statement-Prospectus, which sets forth the assumptions made, matters considered and limits on the review taken, is attached as Appendix D to this Joint Proxy Statement-Prospectus. UST stockholders are urged to read this opinion carefully and in its entirety. Fox-Pitt, Kelton's opinions are directed only to the fairness of the Conversion Number to UST from a financial point of view, have been provided to the UST Board in connection with its evaluation of the Affiliation and do not constitute a recommendation to any UST stockholder as to how such stockholder should vote. The summary of the opinions of Fox-Pitt, Kelton set forth in this Joint Proxy Statement-Prospectus is qualified in its entirety by reference to the full text of such opinions.

    In arriving at its opinions, Fox-Pitt, Kelton, among other things, (i) reviewed and analyzed certain publicly available financial statements for UST and AFCB, (ii) analyzed certain internal financial statements, including financial projections and other financial and operating data prepared by the managements of UST and AFCB, (iii) discussed the past, present and future operations, financial condition and prospects of UST and AFCB with senior executives of the respective companies, (iv) reviewed the reported prices and trading activity of UST Common Stock and AFCB Common Stock, (v) compared the financial performance and condition of UST and AFCB with that of certain other comparable publicly traded companies, (vi) reviewed and discussed with senior executives of UST and AFCB the strategic objectives of the Affiliation and certain other benefits of the Affiliation to UST, (vii) reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions comparable, in whole or in part, to the Affiliation, (viii) reviewed the Affiliation Agreement draft dated as of December 13, 1997, and (ix) performed such other analyses and investigations as Fox-Pitt, Kelton deemed appropriate.

    In rendering its opinion, Fox-Pitt, Kelton assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information reviewed by Fox-Pitt, Kelton for the purposes of providing its opinions, and did not assume any responsibility for independent verification of such information. Fox-Pitt, Kelton did not assume any responsibility for independent verification of the assets and liabilities of UST or AFCB nor did it assume any responsibility for reviewing loan files or visiting branch locations. With respect to financial projections, Fox-Pitt, Kelton assumed that they were reasonably prepared by the respective managements of UST and AFCB on bases reflecting the best currently available estimates and judgments of the future financial performance of UST and AFCB, including projected cost savings from the Affiliation. Fox-Pitt, Kelton expresses no view as to such projections or the assumptions on which they were based. Fox-Pitt, Kelton's opinion dated December 14, 1997, and its opinion dated the date of this Joint Proxy Statement-Prospectus are based upon economic, market and other conditions as they existed and could be evaluated on December 13, 1997, and May 11, 1998, respectively.

    The forecasts or projections furnished to Fox-Pitt, Kelton for each of UST and AFCB and estimates of synergies resulting from the Affiliation were prepared by the respective managements of each company. As a matter of policy, neither UST nor AFCB publicly discloses internal management forecasts, projections or estimates of the type furnished to Fox-Pitt, Kelton in connection with its analysis of the Affiliation, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of management, including, without limitation, factors related to the integration of UST and AFCB and general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts, projections and estimates. SEE "CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION."

    The following is a summary of the material analyses presented by Fox-Pitt, Kelton to the UST Board at its meeting held on December 14, 1997, in connection with the delivery of Fox-Pitt, Kelton's December 14, 1997 opinion to the UST Board.

    COMPARABLE PUBLIC COMPANY ANALYSIS. Fox-Pitt, Kelton reviewed certain financial and stock market performance data of eleven publicly traded thrift institutions headquartered in The Commonwealth of Massachusetts and with assets greater than $500 million (the "AFCB Peer Companies"). For the purposes of its analysis, the following companies comprised the AFCB Peer Companies: SIS Bancorp, Inc., Andover Bancorp, Inc., First Essex Bancorp, Inc., Medford Bancorp, Inc., FirstFed America Bancorp, Inc., MASSBANK Corp., People's Bancshares, Inc., MetroWest Bank, Somerset Savings Bank, Sandwich Bancorp, Inc. and Abington Bancorp, Inc. Fox-Pitt, Kelton analyzed the relative performance and value of AFCB by comparing certain publicly available financial data of AFCB with the AFCB Peer Companies, including ratios of loans to deposits and equity to assets, and multiples of market price to earnings per share as of the last twelve months, market price to estimated earnings per share in 1997, and market price to book value. This analysis yielded the following medians for the AFCB Peer Companies and AFCB, respectively: (i) Loans to deposits ratios of 92.8% and 100.7%; (ii) Equity to assets ratios of 7.5% and 9.8%, (iii) Market price to earnings multiples for the last twelve months of 16.8x and 18.8x; (iv) Market price to estimated earnings per share in 1997 of 16.0x and 18.5x; and (v) Market price to book value multiples of 195.6% and 188.8%.

    Fox-Pitt, Kelton performed a similar analysis with respect to UST. Fox-Pitt, Kelton reviewed and compared certain financial, operating and stock market performance data of UST with eight publicly traded bank holding companies with assets between $2.5 billion and $5 billion and headquartered in Connecticut, Delaware, the District of Columbia, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont (the "UST Peer Companies"). For the purposes of its analysis, the following companies comprised the UST Peer Companies: Fulton Financial Corporation, Commerce Bancorp, Inc., Provident Bankshares Corporation, Susquehenna Bancshares, Inc., HUBCO, Inc., BankNorth Group, Inc., First Commonwealth Financial Corporation, and The Trust Company of New Jersey. Fox-Pitt, Kelton analyzed the relative performance and value of UST by comparing certain publicly available financial data of UST with the UST Peer Companies, including ratios of loans to deposits and equity to assets, and multiples of market price to earnings per share as of the last twelve months, market price to estimated earnings per share in 1997, and market price to book value. This analysis yielded the following medians for the UST Peer Companies and UST, respectively: (i) Loans to deposits ratios of 87.2% and 92.1%; (ii) Equity to assets ratios of 7.7% and 8.5%, (iii) Market price to earnings multiples for the last twelve months of 19.5x and 27.8x; (iv) Market price to estimated earnings per share in 1997 of 19.1x and 20.1x; and (v) Market price to book value multiples of 258.0% and 258.1%.

    COMPARABLE TRANSACTIONS ANALYSIS. Fox-Pitt, Kelton reviewed the consideration paid or proposed to be paid in other transactions since January 1997 involving thrift institutions. Specifically, Fox-Pitt, Kelton analyzed (i) eight transactions in which the seller was headquartered in Connecticut, Massachusetts,

Maine, New Hampshire, Rhode Island and Vermont with assets greater than $300 million (the "New England Transactions"), and (ii) nineteen transactions (other than the New England Transactions) in which the seller was headquartered anywhere in the United States with assets between $500 million and $5 billion (the "Nationwide Transactions"). The ratios provided below assume a UST Common Stock price of $28.31 (the reported price per share of UST Common Stock on December 12, 1997), use the reported price per share of the seller's common stock six days prior to announcement of the applicable transaction, and with respect to AFCB, use publicly available information as of September 30, 1997. In reviewing the comparable transactions, Fox-Pitt, Kelton examined the multiples paid relative to previous twelve-month earnings, book value, tangible book value and core deposits. This analysis yielded the following medians for the Nationwide Transactions, medians for the New England Transactions, and the Affiliation, respectively: (i) Price to earnings multiples of 23.1x, 20.1x and 22.9x; (ii) Price to book value ratios of 199%, 208.5% and 235.2%; (iii) Price to tangible book value ratios of 206.5%, 218.6% and 236.5%; (iv) Tangible book value premium to core deposits ratios of 15.7%, 14.9% and 27.3%; and (v) Premium over seller common stock price ratios of 26.2%, 31.8% and 26.7%.

    STOCK TRADING HISTORY. Fox-Pitt, Kelton reviewed the performance of the weekly stock prices and trading volumes of the UST Common Stock and AFCB Common Stock during the period from January 1996 through the first week of December 1997. Fox-Pitt, Kelton compared the per share stock price and trading volume of UST Common Stock to the S&P Industrials (the "S&P 400") and to the UST Peer Companies and compared the per share market price and trading volume of AFCB Common Stock to the S&P 400 and to the AFCB Peer Companies.

    PRO FORMA PER SHARE ANALYSIS. Fox-Pitt, Kelton analyzed certain pro forma effects resulting from the Affiliation, based on the assumptions described above as well as discussions with the managements of both UST and AFCB, estimates provided by research analysts, estimated annual cost savings of 30% of AFCB's estimated non-interest expense base and an estimated tax rate of 40%. This analysis showed an accretion of 0.15% in 1998 earnings per share of UST Common Stock, an accretion of 1.76% in the December 31, 1997 book value per share of UST Common Stock, and an increase in dividends of $0.10 per share per AFCB Common Stock. No transaction costs were taken into account in this analysis.

    DIVIDEND DISCOUNT ANALYSIS. Fox-Pitt, Kelton performed a dividend discount analysis to determine a range of present values per share of AFCB Common Stock assuming AFCB continued to operate as a stand-alone entity. The range was determined by adding (i) the present value of the estimated future dividend stream that AFCB could generate over the period beginning December 31, 1997, and ending on December 31, 2002, and (ii) the present value of the terminal value of AFCB Common Stock on December 31, 2002. To determine a projected dividend stream, Fox-Pitt, Kelton assumed (i) an increase in assets of 10.8% in 1998 and 10.5% each year from 1999 through 2002; (ii) a growth in earnings per share of 9.63% in 1998 and 9.5% each year from 1999 through 2002; and (iii) a dividend payout ratio of 35.28% in 1998 and 35.5% each year from 1999 through 2002.

    The terminal values are based upon a range of price-to-earnings and price-to-book value multiples consistent with the range of price-to-earnings and price-to-book value multiples at which similarly-sized thrift institutions headquartered in New England have been sold in 1997 (19x to 21x previous twelve month earnings per share and 2.1x to 2.3x book value per share) and a range of discount rates (12% to 16%). Applying the foregoing multiples, discount rates and assumptions, Fox-Pitt, Kelton determined that the fully diluted value per AFCB Common Stock ranged from approximately $27.89 to $36.18 based on the price-to-earnings multiple assumptions and $27.11 to $34.86 based on the price-to-book value multiple assumptions.

    In arriving at its opinions, Fox-Pitt, Kelton performed a variety of financial analyses, the material portions of which are summarized above. The summary set forth above does not purport to be a complete description of the analyses performed by Fox-Pitt, Kelton or of Fox-Pitt, Kelton's presentation to the UST

Board. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to partial analysis or summary description. In arriving at its opinions, Fox-Pitt, Kelton did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Fox-Pitt, Kelton believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the process underlying its analyses set forth in its opinion. With regard to the comparable public company analysis and the comparable transactions analysis summarized above, Fox-Pitt, Kelton selected comparable public companies on the basis of various factors; however no public company or transactions utilized as a comparison is identical to UST, AFCB or the Affiliation. Accordingly, an analysis of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the acquisition or public trading value of the comparable companies and transactions to which UST, AFCB and the Affiliation are being compared.

    Fox-Pitt, Kelton's opinions do not imply any conclusion as to the likely trading range for the UST Common Stock following consummation of the Affiliation, and do not address UST's underlying business decision to effect the Affiliation. In performing its analyses, Fox-Pitt, Kelton made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of UST and AFCB. Any estimates contained in such analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less than such estimates. Actual values will depend upon several factors, including changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. SEE "CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION."

    Fox-Pitt, Kelton is an internationally recognized investment banking firm and was selected by UST based on Fox-Pitt, Kelton's experience and expertise. Fox-Pitt, Kelton regularly engages in evaluation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. In the ordinary course of its business, Fox-Pitt, Kelton may effect transactions, for its own account or for the account of customers, and hold at any time a long or short position in securities of UST or AFCB.

    Pursuant to a letter agreement dated December 4, 1997 and a subsequent amendment dated December 15, 1997 between UST and Fox-Pitt, Kelton, Fox-Pitt, Kelton agreed to act as financial advisor to UST in connection with the Affiliation. UST paid Fox-Pitt, Kelton $550,000 upon the execution of the Affiliation Agreement. UST has also agreed to pay Fox-Pitt, Kelton, a transaction fee of 0.67% of the aggregate consideration paid or payable by UST upon consummation of the Affiliation, which is estimated to be approximately $1,807,773 based upon the closing price of UST Common Stock of $27.5625 at May 6, 1998. The $550,000 due upon execution of the Affiliation Agreement is fully creditable against the transaction fee of 0.67% of the aggregate consideration. UST has agreed to reimburse Fox-Pitt, Kelton for its reasonable out-of-pocket expenses, including travel, outside legal fees and related charges, and to indemnify Fox-Pitt, Kelton and related persons against certain liabilities, including certain liabilities under the federal securities laws, from and arising out of or based upon Fox-Pitt, Kelton's engagement on its behalf.

OPINION OF FINANCIAL ADVISOR TO AFCB

    Pursuant to an engagement letter dated November 28, 1997, AFCB retained the investment banking firm of PaineWebber Incorporated ("PaineWebber") to act as financial advisor to AFCB. At the meeting of the AFCB Board on December 12, 1997, PaineWebber delivered its written opinion stating that, on and as of the date of such opinion and based upon and subject to the assumptions described in such opinion, the consideration to be paid to holders of AFCB Common Stock in connection with the Affiliation was fair to such shareholders from a financial point of view. In arriving at its opinion, PaineWebber made its determination as to the fairness from a financial point of view of the consideration to be paid to holders of AFCB Common Stock in connection with the Affiliation in light of the financial and comparative analyses described below. PaineWebber opined solely as to the fairness of such consideration based upon the Conversion Number and did not opine as to any adjustment to such consideration that might be made by UST in response to any optional notification of termination that could be delivered by AFCB under certain circumstances in accordance with the terms of the Affiliation Agreement. In connection with the preparation and mailing of this Joint Proxy Statement-Prospectus, PaineWebber delivered an updated opinion dated May 11, 1998 a copy of which is included herein as APPENDIX E and which is incorporated by reference herein (the "Opinion"). The Opinion is substantially identical to the opinion delivered to the AFCB Board on December 12, 1997, and is based on financial and comparative analyses substantially identical to those described below, except that the December 12, 1997 opinion did not include any detailed analysis, except as described herein, taking into account UST's announcement of the signing of a definitive agreement to acquire Somerset on December 10, 1997. Holders of AFCB Common Stock are urged to read the Opinion in its entirety for a description of factors considered and assumptions made by PaineWebber in rendering the Opinion.

    The Opinion does not address the relative merits of the Affiliation and any other transactions or business strategies discussed by the AFCB Board as alternatives to the Affiliation or the decision of the AFCB Board to proceed with the Affiliation. No opinion is expressed as to the price at which the securities to be issued in the Affiliation to the shareholders of AFCB may trade at any time. In rendering the Opinion, PaineWebber has not been engaged to act as agent or fiduciary of AFCB's equity holders or any other third party.

    In arriving at the Opinion, PaineWebber has among other things:

        (1) Reviewed AFCB's audited Annual Reports, Forms 10-K, Forms 10-Q and related financial information for the three fiscal years ended December 31, 1997, and related unaudited financial information for the three months ended March 31, 1998;

        (2) Reviewed UST's audited Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1997, and related unaudited financial information for the three months ended March 31, 1998;

        (3) Reviewed audited Annual Reports, Forms F-2 and related financial information for the three fiscal years ended December 31, 1997, in each case for Somerset;

        (4) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of AFCB and UST furnished to Paine Webber by AFCB and UST;

        (5) Conducted discussions with members of senior management of AFCB concerning businesses and prospects of AFCB;

        (6) Conducted discussions with members of senior management of UST concerning the business and prospects of UST and Somerset;

        (7) Reviewed the historical market prices and trading activity for the shares of AFCB Common Stock and the shares of UST Common Stock and compared them with those of certain publicly traded companies which Paine Webber deemed to be relevant;

        (8) Compared the results of operations of AFCB and UST with those of certain companies which Paine Webber deemed to be relevant;

        (9) Compared the proposed financial terms of the Affiliation with the financial terms of certain other mergers and acquisitions which Paine Webber deemed to be relevant;

        (10) Reviewed the Affiliation Agreement and Plan of Reorganization and the related Stock Option Agreement, each dated December 15, 1997, relating to the Affiliation;

        (11) Reviewed such other financial studies and analyses and performed such other investigations and taken into account such other matters as PaineWebber deemed necessary, including PaineWebber's assessment of general economic, market and monetary conditions.

    As set forth in its opinion, PaineWebber relied upon the accuracy and completeness of all information supplied or otherwise made available by AFCB, UST and Somerset and PaineWebber did not assume any responsibility to independently verify such information or undertake an independent appraisal of the assets of AFCB, or UST, or Somerset. PaineWebber did not conduct a physical inspection of the properties and facilities of AFCB, UST, or Somerset did not conduct a review of the loan files or AFCB, UST or Somerset and did not make or obtain any evaluation or appraisal of the assets or liabilities of AFCB, UST or Somerset. PaineWebber relied upon the accuracy of AFCB and UST's earnings projections and possible cost savings projections as a result of the Affiliation, and PaineWebber did not assume any responsibility to independently verify assumptions underlying such projections. The projections confidentially furnished to PaineWebber were prepared by the respective managements of AFCB and UST, and PaineWebber has assumed that they were reasonably prepared and reflect good faith estimates and judgments of the managements of AFCB and UST, respectively, as to the future performance of AFCB and UST. No substantive financial forecasts were provided to PaineWebber with respect to Somerset. AFCB and UST do not publicly disclose internal management projections of the type provided to PaineWebber in connection with its review of the Affiliation. Such projections were not prepared with a view toward public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including without limitation, factors related to future economic and competitive conditions, the future financial condition and results of operations of AFCB and UST and the future cost savings associated with the Affiliation. Accordingly, actual results could vary significantly from those reflected in such projections. SEE "CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION." The Opinion is necessarily based upon market, economic, and other conditions as they existed on, and can be evaluated as of the date thereof. The Opinion is directed to the AFCB Board and does not constitute a recommendation to any holder of AFCB Common Stock or UST Common Stock as to how such shareholders should vote on the Affiliation.

    The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, PaineWebber did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, PaineWebber believes that its analyses must be considered as a whole and that considering any portions of such analyses and of factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its fairness opinion. In its analyses, PaineWebber made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of AFCB and UST. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or value, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

    The following paragraphs summarize the material financial analyses performed by PaineWebber in arriving at its opinion dated December 12, 1997, as to the fairness, from a financial point of view, of the consideration to be paid to the holders of AFCB Common Stock in connection with the Affiliation. PaineWebber presented these analyses to the AFCB Board on December 12, 1997 and updated these analyses in connection with the rendering of the Opinion included herein. The following summary does not purport to be a complete description of the analyses performed by PaineWebber in this regard.

    SELECTED COMPARABLE COMPANY TRADING ANALYSIS: AFCB. Using publicly available information, PaineWebber compared certain ratios of the financial performance of AFCB to the stock market price of AFCB at December 10, 1997 with such ratios for the following selected New England thrifts with assets between $500 million to $2 billion deemed relevant by PaineWebber ("Comparable Group I"): Abington Bancorp Inc., American Bank of Connecticut, Andover Bancorp Inc., BostonFed Bancorp Inc., Dime Financial Corp., First Essex Bancorp Inc., First Federal of East Hartford, FirstFed America Bancorp Inc., MASSBANK Corp., Mechanics Savings Bank, Medford Savings Bank, MetroWest Bank, Norwich Financial Corp., NSS Bancorp Inc., People's Bancshares Inc., Sandwich Bancorp Inc., and SIS Bancorp Inc. (for all of which September 30, 1997 financial data was used). Such comparisons included market price-to-book value ratios (a median of 173.8% for Comparable Group I and 164.2% for AFCB); market price-to-tangible book value ratios (a median of 183.1% for Comparable Group I and 165.1% for AFCB); market price to LTM fully diluted earnings per share (a median of 15.2x for Comparable Group I and 16.3x for AFCB); market price-to-estimated 1997 fully diluted earnings per share (a median of 15.1x for Comparable Group I and 18.5x for AFCB); and market price-to-estimated 1998 fully diluted earnings per share (a median of 13.9x for Comparable Group I and 16.9x for AFCB). The 1997 and 1998 fully diluted earnings per share were (i) estimates provided by the management of AFCB, in the case of AFCB and (ii) median published earnings estimates provided by First Call, as of December 10, 1997, in the case of each of the thrifts in Comparable Group I.

    In connection with this analysis, and as previously discussed, management of AFCB confidentially provided PaineWebber with information with regard to its projected future earnings. Because of the inherent differences between the operations of AFCB and the selected companies included in Comparable Group I, PaineWebber believes that a purely quantitative comparable company analysis would not be particularly meaningful in the context of the Affiliation. PaineWebber believes that an appropriate use of comparable company analysis in this instance would involve qualitative judgments concerning differences between the financial and operating characteristics of AFCB and the selected companies included in Comparable Group I which would affect the public trading values of AFCB and the selected companies included in Comparable Group I. These qualitative judgments made by PaineWebber in connection with its opinion included PaineWebber's views as to business conditions and prospects in the various markets in which these selected companies operate and the business mixes, sources of revenue, risk profiles and prospects for these selected companies.

    SELECTED COMPARABLE COMPANY TRADING ANALYSIS: UST. Using publicly available information, PaineWebber compared certain ratios of the financial performance of UST to the stock market price of UST at December 10, 1997 with such ratios for the following selected New England and MidAtlantic banks with assets between $2.5 billion and $7.5 billion deemed relevant by PaineWebber ("Comparable Group II"): Banknorth Group Inc., Commerce Bancorp Inc., FirstBank Puerto Rico, First Commonwealth Financial Corporation, Fulton Financial Corp., HUBCO Inc., Keystone Financial Inc., Mercantile Bankshares Corp., North Fork Bancorp., Provident Bankshares Corp., Riggs National Corp., Susquehanna Bancshares Inc., Trust Co. of New Jersey, U.S. Trust Corp., Valley National Bancorp, and Wilmington Trust Corp. (for all of which September 30, 1997 financial data was used). Such comparisons included, among others, market price-to book value ratios (a median of 281% for Comparable Group II and 250% for UST); market price-to-tangible book value ratios (a median of 294% for Comparable Group II and 308% for UST); market price-to-LTM fully diluted earnings per share (a median of 19.8x for Comparable Group II and 26.9x for UST); market price-to-estimated 1997 fully diluted earnings per share (a median of 18.8x for Comparable Group II and 19.6x for UST); and market price-to-estimated 1998 fully diluted earnings per share (a median of 16.9x for Comparable Group II and 16.6x for UST). The 1997 and 1998 fully diluted earnings per share were (i) estimates provided by the Management of UST, in the case of UST, and (ii) median published earnings estimates provided by First Call, as of December 10, 1997, in the case of each of the banks in Comparable Group II.

    In connection with this analysis and as previously discussed, management of UST confidentially provided PaineWebber with information with regard to its projected future earnings. Because of the inherent differences between the operations of UST and the selected companies included in Comparable Group II, PaineWebber believes that a purely quantitative comparable company analysis would not be particularly meaningful in the context of the Affiliation. PaineWebber believes that an appropriate use of comparable company analysis in this instance would involve qualitative judgments concerning differences between the financial and operating characteristics of UST and the selected companies included in Comparable Group II which would affect the public trading values of UST and the selected companies included in Comparable Group II. These qualitative judgements made by PaineWebber in connection with its opinion included PaineWebber's views as to business conditions and prospects in the various markets in which these selected companies operate and the business mixes, sources of revenue, risk profiles and prospects for these selected companies.

    SELECTED COMPARABLE TRANSACTION ANALYSIS. Using publicly available information, PaineWebber reviewed certain terms and financial characteristics of selected New England thrift merger and acquisition transactions which PaineWebber deemed to be relevant (the "Comparable Transaction Group"). Among other financial characteristics of these transactions, PaineWebber reviewed (i) offer price per share to market value prior to announcement, (ii) offer price per share to book value per share and tangible book value per share multiples,
(iii) offer price per share to LTM fully diluted earnings per share multiples and (iv) core deposit premiums. The Comparable Transactions Group consisted of the following transactions (identified by buyer/seller): UST Corp./ Somerset Savings Bank; Peoples Heritage Financial Group/CFX Corporation; Webster Financial Corp./Eagle Financial Corp.; CFX Corporation/Community Bankshares, Inc.; Vermont Financial Services Corporation/Eastern Bancorp, Inc.; Citizens Financial Group, Inc./ Grove Bank; Webster Financial Corp./DS Bancor, Inc.; UST Corp./Walden Bancorp, Inc.; First Union Corp./ Center Financial Corp.; Citizens Financial Group Inc./Farmers & Mechanics Bank and Peoples Heritage Financial Group/Family Bancorp. The median values for these transactions for the transaction value-to-book value per share, transaction value-to-tangible book value per share, transaction value-to LTM earnings per share, core deposit premium ratios and the transaction value-to-market price one day prior to announcement were 169%, 178%, 15.91x, 7.14% and 127% respectively, compared with 224%, 226%, 22.3x, 26.3% and 119% (based on AFCB's common stock price at December 10, 1997) for the Affiliation, based on an exchange ratio of 1.41 shares of UST Common Stock for each share of AFCB Common Stock and a UST stock price of $27.50 at December 10, 1997.

    In the case of the Comparable Transaction Group, PaineWebber believes that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the Affiliation, because the reasons for and circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences between the operations of UST, AFCB, and the selected companies included in the Comparable Transactions Group. PaineWebber believes that an appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning differences between the characteristics of these transactions and the Affiliation which would affect the acquisition value of the acquired companies and AFCB. These qualitative judgements made by PaineWebber in connection with its opinion included:
PaineWebber's views as to the universe of potential buyers in each of these transactions, their potential level of interest in an acquisition of these companies and the ability of the acquirors to implement cost savings; business conditions and prospects in various markets in which these acquired companies operate; and the business mixes, sources of revenue, risk profiles and prospects for these acquired companies.

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
    DISCOUNTED CASH FLOW ANALYSIS. PaineWebber performed an analysis to calculate a range of present values per share of AFCB Common Stock assuming AFCB continued to operate on a stand-alone basis. The range was calculated by adding, for each of the annual periods from 1998 through 2002 (i) the present value of the estimated cumulative dividends through the end of each such annual period and (ii) the present value of the estimated stock price at each such period-end. To calculate these present values, PaineWebber formulated three scenarios: (i) a 5% growth scenario, (ii) a 10% growth scenario, and (iii) 15% growth scenario. Under all scenarios, AFCB's 1998 fully diluted earnings per share were estimated to be $1.92 with an annual dividend of $0.62 per share for 1998. PaineWebber assumed that earnings and dividends in the years 1999 through 2002 would grow annually at 5%, 10% and 15%, respectively under the three scenarios. For comparison purposes, multiples of 16 and 20 times the earnings per share were applied in order to estimate the value of the stock at the end of each of the years 1998 through 2002. Based on earnings multiples applied to the projected fully diluted earnings per share in the respective years, PaineWebber calculated trading and control valuations for AFCB at the end of such years. PaineWebber then calculated the present value of the implied future stock prices and the cumulative projected dividend streams using a 15% discount rate. Applying the forementioned discount rate, growth rates and multiples of earnings, PaineWebber calculated the fully diluted per share value of AFCB Common Stock to range from approximately $20.27 to $24.91 per share under the 5% growth scenario, $24.24 to $29.83 under the 10% growth scenario and $28.79 to $35.47 under the 15% growth scenario.

    PRO FORMA AFFILIATION ANALYSIS. PaineWebber estimated the impact of the proposed Affiliation on UST's projected fully diluted estimated earnings per share for 1998, book and tangible book value per share and pro forma dividends per share. In connection with this analysis and as previously discussed, management of AFCB and UST confidentially provided PaineWebber with information with regard to projected future earnings. Based on such information, and the terms of the proposed Affiliation, PaineWebber concluded that, for UST, the Affiliation could have a dilutive effect (before taking into account various cost savings which could be accomplished upon consolidation of AFCB's and UST's operations) on estimated fully diluted earnings per share in 1998 of approximately 5.0%, and, based on financial information at September 30, 1997, would have an accretive effect to both UST's book value per share of approximately 1.0% and tangible book value per share of approximately 5.6%. PaineWebber concluded that for AFCB, the Affiliation would have a dilutive effect to both AFCB's book value per share of approximately 3.3% and tangible book value per share of approximately 15.0%, based on financial information at September 30, 1997. PaineWebber also concluded that the proposed Affiliation would have an accretive effect on AFCB's estimated 1998 earnings per share by approximately 18.6% (before taking into account various cost savings which could be accomplished upon consolidation of AFCB and UST's operations) and on AFCB's dividend per share by approximately 12.8%, based on the current dividend rates for AFCB and UST. PaineWebber's analysis of the pro forma effect of the Affiliation on such per share information for AFCB was based on a comparison of such current information for AFCB versus such pro forma per share information for UST multiplied by the Conversion Number. PaineWebber calculated that the proposed Affiliation would become accretive to UST's 1998 earnings per share if pre-tax cost savings of greater than approximately $6.1 million could be achieved. In the above analysis PaineWebber assumed that the Somerset transaction had been completed based on the terms publicly disclosed on December 10, 1997. PaineWebber also analyzed the Affiliation assuming that the Somerset transaction had not been completed and determined that the Somerset transaction had a negligible effect on UST's book value, tangible book value and projected 1998 fully diluted earnings per share.

    PaineWebber is an internationally recognized investment banking firm and, as part of its investment banking activities, PaineWebber is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The AFCB Board selected PaineWebber because of its expertise, its reputation and its familiarity with AFCB and the thrift and banking industries in general.

    PaineWebber has acted as financial advisor to AFCB in connection with the Affiliation. As compensation for its services in connection with the Affiliation, AFCB has agreed to pay PaineWebber a fee of two-thirds of one percent of the final transaction value, but not less than $1,500,000, payable on the basis of $50,000 at the time the engagement letter was signed, $100,000 at the time the Affiliation Agreement was signed and the remaining balance upon consummation of the Affiliation. The total fee payable to PaineWebber is estimated to be approximately $1,807,773 based upon the closing price of UST Common Stock of $27.5625 at May 6, 1998. In addition, AFCB has agreed to reimburse PaineWebber for reasonable out-of-pocket expenses incurred in connection with the Affiliation and to indemnify PaineWebber against certain liabilities, including liabilities that may arise under the federal securities law.

    In the ordinary course of its business, PaineWebber actively trades in the securities of AFCB for its own account and for the accounts of others and, accordingly, may at any time hold a long or short position in such securities.

EFFECTIVE TIME OF THE AFFILIATION; CLOSING DATE

    As soon as practicable after satisfaction or waiver of all conditions to the Affiliation under the Affiliation Agreement, UST, Mosaic and AFCB will cause Articles of Merger complying with the requirements of the MBCL to be filed with the Secretary of The Commonwealth of Massachusetts. The date and time as of which the Articles of Merger become effective, as set forth in the Articles of Merger, will be the "Effective Time." The Effective Time will occur on the first business day after the date on which all conditions contained in Article VI of the Affiliation Agreement are satisfied or waived or at such other date as the parties may agree upon. UST and AFCB anticipate that the Affiliation will be completed in the second or third quarter of 1998. The consummation of the Affiliation could be delayed, however, as a result of delays in obtaining the necessary regulatory and stockholder approvals. There can be no assurances given that such approvals will be obtained or that the Affiliation will be completed at any time. If the Affiliation has not been consummated on or before August 31, 1998, the Affiliation Agreement may be terminated by either UST or AFCB. See "THE AFFILIATION--Regulatory Approvals," "--Conditions to the Consummation of the Affiliation," and "--Termination of the Affiliation Agreement."

TERMS OF THE AFFILIATION

    The Affiliation Agreement provides for the merger of AFCB with and into Mosaic, with Mosaic as the surviving corporation and continuing as a wholly-owned subsidiary of UST. Upon the consummation of the Affiliation, each outstanding share of AFCB Common Stock will be converted into 1.41 shares of UST Common Stock (the "Conversion Number"), and a corresponding amount of preferred stock purchase rights under the UST Rights Agreement, dated as of September 19, 1995 (the "UST Rights Agreement"), provided that (i) no shares of AFCB Common Stock which are held directly or indirectly by UST will be converted unless held by UST in a fiduciary capacity or for debts previously contracted, and (ii) any shares of AFCB Common Stock held as treasury shares by AFCB and any Dissenting Shares will not be so converted. Where a holder of AFCB Common Stock has shares of record represented by two or more certificates, the certificates will be aggregated.

    In addition, if the Closing Price (as such term is defined in "THE AFFILIATION--Termination of the Affiliation Agreement") is less than $24.06 per share and the price of UST Common Stock has declined more than 15% relative to a certain bank stock index, the AFCB Board may notify UST in writing of its intention to terminate the Affiliation Agreement. However, in the event that AFCB notifies UST of its intention to exercise its termination rights pursuant to the foregoing sentence, UST may in the time period prescribed in the Affiliation Agreement, choose to increase the consideration to be paid to AFCB stockholders by adjusting the Conversion Number to equal a number (calculated to the nearest one-thousandth) obtained by dividing (x) $33.92 by (y) the Closing Price, in which case the Affiliation Agreement will remain in full force and effect. In the event that UST exercises its rights to increase the Conversion Number, holders of AFCB Common Stock will receive more than 1.41 shares of UST Common Stock for each share of AFCB Common Stock to compensate for a decrease in the value of UST Common Stock.

    Assuming that the Affiliation is approved by the stockholders of UST at the UST Meeting, the UST Board may elect to consummate the Affiliation by increasing the consideration to be paid to AFCB stockholders by adjusting the Conversion Number without resoliciting UST stockholders. In such a situation, in considering whether to proceed without the resolicitation of UST stockholders, the UST Board will take into account, consistent with its fiduciary duties, all relevant facts and circumstances that exist at such time, including, without limitation, the advice of its financial advisors and legal counsel. The Fox-Pitt, Kelton fairness opinion included as APPENDIX D to this Joint Proxy Statement-Prospectus specifically states that the opinion does not relate to any adjustments which may be made to the Conversion Number by UST in response to the optional notification of termination by AFCB in accordance with the terms of the Affiliation Agreement. Consequently, if UST did elect to increase the consideration to be paid to the AFCB stockholders by adjusting the Conversion Number, the UST Board could not under such circumstances rely on Fox-Pitt, Kelton's opinion unless it sought and received Fox-Pitt Kelton's consent. Stockholder approval of the Affiliation Agreement and each of the transactions contemplated thereby confers upon the UST Board the power, consistent with its fiduciary duties, to elect to consummate the Affiliation by electing to increase the consideration to be paid to the AFCB stockholders by adjusting the Conversion Number. Therefore, UST could elect to proceed with the Affiliation without resoliciting either UST stockholders or obtaining an updated fairness opinion if the UST Board determined that such action was consistent with its fiduciary duties.

    Alternatively, assuming that the Affiliation is approved by the stockholders of AFCB at the AFCB Meeting, the AFCB Board may elect to consummate the Affiliation without resoliciting AFCB stockholders even if the Closing Price is less than $24.06 per share and the price of UST Common Stock has declined more than 15% relative to a certain bank stock index and UST does not elect to increase the consideration to be paid to the AFCB stockholders by adjusting the Conversion Number as set forth above. Under such circumstances, as a result of the Conversion Number, the calculated value of the shares of UST Common Stock that would be received by AFCB stockholders would be less than $33.92 per share. In such a situation, in considering whether to consummate the Affiliation without the resolicitation of AFCB's stockholders, the AFCB Board will take into account, consistent with its fiduciary duties, all relevant facts and circumstances that exist at such time, including, without limitation, the advice of its financial advisors and legal counsel. The PaineWebber fairness opinion included as Appendix E to this Joint Proxy Statement-Prospectus has been delivered and speaks as of the date of this Joint Proxy Statement-Prospectus. The opinion does not address any adjustment that may be made to the Conversion Number under the terms of the Affiliation Agreement. Consequently, if a decline in the price of UST Common Stock as set forth above were to occur and UST did not elect to increase the consideration to be paid to the AFCB stockholders by adjusting the Conversion Number, the AFCB Board could not under such circumstances rely on PaineWebber's opinion unless it sought and received PaineWebber's consent. Stockholder approval of the Affiliation Agreement and each of the transactions contemplated thereby confers upon the AFCB Board the power, consistent with its fiduciary duties, to elect to consummate the Affiliation notwithstanding that the Closing Price is less than $24.06 per share and the price of UST Common Stock has declined more than 15% relative to a certain bank stock index and UST does not elect to increase the consideration to be paid to the AFCB stockholders by adjusting the Conversion Number. Therefore, AFCB could elect to proceed with the Affiliation without resoliciting AFCB stockholders or obtaining an updated fairness opinion if the AFCB Board determined that such action was consistent with its fiduciary duties. For a full discussion of UST and AFCB's termination rights, see "THE AFFILIATION--Termination of the Affiliation Agreement."

    Each outstanding share of AFCB Common Stock owned by UST and its subsidiaries (other than in a fiduciary capacity or for debts previously contracted) or by AFCB as treasury stock will be cancelled and retired at the Effective Time and cease to exist, and no payment will be made with respect thereto.

    Shares of AFCB Common Stock held by a stockholder who has demanded appraisal rights in compliance with the provisions of the MBCL will not be converted into UST Common Stock at the Effective Time (see "THE AFFILIATION--Rights of Dissenting Stockholders"). If, however, the stockholder subsequently withdraws his or her demand for appraisal or loses his or her right of appraisal, the stockholder's shares will be deemed to be so converted as of the Effective Time.

    In addition, at the Effective Time, all stock options with respect to AFCB Common Stock granted by AFCB or its affiliates under any stock option plan, which are outstanding at such time, whether or not then exercisable, will become fully exercisable in accordance with their terms and will be converted into and will become stock options with respect to UST Common Stock. The rights to UST Common Stock to be received by holders of AFCB stock options upon consummation of the Affiliation will be identical to the rights such optionees had under the AFCB stock option plans which covered such stock options immediately prior to the Effective Time, except that the number of shares of UST Common Stock subject to such options and the exercise price per share of such options will be determined in accordance with the Conversion Number. The number of shares of UST Common Stock subject to each such stock option will be equal to the product of the number of shares of AFCB Common Stock previously subject thereto and the Conversion Number, rounded down to the nearest whole share. The exercise price per share of UST Common Stock shall be equal to the exercise price per share of AFCB Common Stock previously subject thereto divided by the Conversion Number, rounded up to the nearest cent. See "THE AFFILIATION-- Employee Matters."

    The Affiliation Agreement provides that, in the event that UST changes the number of shares of UST Common Stock issued and outstanding between December 15, 1997 and the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification or other similar transaction, the Conversion Number will be adjusted proportionately.

    No fractional shares of UST Common Stock will be issued in the Affiliation. The Affiliation Agreement provides that each holder of shares of AFCB Common Stock exchanged pursuant to the Affiliation, who would otherwise have been entitled to receive a fraction of a share of UST Common Stock (after taking into account all certificates delivered by such holder) will receive, in lieu thereof, cash (without interest) in an amount determined by multiplying such holder's fractional interest by the Closing Price.

    Shares of UST capital stock (including UST Common Stock) issued and outstanding immediately prior to the Effective Time will remain issued and outstanding immediately after the Affiliation.

REGULATORY APPROVALS REQUIRED FOR THE AFFILIATION

    FEDERAL RESERVE. The Affiliation is subject to the approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Assuming Federal Reserve Board Approval is granted, the Affiliation may not be consummated until thirty (30) days after such approval (or 15 days if the Affiliation does not result in any material anti-competitive effect), during which time the DOJ may challenge the Affiliation on antitrust grounds and seek divestiture of certain assets and liabilities. UST anticipates that the Affiliation will have no material anti-competitive effect and that pursuant to the BHC Act, and established procedures of the Federal Reserve Board, the post-approval waiting period for the Affiliation will be reduced to fifteen (15) calendar days.

    The Federal Reserve Board is prohibited from approving any proposed acquisition, merger, or consolidation under the BHC Act (a) which would result in a monopoly or which would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or (b) the effect of which in any section of the United States may be substantially to lessen competition, or to tend to create a monopoly, or result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

    In making its determination with respect to the Affiliation, the Federal Reserve Board will take into consideration the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the communities served. As part of, or in addition to, consideration of the above factors, it is anticipated that the Federal Reserve Board will consider the financial condition of UST and AFCB, current and projected economic conditions in the New England region and the overall capital and safety and soundness standards of UST and AFCB as compared to those established by the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and the regulations promulgated thereunder.

    In addition, under the Community Reinvestment Act of 1977, as amended (the "CRA"), the Federal Reserve Board must take into account the record of performance of each of UST and AFCB in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each of such institutions. Furthermore, the BHC Act and Federal Reserve Board regulations require publication of notice of, and the opportunity for public comment on, the application submitted by UST for approval of the Affiliation and the BHC Act provides that the Federal Reserve Board may permit interested parties to intervene in the proceedings and to hold a public hearing in connection therewith if the Federal Reserve Board determines that such a hearing would be appropriate. Any such intervention by third parties could prolong the period during which the application is subject to review by the Federal Reserve Board.

    As noted above, the Affiliation may not be consummated until the thirtieth day after Federal Reserve Board approval, during which time the DOJ has jurisdiction to challenge the Affiliation on antitrust grounds. With the approval of the Federal Reserve Board and the DOJ, the waiting period may be reduced to no less than fifteen days. The commencement of an antitrust action by the DOJ would suspend the effectiveness of Federal Reserve Board approval of the Affiliation unless a court specifically orders otherwise. In reviewing the Affiliation, the DOJ could analyze the Affiliation's effect on competition differently than the Federal Reserve Board, and thus it is possible that the DOJ could reach a different conclusion than the Federal Reserve Board regarding the Affiliation's competitive effects. Failure of the DOJ to object to the Affiliation may not prevent the filing of antitrust actions or actions on other grounds by private persons or state attorneys general.

    In general, the Federal Reserve Board and the DOJ will examine the impact of the Affiliation on competition in various product and geographic markets, including competition for deposits and loans, especially loans to small and middle market businesses.

    The bank regulatory agencies, including the Federal Reserve Board, have over the course of the last year issued various policy pronouncements regarding the so-called Year 2000 problem, which concerns the inability of information systems, primarily computer software programs, to recognize properly and process date-sensitive information as the Year 2000 approaches. In light of the importance of the Year 2000 problem, UST and AFCB have assembled project teams of senior officers and, in the case of UST, outside consultants to assess the impact of the Year 2000 problem on their information systems and those of their customers, vendors and borrowers. Most recently, the bank regulatory agencies have issued additional guidance under which they are assessing and will assess Year 2000 readiness. The failure of a financial institution, such as UST or AFCB, to take appropriate steps to address deficiencies in their Year 2000 process may form the basis for delay or denial of an application or other regulatory request. In particular, the Federal Reserve Board has indicated that institutions with less than satisfactory Year 2000 readiness may not use the expedited application procedures for bank and nonbank acquisitions.

    UST concluded in early 1998 that sufficient progress against planning objectives had not been achieved with respect to its Year 2000 readiness. UST has devoted additional resources to the project, including but not limited to, retaining the services of Arthur Andersen LLP and certain outside advisors and programmers to augment UST's efforts in addressing its Year 2000 compliance, and is currently accelerating its efforts at achieving milestones in its project plan and is adding such additional milestones, assessments and documentation procedures as are necessary to ensure timely Year 2000 readiness. UST currently believes that it will be able to modify or replace any affected system in time to minimize any detrimental effects on UST's operations. In addition, UST intends to take those steps needed to assure that the application of the resources necessary to address any conversion issues involving the pending acquisitions of Somerset and AFCB will not negatively impact UST's Year 2000 readiness. For a more complete discussion of UST's and AFCB's Year 2000 readiness efforts, see UST's and AFCB's respective Annual Reports on Form 10-K for the year ended December 31, 1997, which are incorporated herein by reference. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

    The right of UST to exercise the Option under the Stock Option Agreement also is subject to the prior approval of the Federal Reserve Board, to the extent that the exercise of the Option would result in UST owning more than 5% of the outstanding shares of AFCB Common Stock. In considering whether to approve the exercise by UST of its rights under the Option, including its right to purchase more than 5% of the outstanding shares of AFCB Common Stock, the Federal Reserve Board would in general apply the same statutory criteria as it would apply to its consideration of whether to approve the Affiliation and would ordinarily require UST to enter into certain standard "passivity" commitments in connection with any exercise of the Option by UST. The Stock Option Agreement also provides that at the request of the holder of the Option, under certain circumstances, AFCB will repurchase the Option (and any shares acquired pursuant to the option beneficially owned by such holder) for cash. Such repurchase may be subject to the prior approval of the Federal Reserve Board. In considering whether to approve such repurchase, the Federal Reserve Board would be concerned principally with the effect of the repurchase on the capital adequacy of AFCB. For further information on the Stock Option Agreement, see "CERTAIN RELATED TRANSACTIONS--Stock Option Agreement."

    MASSACHUSETTS APPROVAL. The Affiliation is also subject to the approval of the Massachusetts BBI under Sections 2 and 4 of Chapter 167A of the Massachusetts General Laws. The statute requires that the Massachusetts BBI find that the Affiliation would not unreasonably affect competition among banking institutions and that it would promote public convenience and advantage. In making such a determination, the Massachusetts BBI would consider, but would not be limited to, a showing of net new benefits including initial capital investments, job creation plans, consumer and business services and commitments to maintain and open branch offices within a bank's statutorily-delineated local community. In addition, the statute mandates that the Massachusetts BBI cannot approve the Affiliation until it has received notice from the Massachusetts Housing Partnership Fund (the "MHPF") that arrangements satisfactory to the MHPF have been made for UST to pledge an amount of assets as required under the statute to be available for call by the MHPF for a period of 10 years following the consummation of the Affiliation for purposes of funding various affordable housing programs, or other similar arrangements have been accepted by the MHPF. Under the statute, UST also will be required to maintain, for a period of two years following the consummation of the Affiliation, the asset base of AFCB's subsidiary banks at a level equal to or greater than the total assets of such banks on the date of consummation of the Affiliation; provided, however, that the Massachusetts Commissioner may waive such asset retention requirement if, in his judgment, economic conditions warrant such waiver. UST currently intends to request that the Massachusetts Commissioner grant such waiver. The statute also mandates that the Massachusetts BBI cannot approve the Affiliation until it has received written assurance from UST that a resident or residents of The Commonwealth of Massachusetts will occupy a position of an executive officer in AFCB's subsidiary banks for so long as UST controls such subsidiary banks. In addition, the Massachusetts BBI may not approve any proposed acquisition or merger if such acquisition or merger would result in a bank holding company holding or controlling in excess of 28% of the total deposits, exclusive of foreign deposits, of all state and

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Federally chartered banks in Massachusetts and all Massachusetts branches existing by authority of a foreign country; provided, however, that the Massachusetts Commissioner may waive such maximum deposit requirement if, in his judgment, economic conditions warrant such waiver. The parties do not expect that approval of the Affiliation by the Massachusetts BBI will require that the Massachusetts Commissioner waive such maximum deposit limitation.

    UST and AFCB have filed or will file all applications necessary to receive the requisite approvals of the Federal Reserve Board and the Massachusetts BBI. The Affiliation will not proceed in the absence of all requisite regulatory approvals. There can be no assurance that either the Federal Reserve Board or the Massachusetts BBI will approve the Affiliation. If such approvals are received, there can be no assurance as to the timing of such approvals, that such approvals will not be conditioned in a manner so as to render inadvisable in the reasonable judgment of UST the consummation of the Affiliation, or that no action will be brought challenging such approvals. Additionally, there can be no assurance that implementation of UST's and AFCB's current Year 2000 readiness programs will not delay the receipt of such approvals. Other than as described above, UST and AFCB are not aware of any other governmental approvals or actions that are required prior to the parties' consummation of the Affiliation. It is presently contemplated that, if any such additional governmental approvals or actions were required, such approvals or actions would be sought. There can be no assurance, however, that any such additional approvals or actions could be obtained or, if obtained, would not be conditioned in a manner so as to render it inadvisable, in the reasonable judgment of UST, to consummate the Affiliation.

    UST expects to merge the AFCB Banks with and into USTrust within six months after the Effective Time. Receipt of approvals from the FDIC and from the Massachusetts Commissioner will be required at that time in order to consummate the merger of the banks. Such approvals, however, are not required for the consummation of the Affiliation.

EMPLOYEE MATTERS

    GENERAL

    In the Affiliation Agreement, UST has agreed to provide those employees of AFCB and its subsidiaries who remain employed with UST or its subsidiaries after the Effective Time with the types and levels of employee benefits maintained by UST for similarly situated employees of UST or its subsidiaries. Additionally, effective the first day of the first full calendar quarter after the Effective Time, UST has agreed to permit such former AFCB employees to participate in UST's employee benefit plans, including group hospitalization, medical, life and disability insurance plans, defined benefit pension plan, thrift plan, severance plan and similar plans, on the same terms and conditions as applicable to comparable employees of UST and its subsidiaries, giving AFCB employees full credit for all "years of service," as that term is defined in Section 411(a)(5) of the Code, with AFCB (to the extent AFCB gave effect) as if such service was with UST, for purposes of eligibility, vesting and other appropriate benefits, including applicability of minimum waiting periods for participation and calculation of benefits under vacation, severance and all other plans (including the waiver of pre-existing conditions, restrictions, exclusions or limitations), but not for benefit accrual purposes under the UST defined benefit pension plan attributable to any period prior to the Effective Time. Prior to their enrollment in UST's employee benefit plans following the Effective Time as described above, those employees of AFCB and its subsidiaries who remain employed with UST or its subsidiaries after the Effective Time will continue to be covered by all of the AFCB employee benefit plans which are in effect at the Effective Time and have been previously disclosed to UST by AFCB.

    UST has also agreed to honor in accordance with their terms all individual employment, termination, severance, change in control, post-employment and other compensation agreements and plans existing prior to the execution of the Affiliation Agreement, which are between AFCB or any of its subsidiaries and any current or former director, officer or employee of AFCB or any of its subsidiaries and which have been previously disclosed to UST by AFCB.

    UST has also agreed in the Affiliation Agreement that, for a period of one year following the Effective Time, UST will provide those employees of AFCB or any of its subsidiaries who become employees of UST or any of its subsidiaries with a severance plan with provisions that are at least as favorable in the aggregate as the severance plan currently maintained by AFCB for such employees. Any employee of AFCB or its subsidiaries who does not become an employee of UST or any of its subsidiaries is entitled to severance benefits under the severance plan or other agreement currently maintained by AFCB for such employee. Under AFCB's Change of Control Severance Policy, any employee terminated after a change of control of AFCB is entitled to receive three weeks of base salary for every year of service to AFCB, with a minimum payment equal to four weeks and a maximum payment equal to twelve months.

AFCB ESOPS

    In the Affiliation Agreement, UST and AFCB also agree that they will use all reasonable efforts, subject to all applicable laws and requirements to ensure accounting treatment of the Affiliation as a pooling-of-interests, to ensure that any net benefits that may be payable or otherwise distributed to employees of AFCB after the Effective Time from or by either of the Employee Stock Ownership Plans currently maintained by Lexington and Federal ("AFCB ESOPs"), upon termination of the AFCB ESOPs as permitted by the Affiliation Agreement, whether realized in the form of shares of UST Common Stock or any other form of compensation, will be paid or otherwise distributed only to persons who are employees of either Lexington or Federal on January 1, 1998 and on the Closing Date.

AFCB STOCK OPTIONS

    All rights with respect to AFCB Common Stock pursuant to stock options granted by AFCB under any stock option plans of AFCB will be converted into corresponding rights to purchase shares of UST Common Stock. The rights to UST Common Stock to be received by holders of AFCB stock options upon consummation of the Affiliation will be identical to the rights such optionees had under the AFCB stock option plans which covered such stock options, including that all such stock options will become fully exercisable upon the Effective Time, except that (i) all references to AFCB will be deemed to be references to UST and (ii) the number of shares of UST Common Stock subject to such options and the exercise price of such options will be adjusted to reflect the Conversion Number. The number of shares of UST Common Stock subject to such stock options will be equal to the product of (x) the number of shares of AFCB Common Stock previously subject thereto and (y) the Conversion Number, rounded down to the nearest whole share. The exercise price per share of UST Common Stock shall be equal to (x) the exercise price per share of AFCB Common Stock previously subject thereto divided by (y) the Conversion Number, rounded up to the nearest cent. UST has agreed to file a registration statement on Form S-3 or Form S-8, as the case may be, with respect to the shares of UST Common Stock subject to the AFCB stock options to be assumed by UST. UST will use all reasonable efforts to maintain the effectiveness of such registration statement for so long as such options remain outstanding. Under the Affiliation Agreement, after December 15, 1997, no further stock options may be granted by AFCB without the prior consent of UST.

    For a description of the effect of the Affiliation on certain other employee benefits provided by AFCB, see "THE AFFILIATION--Interests of Certain Persons in the Affiliation."

INTERESTS OF CERTAIN PERSONS IN THE AFFILIATION

    Certain members of the AFCB Board and executive officers of AFCB and its subsidiaries may be deemed to have certain interests in the Affiliation that are in addition to their interests as stockholders of AFCB. As discussed in "--Management and Operations After the Affiliation," certain executive officers of AFCB and the AFCB Banks will becomes executive officers and directors of UST and/or USTrust after the Effective Time.

    AFCB and the AFCB Banks have entered into special termination agreements with seventeen officers of AFCB and/or the AFCB Banks, including Messrs. Hansberry, Fallon and Greeley, which provide for the payment of certain severance benefits to such officers if such officer's employment with AFCB is terminated (other than for cause) or if such officer terminates his or her employment under certain circumstances, in either case after a change of control of AFCB. The effect of these agreements may be to make it more likely that the officers party thereto will remain employed for a certain period of time (the "Protected Period") following the Affiliation. The Protected Period afforded each of these officers is three years. These agreements provide that if an officer is terminated without cause or chooses to terminate his or her employment following a change or diminution in such officer's responsibilities or duties or a reduction in such officer's annual compensation, in either case at any time during the Protected Period, he or she will receive a lump sum payment which may vary from one to three times a specified base amount depending upon the individual. In addition, AFCB has entered into severance agreements with Mr. Hansberry and two other executive officers of the AFCB Banks, pursuant to which the executive may receive salary continuation for a period of 12 or 18 months, depending on the specific agreement, if such executive is terminated at any time without cause, provided however, that such executive may not receive payments under both his severance agreement and his special termination agreement. It is currently anticipated that UST and certain of such officers, including Messrs. Hansberry, Fallon and Greeley, may agree to enter into new employment, termination or severance agreements which would, after the Effective Time, replace such special termination and/or severance agreements. To the extent new agreements are not executed, UST has agreed to honor all such existing termination and severance arrangements. The total amount of all severance payments which might be paid under all of AFCB's existing severance and change of control agreements, assuming that the officers who are party to such agreements become entitled to receive payment thereunder in accordance with their respective terms, would be approximately $3.7 million in the aggregate.

    UST has agreed to maintain AFCB's directors' and officers' liability insurance for a period of six years (or substitute a comparable policy), and to honor, after the Effective Time, to the extent permissible under federal and Massachusetts law and regulation, the indemnification provisions set forth in the Articles of Incorporation and By-laws of AFCB and its subsidiaries with respect to acts or omissions taken prior to the Effective Time. See "THE AFFILIATION-- Indemnification and Insurance."

    Officers, directors and employees with outstanding stock options under stock option plans of AFCB will be entitled to have their options converted into options with respect to UST Common Stock. For a description of such conversion, see "THE AFFILIATION--Employee Matters."

MANAGEMENT AND OPERATIONS AFTER THE AFFILIATION

    UST. From and after the Effective Time, the UST Board will be expanded by five members (or such lesser number as may be agreed to by UST and AFCB), and Mr. Hansberry and four other individuals selected by AFCB and approved by UST will be appointed as directors of UST. One of the individuals selected by AFCB and approved by UST to be appointed as a director of UST will also be appointed to the Executive Committee of the UST Board and a second individual will be appointed to the Audit Committee of the UST Board. Directors of UST who are not otherwise full time officers or employees of UST or any of its subsidiaries are paid a fee of $250 for each meeting of the UST Board they attend, plus an annual stipend of $15,000.

    After the Effective Time, Mr. Finnegan will serve as President and Chief Executive Officer of UST and Mr. Hansberry will serve as Vice Chairman and Chief Operating Officer of UST. Additionally, Mr. Fallon will serve as an Executive Vice President of UST.

    MOSAIC. At the Effective Time, AFCB will be merged with and into Mosaic. As a result of the Affiliation, the separate corporate existence of AFCB will cease and Mosaic will be the surviving corporation, continuing its existence as a Massachusetts corporation and wholly-owned subsidiary of UST. By virtue of the Affiliation, Mosaic will also become the direct owner of all of the shares of capital stock of the AFCB Banks. The officers and directors of Mosaic upon the Effective Time will consist of those persons who were officers and directors of Mosaic immediately prior to the Effective Time, each to hold office in accordance with the Articles of Organization and By-laws of Mosaic.

    USTRUST. At the first board meeting after the Effective Time, Mr. Hansberry will become a director of USTrust. After the Effective Time, Mr. Finnegan will continue to serve as Chairman and Chief Executive Officer of USTrust. Additionally, at the Effective Time, Mr. Hansberry will become President and Chief Operating Officer of USTrust and Mr. Greeley will become Senior Vice President and Associate General Counsel of USTrust. At the Effective Time, except as set forth above, the officers of USTrust shall consist of those persons who were officers of USTrust immediately prior to the Effective Time, subject to the rights of Mosaic as the sole stockholder of USTrust, each to hold office in accordance with the Articles of Organization and By-laws of USTrust. See "THE AFFILIATION--The Subsidiary Banks; Establishment of Regional Organization" for additional information with respect to the operations of USTrust after the Effective Time.

    Additional information about Messrs. Finnegan, Hansberry, Fallon and Greeley and the other known individuals who will serve as the directors and executive officers of UST and USTrust following the Affiliation is contained in UST's and AFCB's Annual Reports on Form 10-K, for the year ended December 31, 1996, which are incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

    AFCB BANKS. At the Effective Time, the Board of Directors and executive officers of the AFCB Banks will consist of those directors and executive officers whom UST has selected to serve as directors and executive officers of the AFCB Banks and such additional persons as are designated by UST prior to the Effective Time. As set forth in "THE AFFILIATION--The Subsidiary Banks; Establishment of Regional Organization," UST currently anticipates that within six months after the Effective Time, the AFCB Banks will be merged with and into USTrust, with USTrust as the surviving bank.

THE SUBSIDIARY BANKS; ESTABLISHMENT OF REGIONAL ORGANIZATION

    It is currently anticipated that within six months after the Effective Time, UST will cause the AFCB Banks, other than Middlesex, to be merged with and into USTrust, with USTrust as the surviving bank and continuing its legal existence as an indirect subsidiary of UST. As permitted under the Affiliation Agreement, AFCB has entered into a definitive agreement to sell all of the capital stock of Middlesex to an individual buyer, William R. Berkley, for an aggregate purchase price of $8.24 million. It is currently anticipated that the sale of Middlesex to Mr. Berkley would occur, subject to regulatory approval, on the same date on which the Affiliation becomes effective or shortly thereafter. The consummation of the Affiliation is a condition to the sale of Middlesex to Mr. Berkley. This sale of the capital stock of Middlesex would not have a material effect on AFCB. If such disposition of Middlesex does not occur for any reason and the Affiliation is nonetheless completed, Middlesex will become a direct and indirect bank subsidiary of UST and Mosaic pursuant to the Affiliation. Although not required to consummate the Affiliation, the merger of the AFCB Banks, including Middlesex, if it is not otherwise sold, into USTrust will require the prior approval of the FDIC and the Massachusetts Commissioner and prior notice to the Office of Thrift Supervision.

    Notwithstanding the merger of the AFCB Banks with and into USTrust, in the Affiliation Agreement, UST has agreed to cause USTrust to use its best efforts to create a regional community banking organization within USTrust. Such regional organization, which will be implemented as soon after the Effective Time as is reasonably practicable, will include the establishment of geographic regions headed by regional presidents who will have line responsibility for both small business and consumer business lines within their assigned geographic region and who will report to Mr. Hansberry as President and Chief Operating Officer of USTrust.

FEDERAL INCOME TAX CONSEQUENCES

    GENERAL. The following is a summary description of the federal income tax consequences of the Affiliation. This summary is based upon the opinions of UST's and AFCB's respective tax counsel. It is not a complete description of all possible tax consequences of the Affiliation and, in particular, may not address federal income tax considerations that may affect the treatment of a stockholder which, at the Effective Time, already owns some UST Common Stock, is not a U.S. person, is a tax-exempt entity or an individual who acquired AFCB Common Stock pursuant to an employee stock option or otherwise as compensation, or exercises some form of control over AFCB. In addition, no information is provided herein with respect to the tax consequences of the Affiliation under applicable foreign, state or local laws. Consequently, each AFCB stockholder is advised to consult a tax advisor as to the specific tax consequences of the transaction to that stockholder. The following discussion is based on the Code, Treasury regulations and applicable judicial precedent as in effect on the date of this Joint Proxy Statement-Prospectus, and there can be no assurances that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements contained herein. The following discussion gives no consideration of the particular facts or circumstances of any holder of AFCB Common Stock and assumes that the AFCB Common Stock held by each holder thereof is held as a capital asset.

    EFFECT OF THE AFFILIATION. Neither UST nor AFCB has requested or will receive an advance ruling from the Internal Revenue Service as to the tax consequences of the Affiliation. Consummation of the Affiliation is conditioned on the delivery of tax opinions from Bingham Dana LLP, counsel to UST, and from Sullivan & Worcester LLP, counsel to AFCB, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the Effective Time, the Affiliation will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Code. In rendering such opinions, such counsels may rely upon certificates of officers of UST, Mosaic and AFCB and their affiliates as to certain factual and other matters.

    If the Affiliation constitutes such a reorganization: (i) no gain or loss will be recognized by UST, AFCB or Mosaic as a result of the Affiliation; (ii) no gain or loss will be recognized by stockholders of AFCB on account of their receipt of UST Common Stock in exchange for their AFCB Common Stock as a result of the Affiliation; (iii) a holder of AFCB Common Stock who receives cash proceeds in lieu of fractional shares in UST Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by UST; (iv) the tax consequences of the assumed redemption occurring in connection with the payment of cash in lieu of fractional shares, and of the redemption of AFCB Common Stock from holders of AFCB Common Stock who perfect their statutory dissenters' rights, will be determined in accordance with
Section 302 of the Code but should generally give rise to capital gain or loss;
(v) the tax basis of the UST Common Stock received by stockholders who exchange AFCB Common Stock for UST Common Stock in the Affiliation will be the same as the tax basis of the AFCB Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and (vi) the holding period of the UST Common Stock in the hands of the AFCB stockholders will include the holding period of the AFCB Common Stock exchanged therefor. With respect to item (iv), note that if any such dissenting AFCB stockholder actually or constructively owns UST Common Stock immediately after the Affiliation (including, for example, as a result of constructively owning shares of AFCB Common Stock that are exchanged for UST Common Stock in the Affiliation), that dissenting stockholder may, in certain circumstances, be required to treat the cash received as dividend income. Whether the receipt of cash by such a dissenting stockholder will be treated as dividend income depends upon the dissenting stockholder's particular circumstances; for this reason, dissenting AFCB stockholders are urged to consult their tax advisors regarding the tax treatment of any payments they may receive as a result of the exercise of their dissenters rights.

    As noted above, it is a condition to the consummation of the Affiliation that UST receive an opinion from its counsel, Bingham Dana LLP, and that AFCB receive an opinion from its counsel, Sullivan & Worcester LLP, each substantially to the effect that, among other things, assuming it was consummated in accordance with the Affiliation Agreement, the Affiliation constitutes a reorganization under Section 368 of the Code. If either or both such opinions cannot be delivered because the Affiliation is not a reorganization under the Code in the opinion of the respective counsel, the Affiliation may not be consummated. If, however, the parties waive this condition and the Affiliation is consummated but not treated as a reorganization within the meaning of Section 368 of the Code, no gain or loss will be recognized by UST, but AFCB would be deemed to have disposed of its assets in a taxable transaction (with any tax liability resulting from such deemed disposition assumed by Mosaic as a result of AFCB's merger with and into Mosaic) and exchanges of AFCB Common Stock, whether for cash or for UST Common Stock pursuant to the Affiliation, would be taxable transactions. In that event, each exchanging holder of AFCB Common Stock would recognize capital gain or loss equal to the difference between such holder's adjusted basis in the AFCB Common Stock exchanged and the amount of cash (if any) plus the fair market value of UST Common Stock (if any) received by such holder in the Affiliation. In the event that AFCB waives such condition, AFCB (but not UST) would resolicit the approval of its stockholders before it proceeded with the Affiliation.

    Any capital gain or loss recognized in connection with the Affiliation as described above will be taxable as long-term capital gain if the AFCB stockholder's holding period for his or her AFCB Common Stock exceeds one year at the Effective Time. In the case of noncorporate taxpayers, any such long-term capital gain would be taxable at a maximum federal income tax rate of 28%, or 20% if the taxpayer's holding period exceeds 18 months at the Effective Time.

    BACKUP WITHHOLDING. In order to avoid "backup withholding" of federal income tax on payments of cash to a holder who exchanges his or her AFCB Common Stock, or a portion of his or her AFCB Common Stock, for cash, a holder must, unless an exception applies under the applicable law and regulations, provide the payor of such cash with such holder's correct taxpayer identification number ("TIN") on a Form W-9 and certify under penalties of perjury that such number is correct and that such holder is not subject to backup withholding. If the correct TIN and certifications are not provided, a $50 penalty may be imposed on a holder by the Internal Revenue Service and the cash payments received by a holder may be subject to backup withholding tax at a rate of 31%.

ACCOUNTING TREATMENT

    Consummation of the Affiliation is conditioned upon the Affiliation being accounted for as a pooling-of-interests and the receipt by each of UST and AFCB of a letter to such effect from Arthur Andersen LLP. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of UST and AFCB will be carried forward at their previously recorded amounts and no goodwill will be created. Revenues and expenses will be retroactively presented as if UST and AFCB were combined for the entire fiscal period in which the Affiliation occurs and for all periods prior to the Affiliation at previously recorded amounts.

    In order for the Affiliation to qualify for pooling-of-interests accounting treatment, substantially all of the outstanding AFCB Common Stock must be exchanged for UST Common Stock with substantially similar terms. UST and AFCB have agreed that neither party will intentionally take or cause to be taken any action that would prevent the Affiliation from qualifying for pooling-of-interests accounting treatment. See "THE AFFILIATION--Conditions of the Affiliation."

    For information concerning certain conditions to be imposed in connection with the consummation of the Affiliation with respect to the exchange of AFCB Common Stock for UST Common Stock by Affiliates (as defined below) of AFCB and certain restrictions to be imposed on the transferability of the UST Common Stock to be received by those Affiliates, in order, among other things, to assure the availability of pooling-of-interests accounting treatment, see "THE AFFILIATION--Resales by Affiliates."

INDEMNIFICATION AND INSURANCE

    Under the Affiliation Agreement, after the Effective Time, UST has agreed to honor the indemnification provisions for officers and directors currently set forth in the AFCB Articles or By-laws (or charter or other organizational documents of any of AFCB's subsidiaries) with respect to acts and omissions taken by such officers and directors prior to the Effective Time, but only to the extent permitted by federal and Massachusetts law and regulation.

    UST has also agreed, pursuant to the Affiliation Agreement, to maintain AFCB's (including its subsidiaries') existing directors' and officers' liability insurance for a period of six years after the Effective Time on terms no less favorable than those in effect on December 15, 1997. AFCB has agreed that UST may substitute policies providing at least comparable coverage and containing terms and conditions no less favorable than those in effect on December 15, 1997.

RIGHTS OF DISSENTING STOCKHOLDERS

    If the Affiliation becomes effective, a stockholder of AFCB who does not vote in favor of the Affiliation and who follows the procedures prescribed under Massachusetts law may require AFCB (or Mosaic as its successor after the Effective Time) to pay the fair value, determined as provided under applicable statute, for the Dissenting Shares held by such stockholder. The following is a summary of certain features of the relevant Massachusetts law, the provisions of which are set forth in full in Appendix F annexed hereto. IN ORDER TO EXERCISE SUCH STATUTORY APPRAISAL RIGHTS, STRICT ADHERENCE TO THE STATUTORY PROVISIONS IS REQUIRED, AND EACH STOCKHOLDER WHO MAY DESIRE TO EXERCISE SUCH RIGHTS SHOULD CAREFULLY REVIEW AND ADHERE TO SUCH PROVISIONS.

    A dissenting stockholder of AFCB who desires to pursue the appraisal rights available must adhere to the following procedures: (1) file a written objection to the Affiliation with AFCB before the taking of the stockholders' vote on the Affiliation, stating the intention of such stockholder to demand payment for shares owned by such stockholder if the Affiliation is approved and consummated;
(2) refrain from voting shares owned by such stockholder in favor of the Affiliation; and (3) within twenty days of the date of mailing of a notice by AFCB (or Mosaic as its successor after the Effective Time) to objecting stockholders that the Affiliation has become effective, make written demand to AFCB (or Mosaic as its successor after the Effective Time) for payment for said stockholder's shares. Such written objection should be delivered to AFCB, 716 Main Street, Waltham, Massachusetts 02154, Attn.: Quentin J. Greeley, Executive Vice President, General Counsel and Clerk, and such written demand should be delivered to Mosaic Corp. (as successor to AFCB after the Effective Time), c/o UST, 40 Court Street, Boston, Massachusetts 02108, Attn.: Eric R. Fischer, Executive Vice President, General Counsel and Clerk. It is recommended that such objection and such demand be sent by registered or certified mail, return receipt requested.

    A dissenting stockholder, who files the required written objection with AFCB prior to the stockholder vote, need not vote against the Affiliation, but a vote in favor of the Affiliation will constitute a waiver of such stockholder's statutory appraisal rights. Stockholders should note that returning a properly signed proxy card that does not indicate a vote or an abstention on approval of the Affiliation Agreement will constitute a vote in favor of the Affiliation Agreement. A vote against the Affiliation does not, alone, constitute a written objection. Pursuant to the applicable statutory provisions, notice that the Affiliation has become effective will be sent to each objecting stockholder of AFCB within ten days after the date on which the Affiliation becomes effective.

    The value of the AFCB Common Stock will be determined initially by AFCB (or Mosaic as its successor after the Effective Time) and the dissenting stockholder. If, during the period of thirty days after the expiration of the period during which the foregoing demand for payment may be made, AFCB (or Mosaic as its successor after the Effective Time) and the stockholder fail to agree on an appraisal value, either of them may file a bill in equity in the Superior Court of Middlesex County, Massachusetts, asking that the court determine the matter in issue. The bill in equity must be filed within four months after the date of expiration of the foregoing thirty-day period. After a hearing, the court shall enter a decree determining the fair value of the AFCB Common Stock and shall order AFCB (or Mosaic as its successor after the Effective Time) to make payment of such value, with interest, if any, to the stockholders entitled

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
to said payment, upon transfer by them to AFCB (or Mosaic as its successor after the Effective Time) of the certificate or certificates representing the AFCB Common Stock held by said stockholders.

    For appraisal proceeding purposes, value is determined as of the day before the approval of the Affiliation by stockholders, excluding any element of value arising from the expectation or accomplishment of the Affiliation.

    Under Massachusetts statutory law, procedures relating to dissenters' rights are stated to be the exclusive remedy available to a stockholder objecting to the Affiliation, except where the objection is based on the contention that the Affiliation will be or is illegal or fraudulent as to said stockholder. However, under Massachusetts case law, dissenting stockholders may not be limited to the statutory remedy of judicial appraisal where violations of fiduciary duty are found.

    The law pertaining to the statutory appraisal remedy also contains provisions regarding costs, dividends on dissenting shares, rights under dissenting shares prior to purchase, discontinuance of dissenters' rights, and certain miscellaneous matters. See Appendix F.

NASDAQ LISTING

    The Affiliation Agreement provides for the filing of, and UST has filed or will file, a listing application with NASDAQ covering the shares of UST Common Stock issuable pursuant to the Affiliation. The obligation of AFCB to effect the Affiliation is subject to the condition that such shares of UST Common Stock be authorized for listing on NASDAQ effective upon official notice of issuance.

RESALES BY AFFILIATES

    Shares of UST Common Stock to be issued to stockholders of AFCB in connection with the Affiliation will be registered with the Commission under the Securities Act. Thus, all shares of UST Common Stock to be received by holders of AFCB Common Stock upon consummation of the Affiliation will be freely transferable by those stockholders of AFCB not deemed to be "Affiliates" of UST or AFCB. Under the Securities Act, "Affiliates" generally are defined as persons (often considered to include, but not necessarily limited to, executive officers, directors and ten-percent stockholders) who control, are controlled by, or are under common control with (i) UST or AFCB at the time of the AFCB Meeting or (ii) UST at or after the Effective Time.

    Rule 145 promulgated by the Commission under the Securities Act restricts the sale of UST Common Stock received in the Affiliation by former Affiliates of AFCB and certain of their family members and related interests. Generally speaking, during the one year following the Effective Time, Affiliates of AFCB, may publicly resell the UST Common Stock received by them in the Affiliation provided that such sales comply with Rule 145 limitations as to the amount of UST Common Stock sold in any three-month period and as to the manner of sale. After the one-year period, such former Affiliates of AFCB who are not Affiliates of UST may resell their shares without any restriction. Persons who are Affiliates of UST prior to the Effective Time generally will remain subject to limitations and restrictions under Commission Rule 144 with respect to shares they may receive in connection with the Affiliation (and any other shares of UST Common Stock they may own), so long as they continue to be Affiliates. The ability of Affiliates to resell shares of UST Common Stock received in the Affiliation under Rule 145 as summarized herein will be subject to UST's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale.

    Affiliates of AFCB also will be permitted to resell UST Common Stock received in the Affiliation without any restrictions provided that such sales are made pursuant to an effective registration statement filed with the Commission under the Securities Act or by means of another available exemption from the Securities Act registration requirements. This Joint Proxy Statement-Prospectus may not be used to

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effectuate any resales of UST Common Stock received by persons who may be deemed to be Affiliates of UST or AFCB.

    UST and AFCB have agreed to use all reasonable efforts to cause each person who may be deemed to be an Affiliate (which term shall mean any person so defined for purposes of qualifying the Affiliation for pooling-of-interests accounting treatment under the Commission's Accounting Series Releases 130 and 135, and which term shall also mean when used with respect to AFCB, any person so defined in accordance with Rule 145) of such party to execute and deliver to the other party, a letter, in the case of UST Affiliates, substantially in the form attached to the Affiliation Agreement as Exhibit C-1 (the "UST Affiliates Letter"), and in the case of AFCB, substantially in the form attached to the Affiliation Agreement as Exhibit C-2 (the "AFCB Affiliates Letter," and generally, an "Affiliates Letter").

    Commission guidelines with respect to the qualification of the Affiliation for pooling-of-interests accounting treatment limit sales of shares of the acquiring and acquired company by Affiliates of either company in a business combination. Commission guidelines indicate further that the pooling-of-interests method of accounting generally will not be challenged on the basis of sales by Affiliates of the acquiring or acquired company if they do not dispose of any of the shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning thirty days before the merger and ending when financial results ("Post-Merger Financial Results") covering at least thirty days of post-merger operations of the combined entity have been published. In the UST Affiliates Letter, Affiliates of UST have agreed not to sell, transfer or otherwise dispose of, or reduce the risk of ownership with respect to shares of, UST Common Stock held by the Affiliate in violation of these guidelines. In the AFCB Affiliates Letter, Affiliates of AFCB have agreed not to sell, transfer or otherwise dispose of, or reduce the risk of ownership with respect to any shares of, AFCB Common Stock held by the Affiliate, or any shares of UST Common Stock received by the Affiliate in the Affiliation or otherwise held by the Affiliate in violation of these guidelines.

    The AFCB Affiliates Letter further provides that an Affiliate of AFCB will not sell, assign, transfer, or otherwise dispose of any shares of UST Common Stock obtained as a result of the Affiliation, except in compliance with the Securities Act and the rules and regulations of the Commission thereunder. AFCB certificates surrendered for exchange by any person who is an Affiliate of AFCB for purposes of Rule 145(c) will not be exchanged for certificates representing shares of UST Common Stock until UST has received an executed Affiliates Letter from such person. Prior to publication of Post-Merger Financial Results, UST will not transfer on its books any shares of UST Common Stock received by an Affiliate pursuant to the Affiliation. The stock certificates representing UST Common Stock issued to Affiliates of AFCB in the Affiliation will bear a legend summarizing the applicable Rule 145 restrictions.

    UST has agreed in the Affiliation Agreement to publish, not later than thirty days after the end of the first fiscal quarter ending at least thirty days after the Effective Time, Post-Merger Financial Results as contemplated by and in accordance with the terms of the Commission's Accounting Series Release No. 135.

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

    CONVERSION OF SHARES OF AFCB COMMON STOCK. By virtue of the Affiliation, automatically and without any action on the part of any holder thereof: (a) each then-outstanding share of AFCB Common Stock not owned by UST directly or indirectly (except for any such shares of AFCB Common Stock held by UST in a fiduciary capacity or for debts previously contracted), and other than those shares of AFCB Common Stock held in the treasury of AFCB and Dissenting Shares, will be converted into 1.41 shares of UST Common Stock and each holder will also receive preferred stock purchase rights associated therewith pursuant to the UST Rights Agreement (See "THE AFFILIATION--Terms of the Affiliation" and "DESCRIPTION OF UST CAPITAL STOCK--Stockholder Rights Agreement"); (b) each then-outstanding share of AFCB Common Stock owned by UST or any subsidiary of UST (except for any such shares of AFCB Common Stock held by UST or its subsidiaries in a fiduciary capacity or for debts previously contracted) will be cancelled, retired and cease to exist; and (c) each share of AFCB Common Stock issued and held in AFCB's treasury will be cancelled and cease to exist. No conversion or payment will be made with respect to the cancellation of shares referred to in clauses
(b) and (c) above. For a discussion of the treatment of Dissenting Shares, see "THE AFFILIATION--Rights of Dissenting Stockholders." Under certain circumstances, UST may choose to adjust the Conversion Number to be greater than
1.41 in order to prevent the termination of the Affiliation Agreement by AFCB. See "THE AFFILIATION--Termination of the Affiliation Agreement."

    MANNER OF EXCHANGING AFCB CERTIFICATES FOR UST CERTIFICATES. UST has appointed USTC (the "Exchange Agent"), to effect the exchange of certificates in connection with the Affiliation. Promptly after the Effective Time, UST will send to each holder of record (other than UST or its subsidiaries for shares of AFCB Common Stock it holds other than in a fiduciary capacity or for debts previously contracted and holders of shares of AFCB Common Stock who have perfected their rights of appraisal) of a AFCB certificate which immediately prior to the Effective Time represented outstanding shares of AFCB Common Stock (a "AFCB Certificate"), a letter of transmittal and instructions for its use in effecting such surrender of the AFCB Certificates in exchange for certificates representing shares of UST Common Stock. Upon surrender of a AFCB Certificate for exchange and cancellation to the Exchange Agent, together with a duly executed letter of transmittal and any other required documents, the holder of such AFCB Certificate will be entitled to receive, in exchange therefor, a certificate representing the number of shares of UST Common Stock to which such AFCB Certificate holder is entitled upon consummation of the Affiliation and a check representing cash in lieu of any fractional share thereof, and the AFCB Certificate so surrendered will forthwith be cancelled.

    AFCB CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL THE AFCB STOCKHOLDER HAS RECEIVED A TRANSMITTAL LETTER.

    If any certificate for shares of UST Common Stock or a check representing cash in lieu of any fractional share thereof is to be issued in a name other than that in which a AFCB Certificate surrendered for exchange is registered, the AFCB Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes by reason of the issuance of a certificate representing shares of UST Common Stock in any name other than that of the registered holder of the AFCB Certificate surrendered, or which are required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

    LOST CERTIFICATES. In the event that any AFCB Certificate is lost, stolen or destroyed, upon receipt by UST of appropriate evidence as to such loss, theft or destruction and as to the ownership of the AFCB Certificate, and the receipt by UST of appropriate and customary indemnification, UST will issue shares of UST Common Stock and the fractional share payment, if any, in exchange for the lost, stolen or destroyed AFCB Certificate.

    DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED AFCB CERTIFICATES. No dividend or other distribution payable after the Effective Time on UST Common Stock will be paid to the holder of any AFCB Certificates until such holder surrenders such AFCB Certificates for exchange as instructed. Subject to any applicable law, upon surrender of any AFCB Certificate, such holder will receive (a) a certificate representing the shares of UST Common Stock into which the former shares of AFCB Common Stock represented by such certificate have been converted,
(b) any withheld dividends or other distributions (without interest) and (c) any withheld cash payments (without interest) for any fractional share to which such stockholder is entitled.

    POST EFFECTIVE TIME. After the Effective Time, there will be no transfers on the transfer books of AFCB of the shares of AFCB Common Stock which were outstanding immediately at the Effective Time. If, after the Effective Time, AFCB Certificates representing such shares are presented for transfer to AFCB, they will be cancelled and exchanged for certificates representing shares of UST Common Stock pursuant to the terms of the Affiliation Agreement. After the Effective Time, holders of AFCB Certificates (or certificates of AFCB's corporate predecessors in interest, which have been converted into AFCB Certificates) will cease to be and have no rights as stockholders of such entities except to receive shares of UST Common Stock or cash in lieu of fractional shares of AFCB Common Stock converted or rights afforded dissenting stockholders.

CONDITIONS TO THE CONSUMMATION OF THE AFFILIATION

    CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each of UST and AFCB to effect the Affiliation are subject to the fulfillment of the following conditions, none of which may be waived by the parties:

        (a) the Affiliation Agreement and the transactions contemplated thereby shall have been approved by the requisite affirmative votes of the holders of UST Common Stock and AFCB Common Stock entitled to vote thereon;

        (b) all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental or regulatory authority or agency which are necessary for the consummation of the Affiliation, shall have been filed, occurred or been obtained (all such authorizations, orders, declaration, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect;

        (c) the Registration Statement shall have become effective under the Securities Act and shall not be subject to a stop order or a threatened stop order;

        (d) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Affiliation shall be in effect; and

        (e) UST and AFCB shall have each received a letter from Arthur Andersen LLP, addressed to each of them, to the effect that the Affiliation will qualify for pooling-of-interests accounting treatment.

    CONDITIONS TO UST'S OBLIGATIONS. The obligation of UST to effect the Affiliation also is subject to the satisfaction of additional conditions, including, but not limited to, the following conditions, any of which may be waived by UST:

        (a) no material adverse change shall have occurred in the business, assets, financial condition or results of operations of AFCB and its subsidiaries taken as a whole;

        (b) UST shall have received assurance that AFCB's representations and warranties are true in all material respects as of the Effective Time and all of AFCB's pre-closing obligations have been complied with in all material respects;

        (c) all required approvals of non-governmental third parties necessary in connection with the consummation of the Affiliation and required to be received by AFCB have been received;

        (d) Bingham Dana LLP shall have delivered to UST an opinion that the Affiliation will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Code;

        (e) AFCB shall have delivered to UST each of the AFCB Affiliates Letters executed by Affiliates of AFCB; and

        (f) there shall not have been any action taken by any federal or state governmental agency or authority which, in connection with the granting of any consent or Requisite Regulatory Approval necessary to consummate the Affiliation, imposes any condition or restriction upon UST or any of its subsidiaries, or AFCB, after the Affiliation (including, without limitation, requirements relating to the disposition of assets or limitations on interest rates) which would so materially adversely impact the economic or business benefits of the transactions contemplated by the Affiliation Agreement, as to render inadvisable in the reasonable judgment of UST the consummation of the Affiliation.

    CONDITIONS TO AFCB'S OBLIGATIONS. The obligations of AFCB to effect the Affiliation also are subject to the satisfaction of certain additional conditions, including, but not limited to, the following conditions, any of which may be waived by AFCB:

        (a) no material adverse change shall have occurred in the business, assets, financial condition, results of operations of UST and its subsidiaries taken as a whole;

        (b) AFCB shall have received assurance that UST's representations and warranties are true in all material respects as of the Effective Time and all of UST's pre-closing obligations have been complied with in all material respects;

        (c) all required approvals of non-governmental third parties necessary in connection with the consummation of the Affiliation that are required to be received by UST have been received;

        (d) Sullivan & Worcester LLP shall have delivered to AFCB an opinion to the effect that the Affiliation will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Code and no gain or loss will be recognized by the stockholders of AFCB upon the receipt, pursuant to the Affiliation Agreement, of UST Common Stock in exchange for AFCB Common Stock (such opinion will not extend to cash received in lieu of fractional share interests or cash received by dissenting stockholders, if any);

        (e) UST shall have delivered to AFCB each of the UST Affiliates Letters executed by Affiliates of UST;

        (f) the shares of UST Common Stock issuable to AFCB stockholders pursuant to the Affiliation Agreement shall have been authorized for listing on NASDAQ upon official notice of issuance; and

        (g) the Exchange Agent shall have delivered a certificate to AFCB to the effect that UST (i) has given the Exchange Agent instructions and authorization to issue a sufficient number of shares of UST Common Stock in exchange for all outstanding shares of AFCB Common Stock and (ii) has deposited sufficient funds with the Exchange Agent to pay a reasonable estimate of the cash payments necessary to pay for fractional share interests.

CONDUCT OF BUSINESS PENDING THE AFFILIATION

    Pursuant to the Affiliation Agreement, AFCB has agreed that, until the earlier of the Effective Time or the termination of the Affiliation Agreement,
AFCB:

        (a) shall, and shall cause each of its subsidiaries to, except as specifically permitted pursuant to the Affiliation Agreement or as otherwise specifically disclosed therein, conduct its business and engage in transactions only in the ordinary and usual course of business consistent with past practices;

        (b) shall not, and shall not permit any of its subsidiaries, without the prior written consent of UST, to (i) except as otherwise disclosed in the Affiliation Agreement, engage in any material transaction or incur or sustain any material obligation or liability except in the ordinary, regular and usual course of business consistent with past practices, (ii) offer an interest rate on any deposit such that such deposit would be deemed a "brokered deposit," other than in the ordinary course of business consistent with past practices, (iii) except in the ordinary course of business consistent with past practices (except for the sale of all of the shares of Middlesex, as more fully set forth in the Affiliation Agreement), sell, lease, transfer, assign, encumber or otherwise dispose of any assets, (iv) except as otherwise disclosed in the Affiliation Agreement, file any application or give any notice to customers or governmental authorities or agencies to open, close or relocate any branch or open, close, relocate or terminate the operations of any branch, or (v) waive any material right, whether in equity or at law, it has with respect to any asset except in the ordinary, regular and usual course of business consistent with past practice;

        (c) shall, at UST's request and expense, use all reasonable efforts to cooperate with UST with respect to the preparation for the combination and integration of the businesses, systems and operations of AFCB and UST;

        (d) shall not pay or declare any dividends or make other distributions in respect of the AFCB Common Stock except for regular quarterly cash dividends at a rate not in excess of AFCB's current dividend rate and subject to certain other provisions of the Affiliation Agreement;

        (e) shall not adopt or amend in any material respect any pension, benefit or other plans or enter into any employment, retention, severance or similar contracts or amend such contracts or plans to increase the amount payable or benefits provided thereunder, or pay any bonuses to it or its subsidiaries' employees except as provided for in the Affiliation Agreement and in the ordinary course of business consistent with past practices;

        (f) except as set forth in the Affiliation Agreement, shall not with respect to itself and its subsidiaries, authorize, recommend, propose or enter into an agreement with respect to any merger, consolidation, purchase and assumption transaction or business combination (other than the Affiliation), any acquisition of a material amount of assets or securities or assumption of liabilities, any disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights;

        (g) shall not propose or adopt amendments to its or its subsidiaries' Articles of Organization or By-laws;

        (h) shall not, and shall not permit its subsidiaries to, issue, deliver or sell shares of its or their capital stock or securities convertible into its or their capital stock (except upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans or any other equity compensation programs or arrangements, as more fully set out in the Affiliation Agreement), and except upon exercise of the Option, or effect any stock split, reclassification or similar transaction or otherwise change its capitalization as it existed on September 30, 1997;

        (i) shall not grant, confer or award any options or rights, not existing on December 15, 1997, to acquire any of its capital stock;

        (j) shall not, and shall not permit its subsidiaries to, purchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for shares of its capital stock, except in a fiduciary capacity;

        (k) shall not impose or permit to exist any material lien, charge or encumbrance on any capital stock held by it or any of its subsidiaries;

        (l) shall not, and shall not permit its subsidiaries to, incur any additional debt obligations or other obligations for borrowed money, or to guarantee the same, other than in the ordinary course of business consistent with past practices;

        (m) except as otherwise disclosed in the Affiliation Agreement, shall not incur or commit to any capital expenditures or any obligations or liabilities in connection therewith, other than in the ordinary and usual course of business consistent with past practices and, in all cases, shall consult with UST with respect to capital expenditures that individually exceed $75,000 or cumulatively exceed $300,000;

        (n) shall, subject to any restrictions under applicable law or regulation, promptly notify UST of any emergency or other change in the normal course of its business and of any governmental complaints, investigations or hearings if such emergency, change, complaint, investigation or hearing would be material to the business, results of operations or financial condition of AFCB;

        (o) shall not make any loan or extend any credit on other than the terms, conditions and standards offered by AFCB in the ordinary course of business consistent with past practice, other than in connection with any loan workouts in accordance with applicable law and consistent with prudent banking practices;

        (p) shall file all reports, applications and other documents required to be filed by it with the Commission, the FRB, the Office of Thrift Supervision, the FDIC or any other governmental entity, between December 15, 1997 and the Effective Time, and shall make available to UST copies of all such reports;

        (q) shall not, except as expressly contemplated by the Affiliation Agreement, enter into any contract with any Affiliate;

        (r) shall not, except for transactions in the ordinary course of business consistent with past practices, enter into or terminate any material contract or alter any material leases or contracts, except as provided in the Affiliation Agreement;

        (s) shall not, except in the ordinary course of business and consistent with past practice, materially change its investment securities portfolio or its "gap position" without prior consultation with UST; and

        (t) shall not agree, in writing or otherwise, to take any of the foregoing actions or any action which would make any of its representations or warranties made in the Affiliation Agreement untrue or incorrect in any material respect.

    AFCB has agreed to consult with UST before renewing or extending any material lease of AFCB or any subsidiary of real property or material lease relating to furniture, fixtures or equipment that is currently in effect but would otherwise expire on or prior to the Effective Time. AFCB has further agreed not to cancel, terminate or take any other action this is likely to result in any cancellation or termination of any such lease without prior written notice to UST.

    UST and AFCB have agreed to cooperate and use all reasonable efforts to prepare all necessary documentation and file all applications, notices, petitions and filings, and to obtain and to cooperate in obtaining permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the Affiliation Agreement and to comply with the terms and conditions of all such permits, consents, approvals and authorizations.

    UST and AFCB have further agreed (i) not to change their respective methods of accounting, as in effect at December 31, 1996, except as allowed in the Affiliation Agreement; (ii) to advise the other promptly of any change or event having a Material Adverse Effect (as defined in the Affiliation Agreement) on it or that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in the Affiliation Agreement; and (iii) to coordinate with each other the declaration of any dividends in respect of UST Common Stock and AFCB Common Stock and the record dates and payment dates relating thereto, it being their intention that holders of UST Common Stock or AFCB Common Stock will not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of UST Common Stock and/or AFCB Common Stock and any shares of UST Common Stock any such holder receives pursuant to the Affiliation.

    UST has also agreed to advise AFCB, during the period from the date of the Affiliation Agreement to the earlier of the Effective Time or the date of termination of the Affiliation Agreement, of any proposed material transaction involving UST's acquisition of, or by, or merger with, another banking or financial services organization.

    From the date of the Affiliation Agreement until the earlier of the Effective Time or the date of termination of the Affiliation Agreement, UST has agreed that it will take no action which would (a) materially adversely affect the ability of any party to obtain any governmental or regulatory consents required for consummation of the transactions contemplated by the Affiliation Agreement without the imposition of a burdensome condition or restriction or (b) materially adversely affect the ability of any party to perform its covenants and agreements under the Affiliation Agreement.

NO SOLICITATION

    AFCB has specifically agreed that it will not and its subsidiaries will not, prior to the termination of the Affiliation Agreement, directly or indirectly, solicit, encourage, initiate or participate in any discussion or negotiations with (subject to the fiduciary obligations of the AFCB Board as determined in good faith in consultation with outside counsel), or provide any information to, any corporation, partnership, person or other entity (other than UST and its affiliates) concerning any merger, tender offer, sale of substantial assets (other than as permitted under the Affiliation Agreement), or sales of stock or securities involving AFCB or its subsidiaries (an "Other Acquisition Transaction"). In the exercise of the AFCB Board's fiduciary obligations, AFCB may participate in discussions with respect to an Other Acquisition Transaction provided that AFCB does not solicit or initiate such discussions. Notwithstanding the foregoing, AFCB is not prohibited from taking and disclosing to stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such disclosure to stockholders which may be required under applicable law. AFCB has agreed to immediately communicate to UST the identity of the parties and terms of any proposal, discussion or inquiry relating to a possible Other Acquisition Transaction.

WAIVER AND AMENDMENT

    WAIVER. UST and AFCB, with the authorization of their respective Boards of Directors, may, by written notice to the other party (a) extend the time for the performance of any of the obligations or other acts required of the other party contained in the Affiliation Agreement, (b) waive any inaccuracies in the representations and warranties of the other party contained in the Affiliation Agreement or in any document delivered pursuant to the Affiliation Agreement, or
(c) waive compliance by the other party of any of its agreements or obligations under certain sections of the Affiliation Agreement; provided that any extension or waiver which reduces the amount or changes the form of the consideration to be delivered to AFCB stockholders may not be made after AFCB stockholders have approved the Affiliation Agreement unless stockholder approval for the amendment is obtained.

    AMENDMENT. Subject to the applicable provisions of the Massachusetts General Laws and as may be authorized by their respective Boards of Directors, the Affiliation Agreement may be amended upon the written agreement of AFCB and UST at any time; provided that any amendment which reduces the amount or changes the form of the consideration to be delivered to the AFCB stockholders may not be made after the stockholders of AFCB have approved the Affiliation Agreement unless stockholder approval for the amendment is obtained.

EXPENSES

    The Affiliation Agreement provides that AFCB and UST will each pay its own expenses in connection with the Affiliation, including fees and expenses of its own financial consultants, accountants and counsel.

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
The expense(s) associated with printing and distribution of the Registration Statement and this Joint Proxy Statement-Prospectus will be shared equally by AFCB and UST.

TERMINATION OF THE AFFILIATION AGREEMENT

    The Affiliation Agreement may be terminated at any time prior to the Effective Time, whether before or after the approval by UST and AFCB stockholders of the Affiliation Agreement and the transactions contemplated thereby, under the following circumstances:

        (a) by the mutual written consent of UST and AFCB authorized by their respective Boards of Directors;

        (b) by either UST or AFCB if (i) the Effective Time shall not have occurred on or prior to August 31, 1998, or such later date as shall have been agreed to by the parties, (ii) any governmental or regulatory authority or agency or court shall have enjoined, denied approval of, or otherwise prohibited the consummation of the Affiliation, and such order or injunction is final and unappealable, or (iii) if any stockholder approval required for the consummation of the Affiliation has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof (provided the terminating party is not otherwise in material breach of any representation, warranty, covenant, or other agreement contained therein or in the Stock Option Agreement);

        (c) by either the UST or AFCB Board (i) if the other party has materially breached any representation, warranty, covenant or other agreement contained in the Affiliation Agreement or the Stock Option Agreement and such breach is not cured within 30 days after written notice thereof is given to the breaching party, or (ii) in the event that any of the conditions precedent to the obligations of the terminating party to consummate the Affiliation cannot be satisfied or fulfilled by August 31, 1998 (in either case, provided the terminating party is not otherwise in material breach, as determined by the Affiliation Agreement, of any representation, warranty, covenant, or other agreement obtained therein or in the Stock Option Agreement); or

        (d) by written notice of the AFCB Board if both (i) the average of the per share last reported sale price of UST Common Stock as reported on NASDAQ for the ten consecutive trading day period (the "Determination Period") immediately preceding the date of receipt of the last Requisite Regulatory Approval (the "Closing Price") is less than $24.06 and (ii) the number obtained by dividing the Closing Price by $28.31 is less than the number obtained by subtracting (A) 0.15 from (B) the quotient obtained by dividing
    (x) the weighted average of the closing prices of the common stock of the 15 comparable bank holding companies and 15 thrift institutions listed in the Affiliation Agreement for the same Determination Period by (y) the weighted average of the closing prices of the common stock of the same bank holding companies and thrift institutions on December 12, 1997.

    Notwithstanding the foregoing, during the ten (10) business day period commencing with UST's receipt of AFCB's notice of termination pursuant to the termination provision set forth in paragraph (d) above, UST shall have the option to increase the consideration to be received by the holders of AFCB Common Stock under the Affiliation Agreement by adjusting the Conversion Number to equal the number (calculated to the nearest one-thousandth) obtained by dividing (x) $33.92 by (y) the Closing Price. If UST so elects within the ten-day period, it must give prompt written notice to AFCB of such election and the revised Conversion Number, and no termination will have occurred pursuant to the provision set forth in paragraph (d) above and the Affiliation Agreement will remain in effect in accordance with its terms (except as the Conversion Number will have been so modified).

                          CERTAIN RELATED TRANSACTIONS

STOCK OPTION AGREEMENT

    GENERAL. As a condition to UST's entering into the Affiliation Agreement and in consideration therefor (without other consideration or monetary payment), AFCB entered into the Stock Option Agreement, pursuant to which AFCB granted to UST the Option on December 15, 1997. The Stock Option Agreement is intended to protect UST's interests under the Affiliation Agreement upon the occurrence of certain events which may create the potential for a third party to acquire or obtain control of AFCB. The Stock Option Agreement may increase the likelihood that the Affiliation will be consummated by making it more difficult and more expensive for another party to obtain control of or acquire AFCB. Consequently, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of, or a significant interest in, AFCB from considering or proposing such an acquisition, even if such persons were prepared to pay consideration to AFCB's stockholders which had a higher current market price than the shares of UST Common Stock to be received for each share of AFCB Common Stock pursuant to the Affiliation Agreement. The Stock Option Agreement is attached hereto as APPENDIX B.

    GRANT OF OPTION. The Option entitles UST to purchase up to 19.9% of the issued and outstanding and fully paid and non-assessable shares of AFCB Common Stock (the "Option Shares"), or 1,300,078 shares as of December 15, 1997, without giving effect to any shares subject to or issued pursuant to the Option, at a price of $32.937 per share (the "Option Price"). The aggregate purchase price for the original number of Option Shares at the original Option Price is $42,820,669.

    TRIGGERING EVENTS; EXERCISE OF OPTION. The Stock Option Agreement provides that UST may exercise the Option, in whole or in part, if both an Initial Triggering Event (as defined below) and a Subsequent Triggering Event (as defined below) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined below); provided that UST shall have sent to AFCB written notice of such exercise within 30 days following such Subsequent Triggering Event and prior to the Exercise Termination Event.

    For purposes of the Stock Option Agreement:

        (a) The term "Initial Triggering Event" means any of the following events or transactions occurring after December 15, 1997:

            (i) AFCB or any subsidiary of AFCB, without having received UST's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person other than UST or any subsidiary of UST;

            (ii) without the consent of UST, the Board of Directors of AFCB shall have approved an Acquisition Transaction or recommended that the shareholders of AFCB approve or accept any Acquisition Transaction other than as contemplated by the Affiliation Agreement;

           (iii) any person, other than UST or any subsidiary of UST or AFCB in a fiduciary capacity, and other than a Schedule 13G Investor, shall have acquired beneficial ownership or the right to acquire beneficial ownership of ten percent (10%) or more of the outstanding shares of AFCB Common Stock if such person owned beneficially less than ten percent (10%) of the outstanding shares of AFCB Common Stock on December 15, 1997, or any person shall have acquired beneficial ownership of an additional three percent (3%) of the outstanding shares of AFCB Common Stock if such person owned beneficially ten percent (10%) or more of the outstanding shares of AFCB Common Stock on December 15, 1997;

            (iv) the stockholders of AFCB shall not have approved the Affiliation Agreement at the meeting of such stockholders held for the purpose of voting on the Affiliation Agreement, such meeting shall not have been held or shall have been cancelled prior to the termination of the

       Affiliation Agreement, or AFCB's Board of Directors shall have withdrawn or modified in a manner adverse to UST the recommendation of AFCB's Board of Directors with respect to the Affiliation Agreement, in each case after: (A) any person, other than UST or any subsidiary of UST, shall have made a bona-fide proposal to AFCB or its shareholders to engage in an Acquisition Transaction by public announcement or written communication that shall be or become the subject of public disclosure; or (B) any person other than UST or any subsidiary of UST, other than in connection with a transaction to which UST has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction;

            (v) after any person other than UST or any subsidiary of UST has made a proposal to AFCB or its shareholders to engage in an Acquisition Transaction, AFCB shall have breached any covenant or obligation contained in the Affiliation Agreement and such breach (A) would entitle UST to terminate the Affiliation Agreement and (B) shall not have been remedied prior to the date of UST's notice to AFCB of the exercise of the Option; or

            (vi) any person (other than UST or any subsidiary of UST) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act of 1933 with respect to, a tender offer or exchange offer to purchase any shares of AFCB Common Stock such that, upon consummation of such offer, such person would own or control 50% or more of the then outstanding shares of AFCB Common Stock.

        (b) The term "Subsequent Triggering Event" means either of the following events or transactions occurring after December 15, 1997: (i) the acquisition by any person, other than a Schedule 13G Investor, of beneficial ownership of 20% or more of the then outstanding shares of AFCB Common Stock; or (ii) the occurrence of the Initial Triggering Event described above in clause (a)(i), except that the percentage referred to in subclause
    (C) of the definition of "Acquisition Transaction" set forth below shall be 20%.

    For purposes of the Stock Option Agreement, the term "Acquisition Transaction" means (A) a merger or consolidation, or any similar transaction, with AFCB or any Significant Subsidiary (as such term is defined in the Affiliation Agreement) of AFCB or any subsidiary of AFCB which, after such transaction, would be a Significant Subsidiary, (B) a purchase, lease or other acquisition of all or substantially all of the assets of AFCB or any of its Significant Subsidiaries, or (C) a purchase or other acquisition of securities representing 10% or more of the voting power of AFCB or any of its Significant Subsidiaries.

    For purposes of the Stock Option Agreement, the term "Exercise Termination Event" shall mean the earliest of: (i) the Effective Time; (ii) termination of the Affiliation Agreement if such termination occurs prior to an Initial Triggering Event; or (iii) twelve months after termination of the Affiliation Agreement if such termination follows an Initial Triggering Event.

    As of the date of this Joint Proxy Statement-Prospectus, to the knowledge of UST and AFCB, no Initial Triggering Event or Subsequent Triggering Event has occurred.

    REPURCHASE OF OPTION. Upon the occurrence of a Subsequent Triggering Event that occurs prior to the occurrence of an Exercise Termination Event, (a) at the request of UST or any subsequent holder of the Option (each, a "Holder"), delivered within 30 days of the Subsequent Triggering Event, AFCB shall repurchase the Option from UST or such holder at a price (the "Option Repurchase Price") equal to the amount by which (i) the market/offer price (as defined below) exceeds (ii) the Option Price, multiplied by the number of shares for which the Option may then be exercised, and (b) at the request of any owner of Option Shares (the "Owner"), delivered within 30 days of the Subsequent Triggering Event, AFCB shall repurchase such number of Option Shares from such Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the greater of (i) the market/offer price and (ii) the average exercise price per share paid by the Owner for the Option Shares so designated. The repurchase of an Option by AFCB pursuant to the terms of the Stock Option Agreement may be subject to prior approval of certain regulatory authorities. See "THE AFFILIATION--Regulatory Approvals Required for the Affiliation."

    The term "market/offer price" means the highest of (i) the price per share of AFCB Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of AFCB Common Stock to be paid by any third party pursuant to an agreement with AFCB, (iii) the highest sale price for shares of AFCB Common Stock within the six-month period immediately preceding the date of the required repurchase of the Options or Option Shares, as the case may be, or (iv) in the event of a sale of all or substantially all of AFCB's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of AFCB as determined by a nationally recognized investment banking firm selected by a majority in the interest of the Holders or the Owners as the case may be, divided by the number of shares of AFCB Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash will be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to AFCB.

    CONVERSION OF OPTION. In the event that prior to an Exercise Termination Event, AFCB enters into any agreement (a) to consolidate with or merge into any person, other than UST or one of its subsidiaries, such that AFCB is not the surviving corporation, (b) to permit any person, other than UST or one of its subsidiaries, to merge into AFCB and AFCB is the surviving corporation, but in connection with such merger, the outstanding shares of AFCB Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or the outstanding shares of AFCB Common Stock after such merger shall represent less than 50% of the outstanding shares and share equivalents of the merged corporation, or (c) to sell or otherwise transfer all or substantially all of its assets to any person, other than UST or any of its subsidiaries, then, and in each such case, the agreement governing such transaction must provide that, upon consummation of the transaction, the Option will be converted into or exchanged for, at the election of UST, an option (the "Substitute Option") to purchase securities of either the acquiring person or any person that controls the acquiring person. At the request of the holder of the Substitute Option, the issuer of the Substitute Option shall repurchase it at a price, and subject to such other terms and conditions, as set forth in the Stock Option Agreement.

    ASSIGNMENT OF OPTION. Neither UST nor AFCB may assign any of its rights or obligations under the Stock Option Agreement or the Option to any other person without the express written consent of the other party, except that in the event a Subsequent Triggering Event occurs prior to an Exercise Termination Event, UST may assign with or without AFCB's consent but subject to AFCB's right of first refusal as set forth in the Stock Option Agreement, in whole or in part, its rights and obligations under the Stock Option Agreement or the Option within 30 days following such Subsequent Triggering Event.

    ADDITIONAL PROVISIONS. Certain rights and obligations of UST and AFCB under the Stock Option Agreement are subject to receipt of required regulatory approvals. As noted above, the approval of the Federal Reserve Board is required for the acquisition by UST of more than 5% of the outstanding shares of AFCB Common Stock. Accordingly, UST has included in its application with the Federal Reserve Board a request for approval of the exercise of its rights under the Option, including its right to purchase more than 5% of the outstanding shares of AFCB Common Stock. See "THE AFFILIATION--Regulatory Approvals Required for the Affiliation."

VOTING AGREEMENTS

    As a condition to UST entering into the Affiliation Agreement, the directors and executive officers of AFCB and certain executive officers of the AFCB Banks, owning as of the Record Date in the aggregate

123,606 shares (not including currently exercisable options to acquire 136,726 additional shares), representing 1.87% of the issued and outstanding shares of AFCB Common Stock as of such date, have agreed pursuant to the Voting Agreements, to vote or cause to be voted at the AFCB Meeting all shares owned by each such person and with respect to which such person exercises sole voting power as of the Record Date for approval of the Affiliation, and vote or cause to be voted such shares against approval of any other agreement for a merger, acquisition, consolidation, material asset sale, or other business combination of AFCB with any other party other than UST or any of its affiliates.

    The Voting Agreements will remain in force until the earlier of the consummation of the Affiliation or the termination of the Affiliation Agreement in accordance with its terms.

                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                                   UST CORP.
                       AFFILIATED COMMUNITY BANCORP, INC.
                             SOMERSET SAVINGS BANK

           UNAUDITED HISTORICAL AND PRO FORMA CONDENSED BALANCE SHEET

                               DECEMBER 31, 1997

The following Unaudited Pro Forma Condensed Combining Balance Sheet presents the combined financial position of UST and AFCB as of December 31, 1997, assuming the acquisition had occurred as of December 31, 1997. The Unaudited Pro Forma Condensed Combining Balance Sheet also gives effect to the pending acquisition of Somerset pursuant to an agreement entered into on December 9, 1997. See "INFORMATION ABOUT UST--Recent Developments" for a description of the Somerset transaction.

    The accompanying pro forma information is based on historical balance sheet data of UST, AFCB and Somerset as of December 31, 1997, giving effect to the acquisitions of AFCB and Somerset under the pooling of interests method of accounting.

    The Unaudited Pro Forma Condensed Combining Balance Sheet should be read in conjunction with the Unaudited Pro Forma Condensed Combined Statements of Income appearing elsewhere in this Proxy Statement-Prospectus and the Notes to Unaudited Pro Forma Condensed Financial Information and historical financial statements and notes thereto of UST, Somerset and AFCB which are incorporated by reference in this Joint Proxy Statement-Prospectus, including but not limited to, the financial information of UST, Somerset and AFCB contained in their respective Annual Reports or form 10-K for the year ended December 31, 1997. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE." The Unaudited Pro Forma Condensed Combining Balance Sheet is presented for informational purposes only and is not necessarily indicative of the combined financial position that would have occurred if the proposed mergers of UST, AFCB and Somerset had been consummated on December 31, 1997 or at the beginning of the periods indicated or which may be obtained in the future. For information regarding the uncertainty of assumptions, estimates and expectations reflected herein, see "CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS."

                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                                   UST CORP.

                       AFFILIATED COMMUNITY BANCORP, INC.

                             SOMERSET SAVINGS BANK

             UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                               DECEMBER 31, 1997

                                                                                                                   PRO FORMA
                                        HISTORICAL            PRO         PRO FORMA                      PRO       UST, AFCB
                                   --------------------      FORMA       UST AND AFCB   HISTORICAL      FORMA     AND SOMERSET
                                      UST       AFCB      ADJUSTMENTS      COMBINED      SOMERSET    ADJUSTMENTS    COMBINED
                                   ---------  ---------  -------------  --------------  -----------  -----------  ------------
                                                                         (IN THOUSANDS)
ASSETS
Cash, due from banks and interest
  bearing deposits...............  $  95,702  $  16,911                   $  112,613     $   7,908                 $  120,521
Excess funds sold................     67,851     10,344                       78,195         2,805                     81,000
Securities
    Available-for-sale...........    722,432    221,272                      943,704                                  943,704
    Held to maturity.............               172,623                      172,623        89,143                    261,766
Loans, net of reserve for
  possible loan losses...........  2,783,752    703,061                    3,486,813       412,177                  3,898,990
Premises, furniture and
  equipment......................     64,407      8,747                       73,154        12,538                     85,692
Intangible assets, net...........     57,807                                  57,807                                   57,807
Other real estate owned..........      1,334          1                        1,335         5,711                      7,046
Other assets.....................     44,973     22,089                       67,062         9,390                     76,452
                                   ---------  ---------                 --------------  -----------               ------------
      Total assets...............  $3,838,258 $1,155,048                  $4,993,306     $ 539,672                 $5,532,978
                                   ---------  ---------                 --------------  -----------               ------------
                                   ---------  ---------                 --------------  -----------               ------------

LIABILITIES AND STOCK-HOLDERS' INVESTMENT
Deposits:
Noninterest bearing..............  $ 708,399  $  48,120                   $  756,519     $  25,407                 $  781,926
Interest bearing:
    NOW accounts.................     43,116     60,781                      103,897        24,396                    128,293
    Regular savings..............    660,641    120,921                      781,562        70,156                    851,718
    Money market.................    675,087     72,571                      747,658        50,803                    798,461
    Time deposits................    890,972    426,703                    1,317,675       285,124                  1,602,799
                                   ---------  ---------                 --------------  -----------               ------------
      Total deposits.............  2,978,215    729,096                    3,707,311       455,886                  4,163,197
  Short-term borrowings..........    421,313    235,180                      656,493        32,929                    689,422
  Other borrowings...............     49,338     67,019                      116,357        10,447                    126,804
  Other liabilities..............     49,266  $  10,700    $   8,700(1)       68,666         4,533    $   5,300(1)      78,499
                                   ---------  ---------  -------------  --------------  -----------  -----------  ------------
      Total liabilities..........  3,498,132  1,041,995        8,700       4,548,827       503,795        5,300     5,057,922
Stockholders' investment:
  Common Stock
    UST..........................     18,601                   5,731(2)       24,332                      1,978(2)      26,310
    AFCB.........................                    67          (67)(2)
    Somerset.....................                                                           16,659      (16,659)(2)
Additional paid-in capital           117,236     50,360       (9,066)(2)      158,530       18,652       14,681(2)     191,863
Retained earnings (deficit)......    201,355     66,128       (8,700)(1)      258,783          566       (5,300)(1)     254,049
Unrealized gain on securities
  held as available-for-sale.....      2,245        919                        3,164                                    3,164
Treasury stock, at cost..........                (3,402)       3,402(2)
Deferred compensation and
  other..........................        689     (1,019)                        (330)                                    (330)
                                   ---------  ---------  -------------  --------------  -----------  -----------  ------------
      Total stockholders'
        investment...............    340,126    113,053       (8,700)        444,479        35,877       (5,300)      475,056
                                   ---------  ---------  -------------  --------------  -----------  -----------  ------------
      Total liabilities and
        stock-holders'
        investment...............  $3,838,258 $1,155,048   $              $4,993,306     $ 539,672    $            $5,532,978
                                   ---------  ---------  -------------  --------------  -----------  -----------  ------------
                                   ---------  ---------  -------------  --------------  -----------  -----------  ------------

 See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.

              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

                                   UST CORP.
                       AFFILIATED COMMUNITY BANCORP, INC.
                             SOMERSET SAVINGS BANK

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

    The following Unaudited Pro Forma Condensed Combined Statements of Income give effect to UST's proposed acquisition of AFCB by combining the results of operations of UST for each of the three years ended December 31, 1997 and AFCB for each of the three years ended December 31, 1997 on a pooling of interests basis, assuming the acquisitions had occurred as of the beginning of each fiscal period. Basic and Diluted earnings per share and weighted average shares outstanding are based on the exchange ratio of 1.41 shares of UST Common Stock for each share of AFCB Common Stock as specified in the Affiliation Agreement. The Unaudited Pro Forma Condensed Combined Statements of Income also give effect to the pending acquisition of Somerset pursuant to an agreement entered into on December 9, 1997. See "INFORMATION ABOUT UST - Recent Developments" for a description of the Somerset transaction. The Unaudited Pro Forma Condensed Combined Statements of Income should be read in conjunction with the Unaudited Pro Forma Condensed Combining Balance Sheet and Notes to Unaudited Pro Forma Condensed Financial Information appearing elsewhere in this Joint Proxy Statement-Prospectus and the historical financial statements and notes thereto of UST, AFCB and Somerset which are incorporated by reference in this Joint Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

                                   UST CORP.
                       AFFILIATED COMMUNITY BANCORP, INC.
                             SOMERSET SAVINGS BANK
                    PRO FORMA COMBINED STATEMENTS OF INCOME

                                                             YEAR ENDED DECEMBER 31, 1997
                                             -------------------------------------------------------------
                                                                                                PRO FORMA
                                                                      PRO FORMA                 UST, AFCB
                                                                       UST AND                     AND
                                             HISTORICAL HISTORICAL      AFCB      HISTORICAL    SOMERSET
                                                UST        AFCB       COMBINED     SOMERSET     COMBINED
                                             ---------  -----------  -----------  -----------  -----------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income:
  Interest and fees on loans and leases....  $ 234,972   $  56,479    $ 291,451    $  35,857    $ 327,308
  Interest and dividends on securities.....     45,466      24,794       70,260        5,976       76,236
  Interest on excess funds and other.......      4,775         238        5,013          178        5,191
                                             ---------  -----------  -----------  -----------  -----------
    Total interest income..................    285,213      81,511      366,724       42,011      408,735
                                             ---------  -----------  -----------  -----------  -----------
Interest expense:
  Interest on deposits.....................     82,666      28,533      111,199       20,588      131,787
  Interest on borrowed funds...............     27,342      17,479       44,821        1,597       46,418
                                             ---------  -----------  -----------  -----------  -----------
    Total interest expense.................    110,008      46,012      156,020       22,185      178,205
                                             ---------  -----------  -----------  -----------  -----------
  Net interest income......................    175,205      35,499      210,704       19,826      230,530
Provision for possible loan losses.........        900       1,000        1,900        1,200        3,100
                                             ---------  -----------  -----------  -----------  -----------
  Net interest income after provision for
    possible loan losses...................    174,305      34,499      208,804       18,626      227,430
                                             ---------  -----------  -----------  -----------  -----------
Noninterest income:
  Asset management fees....................     13,093                   13,093                    13,093
  Fees and charges.........................     15,055       1,544       16,599          636       17,235
  Securities gains (losses), net...........     (1,491)        250       (1,241)                   (1,241)
  Gain on sale of assets...................      1,804         347        2,151           34        2,185
  Other....................................      9,562         157        9,719          683       10,402
                                             ---------  -----------  -----------  -----------  -----------
    Total noninterest income...............     38,023       2,298       40,321        1,353       41,674
                                             ---------  -----------  -----------  -----------  -----------
Noninterest expense:
  Salary and employee benefits.............     73,579      10,726       84,305        7,178       91,483
  Occupancy and equipment..................     20,537       2,337       22,874        1,586       24,460
  Restructuring charges....................     11,751                   11,751                    11,751
  Service bureau and data processing
    fees...................................      5,536       1,062        6,598          545        7,143
  Professional fees........................      5,385         481        5,866          549        6,415
  Acquisition and merger-related
    expenses...............................      4,418                    4,418                     4,418
  Deposit insurance assessment.............      1,053         265        1,318          798        2,116
  Forecloase asset and workout expense.....        709        (183)         526        1,948        2,474
  Other....................................     34,114       3,238       37,352        2,632       39,984
                                             ---------  -----------  -----------  -----------  -----------
    Total noninterest expense..............    157,082      17,926      175,008       15,236      190,244
                                             ---------  -----------  -----------  -----------  -----------
Income before taxes........................     55,246      18,871       74,117        4,743       78,860
  Income tax expense (benefit).............     22,853       7,015       29,868       (1,224)      28,644
                                             ---------  -----------  -----------  -----------  -----------
Net income.................................  $  32,393   $  11,856    $  44,249    $   5,967    $  50,216
                                             ---------  -----------  -----------  -----------  -----------
                                             ---------  -----------  -----------  -----------  -----------
Per share data:
  Basic earnings per share.................  $    1.09   $    1.86    $    1.15    $    0.36    $    1.20
  Diluted earnings per share...............  $    1.08   $    1.78    $    1.12    $    0.35    $    1.18
  Basic weighted average shares............     29,616       6,369       38,596       16,652       41,760
  Diluted weighted average shares..........     30,104       6,659       39,494       16,927       42,710

 See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.

                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                                   UST CORP.
                       AFFILIATED COMMUNITY BANCORP, INC.
                             SOMERSET SAVINGS BANK

                    PRO FORMA COMBINED STATEMENTS OF INCOME

                                                             YEAR ENDED DECEMBER 31, 1996
                                             -------------------------------------------------------------
                                                                                                PRO FORMA
                                                                      PRO FORMA                 UST, AFCB
                                                                       UST AND                     AND
                                             HISTORICAL HISTORICAL      AFCB      HISTORICAL    SOMERSET
                                                UST        AFCB       COMBINED     SOMERSET     COMBINED
                                             ---------  -----------  -----------  -----------  -----------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income:
  Interest and fees on loans and leases....  $ 187,802   $  48,661    $ 236,463    $  35,521    $ 271,984
  Interest and dividends on securities.....     53,188      22,415       75,603        5,034       80,637
  Interest on excess funds and other.......      2,223         265        2,488          303        2,791
                                             ---------  -----------  -----------  -----------  -----------
    Total interest income..................    243,213      71,341      314,554       40,858      355,412
                                             ---------  -----------  -----------  -----------  -----------
Interest expense:
  Interest on deposits.....................     71,684      25,775       97,459       20,202      117,661
  Interest on borrowed funds...............     30,443      14,289       44,732        2,126       46,858
                                             ---------  -----------  -----------  -----------  -----------
    Total interest expense.................    102,127      40,064      142,191       22,328      164,519
                                             ---------  -----------  -----------  -----------  -----------
  Net interest income......................    141,086      31,277      172,363       18,530      190,893
Provision for possible loan losses.........    (17,300)        605      (16,695)       1,200      (15,495)
                                             ---------  -----------  -----------  -----------  -----------
  Net interest income after pro-vision for
    possible loan losses...................    158,386      30,672      189,058       17,330      206,388
                                             ---------  -----------  -----------  -----------  -----------
Noninterest income:
  Asset management fees....................     12,947                   12,947                    12,947
  Fees and charges.........................     11,020       1,540       12,560          587       13,147
  Securities gains (losses), net...........      1,179         (47)       1,132                     1,132
  Gain on sale of bank subsidiary..........      6,806                    6,806                     6,806
  Gain on sale of assets...................          2          76           78           43          121
  Other....................................      7,987          69        8,056          427        8,483
                                             ---------  -----------  -----------  -----------  -----------
    Total noninterest income...............     39,941       1,638       41,579        1,057       42,636
                                             ---------  -----------  -----------  -----------  -----------
Noninterest expense:
  Salary and employee benefits.............     64,579       9,054       73,633        6,869       80,502
  Occupancy and equipment..................     16,141       2,086       18,227        1,536       19,763
  Service bureau and data processing
    fees...................................      3,121         835        3,956          521        4,477
  Professional fees........................      5,497         702        6,199          810        7,009
  Acquisition and merger related
    expenses...............................      5,933                    5,933                     5,933
  Deposit insurance assessment.............      3,959       2,860        6,819        1,040        7,859
  Foreclosed asset and workout expenses....      1,687         129        1,816        2,728        4,544
  Other....................................     23,752       3,300       27,052        2,510       29,562
                                             ---------  -----------  -----------  -----------  -----------
    Total noninterest expense..............    124,669      18,966      143,635       16,014      159,649
                                             ---------  -----------  -----------  -----------  -----------
Income before taxes........................     73,658      13,344       87,002        2,373       89,375
  Income tax expense (benefit).............     28,381       4,821       33,202         (440)      32,762
                                             ---------  -----------  -----------  -----------  -----------
Net income.................................  $  45,277   $   8,523    $  53,800    $   2,813    $  56,613
                                             ---------  -----------  -----------  -----------  -----------
                                             ---------  -----------  -----------  -----------  -----------
Per share data:
  Basic earnings per share.................  $    1.56   $    1.35    $    1.42    $    0.17    $    1.38
  Diluted earnings per share...............  $    1.53   $    1.32    $    1.39    $    0.17    $    1.35
  Basic Weighted average shares............     29,015       6,299       37,897       16,652       41,061
  Diluted wieghted average shares..........     29,576       6,461       38,686       16,713       41,861

 See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.

                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                                   UST CORP.
                       AFFILIATED COMMUNITY BANCORP, INC.
                             SOMERSET SAVINGS BANK

                    PRO FORMA COMBINED STATEMENTS OF INCOME

                                                                         YEAR ENDED DECEMBER 31, 1995
                                                        --------------------------------------------------------------
                                                                                                            PRO FORMA
                                                                                  PRO FORMA                 UST, AFCB
                                                                                   UST AND                     AND
                                                        HISTORICAL  HISTORICAL      AFCB      HISTORICAL    SOMERSET
                                                           UST         AFCB       COMBINED     SOMERSET     COMBINED
                                                        ----------  -----------  -----------  -----------  -----------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income:
  Interest and fees on loans and leases...............  $  182,775   $  41,924    $ 224,699    $  36,350    $ 261,049
  Interest and dividends on securities................      42,503      18,598       61,101        3,844       64,945
  Interest on excess funds and other..................       3,939         474        4,413          242        4,655
                                                        ----------  -----------  -----------  -----------  -----------
    Total interest income.............................     229,217      60,996      290,213       40,436      330,649
                                                        ----------  -----------  -----------  -----------  -----------
Interest expense:
  Interest on deposits................................      69,402      22,878       92,280       18,932      111,212
  Interest on borrowed funds..........................      21,230      10,346       31,576        3,841       35,417
                                                        ----------  -----------  -----------  -----------  -----------
    Total interest expense............................      90,632      33,224      123,856       22,773      146,629
                                                        ----------  -----------  -----------  -----------  -----------
  Net interest income.................................     138,585      27,772      166,357       17,663      184,020
Provision for possible loan losses....................      14,395         325       14,720        1,200       15,920
                                                        ----------  -----------  -----------  -----------  -----------
  Net interest income after provision for possible
    loan losses.......................................     124,190      27,447      151,637       16,463      168,100
                                                        ----------  -----------  -----------  -----------  -----------
Noninterest income:
  Asset management fees...............................      13,581                   13,581                    13,581
  Fees and charges....................................      11,278       1,553       12,831          587       13,418
  Securities gains (losses), net......................       2,395          33        2,428                     2,428
  Gain on sale of assets..............................         157          16          173           54          227
  Other...............................................       9,106          91        9,197          415        9,612
                                                        ----------  -----------  -----------  -----------  -----------
    Total noninterest income..........................      36,517       1,693       38,210        1,056       39,266
                                                        ----------  -----------  -----------  -----------  -----------
Noninterest expense:
  Salary and employee benefits........................      59,820       8,770       68,590        6,476       75,066
  Occupancy and equipment.............................      15,758       1,994       17,752        1,535       19,287
  Service bureau and data processing fees.............       3,208         792        4,000          447        4,447
  Professional fees...................................       4,587         786        5,373          662        6,035
  Acquisition and merger related expenses.............       2,409       1,989        4,398                     4,398
  Deposit insurance assessment........................       4,051       1,006        5,057        1,189        6,246
  Foreclosed asset and workout expenses...............       5,972        (107)       5,865        4,641       10,506
  Other...............................................      22,316       3,004       25,320        2,491       27,811
                                                        ----------  -----------  -----------  -----------  -----------
    Total noninterest expense.........................     118,121      18,234      136,355       17,441      153,796
                                                        ----------  -----------  -----------  -----------  -----------
Income before taxes...................................      42,586      10,906       53,492           78       53,570
  Income tax expense (benefit)........................      15,533       5,199       20,732       (1,000)      19,732
                                                        ----------  -----------  -----------  -----------  -----------
Net income............................................  $   27,053   $   5,707    $  32,760    $   1,078    $  33,838
                                                        ----------  -----------  -----------  -----------  -----------
                                                        ----------  -----------  -----------  -----------  -----------
Per share data:
  Basic earnings per share............................  $     0.94   $    0.88    $    0.86    $    0.06    $    0.82
  Diluted earnings per share..........................  $     0.92   $    0.86    $    0.84    $    0.06    $    0.81
  Basic weighted average shares.......................      28,734       6,519       37,925       16,652       41,089
  Diluted weighted average shares.....................      29,417       6,659       38,806       16,669       41,973

 See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.

                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                          NOTES TO UNAUDITED PRO FORMA
                        CONDENSED FINANCIAL INFORMATION

NOTE 1:

    It is contemplated that the pending acquisitions will be accounted for as poolings of interests. Accordingly, pro forma financial information assumes that the transactions were consummated as of the beginning of each of the periods indicated herein. Certain reclassifications have been made to the accounts of AFCB and Somerset in the accompanying Unaudited Pro Forma Condensed Combining Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Income to conform to UST presentation. Pro forma results from continuing operations do not reflect nonrecurring items of income and expense resulting directly from the proposed mergers.

    The effect of an estimated one-time charge of $8.7 million ($12.0 million pre-tax), to be taken by UST in connection with the AFCB acquisition has been reflected in the accompanying Unaudited Pro Forma Condensed Combining Balance Sheet as a reduction in retained earnings and an increase in other liabilities, net of a 40% tax benefit of $3.3 million, after excluding $3.8 million of nondeductible expense.

    The effect of an estimated one-time charge of $5.3 million ($7.5 million pre-tax), to be taken by UST in connection with the Somerset acquisition has been reflected in the accompanying Unaudited Pro Forma Condensed Combining Balance Sheet as a reduction in retained earnings and an increase in other liabilities, net of a 40% tax benefit of $2.2 million, after excluding $2.1 million of nondeductible expense.

    These charges have not been reflected in the Unaudited Pro Forma Condensed Combined Statements of Income since they are nonrecurring. The pro forma financial information does not give effect to any cost savings in connection with the pending acquisitions.

NOTE 2:

AFCB

    The 9,170,141 shares of UST Common Stock to be issued pursuant to the acquisition of AFCB is based upon 6,503,646 net AFCB shares outstanding as of December 31, 1997, and the exchange ratio of 1.41 shares of UST Common Stock for each share of AFCB Common Stock. The excess of the par value of the UST Common Stock to be issued over the par value of the AFCB Common Stock to be acquired has been charged to Additional paid-in-capital. The Stockholders' investment accounts of AFCB reflect the retirement of AFCB Treasury Stock ($3.4 million) upon consummation of the AFCB acquisition through a charge to Additional paid-in capital.

SOMERSET

    The pro forma Stockholders' investment accounts of UST and AFCB have been adjusted in the accompanying Unaudited Pro Forma Condensed Combining Balance Sheet to reflect the issuance of shares of UST Common Stock in exchange for all of the outstanding shares of Somerset Common Stock. The 3,165,278 shares of UST Common Stock to be issued pursuant to the acquisition of Somerset is based upon 16,659,356 Somerset shares outstanding as of December 31, 1997, and the exchange ratio of 0.19 shares of UST Common Stock for each share of Somerset Common Stock as specified in the Affiliation Agreement. The excess of the par value of the Common Stock of Somerset to be acquired over the par value of the UST Common Stock to be issued has been credited to Additional paid-in-capital.

NOTE 3:

    UST classifies its investments in debt and equity securities as "Securities Available for Sale" in accordance with the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for

                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                          NOTES TO UNAUDITED PRO FORMA
                        CONDENSED FINANCIAL INFORMATION

NOTE 3: (CONTINUED)
Certain Investments in Debt and Equity Securities." Accordingly, such securities are carried at fair value, with unrealized gains and losses, net of tax, reported as a separate component of Stockholders' investment. It is anticipated that, in order to maintain UST's existing interest rate risk position, the securities in the AFCB and Somerset portfolios which are designated as Held-to-Maturity, and are carried at cost adjusted for the amortization of premium and accretion of discount, will be redesignated as Available-for-Sale upon consummation of the acquisitions. At December 31, 1997, the Available-for-Sale designation would add approximately $826 thousand and $160 thousand, respectively, to the Stockholders' investment accounts of AFCB and Somerset. The effect of the fair-value adjustments have not been reflected in the accompanying Unaudited Pro Forma Condensed Combining Balance Sheet since the actual amount of any unrealized gains or losses at consummation is subject to market conditions and other factors and may vary significantly from the balance reported at December 31, 1997.

NOTE 4:

    Pro forma earnings per share amounts in the accompanying Unaudited Pro Forma Condensed Combined Statements of Income are based on the weighted average number of Basic and Diluted common shares of the constituent companies during each period as adjusted for the exchange ratios specified in the respective Affiliation Agreements.

                        DESCRIPTION OF UST CAPITAL STOCK

GENERAL

    The Company is authorized by its Articles of Organization to issue 45,000,000 shares of UST Common Stock and 4,000,000 shares of preferred stock (the "Preferred Stock"). As of the Record Date, there were outstanding 29,878,628 shares of UST Common Stock and no shares of Preferred Stock.

COMMON STOCK

    DIVIDEND RIGHTS. The ability of UST and its bank subsidiaries to pay dividends is subject to certain limitations imposed by statutes of The Commonwealth of Massachusetts and certain restrictions imposed by regulatory authorities. Generally, with respect to the bank subsidiaries, the payment of dividends is limited by statute to the amount of retained earnings, after deducting losses and statutorily defined bad debts in excess of established allowances for loan losses.

    VOTING RIGHTS. Holders of UST Common Stock are entitled to one vote for each share on all matters voted upon by stockholders. Shares of UST Common Stock have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting in an election of directors can elect 100% of the directors being elected if they choose to do so.

    PREEMPTIVE RIGHTS. Authorized shares of UST Common Stock may be issued at any time, and from time to time, in such amounts and for such consideration as may be fixed by the UST Board. No holder of UST Common Stock has any preemptive or preferential right to purchase or to subscribe for any shares of capital stock or other securities which may be issued by UST.

    LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding-up of UST whether voluntary or involuntary, the holders of UST Common Stock are entitled to share, on a share for share basis, in any of the assets of UST legally available for distribution to such shareholders after the payment of all debts and other liabilities of UST and any preferential amounts attributable to any Preferred Stock that may then be outstanding.

    ASSESSMENTS. Outstanding shares of UST Common Stock are, and the shares of UST Common Stock being registered hereby will be, fully paid and non-assessable.

    TRANSFER AGENT AND REGISTRAR. UST's wholly-owned subsidiary, United States Trust Company, 30 Court Street, Boston, Massachusetts 02108, serves as transfer agent and registrar for UST Common Stock.

    STOCKHOLDER RIGHTS AGREEMENT. On September 19, 1995, the UST Board adopted the UST Rights Agreement providing for a dividend of one preferred share purchase right for each outstanding share of UST Common Stock (the "Rights"). The dividend was distributed on October 6, 1995, to stockholders of record on that date. Holders of shares of UST Common Stock issued subsequent to that date receive the Rights with their shares. The Rights trade automatically with shares of UST Common Stock and become exercisable only under certain circumstances as described below. The Rights are designed to protect the interests of UST and its stockholders against coercive third-party takeover tactics. The purpose of the Rights is to encourage potential acquirers to negotiate with the UST Board prior to attempting a takeover and to provide the UST Board with leverage in negotiating on behalf of all stockholders the terms of any proposed takeover. The Rights may have certain anti-takeover effects. The Rights should not, however, interfere with any merger or other business combination approved by the UST Board.

    The Rights will become exercisable only if a person or group (i) acquires 15% or more of the outstanding shares of UST Common Stock, (ii) announces a tender offer that would result in ownership of 15% or more of the outstanding UST Common Stock, or (iii) is declared to be an "Adverse Person" by the UST Board. An "Adverse Person" includes any person or group who owns at least 10% of the outstanding shares of UST Common Stock and attempts an action that would adversely impact UST. Each right would entitle a stockholder to buy 1/100th of a share of UST's Series A Junior Participating Preferred Stock. See "DESCRIPTION OF UST CAPITAL STOCK--Preferred Stock."

    Once a person or group has acquired 15% or more of the outstanding shares of UST Common Stock or is declared an "Adverse Person" by the UST Board, each Right may entitle its holder (other than the acquiring person or adverse person) to purchase, at an exercise price of $40 per share, shares of UST Common Stock (or of any company that acquires UST) at a price equal to 50% of their current market price. Under certain circumstances, the Continuing Directors (as defined in the Stockholder Rights Agreement) may exchange the Rights for UST Common Stock (or equivalent securities) on a one-for-one-basis.

    Until declaration of a Person as an Adverse Person, or ten days after public announcement that any person or group has acquired 15% or more of the outstanding shares of UST Common Stock, the Rights are redeemable at the option of the UST Board in certain cases with the concurrence of the Continuing Directors. Thereafter, they may be redeemed by the Continuing Directors in connection with certain acquisitions not involving any acquiring person or Adverse Person or in certain circumstances following a disposition of shares by the acquiring person or Adverse Person. The redemption price is $0.001 per Right. The Rights will expire on October 6, 2005, unless redeemed prior to that date.

    The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by the description of the Rights contained in the UST Rights Agreement, dated as of June 28, 1990, between UST and USTC, as Rights Agent, which is incorporated herein by reference to Exhibit 1 to UST's Registration Statement on Form 8-A dated September 26, 1995.

PREFERRED STOCK

    GENERAL. The Preferred Stock is of a serial or "blank check" nature. Under Chapter 156B of the Massachusetts General Laws, after stockholder authorization of such a class of preferred stock, one or more series of preferred stock may be established and designated by action of the UST Board with varying rights, preferences and limitations and without further stockholder action. The UST Board may also fix the number of shares of the series. Series are established by the filing with the Secretary of The Commonwealth of Massachusetts of a certificate which is made in part of the filing company's Articles of Organization and which sets forth the rights, preferences and limitations of the respective series.

    DIVIDEND AND LIQUIDATION RIGHTS. Each series of the Preferred Stock, when issued, would have preference over the UST Common Stock with respect to the payment of all dividends and distribution of assets in the event of liquidation or dissolution of UST, and may have other preferences.

    DETERMINATIONS TO BE MADE BY THE UST BOARD. The determinations for each series of Preferred Stock which would be made by the UST Board include (1) the number of shares to constitute such series, (2) the dividend rate or rates (or the manner of determining the same) on the shares of such series, (3) whether dividends shall be cumulative, (4) whether the shares of the series shall be redeemable and the terms thereof, (5) whether the shares of the series shall be convertible into other securities of UST, including the Common Stock, and the terms and conditions thereof, (6) the special relative rights of holders of shares of the series in the event of liquidation, distribution or sale of assets, dissolution or winding-up of UST, (7) the terms of voting rights, if any, of shares of the series, (8) the title or designation of the series and (9) such other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series as may be permitted by applicable law. As noted above, before any series would be issued, a certificate setting forth the terms thereof would be authorized by the UST Board and filed pursuant to the MBCL but no further stockholder action would be required for the issuance of such authorized shares.

    SERIES A JUNIOR PARTICIPATING PREFERRED STOCK. In connection with the UST Rights Agreement, the UST Board established a series of Preferred Stock, par value $1.00 per share, designated as Series A Junior

Participating Preferred Stock ("Series A"). The number of shares constituting Series A is 300,000. A certificate was filed with the Secretary of The Commonwealth of Massachusetts on September 29, 1995 setting forth the determinations discussed above. Holders of Series A Preferred Stock are entitled to receive, in preference to the holders of UST Common Stock, quarterly dividends payable in cash on the first of March, June, September and December in each year after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in an amount per share equal to the greater of (a) $1 or (b) subject to adjustment, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends, other than a dividend payable in UST Common Stock. Series A Preferred Stock dividends are cumulative but do not bear interest. Shares of Series A Preferred Stock are not redeemable. Each share of Series A Preferred Stock entitles the holder thereof to 100 votes on all matters submitted to a vote of the UST stockholders and no other special voting rights. Upon any liquidation, dissolution or winding up, holders of Series A Preferred Stock are entitled to priority over the holders of share of UST Common Stock or other junior ranking stock. No such shares of Series A Preferred Stock are issued or outstanding, however, each holder of UST Common Stock was granted the right to purchase Series A Preferred Stock upon the happening of certain events, such as a hostile takeover attempt of UST, as described in the UST Rights Agreement. See "DESCRIPTION OF UST CAPITAL STOCK--Stockholder Rights Plan."

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

GENERAL

    Upon consummation of the transactions contemplated in the Affiliation Agreement, the stockholders of AFCB who do not perfect and exercise their statutory dissenters' rights will become stockholders of UST. Since both UST and AFCB are Massachusetts corporations, AFCB stockholders who receive UST Common Stock will continue to be subject to the privileges and restrictions set forth in the MBCL. In addition, the rights of such stockholders as stockholders of UST will be governed by the Articles and By-laws of UST, which differ in certain respects from AFCB's Articles and By-laws. This summary contains a list of the material differences between the rights of UST stockholders and AFCB stockholders but is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed. This summary is qualified in its entirety by reference to the Massachusetts General Laws, the MBCL, the UST Rights Agreement and the Articles and By-laws of each of UST and AFCB. See "AVAILABLE INFORMATION."

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

    Consistent with the MBCL, each of the UST Board and the AFCB Board is divided into three classes and the directors of each class are elected by the stockholders to serve staggered three-year terms. The UST By-laws provide that the UST Board be composed of not less than three directors. Neither the UST By-laws nor the AFCB By-laws limit the maximum number of directors who may serve on either the UST Board or the AFCB Board, respectively. Presently there are twenty directors on the UST Board and six directors on the AFCB Board.

REMOVAL OF DIRECTORS

    UST. Under the UST By-laws, except as otherwise provided by Massachusetts law, a director may be removed from office: (a) with or without cause by a vote of a majority of the stockholders entitled to vote in the election of directors, provided that directors elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class, or (b) for cause by vote of a majority of the directors then in office.

    AFCB. Members of the AFCB Board may be removed by the affirmative vote of two-thirds of the holders of the shares outstanding and entitled to vote in the election of AFCB Directors, only for cause. "Cause" is defined as: (i) conviction of a felony, (ii) declaration of unsound mind by order of court,
(iii) gross dereliction of duty, (iv) commission of an act involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to AFCB.

STOCKHOLDER NOMINATIONS

    UST. The UST Articles and the UST By-laws do not set forth procedures regarding stockholder nominations of individuals for election to the UST Board.

    AFCB. The AFCB By-laws set forth procedures that must be followed for stockholders to nominate individuals for election to the AFCB Board at annual stockholders' meetings. Nominations by stockholders entitled to vote generally in the election of directors must be made in writing, delivered or mailed to the Clerk of AFCB at the principal executive offices of AFCB not less than 60 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Each such notice must include, with respect to each nominee, (i) the name, age, business address and residence address of each nominee proposed in the notice, (ii) the principal occupation or employment of each such nominee, (iii) the class and number of shares of stock of AFCB beneficially owned by each nominee, and

(iv) the consent of each nominee to serve as director if elected, and with respect to each stockholder making any such nomination, (i) the name and address of the stockholder and of any beneficial owners of the shares registered in the name of such stockholder and the name and address of any other stockholders known by such stockholder to be supporting such nominee(s), (ii) the class and number of shares held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s), and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which such nomination(s) are to be made by such stockholder.

INTERESTED TRANSACTIONS

    UST. None of the MBCL, UST Articles or the UST By-laws has a general provision governing interested transactions. Therefore, transactions between UST and any of its directors, officers or security holders or between UST and any entity in which any director, officer or security holder of UST is financially interested is governed by the decisional law set down by the Massachusetts Courts. Interested transactions are not per se voidable but may be challenged on the grounds that such a transaction was not entered into in good faith or was unfair to the corporation. In determining good faith and fairness, courts will consider whether a full and honest disclosure of all relevant circumstances of the transaction had been disclosed as well as whether approval of the disinterested directors and stockholders had been obtained. The determination of good faith and fairness is particular to the facts and circumstances of each case.

    AFCB. Under the AFCB Articles, unless entered into in bad faith, no contract or transaction between AFCB, and any of its directors, officers or security holders, or between AFCB and any entity in which a director, officer or security holder is in any way interested will be void or voidable solely because of this relationship, or solely because of the presence of the interested party at the meeting authorizing the transaction or contract, or solely because of his or their participation in the authorization of the transaction or contract or vote at the meeting for authorization.

MEETINGS OF STOCKHOLDERS

    UST. The UST By-laws provide that special meetings of stockholders may be called by the President or by the UST Board or, upon written application of one or more stockholders who hold at least 10% of the capital stock entitled to vote at the meeting, by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer.

    AFCB. The AFCB By-laws provide that special meetings of stockholders may be called at any time by the AFCB Board, the President or the Chairman of the Board, or upon written application of one or more stockholders who hold at least 66 2/3% in interest of the capital stock entitled to vote at such meeting or such lesser percentage, if any (but not less than 40%), as shall be determined to be the maximum percentage which AFCB is permitted by applicable law to establish for the call of such meeting, by the Clerk, or in the case of death, absence, incapacity or refusal of the Clerk, by any other officer.

STOCKHOLDER ACTION WITHOUT A MEETING

    UST. As authorized by the MBCL, the UST By-laws provide that any action to be taken by UST stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of the stockholders.

    AFCB. The AFCB Articles specifically deny the power of stockholders to consent in writing, without a meeting, to the taking of any action required to be taken or which may be taken at any annual or special meeting of the stockholders of AFCB.

AMENDMENT OF BY-LAWS

    UST. The UST By-laws may at any time be amended by a majority vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting.

    AFCB. Unlike the UST Articles, the AFCB By-laws specifically authorize the AFCB Board to amend or repeal the AFCB By-laws by a vote of two-thirds of the directors then in office, except with respect to any provisions thereof which by law, the AFCB Articles or the AFCB By-laws require action by the stockholders. No By-law of AFCB may be amended or repealed by the AFCB stockholders except by a vote of the holders of not less than 80% in interest of the capital stock of AFCB entitled to vote thereon at the meeting of stockholders at which such amendment or repeal is considered; provided, however, that if such amendment or repeal has been previously approved by vote of two-thirds of the members of the Board of Directors then in office, such amendment or repeal shall only require the affirmative vote of the holders of a majority in interest of the capital stock entitled to vote thereon at the meeting of stockholders at which such amendment or repeal is considered.

REQUIRED VOTE FOR CERTAIN BUSINESS COMBINATIONS

    UST. The MBCL provides that an agreement of merger or consolidation, or a sale, lease or exchange of all or substantially all of the property and assets of a corporation must be approved by the holders of two-thirds of the shares of each class of stock outstanding and entitled to vote thereon, unless a corporation's articles of organization designate a lower percentage (but not less than a majority). The UST Articles and the UST By-laws do not contain provisions that require a specific lower or higher stockholder vote for such transactions.

    AFCB. In addition to the affirmative vote required by the MBCL, the AFCB Articles provide that the corporation may, by an affirmative vote of the holders of a majority of AFCB Common Stock, authorize a consolidation or merger, or a sale, lease or exchange of all or substantially all of its assets, PROVIDED that the transaction has previously been approved by a vote of two-thirds of the Board of Directors then in office.

STOCKHOLDER RIGHTS PLAN

    UST. UST has distributed to each holder of UST Common Stock one Right per each outstanding share of UST Common Stock. In addition, a Right is distributed with each newly issued share of UST Common Stock. Holders of AFCB Common Stock will receive one Right with each share of UST Common Stock upon the conversion of their shares of AFCB Common Stock at the Effective Time. Each Right entitles the holder thereof to purchase one share of preferred stock in the event of certain transactions involving UST. See "DESCRIPTION OF UST CAPITAL STOCK--Common Stock--Stockholder Rights Plan."

    AFCB. AFCB has no stockholder rights plan.

STATE ANTI-TAKEOVER STATUTES

    The Massachusetts General Laws prohibit corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless: (a) the interested stockholder obtains the approval of the board of directors prior to becoming an interested stockholder, or (b) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time that he becomes an interested Stockholder, or (c) the business combination is approved by both the board of directors and two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time with the prior three years did own) 5% or more of a corporation's voting stock. A "business combination" includes mergers, stock and asset sales and other transactions resulting in a financial benefit to the stockholders. The business combinations statute does not apply to the Affiliation Agreement, the Stock Option Agreement or any of the transactions contemplated by such agreements, because the UST Board and the AFCB Board each had approved the Affiliation Agreement and the Stock Option Agreement prior to their execution.

    The Massachusetts General Laws include a statute concerning "control share acquisitions," which limits the voting rights of shares held by persons who have acquired a certain percentage of the voting power of a corporation. Under the Massachusetts statute, shares acquired in a control share acquisition retain the same voting rights as all other shares of the same class or series but only to the extent authorized by a vote of the majority of all shares entitled to vote for the election of directors (such acquired shares not being entitled to vote). In accordance with the statute, each of UST and AFCB has elected, by inclusion of an affirmative provision in its By-laws, to "opt out" of the applicability of the statute to any control share acquisition affecting UST or AFCB, as the case may be.

                          MARKET PRICES AND DIVIDENDS

    GENERAL. Transactions with respect to UST Common Stock and AFCB Common Stock are quoted on the NASDAQ National Market under the Symbols "USTC" and "AFCB" respectively. The following tables set forth the high and low sales prices for each of UST Common Stock and AFCB Common Stock as quoted by NASDAQ and dividends paid for the periods indicated.

                                                                               UST                               AFCB
                                                                ---------------------------------  ---------------------------------
                                                                                       DIVIDEND                           DIVIDEND
                                                                   LOW       HIGH        PAID         LOW       HIGH        PAID
                                                                ---------  ---------  -----------  ---------  ---------  -----------
1995
  First Quarter...............................................       9.75     11.375      --             N/A        N/A      --
  Second Quarter..............................................      10.50      13.50      --             N/A        N/A      --
  Third Quarter...............................................      13.25      15.00      --             N/A        N/A      --
  Fourth Quarter..............................................      12.75      15.50        0.05       12.90      14.20        0.10
1996
  First Quarter...............................................      13.00     15.125        0.06       12.80      14.40        0.10
  Second Quarter..............................................      12.75     15.125        0.07       12.80      14.30        0.10
  Third Quarter...............................................      14.25     --            0.08       13.10      18.00        0.10
  Fourth Quarter..............................................      16.75     20.625        0.08       16.00      18.70        0.12
1997
  First Quarter...............................................     18.125    21.9375        0.08       16.90      22.20        0.12
  Second Quarter..............................................     18.625     23.250        0.10       18.80      25.00        0.12
  Third Quarter...............................................    20.9375     26.125        0.10       23.25      30.25        0.12
  Fourth Quarter..............................................      24.25     29.625        0.12       25.88      38.63        0.15

                                    EXPERTS

    The consolidated financial statements of UST appearing in UST's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included therein and incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

    The consolidated financial statements of AFCB appearing in AFCB's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, are included therein and incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

    The consolidated financial statements of Somerset Savings Bank appearing in Somerset's Annual Report on Form 10-K for the year ended December 31, 1997, which was filed as Exhibit 99.1 to UST's Current Report on Form 8-K, dated April 24, 1998, have been audited by Wolf & Company, P.C., independent public accountants, as indicated in their report with respect thereto, are included therein and incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving such report.

    The report of KPMG Peat Marwick LLP with respect to the consolidated financial statements of the Federal Savings Bank as of December 31, 1995 included in AFCB's Annual Report on Form 10-K for the year ended December 31, 1997, is included therein and incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                 LEGAL OPINIONS

    The validity of the UST Common Stock offered hereby will be passed upon for UST by Eric R. Fischer, General Counsel. As of April 1, 1998, Mr. Fischer had a direct or indirect interest in 38,004 shares of UST Common Stock and had options to purchase an additional 55,800 shares, all of which options were immediately exercisable.

    The Affiliation Agreement provides as a condition to UST and AFCB's obligation to consummate the Affiliation that UST receive a tax opinion from its counsel, Bingham Dana LLP, and AFCB receive a tax opinion from its counsel, Sullivan & Worcester LLP, substantially to the effect that, among other things, the Affiliation will be treated as a reorganization as described in Section 368 of the Code. See "THE AFFILIATION--Certain Federal Income Tax Consequences."

                     MANAGEMENT AND ADDITIONAL INFORMATION

    Certain information relating to the executive compensation, various benefit plans (including stock option plans), voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to UST and AFCB is incorporated by reference or set forth in UST's Annual Report on Form 10-K for the year ended December 31, 1997 and AFCB's Annual Report on Form 10-K for the year ended December 31, 1997, each of which is incorporated herein by reference. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE." Stockholders of UST or AFCB desiring copies of such documents may contact UST or AFCB, as the case may be, at its address or phone number indicated under "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE." For certain information regarding the directors and certain executive officers of AFCB after the effective time of the Affiliation, see "THE AFFILIATION--Management and Operations After the Affiliation," "--Interests of Certain Persons in the Affiliation" and "--Employee Matters."

                            SOLICITATION OF PROXIES

    AFCB and UST will each bear their own expenses incurred in connection with the solicitation of proxies from holders of UST Common Stock and AFCB Common Stock, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries who hold record ownership for third parties for their expenses incurred in forwarding proxies and proxy statements to the beneficial owners of UST Common Stock and AFCB Common Stock; however, pursuant to the Affiliation Agreement, the expense of printing and distributing the Registration Statement and this Joint Proxy Statement-Prospectus will be shared equally by AFCB and UST. In addition to solicitation of proxies by mail, proxies may also be solicited by telephone or personal interview by certain directors, officers and regular employees of UST and AFCB and its subsidiaries, who will not receive additional compensation therefor. UST has retained Morrow & Co. to assist in the distribution and solicitation of proxies, at a fee of approximately $6,000 plus reasonable out of pocket expenses. AFCB has retained Morrow & Co. to assist in the distribution and solicitation of proxies, at a fee of approximately $6,500, plus reasonable out-of-pocket expenses.

                      THE UST MEETING--ADDITIONAL MATTERS

                    INCREASE IN NUMBER OF AUTHORIZED SHARES
                              OF UST COMMON STOCK

                                   (Proxy Item 2)

    The UST Board has adopted a vote recommending that stockholders amend the UST Articles to increase the authorized shares of UST Common Stock from 45,000,000 shares to 75,000,000.

    On May 7, 1998, the number of shares of UST Common Stock issued or reserved for issuance totaled approximately 31,850,000. UST expects to issue approximately 9,323,659 shares of UST Common Stock to holders of AFCB Common Stock in the Affiliation and approximately 3,185,417 shares of UST Common Stock in UST's acquisition of Somerset. Thus, out of the 45,000,000 shares currently authorized, UST would have only approximately 640,924 shares of UST Common Stock available for future issuance following the completion of the Affiliation and the acquisition of Somerset.

    The increase in authorized shares, in the opinion of the UST Board, is desirable to provide UST with the ability to meet future business needs and opportunities, including the ability to exercise, if it is deemed appropriate to do so, its option to increase the consideration to be received by the holders of AFCB Common Stock in the Affiliation by adjusting the Conversion Number in order to prevent a termination of the Affiliation Agreement by AFCB in the event that the value of UST Common Stock declines in an amount greater than the formula set forth in the Affiliation Agreement. The increased number of authorized shares will be available for issuance from time to time, without further action or authorization by the stockholders (except as required under applicable law or by an applicable national stock exchange or market), in connection with potential investment opportunities, acquisitions of other companies or for other corporate purposes as determined by the UST Board. These other purposes might include raising additional capital funds through offerings of shares of UST Common Stock, the issuance of shares of UST Common Stock in connection with the declaration of stock dividends, and the issuance of shares in connection with employee benefit plans and incentive compensation plans of UST and its subsidiaries.

    If such additional authorized shares are issued to persons other than existing stockholders, the percentage interest of existing stockholders in UST will be reduced. Although the existence or issuance of authorized but unissued shares of UST capital stock could, under certain circumstances, have an anti-takeover effect, UST has no present intention of issuing such shares for anti-takeover purposes.

    If the amendment is approved, as soon as practicable after the UST Meeting, UST will file with the Office of the Secretary of The Commonwealth of Massachusetts, Articles of Amendment to the UST Articles reflecting the increase in authorized shares.

    Approval of this proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of UST Common Stock.

    THE UST BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE UST ARTICLES TO PROVIDE FOR AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF UST COMMON STOCK.

                         PROPOSALS OF UST STOCKHOLDERS

    Any stockholder of UST desiring to submit proposals pursuant to Rule 14a-8 under the Exchange Act for action at the 1999 Annual Meeting of UST, must have delivered such proposal to the main office of UST no later than December 16, 1998, for it to be included in UST's proxy statement and form of proxy relating to that meeting. Stockholders submitting a proposal must meet the requirements specified in Rule 14a-8 under the Exchange Act.

                                          By Order of the Board of Directors
                                          ERIC R. FISCHER,
                                          EXECUTIVE VICE PRESIDENT,
                                          GENERAL COUNSEL AND CLERK

                                                                      APPENDIX A

                AFFILIATION AGREEMENT AND PLAN OF REORGANIZATION

    AFFILIATION AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT"), dated as of December 15, 1997, by and among UST CORP., a Massachusetts corporation (the "BUYER"), MOSAIC CORP., a Massachusetts corporation and wholly owned subsidiary of the Buyer ("MERGER SUBSIDIARY") and AFFILIATED COMMUNITY BANCORP, INC., a Massachusetts corporation (the "SELLER").

    WHEREAS, the Boards of Directors of the Buyer, the Merger Subsidiary and the Seller have determined that it is in the best interests of their respective stockholders, customers, employees and other constituencies, as well as the communities they serve, to consummate, and have approved, the business combination transactions provided for herein, in which the Seller will, subject to the terms and conditions set forth herein, merge (the "MERGER") with and into the Merger Subsidiary, with the Merger Subsidiary as the surviving corporation of the Merger; and

    WHEREAS, as a condition and inducement to the Buyer to enter into, and after the execution of, this Agreement, the Buyer and the Seller are entering into the Seller Option Agreement (the "SELLER OPTION AGREEMENT"), attached hereto as Exhibit A, pursuant to which the Seller has granted an option to purchase shares of its common stock (the "SELLER OPTION") to the Buyer; and

    WHEREAS, as a condition to, and after the execution of, this Agreement, the Buyer and certain of the officers and directors of the Seller, are entering into the Stockholders Agreements; and

    WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and to prescribe certain conditions to the Merger;

    NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    Except as otherwise provided herein or as otherwise clearly required by the context, the following terms shall have the respective meanings indicated when used in this Agreement:

    "ACQUISITION TRANSACTION" shall have the meaning ascribed thereto in Section
5.03 hereof.

    "AFFILIATE" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

    "AGREEMENT" shall mean this Affiliation Agreement and Plan of Reorganization by and between the Buyer and the Seller.

    "AMEX" shall mean the American Stock Exchange.

    "ASSOCIATE" shall have the meaning ascribed thereto in Rule 14a-1 under the Securities Exchange of 1934, as amended.

    "AVERAGE PRICE" shall have the meaning ascribed thereto in Section 2.09(f) hereof.

    "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

    "BUYER" shall have the meaning ascribed thereto in the preamble hereto.

    "BUYER AFFILIATES" shall have the meaning ascribed thereto in Section 5.06(b) hereof.

    "BUYER AFFILIATES AGREEMENT" shall mean the form of written agreement to be executed and delivered to the Seller prior to the Effective Time by the Buyer Affiliates, substantially in the form attached hereto as Exhibit C-1.

    "BUYER BALANCE SHEET" shall have the meaning ascribed thereto in Section
3.06 hereof.

    "BUYER BANK" shall mean USTrust, a Massachusetts bank and trust company and indirect wholly-owned subsidiary of the Buyer.

    "BUYER BANK COMMON STOCK" shall mean the shares of common stock of the Buyer Bank, par value $47.50 per share.

    "BUYER COMMON STOCK" shall have the meaning ascribed thereto in Section 2.06(b) hereof.

    "BUYER DISCLOSURE SCHEDULE" shall mean the disclosure schedule related to the Buyer delivered to the Seller together herewith.

    "BUYER PREFERRED STOCK" shall have the meaning ascribed thereto in Section 3.03(a) hereof.

    "BUYER REPORTS" shall have the meaning ascribed thereto in Section 3.11 hereof.

    "BUYER RIGHTS AGREEMENT" shall mean that certain Rights Agreement which was adopted by the Buyer on September 19, 1995, as amended.

    "CLOSING" shall mean the consummation of the Merger.

    "CLOSING DATE" shall mean the time and date specified pursuant to Section
7.01 hereof as the time and date on which the parties hereto shall consummate the Merger.

    "CLOSING PRICE" shall have the meaning ascribed thereto in Section 8.01(e) hereof.

    "CMPS" shall have the meaning ascribed thereto in Section 3.15 hereof.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    "COMPANIES" shall have the meaning ascribed thereto in Section 4.10(a) hereof.

    "CONFIDENTIAL INFORMATION" shall have the meaning ascribed thereto in
Section 5.02(b) hereof.

    "CONFIDENTIALITY AGREEMENT" shall mean that certain Mutual Agreement of Confidentiality between the Buyer and the Seller dated November 26, 1997.

    "CONSENTS" shall have the meaning ascribed thereto in Section 6.01(b) hereof.

    "CONVERSION NUMBER" shall have the meaning ascribed thereto in Section 2.06(b) hereof.

    "DEPOSIT INSURANCE FUND" shall have the meaning ascribed thereto in Section 4.02(b) hereof.

    "DETERMINATION PERIOD" shall have the meaning ascribed thereto in Section 8.01(e) hereof.

    "DISCLOSURE SCHEDULES" shall mean the Buyer Disclosure Schedule and the Seller Disclosure Schedule, considered together.

    "DOJ" shall mean the United States Department of Justice.

    "DPC SHARES" shall have the meaning ascribed thereto in Section 3.13 hereof.

    "EFFECTIVE TIME" shall mean the date and time at which the Merger has become effective pursuant to the applicable laws of The Commonwealth of Massachusetts.

    "EPA" shall mean the United States Environmental Protection Agency.

    "EQUITY INVESTMENT" shall have the meaning set forth for such term as of the date hereof in the FDIC's rules and regulations regarding activities and investments of insured state banks at 12 C.F.R.Section362.2(k).

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    "EXCHANGE ACT" shall have the meaning ascribed thereto in Section 3.06 hereof.

    "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

    "FDIC" shall mean the Federal Deposit Insurance Corporation.

    "FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Boston, as applicable.

    "FILED TAX RETURNS" shall have the meaning ascribed thereto in Section 4.10(a) hereof.

    "FINAL INDEX PRICE" shall have the meaning ascribed thereto in Section 8.01(e) hereof.

    "GAAP" shall mean generally accepted accounting principles and practices in effect from time to time within the United States applied consistently throughout the period involved.

    "GOVERNMENTAL AUTHORITY" shall mean any United States federal, state or local governmental commission, board or other regulatory authority or agency, including courts and other judicial bodies.

    "HAZARDOUS MATERIAL" shall have the meaning ascribed thereto in Section 4.17(i) hereof.

    "HOLA" shall have the meaning ascribed thereto in Section 4.01(a) hereof.

    "INCENTIVE STOCK OPTION" shall mean a stock option which is intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

    "INDEX COMPANIES" shall have the meaning ascribed thereto in Section 8.01(e) hereof.

    "INJUNCTION" shall have the meaning ascribed thereto in Section 6.01(d) hereof.

    "INITIAL INDEX PRICE" shall have the meaning ascribed thereto in Section 8.01(e) hereof.

    "IRS" shall mean the United States Internal Revenue Service.

    "JOINT PROXY STATEMENT" shall have the meaning ascribed thereto in Section 5.04(a) hereof.

    "LOAN PROPERTY" shall have the meaning ascribed thereto in Section 4.17(i) hereof.

    "MBBI" shall mean the Massachusetts Board of Bank Incorporation.

    "MBCL" shall mean the Massachusetts Business Corporation Law.

    "MGL" shall mean the Massachusetts General Laws.

    "MASSACHUSETTS COMMISSIONER" shall have the meaning ascribed thereto in
Section 3.05 hereof.

    "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Person, a material adverse effect on the business, results of operations or financial condition of such Person taken as a whole; PROVIDED, HOWEVER, that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof by Governmental Authorities generally applicable to depository institutions and their holding companies (including changes in insurance deposit assessment rates and special assessments with respect thereto), (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of the Seller taken with the prior written consent of the Buyer, and (d) the direct effects of compliance with this Agreement on the operating performance of the parties including expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement.

    "MERGER" shall have the meaning ascribed thereto in the recitals hereto.

    "MERGER SUBSIDIARY" shall have the meaning ascribed thereto in the preamble to this Agreement.

    "NASD" shall mean the National Association of Securities Dealers, Inc.

    "NASDAQ" shall mean the National Market System of the National Association of Securities Dealers Automated Quotation System.

    "NEWCO" shall have the meaning set forth in Section 2.11 hereof.

    "NYSE" shall mean the New York Stock Exchange.

    "OTS" shall mean the Office of the Thrift Supervision.

    "PARTICIPATION FACILITY" shall have the meaning ascribed thereto in Section 4.17(i) hereof.

    "PBGC" shall mean the Pension Benefit Guaranty Corporation.

    "PERSON" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other legal entity, or any governmental agency or political subdivision thereof.

    "PUBLIC ANNOUNCEMENT" shall mean a written press release, public announcement or public information disclosure by the Seller or the Buyer or any of their subsidiaries relating to the Merger or the other transactions contemplated hereby.

    "RECORDS" means all records and original documents in the Seller's possession which pertain to and are utilized by the Seller or any of its subsidiaries to administer, reflect, monitor, evidence or record information respecting its business and operations, including but not limited to all records and documents relating to (a) corporate, regulatory, supervisory and litigation matters, (b) tax planning and payment of taxes, (c) personnel and employment matters, and (d) the business or conduct of the business of the Seller or any of its subsidiaries.

    "REPRESENTATIVE(S)" shall have the meaning ascribed thereto in Section 5.02(b) hereof.

    "REQUISITE REGULATORY APPROVALS" shall have the meaning ascribed thereto in
Section 6.01(b) hereof.

    "SEC" shall have the meaning ascribed thereto in Section 3.05 hereof.

    "S-4" shall have the meaning ascribed thereto in Section 5.03(a) hereof.

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

    "SELLER" shall have the meaning ascribed thereto in the preamble to this Agreement.

    "SELLER AFFILIATES" shall have the meaning ascribed thereto in Section 5.06(a) hereof.

    "SELLER AFFILIATES AGREEMENT" shall mean the form of written agreement to be executed and delivered to the Buyer prior to the Effective Time by the Seller Affiliates, substantially in the form attached hereto as EXHIBIT C-2.

    "SELLER BALANCE SHEET" shall have the meaning ascribed thereto in Section
4.05 hereof.

    "SELLER BANK & TRUST COMPANY" shall have the meaning ascribed thereto in
Section 5.18 hereof.

    "SELLER BENEFIT PLANS" shall have the meaning ascribed thereto in Section 4.11(a) hereof.

    "SELLER COMMON STOCK" shall have the meaning ascribed thereto in Section 2.06(b) hereof.

    "SELLER DISCLOSURE SCHEDULE" shall mean the disclosure schedule relating to the Seller delivered to Buyer together herewith.

    "SELLER EMPLOYEES" shall have the meaning ascribed thereto in Section 5.12 hereto.

    "SELLER ESOPS" shall have the meaning ascribed thereto in Section 5.25 hereto

    "SELLER OPTION" shall have the meaning ascribed thereto in the recitals hereto.

    "SELLER OPTION AGREEMENT" shall have the meaning ascribed thereto in the recitals hereto.

    "SELLER OTHER PLANS" shall have the meaning ascribed thereto in Section 4.11(a) hereof.

    "SELLER PENSION PLANS" shall have the meaning ascribed thereto in Section 4.11(a) hereof.

    "SELLER PREFERRED STOCK" shall have the meaning ascribed thereto in Section 4.02(a) hereof.

    "SELLER REPORTS" shall have the meaning ascribed thereto in Section 4.15 hereof.

    "SELLER STOCK OPTION PLANS" shall have the meaning ascribed thereto in
Section 2.10 hereof.

    "SIGNIFICANT SUBSIDIARY" shall mean, when used with reference to a party, any "significant subsidiary" of such party as such term is defined in Regulation S-X of the SEC and, with respect to the Seller, shall mean those subsidiaries of the Seller which are "insured depository institutions"; PROVIDED, HOWEVER, that with respect to the Seller Bank & Trust Company, all representations and warranties made by the Seller in Article IV hereof with respect to the Seller Bank & Trust Company shall relate only to matters and events which have occurred since May 20, 1997.

    "STOCKHOLDERS AGREEMENTS" shall mean those certain Stockholder Agreements dated as of the date hereof respectively between the Buyer and members of the Seller's board of directors and executive management and substantially in the form attached hereto as EXHIBIT B.

    "SUBSIDIARIES" shall mean, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership), or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

    "SURVIVING CORP." shall have the meaning ascribed thereto in Section 2.01 hereof.

    "TAX" shall mean any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee or other tax or levy, of any kind whatsoever, including any interest, penalties or additions to tax in respect of the foregoing.

    "TAX RETURN" shall mean any return, declaration, report, claim for refund, information return or other document (including any related or supporting estimates, elections, schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

    "TERMINATION DATE" shall have the meaning ascribed thereto in Section 8.01(b) hereof.

    "TRANSACTION DOCUMENTS" shall mean this Agreement, the Confidentiality Agreement, the Seller Option Agreement and the Stockholders Agreements.

    "TRANSFERRED SELLER EMPLOYEES" shall have the meaning ascribed thereto in
Section 5.12 hereto.

    "TRUST ACCOUNT SHARES" shall have the meaning ascribed thereto in Section
3.13 hereof.

    "WEIGHTED AVERAGE" shall have the meaning ascribed thereto in Section 8.01(e) hereof.

    "YEAR 2000 PROBLEM" shall have the meaning ascribed thereto in Section 3.20 hereof.

                                   ARTICLE II
                                   THE MERGER

    2.01 THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with the MBCL, at the Effective Time, the Seller shall merge with and into the Merger Subsidiary, and the separate corporate existence of the Seller shall cease. The Merger Subsidiary shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "SURVIVING CORP."), shall continue its corporate existence under the laws of The Commonwealth of Massachusetts and remain a wholly-owned subsidiary of the Buyer.

    2.02  EFFECT OF THE MERGER.

        (a) Upon the Effective Time, all of the estate, property, rights, privileges, powers and franchises of each of the Seller and the Merger Subsidiary and all of their property, real, personal and mixed, and all the debts due on whatever account to any of them, as well as all stock subscriptions and other choses in action belonging to any of them, shall be transferred to and vested in the Surviving Corp., without further act or deed, and all claims, demands, property and other interest shall be the property of the Surviving Corp., and the title to all real estate vested in each of the Seller or Merger Subsidiary shall not revert or be in any way impaired by reason of the Merger, but shall be vested in the Surviving Corp.

        (b) Upon the Effective Time, the rights of creditors of each of the Seller and the Merger Subsidiary shall not in any manner be impaired, nor shall any liability or obligation, including taxes due or to become due, or any claim or demand in any cause existing against such corporation, or any stockholder, director, or officer thereof, be released or impaired by the Merger, but the Surviving Corp. shall be deemed to have assumed, and shall be liable for, all liabilities and obligations of each of the Seller and the Merger Subsidiary in the same manner and to the same extent as if the Surviving Corp. had itself incurred such liabilities or obligations. The stockholders, directors, and officers of each of the Seller and the Merger Subsidiary shall continue to be subject to all liabilities, claims and demands existing against them as such at or before the Merger. No action or proceeding then pending before any court or tribunal of The Commonwealth of Massachusetts or otherwise in which either the Seller and the Merger Subsidiary is a party, or in which any such stockholder, director, or officer is a party, shall abate or be discontinued by reason of the Merger, but any such action or proceeding may be prosecuted to final judgment as though no merger had taken place, or the Surviving Corp. may be substituted as a party in place of either the Seller and the Merger Subsidiary by the court in which such action or proceeding is pending.

    2.03 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corp. shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corp. its right, title or interest in, to or under any of the rights, properties or assets of the Seller acquired or to be acquired by the Surviving Corp. as a result of, or in connection with, the Merger, the officers and directors of the Surviving Corp. shall and will be authorized to execute and deliver, in the name and on behalf of either the Seller or the Merger Subsidiary or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of either the Seller or the Merger Subsidiary or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corp. or to otherwise carry out this Agreement.

    2.04 ARTICLES OF ORGANIZATION AND BY-LAWS. At the Effective Time, the Articles of Organization of the Merger Subsidiary shall be the Articles of Organization of the Surviving Corp. and the By-Laws of the Merger Subsidiary shall be the By-Laws of the Surviving Corp. and, subject to the rights of the Buyer as the sole stockholder, shall thereafter continue to be its Articles of Organization and By-Laws until amended as provided therein or by law.

    2.05 EFFECTIVE TIME; CONDITIONS. The Merger shall become effective as set forth in the articles of merger which shall be submitted for filing to the Secretary of the Commonwealth pursuant to Section 78(d) of the MBCL (the "ARTICLES OF MERGER"). The term "Effective Time" shall be, the date and time specified in the Articles of Merger.

    2.06  EFFECT ON OUTSTANDING SHARES.

        (a) MERGER SUBSIDIARY COMMON STOCK. Each of the 100 shares of common stock of the Merger Subsidiary, par value $1.00 per share ("MERGER SUBSIDIARY COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding after the Merger as shares of the Surviving Corp., which shall thereafter constitute all of the issued and outstanding shares of the Surviving Corp.

        (b) SELLER COMMON STOCK. (i) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of common stock of the Seller, par value $0.01 per share (the "SELLER COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (other than any such shares held by a Dissenting Holder or held directly or indirectly by the Buyer, except Trust Account Shares and DPC Shares, and any such shares held as treasury stock by the Seller) shall become and be converted into 1.41 shares of Buyer Common Stock together with that number of Buyer Rights associated therewith; PROVIDED, HOWEVER, that in the event that the Buyer has exercised its option to deliver additional shares of Buyer Common Stock pursuant to the last paragraph of Section 8.01(e) hereof, the Seller Common Stock shall be converted into such number of shares of the Buyer Common Stock, as provided in Section 8.01(e). The number of shares of Buyer Common Stock into which each share of Seller Common Stock shall be converted is hereinafter called the "CONVERSION NUMBER;" and

        (ii) As of the Effective Time, each share of Seller Common Stock held either directly or indirectly by the Buyer or the Buyer Bank (other than Trust Account Shares and DPC Shares) or as treasury stock of the Seller shall be canceled, retired and cease to exist, and no payment shall be made with respect thereto. Each certificate which immediately prior to the Effective Time represented outstanding shares of Seller Common Stock shall on and after the Effective Time be deemed for all purposes to represent the number of shares of Buyer Common Stock into which the shares of Seller Common Stock represented by such certificate shall have been converted pursuant to this Section 2.06(b).

        (c) SHARES OF DISSENTING HOLDERS. No conversion under Section 2.06(b) hereof shall be made with respect to the shares of Seller Common Stock held by a Dissenting Holder (as such term is defined below); PROVIDED, HOWEVER, that each share of Seller Common Stock outstanding immediately prior to the Effective Time and held by a Dissenting Holder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the applicable provisions of the MBCL, shall be deemed to be converted, as of the Effective Time, into shares of Buyer Common Stock as specified in Section 2.06(b) hereof. The term "DISSENTING HOLDER" shall mean a holder of the Seller Common Stock who has demanded appraisal rights in compliance with the applicable provisions of the MBCL concerning the right of such holder to dissent from the Merger and demand appraisal of such holder's shares of Seller Common Stock.

        (d) DISSENTER'S RIGHTS. Any Dissenting Holder (i) who files with the Seller a written objection to the Merger before the taking of the vote to approve this Agreement by the shareholders of the Seller and who states in such objection that he intends to demand payment for his shares if the Merger is concluded and (ii) whose shares are not voted in favor of the Merger shall be entitled to demand payment for his shares of Seller Common Stock and an appraisal of the value thereof, in accordance with the provisions of Sections 86 through 98 of the MBCL.

    2.07 ANTI-DILUTION. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Buyer Common Stock or Seller Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other like changes in the Buyer's or the Seller's capitalization, other than pursuant to this Agreement, as the case may be (a "RECAPITALIZATION"), then an appropriate and proportionate adjustment shall be made to the Conversion Number so that each holder of Seller Common Stock shall receive under Section 2.06(b) hereof the number of shares of Buyer Common Stock (except for fractional shares) that such holder would have held immediately following the Recapitalization if the Merger had occurred immediately prior to the Recapitalization or the record date therefor, as applicable. For purposes of this Section 2.07, in no event shall the issuance of shares or securities by the Buyer in connection with the Buyer acquiring directly or indirectly the stock or assets of any corporation, bank or other entity be deemed to be a "Recapitalization".

    2.08 EXCHANGE AGENT. Prior to the Effective Time, the Buyer shall appoint United States Trust Company as exchange agent (the "EXCHANGE AGENT") for the purpose of exchanging certificates representing shares of Seller Common Stock for certificates representing shares of Buyer Common Stock, and the Buyer shall issue and deliver to the Exchange Agent certificates representing shares of Buyer Common Stock and shall pay to the Exchange Agent such amounts of cash as shall be required to be delivered to holders of shares of Seller Common Stock in lieu of fractional shares of Buyer Common Stock, pursuant to Section 2.09(f) hereof.

    2.09  PROCEDURES.

    (a) Certificates which represent shares of Seller Common Stock (including certificates representing shares of predecessor entities to Seller which have previously been converted into shares of Seller Common Stock) that are outstanding immediately prior to the Effective Time (a "CERTIFICATE") and are converted into shares of Buyer Common Stock pursuant to Section 2.06 hereof shall, after the Effective Time, be deemed to represent shares of Buyer Common Stock into which such shares have been converted and shall be exchangeable by the holders thereof in the manner provided in the transmittal materials described below for new certificates representing the shares of Buyer Common Stock into which such shares have been converted.

    (b) Buyer shall use all reasonable efforts to cause the Exchange Agent to send to each holder of record of shares of Seller Common Stock outstanding at the Effective Time as promptly as practicable, and in any event within seven (7) days after the Effective Time, transmittal materials (which shall be reviewed with and be reasonably acceptable to Seller) for use in exchanging the certificates for such shares for certificates for shares of Buyer Common Stock into which such shares of Seller Common Stock have been converted pursuant to
Section 2.06 hereof. Upon surrender of a Certificate, together with a duly executed letter of transmittal, and any other required documents, the holder of such Certificate shall be entitled to receive, in exchange therefor, a certificate for the number of shares of Buyer Common Stock to which such holder is entitled pursuant to Section 2.06(b)(i) hereof and such Certificate as surrendered shall forthwith be canceled. No dividend or other distribution payable after the Effective Time with respect to Buyer Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate, at which time such holder shall receive all dividends and distributions, without interest thereon, previously payable but withheld from such holder pursuant hereto. After the Effective Time, there shall be no transfers on the stock transfer books of the Seller of shares of Seller Common Stock which were issued and outstanding at the Effective Time and converted pursuant to the provisions of Section 2.06 hereof. If, after the Effective Time, Certificates are presented for transfer to the Seller, they shall be canceled and exchanged for the shares of Buyer Common Stock deliverable in respect thereof as determined in accordance with the provisions and procedures set forth in this Article II.

    (c) After the Effective Time, holders of certificates of Seller Common Stock shall cease to be, and shall have no rights as, stockholders of the Seller, other than (i) to receive shares of Buyer Common Stock into which such shares have been converted and, if applicable, fractional share payments pursuant to the provisions hereof, or (ii) the rights afforded to any Dissenting Holder (as defined in Section 2.06(c)) under applicable provisions of the MBCL.

    (d) Neither the Buyer nor the Seller nor any other person shall be liable to any former holder of shares of Seller Common Stock for any shares or any dividends or distributions with respect thereto properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (e) In the event any Certificate shall have been lost, stolen or destroyed, upon receipt of appropriate evidence as to such loss, theft or destruction and to the ownership of such Certificate by the person claiming such Certificate to be lost, stolen or destroyed, and the receipt by the Buyer of appropriate and customary indemnification, the Buyer will issue in exchange for such lost, stolen or destroyed Certificate shares of Buyer Common Stock and the fractional share payment, if any, deliverable with respect thereof, as determined in accordance with this Article II.

    (f) In lieu of the issuance of fractional shares of Buyer Common Stock pursuant to Section 2.06(b) of this Agreement, cash adjustments, without interest, will be paid to the holders of Seller Common Stock in respect of any fractional share that would otherwise be issuable and the amount of such cash adjustment shall be equal to an amount in cash determined by multiplying such holder's fractional interest by the "AVERAGE PRICE" of a share of Buyer Common Stock (rounded up to the nearest cent). The "Average Price" of a share of Buyer Common Stock shall be the average of the last sale prices thereof as reported on the National Association of Securities Dealers Automated Quotation system over the ten (10) consecutive trading day period immediately preceding the date on which the last Requisite Regulatory Approval is received (without regard to any waiting period attached to the effectiveness thereof). For purposes of determining whether, and in what amounts, a particular holder of Seller Common Stock would be entitled to receive cash adjustments under this Section 2.09(f), shares of record held by such holder and represented by two or more Certificates shall be aggregated.

    (g) If any certificate representing shares of Buyer Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer (including, but not limited to, that the signature of the transferor shall be properly guaranteed by a commercial bank, trust company, member firm of the NASD or other eligible guarantor institution), and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

    2.10 CONVERSION OF OPTIONS. Each stock option (other than the Seller Option) issued by the Seller to a third party pursuant to any stock option plan of the Seller (the "SELLER STOCK OPTION PLANS"), whether or not currently exercisable, which entitles such third party to purchase Seller Common Stock, and which is outstanding and unexercised immediately prior to the Effective Time, shall be converted into an option to purchase shares of Buyer Common Stock, and the Buyer shall assume each such option in accordance with the terms of the Seller Stock Option Plan under which it was granted and the stock option or other agreement by which it is evidenced, with the following terms:

        (a) The number of shares of Buyer Common Stock shall be equal to the product of the number of shares of Seller Common Stock previously subject thereto and the Conversion Number, rounded down to the nearest whole share; and

        (b) The exercise price per share of Buyer Common Stock shall be equal to the exercise price per share of Seller Common Stock previously subject thereto divided by the Conversion Number, rounded up to the nearest cent; and

        (c) The duration and other terms of each such stock option shall be otherwise governed by the terms of the Seller Stock Option Plan under which such option was granted and shall be unchanged except that all references to the Seller shall be deemed to be references to the Buyer; and

        (d) The Buyer shall assume the option as contemplated by Section 424(a) of the Code; and

        (e) With respect to any stock option on Seller Common Stock which is an Incentive Stock Option, the Buyer shall take such actions (other than delaying the date the options on Buyer Common Stock become exercisable beyond the date on which such options would otherwise become exercisable pursuant to the relevant Seller Stock Option Plan) as may be necessary or appropriate to cause such option, upon being converted to an option on Buyer Common Stock, to remain such an Incentive Stock Option.

    2.11 POSSIBLE ALTERNATIVE STRUCTURE. Notwithstanding any other provision of this Agreement to the contrary, prior to the Effective Time, the Buyer shall be entitled to revise the structure of the transaction to provide (a) that the Merger Subsidiary shall be merged with and into the Seller at the Effective Time, with the Seller as the surviving corporation of the Merger; (b) that a newly-formed special purpose subsidiary of the Buyer ("NEWCO") shall be merged with and into the Seller at the Effective Time, with the Seller as the surviving corporation of the Merger, or alternatively, that the Seller shall merge with and into Newco at the Effective Time, with Newco as the surviving corporation of the Merger, or (c) that the Seller shall be merged directly with and into the Buyer at the Effective Time with the Buyer as the surviving corporation of the Merger. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Buyer and the Seller may jointly elect prior to the Effective Time, to substitute an alternative structure for the accomplishment of the transactions contemplated by this Agreement; it being understood by the Buyer and the Seller that any change to the structure of the Merger pursuant to this second sentence of Section 2.11 shall not be adopted if such change would materially delay consummation of the Merger or such change would have an adverse impact on the financial benefits reasonably expected to be derived by the stockholders of the Seller from the transactions provided for herein. Buyer and Seller agree that this Agreement shall be appropriately amended in order to reflect any alternative structure.

    2.12 SUBSIDIARY BANK MERGERS. Subject to Section 5.18 hereof, Buyer and Seller shall take such actions as Buyer determines to be desirable to effectuate mergers of the subsidiary banks of the Buyer and the Seller, either immediately before, concurrently with or following the Effective Time, PROVIDED, HOWEVER, that any such merger of the subsidiary banks of the Buyer and the Seller shall not prolong the period required to complete the Merger in any material respect. If requested by the Buyer, the Seller shall cause its subsidiary banks to enter into one or more agreements and plan of merger with the Buyer Bank providing for the mergers of such subsidiary banks with the Buyer Bank.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

    The Buyer hereby represents and warrants to the Seller as follows:

    3.01  CORPORATE ORGANIZATION.

        (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Buyer has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. The Buyer is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not result in, with respect to the Buyer, a Material Adverse Effect. The Buyer is a bank holding company registered with the Federal Reserve Board under the BHCA.

        (b) The Buyer Bank is a bank and trust company duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Buyer Bank has all requisite power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. The Buyer Bank is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased, or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would neither individually nor in the aggregate result in any Material Adverse Effect on the Buyer.

        (c) Except as set forth in Section 3.01(c) of the Buyer Disclosure Schedule, the Buyer has no subsidiaries and no Equity Investments (other than investments in such subsidiaries).

    3.02  MERGER SUBSIDIARY.

        (a) Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The authorized capital stock of the Merger Subsidiary consists of 100 shares of Merger Subsidiary Common Stock, of which, as of December 12, 1997, 100 shares were issued and outstanding. All of the 100 shares of Merger Subsidiary Common Stock are owned by the Buyer. All issued and outstanding shares of Merger Subsidiary Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

        (b) Merger Subsidiary has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Merger Subsidiary. The Buyer, as the sole stockholder of the Merger Subsidiary, will vote all outstanding shares of Merger Subsidiary Common Stock in favor of the Merger and will not vote to modify or rescind, or otherwise permit the modification or recision of such vote prior to a termination of this Agreement in accordance with Section 8.01 hereof. This Agreement is a valid and binding obligation of Merger Subsidiary, enforceable in accordance with its terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

    3.03  CAPITALIZATION.

        (a) The authorized capital stock of the Buyer consists of 45,000,000 shares of Buyer Common Stock and 4,000,000 shares of preferred stock, par value $1.00 per share ("BUYER PREFERRED STOCK"). As of the close of business on December 12, 1997, there were 29,719,593 shares of Buyer Common Stock and no shares of Buyer Preferred Stock issued and outstanding. In addition, as of the close of business on December 12, 1997, there were 1,396,808 shares of Buyer Common Stock reserved for issuance upon exercise of outstanding stock options. All issued and outstanding shares of Buyer Common Stock and Buyer Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except (i) for rights issuable to holders of Buyer Common Stock in accordance with the Buyer Rights Agreement, (ii) as permitted under this Agreement, (iii) as referred to in this Section 3.03 (which includes director and employee stock options) or
    (iv) as reflected in Section 3.03(a) of the Buyer Disclosure Schedule, the Buyer does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or agreements of any character calling for the Buyer to issue, deliver or sell, or cause to be issued, delivered or sold any shares of Buyer Common Stock or Buyer Preferred Stock or any other equity security of the Buyer or any subsidiary of the Buyer or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of Buyer Common Stock or Buyer Preferred Stock or any other equity security of the Buyer or any subsidiary of the Buyer or obligating the Buyer to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or agreements. As of the date hereof there are no outstanding contractual obligations of the Buyer to repurchase, redeem or otherwise acquire any shares of capital stock of the Buyer or any subsidiary of the Buyer.

        (b) Section 3.03(b) of the Buyer Disclosure Schedule lists each of the Significant Subsidiaries of the Buyer on the date of this Agreement and indicates for each such subsidiary as of such date: (i) the percentage and type of equity securities owned or controlled by the Buyer; (ii) the jurisdiction of incorporation; and (iii) if the subsidiary is a depository institution, whether it is a member of the Federal Reserve System. Each of the subsidiaries of the Buyer that is a depository institution is an "insured depository institution" as defined in the FDIA and applicable regulations thereunder, and the deposits of each such depository institution are insured by the Bank Insurance Fund and the Savings Association Insurance Fund of the FDIC in accordance with the FDIA, and each such depository institution has paid all assessments and filed all reports required by the FDIA. As of the date hereof, no proceedings for the revocation or termination of such deposit insurance are pending or, to the knowledge of the Buyer, threatened. No subsidiary of the Buyer has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for a subsidiary of the Buyer to issue deliver or sell, or cause to be issued, delivered or sold any equity security of the Buyer or of any subsidiary of the Buyer or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating a subsidiary of the Buyer to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements. As of the date hereof, there are no outstanding contractual obligations of any subsidiary of the Buyer to repurchase, redeem or otherwise acquire any shares of capital stock of the Buyer or any subsidiary of the Buyer. Except as may be provided under applicable law in the case of any subsidiary of the Buyer that is a bank, all of the shares of capital stock of each of the subsidiaries of the Buyer held by the Buyer are fully paid and nonassessable and, except for directors' qualifying shares, are owned by the Buyer free and clear of any claim, lien, encumbrance or agreement with respect thereto.

    3.04  AUTHORITY; NO VIOLATION.

        (a) The Buyer has all requisite corporate power and authority to execute and deliver this Agreement, the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Buyer. The Board of Directors of the Buyer has directed that this Agreement and the transactions contemplated hereby be submitted to the stockholders of the Buyer for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the Buyer's stockholders, no other corporate proceedings on the part of the Buyer are necessary to consummate the Merger. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by the Buyer and (assuming due authorization, execution and delivery by the Seller) constitutes the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with their respective terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

        (b) Neither the execution and delivery of this Agreement or the other Transaction Documents by the Buyer nor the consummation by the Buyer of the transactions contemplated by this Agreement; nor compliance by the Buyer with any of the terms or provisions of this Agreement, will (i) assuming that the consents and approvals referred to in Section 3.05 hereof are duly obtained, violate in any material respect any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Buyer, or (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Buyer under any of the terms, conditions or provisions of (A) the Articles of Organization or other charter document of like nature or By-Laws of the Buyer, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Buyer is a party as issuer, guarantor or obligor, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii)(B) above, for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on the Buyer.

    3.05 CONSENTS AND APPROVALS. Except for consents, waivers or approvals of, or filings or registrations with, the Federal Reserve Board, the MBBI, the Securities and Exchange Commission (the "SEC"), the Secretary of State of The Commonwealth of Massachusetts, NASDAQ, and the DOJ, no consents, waivers or approvals of or filings or registrations with any public body or authority are necessary, and no consents or approvals of any third parties (which term does not include the Board of Directors or the stockholders of the Buyer or the Merger Subsidiary) are necessary, in connection with (a) the execution and delivery by the Buyer of this Agreement, (b) the execution and delivery by the Merger Subsidiary of this Agreement, or (c) the consummation by the Buyer or the Merger Subsidiary of the Merger. The affirmative vote of holders of a majority of the outstanding shares of Buyer Common Stock is the only vote of the holders of any shares or series of capital stock or other securities of the Buyer necessary to approve this Agreement and the Merger. The Buyer has no knowledge of any fact or circumstance relating to the Buyer or its subsidiaries that is reasonably likely to materially impede or delay receipt of any Consents of regulatory or governmental authorities or result in the imposition of a restriction or condition of the type referenced in Section 6.02(d) herein.

    3.06 FINANCIAL STATEMENTS. The Buyer has made available to the Seller copies of (a) the consolidated balance sheets of the Buyer and its subsidiaries as of December 31 for the fiscal years 1994 through 1996, inclusive, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1994 through 1996, inclusive, as reported in the Annual Reports of the Buyer on Form 10-K for each of the three (3) fiscal years ended December 31, 1994 through December 31, 1996 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), in each case accompanied by the audit report of Arthur Andersen LLP, independent public accountants for the Buyer, and (b) the unaudited consolidated balance sheet of the Buyer and its subsidiaries as of September 30, 1997, the related unaudited consolidated statements of income and changes in stockholders' equity for the nine (9) months ended September 30, 1997 and September 30, 1996 and the related unaudited consolidated statements of cash flows for the nine (9) months ended September 30, 1997 and September 30, 1996, all as reported in the Buyer's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 filed with the SEC under the Exchange Act. The December 31, 1996 consolidated balance sheet ("BUYER BALANCE SHEET") of the Buyer (including the related notes, where applicable) and the other financial statements referred to herein (including the related notes, where applicable) fairly present, and the financial statements to be included in any reports or statements (including reports on Forms 10-Q and 10-K) to be filed by the Buyer with the SEC after the date hereof will fairly present, the consolidated financial position and results of the consolidated operations and cash flows and changes in stockholders' equity of the Buyer and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been and will be prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments). The books and records of the Buyer and its subsidiaries have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements.

    3.07 ABSENCE OF UNDISCLOSED LIABILITIES. None of the Buyer or any of its subsidiaries has any obligation or liability (contingent or otherwise) that is material on a consolidated basis to the Buyer, or that when combined with all similar obligations or liabilities would be material on a consolidated basis to the Buyer or any of its Significant Subsidiaries, except as disclosed or reflected in the Buyer Balance Sheet or any of the other financial statements of the Buyer described in Section 3.06 above.

    3.08 BROKER'S FEES. Neither the Buyer nor any of its officers, directors, employees or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement, except for the fees incurred in connection with the engagement of Fox-Pitt, Kelton Inc. and for legal, accounting and other professional fees payable in connection with the Merger. The Buyer will be responsible for the payment of all such fees.

    3.09 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Buyer's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 or in any Current Reports of the Buyer on Form 8-K filed prior to the date of this Agreement, since December 31, 1996, the Buyer and its subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with their past practices, nor has there been any change in the business, assets, financial condition or results of operations of the Buyer or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Buyer or any Significant Subsidiary of the Buyer.

    3.10 LEGAL PROCEEDINGS. There is no suit, action or proceeding pending or, to the best knowledge of the Buyer, threatened, against the Buyer or any subsidiary of the Buyer or challenging the validity or propriety of the transactions contemplated by this Agreement, as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Buyer or any Significant Subsidiary of the Buyer or otherwise materially adversely affect the Buyer's ability to perform its obligations under this Agreement, nor is there any judgment, decree, injunction, rule or order of any legal or administrative body or arbitrator outstanding against the Buyer or any subsidiary of the Buyer having, or which insofar as reasonably can be foreseen, in the future could have, any such effect.

    3.11 REPORTS. Since January 1, 1995, the Buyer and its subsidiaries have filed, and subsequent to the date hereof will file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (and all such reports, registrations and statements have been or will be delivered by the Buyer to the Seller), (b) the Federal Reserve Board, (c) the FDIC, and (d) any applicable state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (all such reports and statements are collectively referred to herein as the "BUYER REPORTS"). As of their respective dates, the Buyer Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain and, with respect to filings made after the date of this Agreement, will not at the date of filing contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    3.12 BUYER COMMON STOCK. Buyer Common Stock to be issued pursuant to this Agreement is duly authorized and, when issued at the Effective Time, will be validly issued, fully paid and nonassessable and not subject to preemptive rights, with no personal liability attaching thereto.

    3.13 OWNERSHIP OF SELLER COMMON STOCK. Neither the Buyer nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act) (a) beneficially own, directly or indirectly, or (b) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Seller, which in the aggregate represent five percent (5%) or more of the outstanding shares of capital stock of the Seller entitled to vote generally in the election of directors (other than shares in trust accounts, managed accounts and the like that are beneficially owned by third parties (any such shares being hereinafter referred to as, "TRUST ACCOUNT SHARES")) and any other shares held in respect of a debt previously contracted (any such shares, "DPC SHARES").

    3.14  AGREEMENTS WITH BANKING AUTHORITIES.  Except as set forth in Section
3.14 of the Buyer Disclosure Schedule, neither the Buyer nor any of its subsidiaries is a party to any commitment, letter (other than letters addressed to regulated depository institutions generally), written agreement, memorandum of understanding, order to cease and desist with, or has been required to adopt any board resolution by, any federal or state governmental entity charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, credit policies, management or overall safety and soundness or such entity's ability to perform its obligations hereunder, and neither the Buyer nor any of its subsidiaries has received written notification from any such federal or state governmental entity that any such Person may be requested to enter into, or otherwise be subject to, any such commitment, letter, written agreement, memorandum of understanding or cease and desist order.

    3.15 COMPLIANCE WITH APPLICABLE LAW. Each of the Buyer and each Significant Subsidiary thereof holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and each of the Buyer and each Significant Subsidiary thereof has complied with and is not in violation of or default in any respect under any, applicable law, statute, order, rule, regulation or policy of, or agreement with, any federal, state or local governmental agency or authority relating to the Buyer or such Significant Subsidiary (other than where such default or noncompliance will not result in, or create the possibility of resulting in, a material limitation on the conduct of the business of the Buyer, will not cause, or create the possibility of causing, the Buyer or any Significant Subsidiary thereof to incur any financial penalty in excess of $20,000 (including but not limited to any civil money penalty or other monetary sanction under Section 8(i)(2) of the FDIA, 12 U.S.C. Section1818(i)(2), or under any applicable state law ("CMPS")), and will not otherwise result, or create the possibility of resulting in any Material Adverse Effect on the Buyer or any Significant Subsidiary of the Buyer), and neither the Buyer nor any Significant Subsidiary of the Buyer has received any notice of any violation of any such law, statute, order, rule, regulation, policy or agreement, or commencement of any proceeding in connection with any such violation (including but not limited to any hearing or investigation relating to the imposition or contemplated imposition of CMPs), and does not know of any violation of, any such law, statute, order, rule, regulation, policy or agreement which would have such a result.

    3.16 POOLING OF INTERESTS TREATMENT. To the Buyer's knowledge, it has not taken any action that would, or is likely to, cause the Merger to fail to qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16.

    3.17  TAXES AND TAX RETURNS.

        (a) Except where the failure to do so would not have a Material Adverse Effect, the Buyer and each of its subsidiaries (referred to for purposes of this Section 3.17, collectively, as the "BUYER COMPANIES") have, since December 31, 1989, timely filed in correct form all Filed Tax Returns.

        (b) The Buyer Companies have paid all Taxes shown as being due on the Filed Tax Returns.

        (c) No assessment that has not been settled or otherwise resolved has been made with respect to Taxes not shown on the Filed Tax Returns, other than such additional Taxes as are being contested in good faith and which if determined adversely to the Buyer Companies would not have a Material Adverse Effect. No deficiency in Taxes or other proposed adjustment that has not been settled or otherwise resolved has been asserted in writing by any taxing authority against any of the Buyer Companies, which if determined adversely to the Buyer Companies would have a Material Adverse Effect. No material Tax Return of any of the Buyer Companies is now under examination by any applicable taxing authority. There are no material liens for Taxes (other than current Taxes not yet due and payable) on any of the assets of any Buyer Company.

        (d) Adequate provision has been made on the Buyer Balance Sheet for all Taxes of the Buyer Companies in respect of all periods through the date hereof.

        (e) Except with respect to intra-Buyer Company agreements made or required under the federal consolidated tax return regulations, none of the Buyer Companies is a party to or bound by any Tax indemnification, Tax allocation or Tax sharing agreement with any person or entity or has any current or potential contractual obligation to indemnify any other person or entity with respect to Taxes.

        (f) None of the Buyer Companies has filed or been included in a combined, consolidated or unitary income Tax Return (including any consolidated federal income Tax Return) other than one of which one of the Buyer Companies was the parent.

        (g) None of the Buyer Companies has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will not be deductible under Code Section 280G.

    3.18 INSURANCE. The Buyer and each of its subsidiaries is presently insured, and since January 1, 1997 has been insured, for reasonable amounts against such risks as companies engaged in a similar business in a similar location would, in accordance with good business practice, customarily be insured. The Buyer has made available to the Seller copies of policies relating to insurance maintained by the Buyer or its subsidiaries with respect to their properties and the conduct of their respective businesses.

    3.19 LABOR. No work stoppage involving the Buyer or any of its subsidiaries is pending or, to the best knowledge of the Buyer's management, threatened. Neither the Buyer nor any of its subsidiaries is involved in, or, to the best knowledge of the Buyer's management, threatened with or affected by, any dispute, arbitration, lawsuit or administrative proceeding relating to labor or employment matters which might reasonably be expected to result in a Material Adverse Effect with respect to the Buyer. No employees of the Buyer or any of its subsidiaries are represented by any labor union, and, to the best knowledge of the Buyer's management, no labor union is attempting to organize employees of the Buyer or any of its subsidiaries.

    3.20  EMPLOYEES.

        (a) Except as set forth in Section 3.20(a) of the Buyer Disclosure Schedule, neither the Buyer nor any of its subsidiaries maintains or contributes to any "employee pension benefit plan" (the "BUYER PENSION PLANS"), as such term is defined in Section 3(2) of ERISA or "employee welfare benefit plan" (the "BUYER BENEFIT PLANS"), as such term is defined in Section 3(1) of ERISA.

        (b) The current value of the assets of each of the Buyer Pension Plans subject to Title IV of ERISA exceeds that plan's "Benefit Liabilities" as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if that plan terminated in accordance with all applicable legal requirements.

        (c) To the knowledge of the Buyer, each of the Buyer Pension Plans and each of the Buyer Benefit Plans, which are maintained or contributed to by the Buyer, has been administered in compliance with its terms in all material respects and is in compliance in all material respects with the applicable provisions of ERISA (including, but not limited to, the funding and prohibited transactions provisions thereof), the Code and other applicable laws, except to the extent that non-compliance would not have a Material Adverse Effect on the Buyer, taken as a whole.

        (d) To the knowledge of the Buyer, there has been no reportable event within the meaning of Section 4043(b) of ERISA or any waived funding deficiency within the meaning of Section 412(d)(3) (or any predecessor section) of the Code with respect to any Buyer Pension Plan.

        (e) To the knowledge of the Buyer, each of the Buyer Pension Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code is so qualified, and the Buyer is not aware of any fact or circumstance which would adversely affect the qualified status of any such plan.

    3.21 CAPITALIZATION. As of the date hereof, and giving effect to the transactions contemplated hereby on a PRO FORMA basis, the Buyer and each of the subsidiaries of the Buyer which are "insured depository institutions" meet all capital requirements, standards and ratios required by each state or federal bank regulator with jurisdiction over such Persons. No such regulator has indicated that it will condition any of the regulatory approvals upon an increase in any such Person's capital or compliance with any special capital requirement, standard or ratio.

    3.22 CRA RATING. The Buyer Bank was rated "Outstanding" following its most recent Community Reinvestment Act examination by the FDIC. The Buyer has not received any notice of, and the Buyer has no knowledge of, any planned or threatened objection by any community group to the transactions contemplated hereby.

    3.23 YEAR 2000. The Buyer has made available to the Seller a copy of the report furnished by the Buyer to the regulatory agencies having jurisdiction over the Buyer and its subsidiaries concerning the modifications required to the Buyer's computer systems, if any, in order for each systems to contain no deficiencies relating generally to formatting for entering dates (commonly referred to and referred to herein as the "Year 2000 Problem"). The Buyer is not aware of any inability on the part of any customer, insurance company or service provider with which the Buyer transacts business to timely remedy their own deficiencies in respect of the Year 2000 Problem, which inability, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect on the Buyer.

    3.24 BUYER INFORMATION. The information relating to the Buyer and its subsidiaries to be contained in the Joint Proxy Statement and the S-4, as described in Section 5.04 hereof, and any other documents filed with the SEC or any regulatory agency in connection herewith, to the extent such information is provided in writing by the Buyer, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading.

    3.25 DISCLOSURE. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing, including but not necessarily limited to the Buyer Disclosure Schedule, furnished to the Seller pursuant to the provisions hereof, to the best knowledge of the Buyer, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. To the best knowledge of the Buyer, all information material to the Merger and the transactions contemplated by this Agreement, or which is necessary to make the representations and warranties herein contained not misleading, has been disclosed in writing to the Seller.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

    The Seller hereby represents and warrants to the Buyer as follows:

    4.01  CORPORATE ORGANIZATION.

        (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Seller has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. The Seller and each of its Significant Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, except where the failure to be so qualified would not result in, with respect to the Seller, a Material Adverse Effect. Section 4.01(a) of the Seller Disclosure Schedule lists each of the jurisdictions in which the Seller or its subsidiaries possess any such foreign qualifications or licenses and lists such license held in such jurisdiction The Seller has previously made available to Buyer for inspection true and complete copies as amended to date of the Charter and By-Laws of the Seller and each Significant Subsidiary. The Seller is a bank holding company registered with the Federal Reserve Board under the BHCA and as a savings and loan holding company registered and in good standing with the OTS under the Home Owners' Loan Act ("HOLA").

        (b) Except as set forth in Section 4.01(b) of the Seller Disclosure Schedule, the Seller has no subsidiaries and no Equity Investments (other than its investments in such subsidiaries). Section 4.01(b) of the Seller Disclosure Schedule lists for each subsidiary and Equity Investment of the Seller, the percentage of Seller's ownership in such subsidiary or Equity Investment, the activities of such subsidiary or Equity Investment, including but not limited to, whether or not such subsidiary or Equity Investment is engaged principally or otherwise, directly or indirectly through a joint venture, partnership or other entity, in the sale of mutual funds, insurance or the development of real estate. No subsidiary or Equity Investment of the Seller engages in any activity, principally or otherwise, that is not permitted for a national bank or otherwise authorized under applicable FDIC or OTS regulations. Each Significant Subsidiary of the Seller is duly organized, validly existing and in corporate good standing under the laws of the jurisdiction of its incorporation. Each Significant Subsidiary of the Seller has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted.

        (c) The minute books of the Seller and its Significant Subsidiaries contain complete and accurate records of all meetings and other corporate actions authorized at such meetings held or taken since January 1, 1995 to date of its stockholders and Board of Directors.

    4.02  CAPITALIZATION.

        (a) The authorized capital stock of the Seller consists of (i) 18,000,000 shares of Seller Common Stock, of which, as of the close of business on December 12 1997, 6,503,646 shares were issued and outstanding, and (ii) 2,000,000 shares of preferred stock, par value $0.01 per share (the "SELLER PREFERRED STOCK"), of which, as of the close of business on December 12, 1997, no shares were issued and outstanding. In addition, as of the close of business on December 12, 1997, there were 635,444 shares of Seller Common Stock reserved for issuance upon the exercise of outstanding stock options. All issued and outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except with respect to the Seller Option and as referred to in this Section 4.02(a), the Seller does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the Seller to issue, deliver or sell, or cause to be issued, delivered or sold any shares of Seller Common Stock, or any other equity security of the Seller or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of Seller Common Stock or any other equity security of the Seller or obligating the Seller to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements. As of the date hereof, there are no outstanding contractual obligations of the Seller to repurchase, redeem or otherwise acquire any shares of capital stock of the Seller. In addition, Section 4.02(a) of the Seller Disclosure Schedule sets forth, as of the date hereof, the number of shares of Seller Common Stock subject to outstanding stock options, the various dates on which such options were granted, the various exercise prices for such options, the number of shares for which such options are presently vested, and the vesting schedule for the remaining balance of shares for which such options are not presently vested.

        (b) Each of the subsidiaries of the Seller that is a depository institution is an "insured depository institution" as defined in the FDIA and applicable regulations thereunder, and the deposits of each such depository institution are insured by the Bank Insurance Fund and the Savings Association Insurance Fund of the FDIC in accordance with the FDIA. Further, the Deposit Insurance Fund of the Mutual Savings Central Fund, Inc. of Massachusetts insures the deposits of Seller Savings Bank in excess of the FDIC's insurance limits. Each such depository institution has paid all assessments and filed all reports with the FDIC, the OTS and the Mutual Savings Central Fund, Inc. of Massachusetts, as applicable and as required by the FDIA and the Deposit Insurance Fund. As of the date hereof no proceedings for the revocation or termination of such deposit insurance are pending or to the knowledge of the Seller, threatened.

        (c) No subsidiary of the Seller has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for a subsidiary of the Seller to issue deliver or sell, or cause to be issued, delivered or sold any equity security of the Seller or of any subsidiary of the Seller or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating a subsidiary of the Seller to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements. As of the date hereof, there are no outstanding contractual obligations of any subsidiary of the Seller to repurchase, redeem or otherwise acquire any shares of capital stock of the Seller or any subsidiary of the Seller. Except as may be provided under applicable law in the case of any subsidiary of the Seller that is a depository institution, all of the shares of capital stock of each of the subsidiaries of the Seller held by the Seller are fully paid and nonassessable and, except for directors' qualifying shares, are owned by the Seller free and clear of any claim, lien, encumbrance or agreement with respect thereto.

    4.03  AUTHORITY; NO VIOLATION.

        (a) The Seller has all requisite corporate power and authority to execute and deliver this Agreement, the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly unanimously approved by the Board of Directors of the Seller. The Board of Directors of the Seller has directed that this Agreement and the transactions contemplated hereby and thereby be submitted to the stockholders of the Seller for approval at a meeting of such stockholders and, except for the adoption of this Agreement by its stockholders, no other corporate proceedings on the part of the Seller are necessary to consummate the Merger. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by the Seller and (assuming due authorization, execution and delivery by the Buyer and the Merger Subsidiary) constitute the valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

        (b) Neither the execution and delivery of this Agreement or the other Transaction Documents by the Seller, nor the consummation by the Seller of the transactions contemplated by this Agreement, or the other Transaction Documents, nor compliance by the Seller, with any of the terms or provisions thereof, will, assuming that the consents and approvals referred to in
    Section 4.04 are duly obtained and except as set forth in Section 4.03(b) of the Seller Disclosure Schedule, (i) violate in any material respect any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Seller or any of its subsidiaries or any of their respective properties or assets, or (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Seller or any of its subsidiaries under, any of the terms, conditions or provisions of (A) the Charter or By-Laws of the Seller or any of its subsidiaries, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Seller or any of its subsidiaries is a party as issuer, guarantor or obligor, or by which it or any of its properties or assets may be bound or affected, except, in the case of clause (ii)(B) above, for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on the Seller.

    4.04 CONSENTS AND APPROVALS. Except for consents, waivers or approvals of, or filings or registrations with, the Federal Reserve Board, the MBBI, the SEC, the Secretary of State of The Commonwealth of Massachusetts, the DOJ, NASDAQ, certain state "Blue Sky" or securities commissioners or the stockholders of the Seller, no consents, waivers or approvals of or filings or registrations with any public body or authority are necessary, and no consents or approvals of any third parties (which term does not include the Board of Directors and stockholders of the Seller) are necessary, in connection with (a) the execution and delivery by the Seller of this Agreement or (b) the consummation by the Seller, of the Merger. The affirmative vote of holders of a majority of the outstanding shares of Seller Common Stock is the only vote of the holders of any class or series of capital stock or other securities of the Seller necessary to approve this Agreement and the Merger. The Seller has no knowledge of any fact or circumstance relating to the Seller or its subsidiaries that is reasonably likely to materially impede or delay receipt of any Consents of regulatory or governmental authorities or result in the imposition of a restriction or condition of the type referenced in Section 6.02(d) herein.

    4.05 FINANCIAL STATEMENTS. The Seller has made available to the Buyer copies of (a) the consolidated balance sheets of the Seller and its subsidiaries as of December 31 for the fiscal years 1995 and 1996, inclusive, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1995 and 1996, inclusive, as reported in the Seller's Annual Reports on Form 10-K for each of the two (2) fiscal years ended December 31, 1995 and December 31, 1996, which were filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Arthur Andersen LLP, independent accountants for the Seller, and, with respect to the Seller's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, together with additional reports of KPMG Peat Marwick LLP and Wolf & Company, P.C., and (b) the unaudited consolidated balance sheets of the Seller and its subsidiaries as of September 30, 1997 and September 30, 1996, the related unaudited consolidated statements of income and changes in stockholders' equity for the nine (9) months ended September 30, 1997 and September 30, 1996 and the related unaudited consolidated statements of cash flows for the nine (9) months ended September 30, 1997 and September 30, 1996, all as reported in the Seller's Quarterly Report on Form 10-Q for the nine (9) months ended September 30, 1997 filed with the SEC under the Exchange Act. The December 31, 1996 consolidated balance sheet (the "SELLER BALANCE SHEET") of the

Seller (including the related notes, where applicable) and the other financial statements referred to herein (including the related notes, where applicable) fairly present, and the financial statements to be included in any reports or statements (including reports on Forms 10-Q and 10-K) to be filed by the Seller with the SEC after the date hereof will fairly present, the consolidated financial position and results of the consolidated operations and cash flows and changes in shareholders' equity of the Seller and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments). The books and records of the Seller and its subsidiaries have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements.

    4.06 ABSENCE OF UNDISCLOSED LIABILITIES. None of the Seller or any of its subsidiaries has any obligation or liability (contingent or otherwise) that is material on a consolidated basis to the Seller, except as disclosed or reflected in the Seller Balance Sheet or any of the other financial statements described in Section 4.05 above or Section 4.06 of the Seller Disclosure Schedule.

    4.07 BROKER'S FEES. Neither the Seller nor any of its or its subsidiaries' officers, directors, employees or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement, except for the fees incurred in connection with the engagement of PaineWebber Incorporated and except for legal, accounting and other professional fees payable in connection with the Merger. The Seller will be responsible for the payment of such fees.

    4.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Seller's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 or in any Current Reports of the Seller on Form 8-K filed prior to the date of this Agreement, since December 31, 1996, the Seller and its subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with their past practices, nor has there been any change in the business, assets, financial condition or results of operations of the Seller or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Seller or any Significant Subsidiary of the Seller.

    4.09 LEGAL PROCEEDINGS. Except as set forth on Section 4.09 of the Seller Disclosure Schedule, there is no suit, action or other proceeding pending or, to the knowledge of the Seller, threatened, against the Seller or any of its subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement, as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Seller or otherwise materially adversely affect the Seller's ability to perform its obligations under this Agreement, nor is there any judgment, decree, injunction, rule or order of any legal or administrative body or arbitrator outstanding against the Seller or any of its subsidiaries having, or which insofar as reasonably can be foreseen, in the future could have, any such effect.

    4.10  TAXES AND TAX RETURNS.

        (a) Except where the failure to do so would not have a Material Adverse Effect, the Seller and each of its subsidiaries (referred to for purposes of this Section 4.10, collectively, as the "COMPANIES") have, since December 31, 1989, timely filed in correct form all Tax Returns that were required to be filed by any of them on or prior to the date hereof (the "FILED TAX RETURNS").

        (b) The Companies have paid all Taxes shown as being due in the Filed Tax Returns.

        (c) No assessment that has not been settled or otherwise resolved has been made with respect to Taxes not shown on the Filed Tax Returns, other than such additional taxes as are being contested in good faith and which if determined adversely to the Companies would not have a Material Adverse Effect. No deficiency in Taxes or other proposed adjustment that has not been settled or otherwise resolved has been asserted in writing by any taxing authority against any of the Companies, which if determined adversely to the Companies would have a Material Adverse Effect. No material Tax Return of any of the Companies is now under examination by any applicable taxing authority. There are no material liens for Taxes (other than current Taxes not yet due and payable) on any of the assets of any Company.

        (d) Adequate provision has been made on the Seller Balance Sheet for all Taxes of the Companies in respect of all periods through the date hereof.

        (e) Except with respect to intra-Company agreements made or required under the federal consolidated tax return regulations, none of the Companies is a party to or bound by any Tax indemnification, Tax allocation or Tax sharing agreement with any person or entity or has any current or potential contractual obligation to indemnify any other person or entity with respect to Taxes.

        (f) None of the Companies has filed or been included in a combined, consolidated or unitary income Tax Return (including any consolidated federal income Tax Return) other than one of which one of the Companies (including predecessor entities) or the Seller was the parent.

        (g) None of the Companies has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will not be deductible under Code Section 280G.

    4.11  EMPLOYEES.

        (a) Except as set forth in Section 4.11(a) of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries maintains or contributes to any "employee pension benefit plan" (the "SELLER PENSION PLANS"), as such term is defined in Section 3 of ERISA, "employee welfare benefit plan" (the "SELLER BENEFIT PLANS"), as such term is defined in
    Section 3 of ERISA, stock option plan, stock purchase plan, deferred compensation plan, other employee benefit plan for employees of the Seller or its subsidiaries, or any other plan, program or arrangement of the same or similar nature that provides benefits to non-employee directors of the Seller or its subsidiaries (collectively, the "SELLER OTHER PLANS").

        (b) The Seller shall make available upon request by the Buyer a complete and accurate copy of each of the following with respect to each of the Seller Pension Plans, the Seller Benefit Plans and the Seller Other Plans:
    (i) plan document; (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500, if any.

        (c) Except as set forth in Section 4.11(c) of the Seller Disclosure Schedule, the current value of the assets of each of the Seller Pension Plans subject to Title IV of ERISA exceeds that plan's "Benefit Liabilities" as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if that plan terminated in accordance with all applicable legal requirements.

        (d) To the knowledge of the Seller, each of the Seller Pension Plans and each of the Seller Benefit Plans has been administered in compliance with its terms in all material respects and is in compliance in all material respects with the applicable provisions of ERISA (including, but not limited to, the funding and prohibited transactions provisions thereof), the Code and other applicable laws, except to the extent that non-compliance would not have a Material Adverse Effect on the Seller, taken as a whole.

        (e) To the knowledge of the Seller, there has been no reportable event within the meaning of Section 4043(b) of ERISA or any waived funding deficiency within the meaning of Section 412(d)(3) (or any predecessor section) of the Code with respect to any Seller Pension Plan.

        (f) The Seller and its subsidiaries has made or provided for all contributions to the Seller Pension Plans required thereunder.

        (g) Except as set forth in Section 4.11(g) of the Seller Disclosure Schedule, neither Seller nor any of its subsidiaries contributes or has contributed to any "Multiemployer Plan," as such term is defined in Section 3(37) of ERISA.

        (h) Except as set forth in Section 4.11(h) of the Seller Disclosure Schedule, to the knowledge of the Seller, each of the Seller Pension Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code is so qualified, and the Seller is not aware of any fact or circumstance which would adversely affect the qualified status of any such plan.

        (i) Except as set forth in Section 4.11(i) of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries is a party to or maintains or contributes to any contract or other arrangement with any employee or group of employees, providing severance payments, stock or stock-equivalent payments or post-employment benefits of any kind or providing that any otherwise disclosed plan, program or arrangement will irrevocably continue, with respect to any or all of its participants, for any period of time.

    4.12  AGREEMENTS WITH BANKING AUTHORITIES.  Except as set forth in Section
4.12 of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries is a party to any commitment, letter (other than letters addressed to regulated depository institutions generally), written agreement, memorandum of understanding, order to cease and desist with, or has been required to adopt any board resolution by, any federal or state governmental entity charged with the supervision or regulation of banks or engaged in the insurance of bank deposits which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, credit policies, management or overall safety and soundness or such entity's ability to perform its obligations hereunder, and the Seller has not received written notification from any such federal or state governmental entity that any such Person may be requested to enter into, or otherwise be subject to, any such commitment, letter, written agreement, memorandum of understanding or cease and desist order.

    4.13 MATERIAL AGREEMENTS. Except as set forth in Section 4.13 of the Seller Disclosure Schedule or the index of exhibits in the Seller's Annual Report on Form 10-K for the year ended December 31, 1996, as of the date of this Agreement, except for this Agreement and the other Transaction Documents, neither the Seller nor any of its subsidiaries is a party to or is bound by (a) any agreement, arrangement, or commitment that is material to the financial condition, results of operations or business of the Seller, except those entered into in the ordinary course of business; (b) any written (or oral, if material) agreement, arrangement, or commitment relating to the employment of any person or the election or retention in office or severance of any present or former director or officer of the Seller or any of its subsidiaries; (c) any contract, agreement, or understanding with any labor union; (d) any agreement by and among the Seller, its subsidiaries and/or any Affiliate thereof; or (e) any contract or agreement or amendment thereto that would be required to be filed as an Exhibit to a Form 10-K filed by the Seller as of the date hereof that has not been filed as an Exhibit to the Form 10-K filed by it for 1996.

    4.14 OWNERSHIP OF PROPERTY. Section 4.14 of the Seller Disclosure Schedule sets forth a true and complete list of all real property owned, leased or operated by the Seller or any of its subsidiaries (including all of the branches of the Seller and all of the Seller's or any of its subsidiaries' properties acquired by foreclosure proceedings in the ordinary course of business) as of the date hereof. The Seller and its subsidiaries have good and marketable title to all assets and properties, whether real or personal, tangible or intangible, and all other assets and properties reflected in the Seller's consolidated balance sheet as of September 30, 1997, or acquired subsequent thereto subject to no encumbrances, liens, mortgages, security interests or pledges, except (a) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet and not otherwise prohibited by the terms hereof, (b) dispositions for adequate consideration in the ordinary course of business or as expressly permitted by the terms hereof, (c) statutory liens for amounts not yet delinquent or which are being contested in good faith, (d) those items that secure public or statutory obligations or any discount with, borrowing from, or other obligations to, any Federal Reserve Bank or Federal Home Loan Bank, inter-bank credit facilities, or any transaction by a subsidiary acting in a fiduciary capacity, and (e) such encumbrances, liens, mortgages, security interests, and pledges that are not material in character, amount or extent. Seller has all licenses and permits necessary to conduct the business of banking at its branch premises and Seller has made available to the Buyer a copy of all deeds and leases relating to all real property owned or leased by the Seller or its subsidiaries. The Seller has not received any notice of violation of any applicable zoning or environmental regulation, ordinance or other law, order, regulation, or requirement relating to its properties, except as set forth in
Section 4.14 of the Seller Disclosure Schedule. Each of the Seller and its subsidiaries as lessee has the right under valid and existing leases to occupy, use, possess and control all property leased by the Seller and its subsidiaries as presently occupied, used, possessed and controlled by the Seller. Neither the Seller nor any of its subsidiaries is in default, and there has not occurred any event that with the lapse of time or giving of notice or both would constitute a default, under any leases pursuant to which the Seller or any of its subsidiaries leases any real property, except for such defaults which, individually or in the aggregate, would not result in the forfeiture of the use or occupancy of the property covered by any such lease or would not result in a material liability to the Seller or any Significant Subsidiary of the Seller which is not reflected in the consolidated balance sheet of the Seller as of September 30, 1997. All such leases constitute legal, valid and binding obligations of the Seller or such subsidiary and, to the knowledge of the Seller, the other party thereto, enforceable by the Seller or such subsidiary in accordance with their respective terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.
Section 4.14 of the Seller Disclosure Schedule sets forth the expiration date and renewal terms of each such lease. The Seller has not received notice of, or made a claim with respect to, any breach or default under any leases pursuant to which the Seller or any of its subsidiaries leases any real property.

    4.15 REPORTS. Since January 1, 1995, the Seller and its subsidiaries have filed, and subsequent to the date hereof will file, all reports, together with any amendments required to be made with respect thereto, that were and are required to be filed with (a) the SEC, including but not limited to, Forms 10-Q, 10-K, 8-K and proxy statements (and all such reports, registrations and statements have been or will be delivered by the Seller to the Buyer), (b) the Federal Reserve Board, (c) the OTS, (d) the FDIC, and (e) any applicable state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (all such reports and statements are collectively referred to herein as the "SELLER REPORTS"). As of their respective dates, the Seller Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain and, with respect to filings made after the date of this Agreement, will not at the date of filing contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    4.16 COMPLIANCE WITH APPLICABLE LAW. Each of the Seller and its subsidiaries holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses, and, except as set forth in Section 4.16 of the Seller Disclosure Schedule, each of the Seller and its subsidiaries has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation or policy of, or agreement with, any federal, state or local governmental agency or authority relating to the Seller and its subsidiaries (other than where such default or noncompliance will not result in, or create the possibility of resulting in, a material limitation on the conduct of the business of the Seller or any of its subsidiaries, will not cause, or create the possibility of causing, the Seller or any of its subsidiaries thereof to incur any financial penalty in excess of $20,000 (including but not limited to CMPS), and will not otherwise result, or create the possibility of resulting in any Material Adverse Effect on the Seller or any of its subsidiaries, and the Seller has not received any notice of any violation of, or commencement of any proceeding in connection with any such violation (including but not limited to any hearing or investigation relating to the imposition or contemplated imposition of fines or penalties), and does not know of any violation of, any such law, statute, order, rule, regulation, policy or agreement which would have such a result.

    4.17  ENVIRONMENTAL MATTERS.

        (a) Except as set forth in Section 4.17(a) of the Seller Disclosure Schedule, the Seller, each of its subsidiaries and the Participation Facilities (as such term is hereinafter defined) are and have been since the longer of (i) January 1, 1992 or (ii) the applicable statute of limitations, in material compliance with all applicable laws, rules, regulations, standards and requirements of the EPA and of state and local agencies with jurisdiction over pollution or protection of the environment.

        (b) Except as set forth in Section 4.17(b) of the Seller Disclosure Schedule, there is no suit, claim, action or proceeding now pending or, to the best knowledge of the Seller, threatened, before any court, governmental agency or board or other forum in which the Seller, any of its subsidiaries or any Participation Facility has been or, with respect to threatened proceedings, may be, named as a defendant (i) for alleged noncompliance (including by any predecessor), with any environmental law, rule or regulation or (ii) relating to the release into the environment of any Hazardous Material (as hereinafter defined) whether or not occurring at or on a site owned, leased or operated by the Seller, any of its subsidiaries or any Participation Facility.

        (c) Except as set forth in Section 4.17(c) of the Seller Disclosure Schedule, to the best knowledge of the Seller, there is no suit, claim, action or proceeding pending, or threatened, before any court, governmental agency or board or other forum in which any Loan Property has been or, with respect to threatened proceedings, may be, named as a defendant or involved
    (i) for alleged noncompliance (including by any predecessor) with any environmental law, rule or regulation or (ii) relating to the release into the environment of any Hazardous Material whether or not occurring at or on a site owned, leased, operated or involving a Loan Property.

        (d) Except as set forth in Sections 4.17(a), (b) and (c) of the Seller Disclosure Schedule, to the best knowledge of the Seller's management, there is no reasonable basis for any suit, claim, action or proceeding as described in subsection (b) or (c) of this Section 4.17.

        (e) Except as set forth in Section 4.17(e) of the Seller Disclosure Schedule, during and, to the best knowledge of the Seller, prior to the period of (i) the ownership or operation by the Seller or any of its subsidiaries of any of their current properties, or (ii) the participation by the Seller or any of its subsidiaries in the management of any Participation Facility, there has been no release of Hazardous Material in, on, under or affecting such properties, that would subject the Seller or such subsidiary to any liability which would result in a Material Adverse Effect with respect to the Seller or any Significant Subsidiary of Seller. Except as set forth in Section 4.17(e) of the Seller Disclosure Schedule, to the best knowledge of the Seller, none of the branch offices of the Seller or any other real property owned, operated or leased by the Seller was at any time the site of any gas station, manufacturing plant or industrial business or activity or was at any time a site on which any material amount of Hazardous Material, was stored, produced or otherwise located.

        (f) The Seller and its subsidiaries have asked for representations from borrowers and/or have conducted due diligence with respect to each of the Loan Properties in a manner consistent with industry practice at the time the loan was granted for secured loan transactions of the size and type of the loan for which such Loan Property was granted as security, and in the course thereof, or subsequent thereto, nothing has come to the attention of the Seller or any of its subsidiaries which could be reasonably likely to prevent the Seller or such subsidiary from exercising its right to foreclose on its security interest therein.

        (g) None of the disclosures set forth in Section 4.17 of the Seller Disclosure Schedule is reasonably likely to result in the closure of any of the branch offices of the Seller or in a Material Adverse Effect with respect to the Seller or any subsidiary.

        (h) The transactions contemplated herein are not subject to the provisions of any applicable environmental restrictive transfer law.

        (i) The following definitions apply for purposes of this Section 4.17:
    (i) "LOAN PROPERTY" means any property in which the Seller or any of its subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; (ii) "PARTICIPATION FACILITY" means any facility in which the Seller or any of its subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property; (iii) "HAZARDOUS MATERIAL" means any pollutant, contaminant, hazardous material, hazardous waste, or hazardous substance as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section9601 ET SEQ., or the Resource Conservation and Recovery Act, 42 U.S.C. SectionSection6901 ET SEQ., the Clear Water Act, 33 U.S.C. Section1321, et seq., or any other federal, state or local law relating to safety, health, or environmental protection or any regulations promulgated under any of the foregoing, and specifically includes oil and any other petroleum derived products, asbestos, polychlorinated biphenyls (PCB's) and, with respect to any residential property, lead paint and radon.

    4.18 OWNERSHIP OF BUYER COMMON STOCK. Except as set forth in Section 4.18 of the Seller Disclosure Schedule, as of the date hereof, neither the Seller nor, to its best knowledge, any of its Affiliates or Associates (a) beneficially own, directly or indirectly, or (b) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Buyer, which in the aggregate represent five percent (5%) or more of the outstanding shares of capital stock of the Buyer entitled to vote generally in the election of directors (other than Trust Account Shares and DPC Shares).

    4.19 INSURANCE. The Seller and each of its subsidiaries are presently insured, and since January 1, 1997 have been insured, for reasonable amounts against such risks as companies engaged in a similar businesses in a similar location would, in accordance with good business practice, customarily be insured. The Seller has made available to the Buyer copies of policies relating to insurance maintained by the Seller and its subsidiaries with respect to their properties and the conduct of their businesses.

    4.20 LABOR. No work stoppage involving the Seller or any of its subsidiaries is pending or, to the best knowledge of the Seller's management, threatened. Neither the Seller nor any of its subsidiaries is involved in, or, to the best knowledge of the Seller's management, threatened with or affected by, any dispute, arbitration, lawsuit or administrative proceeding relating to labor or employment matters which might reasonably be expected to result in a Material Adverse Effect with respect to the Seller. No employees of the Seller or its subsidiaries are represented by any labor union, and, to the best knowledge of the Seller's management, no labor union is attempting to organize employees of the Seller or its subsidiaries.

    4.21  MATERIAL INTERESTS OF CERTAIN PERSONS.  Except as disclosed in Section
4.21 of the Seller Disclosure Schedule, no officer or director of the Seller, or any Associate of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Seller.

    4.22 ABSENCE OF REGISTRATION OBLIGATIONS. The Seller is not under any obligation, contingent or otherwise, by reason of any agreement to register any of its securities under the Securities Act which will survive the Merger.

    4.23  LOANS.

        (a) All currently outstanding loans of, or current extensions of credit by, the Seller or any of its Significant Subsidiaries (individually, a "LOAN," and collectively, the "LOANS") were solicited, originated and currently exist in material compliance with all applicable requirements of federal and state law and regulations promulgated thereunder and applicable loan policies of the Person extending the same except for such changes to the circumstances of the obligor thereunder or the collateral occurring subsequent to the origination thereof and over which the Seller or such subsidiary had no control. The Loans are adequately documented and each note evidencing a Loan or loan or credit agreement or security instrument related to the Loans constitutes a valid, legal and binding obligation of the obligor thereunder, enforceable in accordance with the terms thereof, except where the failure thereof, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Seller or any of its Significant Subsidiaries and except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies. There are no oral modifications or amendments or additional agreements related to the Loans that are not reflected in the records of the Seller or such subsidiary and no claims of defense as to the enforcement of any Loan have been asserted for which there is a reasonable possibility of an adverse determination to the Seller, except where such would not have, either individually or in the aggregate, a Material Adverse Effect with respect to the Seller or any of its Significant Subsidiaries and the Seller is aware of no acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense for which there is a reasonable possibility of an adverse determination to the Seller, except where such would not have, either individually or in the aggregate, a Material Adverse Effect with respect to the Seller or any of its Significant Subsidiaries. The Seller and its Significant Subsidiaries currently maintain, and shall continue to maintain, an allowance for loan losses allocable to the Loans which is adequate to provide for all known and reasonably estimable losses, net of any recoveries relating to such extensions of credit previously charged off, on the Loans, such allowance for loan losses complying in all material respects with all applicable loan loss reserve requirements established in accordance with GAAP and by any governmental authorities having jurisdiction with respect to the Seller and its Significant Subsidiaries. Except as set forth in Section 4.23 of the Seller Disclosure Schedule, none of the Loans are presently serviced by third parties and, other than pursuant to obligations in accordance with sales contracts entered into in the ordinary course of business and consistent with past practice, there is no obligation which could result in any Loan becoming subject to any third party servicing.

        (b) The Seller has made available to the Buyer a copy of the most recent report filed by the Seller and its Significant Subsidiaries with the Commissioner of Banks of The Commonwealth of Massachusetts with respect to Loans with any director, executive officer or, to the knowledge of the Seller, five percent stockholder of the Seller or any Affiliate or Associate of any director, executive officer or five percent stockholder of the Seller.

    4.24 POOLING OF INTERESTS TREATMENT. To the Seller's knowledge, it has not taken any action that would or is likely to cause the Merger to fail to qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16.

    4.25 CAPITALIZATION. As of the date hereof, without giving effect to the transactions contemplated hereby, the Seller and each of the subsidiaries of the Seller which are "insured depository institutions" met all capital requirements, standards and ratios required by each state or federal bank regulator with jurisdiction over such Persons. No such regulator has indicated that it will condition any of the regulatory approvals upon an increase in such Person's capital or compliance with any special capital requirement, standard or ratio.

    4.26 CRA RATING. Each of the subsidiaries of the Seller which are "insured depository institutions" (other than the Seller Bank & Trust Company, which has not had a Community Reinvestment Act examination as of the date hereof) were rated at least "Satisfactory" following their most recent Community Reinvestment Act examinations by the regulatory agencies responsible for their supervision. The Seller has not received any notice of and the Seller has no knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

    4.27 YEAR 2000. The Seller has made available to the Buyer a copy of the report furnished by the Seller to the regulatory agencies having jurisdiction over the Seller and its subsidiaries concerning the modifications required to the Seller's computer systems, if any, in order for such systems to contain no deficiencies relating generally to formatting for entering dates (commonly referred to and referred to herein as the "Year 2000 Problem"). The Seller is not aware of any inability on the part of any customer, insurance company or service provider with which the Seller or its subsidiaries transacts business to timely remedy their own deficiencies in respect of the Year 2000 Problem, which inability, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect on the Seller.

    4.28 SELLER INFORMATION. The information relating to the Seller and its subsidiaries to be contained in the Joint Proxy Statement as described in
Section 5.04 hereof, to the extent such information is provided in writing by the Seller, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading.

    4.29 DISCLOSURE. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing, including but not necessarily limited to the Seller Disclosure Schedule, furnished to the Buyer pursuant to the provisions hereof, to the best knowledge of the Seller, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                                   ARTICLE V
                            COVENANTS OF THE PARTIES

    5.01 CONDUCT OF THE BUSINESS OF THE SELLER. During the period from the date of this Agreement to the Effective Time, the Seller:

        (a) shall, and shall cause each of its subsidiaries to, conduct its business and engage in transactions only in the ordinary and usual course of business consistent with past practices, which shall mean (i) conducting its banking and other business in the ordinary and usual course, (ii) refraining from any of the activities described in Section 5.01(b) below, (iii) not entering into any material transactions except in the ordinary and usual course of business consistent with past practices and (iv) complying with the following covenants:

        (A) maintaining its corporate existence and good standing, except as set forth in Section 5.01(a) of the Seller Disclosure Schedule and except where any failure to maintain such good standing does not or would not have a Material Adverse Effect on the Seller or any of its Significant Subsidiaries;

        (B) using all reasonable efforts to maintain and keep its properties in as good repair and condition in all material respects as they presently exist, except for ordinary wear and tear and damage due to casualty;

        (C) using all reasonable efforts to maintain in full force and effect insurance generally comparable in amount and in scope of coverage to that now maintained by it;

        (D) complying with and performing in all material respects its obligations and duties (y) under contracts, leases and documents relating to or affecting its assets, properties and business and (z) imposed upon it by all federal, state and local laws and all rules, regulations and orders imposed by federal, state or local governmental authorities, judicial orders, judgments, decrees and similar determinations; and

        (E) using all reasonable efforts to preserve its business organization intact and the goodwill of those having business relationships with the Seller or any of the Seller's subsidiaries, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships with borrowers, depositors, other customers and others having business relationships with it;

        (b) shall not and shall not permit any of its subsidiaries to, without the prior written consent of the Buyer:

           (i) except as set forth in Section 5.01(b) of the Seller Disclosure Schedule, engage or participate in any material transaction or incur or sustain any material obligation or liability except in the ordinary, regular and usual course of its businesses consistent with past practices;

           (ii) offer an interest rate with respect to any deposit that would constitute such deposit a "brokered deposit" under 12 C.F.R. Section337.6(a)(l)(ii), other than in the ordinary course of business consistent with past practices;

           (iii) except as set forth in Section 5.18 hereof and except in the ordinary, regular and usual course of business consistent with past practices, sell, lease, transfer, assign, encumber or otherwise dispose of or enter into any contract, agreement or understanding to lease, transfer, assign, encumber or dispose of any of its assets;

           (iv) except as set forth in Section 5.01(b) of the Seller Disclosure Schedule, file any application to open, close or relocate any branch office;

           (v) except as set forth in Section 5.01(b) of the Seller Disclosure Schedule, open, close, relocate, or give any notice (written or verbal) to customers or governmental authorities or agencies to open, close or relocate the operations of any branch office; or

           (vi) waive any material right, whether in equity or at law, that it has with respect to any asset except in the ordinary, regular and usual course of business consistent with past practice;

        (c) shall, at the Buyer's request and expense, use all reasonable efforts to cooperate with the Buyer with respect to preparation for the combination and integration of the businesses, systems and operations of the Buyer and the Seller, and shall confer on a regular and frequent basis with one or more representatives of the Buyer to report on operational and related matters;

        (d) shall, subject to any restrictions under applicable law or regulation, promptly notify the Buyer of any emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material to the business, results of operations or financial condition of the Seller;

        (e) shall not make any loan or extend any credit on other than the terms, conditions and standards offered by Seller in the ordinary course of business consistent with past practice, other than in connection with any loan workouts in accordance with applicable law and consistent with prudent banking practices;

        (f) shall not declare or pay any dividends on or make any other distributions in respect of Seller Common Stock except for regular quarterly cash dividends on Seller Common Stock at a rate not in excess of the Seller's current dividend rate and subject to the terms of Section 5.19 hereof;

        (g) except as described in Section 5.01(g) of the Seller Disclosure Schedule, shall not adopt or amend (other than amendments required by applicable law or amendments that reduce amounts payable by it) in any material respect any Seller Pension Plan, any Seller Benefit Plan or any Seller Other Plan or enter (or permit any of its subsidiaries to enter) into any employment, severance or similar contract with any person (including, without limitation, contracts with management which might require that payments be made upon the consummation of the transactions contemplated hereby) or amend any such existing agreements, plans or contracts to increase any amounts payable thereunder or benefits provided thereunder, or grant or permit any increase in compensation to any officer or to its employees as a class or pay any bonus other than increases and bonuses in the ordinary course of business consistent with past practice;

        (h) shall not, except as provided in Section 5.18 hereof, with respect to itself or any of its subsidiaries, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement with respect to, any merger, consolidation, purchase and assumption transaction or business combination (other than the Merger), any acquisition of a material amount of assets or securities or assumption of liabilities (including deposit liabilities), any disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights not in the ordinary course of business and consistent with past practices;

        (i) shall not propose or adopt amendments to its, or any of its Significant Subsidiaries', Charter or By-Laws;

        (j) shall not issue, deliver or sell any shares (whether original issuance or from treasury shares) of its capital stock or securities convertible into or exercisable for shares of its capital stock (or permit any of its subsidiaries to issue, deliver or sell any shares of such subsidiaries' capital stock or securities convertible into or exercisable for shares of such subsidiaries' capital stock), except upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans or any other equity compensation programs or arrangements with employees, directors or others, employee stock ownership plans of the Seller or any subsidiary of the Seller or the terms of convertible securities, all to the extent outstanding or in existence on the date hereof, and except upon exercise of the Seller Option, as applicable, or effect any stock split, reverse stock split, recapitalization, reclassification or similar transaction or otherwise change its equity capitalization as it existed on September 30, 1997;

        (k) shall not grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date hereof, to acquire any shares of its capital stock;

        (l) shall not purchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except in a fiduciary capacity;

        (m) shall not impose, or suffer the imposition, on any share of capital stock held by it of any material lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist;

        (n) shall not incur, or permit any of its subsidiaries to incur, any additional debt obligation or other obligation for borrowed money, or to guaranty any additional debt obligation or other obligation for borrowed money, except in the ordinary course of business consistent with past practices, which shall include but not necessarily be limited to creation of deposit liabilities, Federal Home Loan Bank advances, purchases of federal funds, sales of certificates of deposit and entry into repurchase agreements or other similar arrangements commonly employed by banks;

        (o) except as set forth in Section 5.01(o) of the Seller Disclosure Schedule, shall not incur or commit to any capital expenditures or any obligations or liabilities in connection therewith, other than capital expenditures and such related obligations or liabilities incurred or committed to in the ordinary and usual course of business consistent with past practices, and, in all cases, the Seller agrees to consult with the Buyer with respect to capital expenditures that individually exceed $75,000 or cumulatively exceed $300,000;

        (p) shall not change its methods of accounting in effect at December 31, 1996, except as may be required by changes in GAAP as concurred in by the Seller's independent auditors, and the Seller shall not change its fiscal year;

        (q) shall file all reports, applications and other documents required to be filed by it with the SEC, the FRB, the OTS, the FDIC or any other governmental entity between the date of this Agreement and the Effective Time and shall make available to the Buyer copies of all such reports promptly after the same are filed;

        (r) shall not, except as expressly contemplated hereby, enter into any contract with any Affiliate;

        (s) shall not, except for transactions in the ordinary course of business consistent with past practice, or as otherwise contemplated or required by this Agreement or in furtherance of the transactions contemplated hereby, enter into or terminate any material contract or agreement, or make any changes in any of its material leases or contracts, other than renewals of contracts and, subject to the provisions of Section
    5.15 hereof, leases without material adverse change of terms;

        (t) shall not, other than in prior consultation with Buyer, materially restructure or materially change its investment securities portfolio or its gap position through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported; and

        (u) shall not agree, in writing or otherwise, to take any of the foregoing actions or any action which would make any of its representations or warranties contained herein untrue or incorrect in any material respect.

    5.02  ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY.

        (a) The Seller shall permit the Buyer reasonable access to its and its subsidiaries' properties, and shall disclose and make available to the Buyer all Records, including all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of the Seller, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors and stockholders meetings, organizational documents, By-Laws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which the Buyer may reasonably have an interest in light of the transactions contemplated hereby. The Seller shall make arrangements with each third party provider of services to the Seller and its subsidiaries to permit the Buyer reasonable access to all of the Seller's or such subsidiary's Records held by each such third party. The Buyer shall permit the Seller reasonable access to such properties and records of the Buyer and/or its subsidiaries in which the Seller may reasonably have an interest in light of the transactions contemplated hereby. Neither the Buyer nor the Seller nor any of their respective subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would jeopardize the attorney-client privilege of the institution in possession or control of such information, or would contravene any law, rule, regulation, order, judgment, decree or binding agreement. The parties will use all reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

        (b) All Confidential Information furnished by each party hereto to the other, or to any of its affiliates, directors, officers, employees, representatives or agents (such persons being collectively referred to herein as "REPRESENTATIVES"), shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby, and, if such transactions shall not occur, the party receiving the information, or any of its affiliates or Representatives, as the case may be, shall return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall keep confidential all such information for the period hereinafter referred to, and shall not directly or indirectly at any time use such information for any competitive or other commercial purpose; PROVIDED, HOWEVER, that the Buyer and its affiliates shall be permitted to retain and share with their regulators, examiners and auditors (who need to know such information and are informed of the confidential nature thereof and directed to treat such information confidentially) such materials, files and information relating to or constituting the Buyer's or any of its affiliate's or Representatives' work product, presentations or evaluation materials as the Buyer deems reasonably necessary or advisable in connection with auditing or examination purposes. The obligation to keep such information confidential shall continue for two (2) years from the date this Agreement is terminated. In the event that either party or its affiliates or Representatives are requested or required in the context of a litigation, governmental, judicial or regulatory investigation or other similar proceeding (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar process) to disclose any Confidential Information, the party or its affiliate or its Representative so requested or required will directly or through the party of such affiliate or Representative, if practicable and legally permitted, prior to providing such information, and as promptly as practicable after receiving such request, provide the other party with notice of each such request or requirement so that the other party may seek an appropriate protective order or other remedy or, if appropriate, waive compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the party or affiliate or Representative so requested or required is, in the written opinion of its counsel, legally required to disclose Confidential Information to any tribunal, governmental or regulatory authority, or similar body, the party or affiliate or Representative so required may disclose that portion of the Confidential Information which it is advised in writing by such counsel it is legally required to so disclose to such tribunal or authority or similar body without liability to the other party hereto for such disclosure. The parties and their affiliates and Representatives will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded the information so disclosed.

    As used in this Section 5.02(b), "CONFIDENTIAL INFORMATION" means all data, reports, interpretations, forecasts and records (whether in written form, electronically stored or otherwise) containing or otherwise reflecting information concerning the disclosing party or its affiliates which is not available to the general public and which the disclosing party or any affiliate or any of their respective Representatives provides or has previously provided to the receiving party or to the receiving party's affiliates or Representatives at any time in connection with the transactions contemplated by this Agreement, including but not limited to any information obtained by meeting with Representatives of the disclosing party or its affiliates, together with summaries, analyses, extracts, compilations, studies, personal notes or other documents or records, whether prepared by the receiving party or others, which contain or otherwise reflect such information. Notwithstanding the foregoing, the following information will not constitute "CONFIDENTIAL INFORMATION": (i) information that is or becomes generally available to the public other than as a result of a disclosure by the receiving party or any affiliate or Representative of the receiving party, (ii) information that was previously known to the receiving party or its affiliates or Representatives on a nonconfidential basis prior to its disclosure by the disclosing party, its affiliates or Representatives, (iii) information that became or becomes available to the receiving party or any affiliate or Representative thereof on a nonconfidential basis from a source other than the disclosing party or any affiliate or Representatives of the disclosing party, provided that such source is not known by the disclosing party or its affiliates or Representatives to be subject to any confidentiality agreement or other legal restriction on disclosing such information and (iv) information that has been independently acquired or developed by the receiving party or its affiliates or Representatives without violating the obligation's of this Section 5.02(b).

    5.03 NO SOLICITATION. Unless and until this Agreement shall have been properly terminated by either party pursuant to Section 8.01 hereof, neither the Seller nor any of its subsidiaries or Affiliates shall (and the Seller shall use all reasonable efforts to cause its Representatives, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, initiate or participate in any discussions or negotiations with, or, subject to the fiduciary obligations of the Seller's Board of Directors (as determined in good faith and as advised in writing by outside counsel), provide any information to, any corporation, partnership, person or other entity or group (other than the Buyer and its affiliates or Representatives) concerning any merger, tender offer, sale of substantial assets, sale of shares of capital stock or debt securities or similar transaction involving the Seller (an "ACQUISITION TRANSACTION"); PROVIDED, that in accordance with the fiduciary obligations of the Seller's Board of Directors as determined in good faith and as advised in writing by outside counsel, the Seller may participate in discussions in the event that the Seller, its Affiliates or its Representatives did not solicit, encourage or initiate such discussions with respect to Acquisition Transactions. Notwithstanding the foregoing, nothing contained in this Section 5.03 shall prohibit the Seller or its Board of Directors from taking and disclosing to the Seller's stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such disclosure to the Seller's stockholders which, in the judgment of the Board of Directors as determined in good faith and as advised in writing by outside counsel, may be required under applicable law. The Seller will immediately communicate to the Buyer the terms of any proposal, discussion, negotiation or inquiry relating to an Acquisition Transaction and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction (which shall mean that any such communication shall be delivered no less promptly than by telephone within 24 hours of the Seller's receipt of any such proposal or inquiry) or its receipt of any request for information from the Federal Reserve Board, the DOJ, or any other governmental agency or authority with respect to a proposed Acquisition Transaction.

    5.04  REGULATORY MATTERS; CONSENTS.

        (a) The Buyer and the Seller shall promptly prepare and file with the SEC a joint proxy statement in definitive form relating to the meetings of the Buyer's and the Seller's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "JOINT PROXY STATEMENT") and the Buyer shall promptly prepare and file with the SEC a registration statement on Form S-4 (the "S-4") in which the Joint Proxy Statement will be included as a prospectus and/or such other form as may be necessary or appropriate relating to the registration of the shares of Buyer Common Stock to be issued in the Merger. Each of the Buyer and the Seller shall use all reasonable efforts to have the S-4 and any other applicable registration statement declared effective under the Securities Act as promptly as practicable after such filing, and the Buyer and the Seller shall thereafter mail the Joint Proxy Statement to their respective stockholders. The Buyer shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and the Seller shall furnish all information concerning the Seller and the holders of the Seller Common Stock as may be reasonably requested in connection with any such action.

        (b) The Seller and the Buyer shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Seller or the Buyer, as the case may be, and any of their respective subsidiaries, which appear in the Joint Proxy Statement, any filing made with, or written materials submitted to, any third party or any government regulatory body, department, agency or authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and government regulatory bodies, departments, agencies or authorities necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein and therein.

        (c) The Buyer and the Seller shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement or any other statement, filing, notice or application made by or on behalf of the Buyer, the Seller or any of their respective subsidiaries to any governmental regulatory body, department, agency or authority in connection with the Merger and the other transactions contemplated by this Agreement.

        (d) Each of the Seller and the Buyer will cooperate with the other and use all reasonable efforts to prepare all necessary documentation, to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement.

        (e) The Seller and the Buyer shall promptly advise each other upon receiving any communication from any government regulatory body, department, agency or authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that such requisite approval will not be obtained or that the receipt of such approval will be materially delayed.

        (f) The Buyer shall prepare and file as soon as practicable and the Seller shall cooperate in the preparation and, where appropriate, filing of, applications requesting the Consents (as contemplated by Section 6.01(b) herein), from all required governmental or regulatory authorities or agencies. The Buyer shall provide the Seller and its counsel with copies of such applications for comment prior to the filing thereof. The parties shall immediately upon receipt deliver to each other copies of all filings, correspondence and orders to and from such governmental or regulatory authorities or agencies transmitted or received in connection with the transactions contemplated hereby.

    5.05 APPROVAL OF STOCKHOLDERS. Each party hereto will (a) as promptly as practicable, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving this Agreement and the Merger, and for such other purposes as may be necessary or desirable,
(b) recommend to its stockholders the approval of the aforementioned matters to be submitted by it to its stockholders, except as required by the fiduciary duties of the such party's Board of Directors (as determined in good faith and in consultation with such party's outside counsel), and (c) cooperate and consult with the other with respect to each of the foregoing matters.

    5.06  AGREEMENTS OF AFFILIATES; PUBLICATION OF COMBINED FINANCIAL RESULTS.

        (a) The Seller shall identify in a letter to the Buyer, after consultation with counsel, all persons who, at the time of the meeting of its stockholders referred to in Section 5.05 hereof, it believes may be deemed to be "affiliates" of the Seller, as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act (the "SELLER AFFILIATES"). The Seller shall use all reasonable efforts to cause each person who is identified as a Seller Affiliate in the letter referred to above to deliver to the Buyer at least forty (40) days prior to the Effective Time an executed copy of the Seller Affiliates Agreement. Prior to the Effective Time, the Seller shall amend and supplement such letter and use all reasonable efforts to cause each additional person who is identified as a Seller Affiliate to execute a copy of the Seller Affiliates Agreement. Within thirty (30) days after the end of the first fiscal quarter of the Buyer ending at least thirty (30) days after the Effective Time, the Buyer will publish results including at least thirty (30) days of combined operations of the Buyer and the Seller as referred to in the Seller Affiliates Letter as contemplated by and in accordance with SEC Accounting Release No. 135.

        (b) The Buyer shall identify in a letter to the Seller, after consultation with counsel, all Persons who, at the time of the meeting of the stockholders referred to in Section 5.05 hereof, it believes may be deemed to be "affiliates" of the Buyer, as that term is defined for purposes of SEC accounting Rules 130 and 135 (the "BUYER AFFILIATES"). The Buyer shall use all reasonable efforts to cause each Person who is identified as a Buyer Affiliate in the letter referred to above to deliver to the Seller at least forty (40) days prior to the Effective Time an executed copy of the Buyer Affiliates Agreement. Prior to the Effective Time, the Buyer shall amend and supplement such letter and use all reasonable efforts to cause each additional person who is identified as a Buyer Affiliate to execute a copy of the Buyer Affiliates Agreement.

    5.07 FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to, as promptly as practicable, take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement or to vest the Surviving Corp. with full title to all properties, assets, rights, approvals, immunities and franchises of the Seller. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corp. with full title to all properties, assets, rights, approvals, immunities and franchises of the Seller, the proper officers and directors of each party to this Agreement shall take all such necessary action.

    5.08 PUBLIC ANNOUNCEMENTS. From the date of this Agreement to the Closing Date, neither of the parties hereto shall make or send a Public Announcement unless the other party shall have first been afforded reasonable opportunity to review and comment on the text of such Public Announcement prior to the delivery of the same; PROVIDED, HOWEVER, that nothing in this Section shall prohibit any party hereto from making any Public Announcement which its legal counsel deems necessary under law, if it makes a good faith effort to obtain the other party's comment on the text of the Public Announcement before making it public.

    5.09  TAX-FREE REORGANIZATION TREATMENT; ACCOUNTING TREATMENT.

        (a) Neither the Buyer nor the Seller shall intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of
    Section 368(a) of the Code; PROVIDED, HOWEVER, that nothing herein shall limit the ability of the Buyer to exercise its rights under the Seller Option Agreement.

        (b) Neither the Buyer nor the Seller shall intentionally take or cause to be taken any action, whether before or after the Effective Time, which would prevent the Merger from qualifying for pooling of interests accounting treatment.

    5.10 POST-CLOSING GOVERNANCE. At the first meeting of the Board of Directors of the Buyer after the Effective Time, the Board of Directors of the Buyer shall be expanded by five (5) members and Timothy J. Hansberry and four additional individuals selected by the Seller and approved by the Buyer in its reasonable judgment prior to the Effective Time shall be appointed as directors of the Buyer. To the extent practicable, such five individuals shall be appointed as equally as possible among the three classes of the Buyer's directors and Timothy J. Hansberry shall be appointed to the class of directors whose term comes up for reelection in the year 2001. One of the individuals selected by the Seller and approved by the Buyer to be appointed as a director of the Buyer shall also be appointed to the Executive Committee of the Buyer's Board of Directors and a second individual shall be appointed to the Audit Committee of the Buyer. At the first meeting of the Board of Directors of the Buyer Bank, Timothy J. Hansberry shall become a director of the Buyer Bank. After the Effective Time, Neal F. Finnegan shall serve as Chief Executive Officer of the Buyer and Chairman and Chief Executive Officer of the Buyer Bank and Timothy J. Hansberry shall serve as Vice Chairman and Chief Operating Officer of the Buyer and President and Chief Operating Officer of the Buyer Bank. After the Effective Time, John G. Fallon shall serve as an Executive Vice President of the Buyer and Quentin J. Greeley shall serve as Senior Vice President & Associate General Counsel of the Buyer Bank. The Buyer or the Buyer Bank, as applicable, shall offer to execute and deliver an executive employment agreement with each such officer on the Closing Date. At the Effective Time, subject to Section 5.18 hereof, the Board of Directors of the subsidiaries of the Seller which are depository institutions shall consist of those directors of such subsidiaries which the Buyer has selected to serve as directors of such subsidiaries and such additional persons as shall be designated by the Buyer prior to the Effective Time. At the Effective Time, subject to this Section 5.10, the officers of the Surviving Corp. shall consist of those persons who were officers of the Buyer immediately prior to the Effective Time each to hold office in accordance with the Articles of Organization and By-Laws of the Surviving Corp. The parties agree that the Buyer Bank shall use its best efforts to create a regional community banking organization within the Buyer Bank. Such regional organization, which shall be implemented as soon after the Effective Time as is reasonably practicable, shall include the establishment of geographic regions headed by regional presidents who will have line responsibility for both small business and consumer business lines within their assigned geographic region and who shall report to Timothy J. Hansberry as President and Chief Operating Officer of the Buyer Bank.

    5.11 STOCK EXCHANGE LISTING. Buyer shall use all reasonable efforts to cause the shares of Buyer Common Stock to be issued in connection with the Merger to be approved for listing on the NASDAQ, subject to official notice of issuance, as of or prior to the Effective Time.

    5.12  EMPLOYMENT AND BENEFIT MATTERS.

        (a) From and after the Effective Time and through the last day of the calendar quarter in which the Effective Time occurs, and subject to applicable law, the Buyer shall continue the plans of Seller and its subsidiaries as set forth in Section 4.11 of the Seller Disclosure Schedule and in effect at the Effective Time. From and after such date, the Buyer agrees to provide the employees of the Seller and its subsidiaries (the "SELLER EMPLOYEES") who remain employed after the Effective Time (collectively, the "TRANSFERRED SELLER EMPLOYEES") with the types and levels of employee benefits maintained by the Buyer for similarly situated employees of the Buyer and its Affiliates. The Buyer will treat, and cause its applicable benefit plans to treat, the service of Seller Employees with Seller or any subsidiary of Seller as service rendered to Buyer or any Affiliate of Buyer for purposes of eligibility to participate, vesting and for other appropriate benefits including, but not limited to, applicability of minimum waiting periods for participation, but not for benefit accrual (including minimum pension amount) attributable to any period before the Effective Time. Without limiting the foregoing, Buyer and its Affiliates shall not treat any employee of the Seller or any of its subsidiaries as a "new" employee for purposes of any exclusions under any health or similar plan of Buyer or any of its Affiliates for a pre-existing medical condition, and will make appropriate arrangements with its insurance carrier(s) to ensure such result.

        (b) Compensation Arrangements. Following the Effective Time, the Buyer shall honor and shall cause its subsidiaries to honor in accordance with their terms all individual employment, termination, severance, change in control, post-employment and other compensation agreements and plans existing prior to the execution of this Agreement, which are between the Seller or any subsidiary of the Seller and any director, officer or employee thereof and which have been disclosed in the Seller Disclosure Schedule, and the Buyer will not, and will not cause any of its subsidiaries to, challenge the validity of any obligation of the Seller or any subsidiary of the Seller under, any employment, consulting, supplemental retirement or other compensation, contract or arrangement with any current or former director, officer or employee of the Seller, provided such contract or arrangement was set forth in the Seller Disclosure Schedule.

        (c) Continuation of Plans. Notwithstanding anything to the contrary contained herein, the Buyer shall have sole discretion with respect to the determination as to whether to terminate, merge or continue any employee benefit plans and programs of the Seller; PROVIDED, HOWEVER,that the Buyer shall continue to maintain the Seller plans (other than stock based or incentive plans) until the Seller Employees are permitted to participate in the Buyer's plans. Nothing in this Agreement shall alter or limit the Buyer's obligations, if any, under ERISA, as amended by the Consolidated Omnibus Budget Reconciliation Act of 1985 and/or the Health Insurance Portability and Accountability Act of 1996 with respect to the rights of Seller Employees and their qualified beneficiaries in connection with the group health plan maintained by the Seller as of the Effective Time.

        (d) Severance Obligations. For a period of one (1) year after the Closing Date, the Buyer will provide all Seller Employees who are not otherwise covered by a specific termination, severance or change in control agreement with a severance plan with provisions which are at least as favorable in the aggregate to any Seller Employee whose employment is terminated after the Effective Time as the severance plan or policy currently maintained by the Seller or any Seller subsidiary for such employee as disclosed in Section 4.11(a) of the Seller Disclosure Schedule (it being understood by the parties hereto that the continuation of employer-paid medical/dental benefits contained in Seller's current severance policy as set forth in paragraph 5 of Section 4.11(a) of the Seller Disclosure Schedule, also applies to individuals covered by those specific special termination, severance or change in control agreements set forth in Section 5.12(b) of the Seller Disclosure Schedule unless such specific agreements expressly provide otherwise) . Any Seller Employee whose position is terminated on or prior to the Effective Time shall be entitled to severance benefits in accordance with the severance plan or policy currently maintained by the Seller or any subsidiary for such employee.

        (e) The provisions of this Section 5.12 respecting the Buyer's agreement
    (i) to grant service credits as provided in Section 5.12(a) and (ii) to honor the contracts, arrangements, commitments and understandings referred to in Section 5.12(b) are intended to be for the benefit of and enforceable by the persons referred to therein or the parties to these agreements, respectively, and their heirs and representatives.

    5.13 ACCOUNTANTS' LETTERS. Each of the Seller and the Buyer shall use all reasonable efforts to cause to be delivered to the other letters from its respective independent public accountants dated the date of the Closing, relating to the financial condition of the Seller or the Buyer, as the case may be, and the transactions contemplated by this Agreement, and addressed to the other party, in form and substance which is reasonably satisfactory to the party receiving such letter and customary in transactions of the nature contemplated hereby.

    5.14. MAINTENANCE OF RECORDS. Through the Effective Time, the Seller will maintain the Records in the same manner and with the same care that the Records have been maintained prior to the execution of this Agreement. The Buyer may, at its own expense, make such copies of and excerpts from the Records as it may deem desirable. All Records, whether held by the Buyer or the Seller, shall be maintained for such periods as are required by law, unless the parties shall, applicable law permitting, agree in writing to a different period.

    5.15 LEASES. The Seller shall consult with the Buyer before renewing or extending any material lease of the Seller or any subsidiary of the Seller of real property or material lease relating to furniture, fixtures or equipment that is currently in effect but that would otherwise expire on or prior to the Effective Time. The Seller or such subsidiary of the Seller shall not cancel, terminate or take other action that is likely to result in any cancellation or termination of any such lease without prior written notice to the Buyer.

    5.16 ADVICE OF CHANGES. The Seller and Buyer shall, subject to any restrictions under applicable law or regulations, promptly advise the other of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time, each party will promptly supplement or amend the Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 6.02(a) or 6.03(a) hereof, as the case may be, or the compliance by the Seller, with the covenants set forth in Sections 5.01.

    5.17 CONVERSION OF SELLER STOCK OPTIONS. At the Effective Time, all rights with respect to Seller Common Stock pursuant to stock options granted by the Seller under any currently existing Seller Stock Option Plans shall be converted into corresponding rights to purchase shares of Buyer Common Stock in accordance with the applicable provisions of Article II hereof.

    5.18 MIDDLESEX BANK & TRUST COMPANY. From and after the date hereof until the date which is thirty (30) days prior to the Effective Time, the Seller shall have the right, but not the obligation, to sell all, but not less than all, of the shares of Middlesex Bank & Trust Company held by the Seller on the date hereof, or acquired thereafter, at a purchase price in an amount no less than $8,000,000 in the aggregate; PROVIDED, HOWEVER, that the Seller shall not sell such shares if the sale would prevent the Merger from qualifying for pooling of interests accounting treatment.

    5.19 DIVIDENDS. After the date of this Agreement, each of the Seller and the Buyer shall coordinate with the other the declaration of any dividends in respect of the Seller Common Stock and the Buyer Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Seller Common Stock or Buyer Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Seller Common Stock and/or Buyer Common Stock and any share of Buyer Common Stock any such holder received in exchange therefor in the Merger.

    5.20  DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

        (a) After the Effective Time, the Buyer shall honor the indemnification provisions for officers and directors currently set forth in the Articles of Organization (or charter or other organizational documents) and By-Laws of the Seller and its subsidiaries with respect to acts and omissions taken prior to the Effective Time by such officers and directors, but only to the extent permitted by federal and Massachusetts law and regulations.

        (b) The Buyer shall maintain the Seller's (including its subsidiaries') existing directors' and officers' liability insurance (the "D&O INSURANCE") covering persons who are currently covered by the Seller's D&O Insurance for a period of six (6) years after the Effective Time on terms no less favorable than those in effect on the date hereof and shall at the Effective Time provide evidence of such extension of coverage to the Seller; provided, however, that the Buyer may substitute therefor policies providing at least comparable coverage and containing terms and conditions no less favorable than those in effect on the date hereof.

    5.21 REGISTRATION OF SHARES. As soon as practicable after the Effective Time, but in any event no later than thirty (30) days after the Effective Time, the Buyer shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate form), with respect to the shares of Buyer Common Stock subject to the stock options of the Seller to be assumed by the Buyer pursuant to Section 2.10 hereof and the Buyer shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

    5.22 NEWCO. In the event that the Buyer changes the structure of the Merger pursuant to Section 2.11(b) hereof, the Buyer will, prior to the Effective Time, cause Newco to be organized under the laws of The Commonwealth of Massachusetts. The authorized capital stock of Newco will consist of one hundred (100) shares of common stock, $1.00 par value per share, all of which shares shall be directly owned by the Buyer. The Buyer, as the sole stockholder of Newco, will vote all outstanding shares of capital stock of Newco in favor of the Merger and will not vote to modify or rescind, or otherwise permit the modification or recision of, such vote prior to a termination of this Agreement in accordance with Section 8.01 hereof. In such case, the Buyer shall cause Newco to execute and deliver one or more counterparts or other appropriate joinder to this Agreement, whereupon Newco shall become a party to and be bound by this Agreement. On and as of such date that Newco so becomes a party to this Agreement, Buyer shall be deemed to have provided, with respect to Newco, the representations and warranties set forth in Section 3.02 hereof with respect to Merger Subsidiary for all purposes of this Agreement.

    5.23  COVENANTS OF BUYER.

        (a) From the date of this Agreement until the earlier of the Effective Time or the date of termination of this Agreement under Section 8.01 hereof, the Buyer covenants and agrees that it shall take no action which would (i) materially adversely affect the ability of any party to obtain any Consents required for consummation of the transactions contemplated hereby without the imposition of a condition or restriction of the type referred to in
    Section 6.02(g) of this Agreement or (ii) materially adversely affect the ability of any party to perform its covenants and agreements under this Agreement.

        (b) From the date hereof until the earlier of the Effective Time or the date of termination of this Agreement under Section 8.01 hereof, Buyer shall advise Seller of any proposed material transaction involving Buyer's acquisition of, or by, or merger with, another banking or financial services organization. Such advice shall be communicated to Seller's chief executive officer, and Seller shall be required to keep all such information confidential, unless and until it otherwise becomes generally available to the public other than as a result of a disclosure by Seller in breach of its obligation hereunder.

    5.24 BANK MERGERS. At the request of the Buyer, subject to Sections 2.12 and 5.18 hereof, the Seller shall take and shall cause its bank subsidiaries to take all necessary actions to effectuate mergers of each of the subsidiary banks with the Buyer Bank in accordance with the requirements of all applicable laws and regulations.

    5.25 SELLER ESOPS. The parties hereto acknowledge and agree that they shall use all reasonable efforts to ensure, subject to the requirements of
Section 5.09(b) and all applicable laws, including without limitation the requirements of ERISA, that any net benefits that may be payable or otherwise distributed to employees after the Effective Time from or by either of the Employee Stock Ownership Plans maintained as of the date hereof by Lexington Savings Bank and The Federal Savings Bank ("SELLER ESOPS"), upon termination of the Seller ESOPs as permitted by Section 5.12(b) hereof, whether realized in the form of shares of Buyer Common Stock or any other form of compensation, shall be paid or otherwise distributed only to persons who are employees of either such subsidiary of Seller on January 1, 1998 and on the Closing Date.

                                                                      ARTICLE VI

                               CLOSING CONDITIONS

    6.01 CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

        (a) STOCKHOLDER'S APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Seller Common Stock and Buyer Common Stock present and voting at meetings of such stockholders, in each case in accordance with applicable law.

        (b) GOVERNMENTAL CONSENTS. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental or regulatory authority or agency (all of the foregoing being referred to as "Consents") which are necessary for the consummation of the Merger shall have been filed, occurred or been obtained (all such authorizations, orders, declarations, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect.

        (c) S-4. The S-4 shall have become effective under the Securities Act and shall not be subject to a stop order or a threatened stop order.

        (d) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect.

        (e) ACCOUNTING TREATMENT. Each of the parties shall have received a letter from Arthur Andersen LLP, each dated the date of the Closing, substantially to the effect that, on the basis of a review of the Agreement and the transactions contemplated hereby, in such accountants' opinion, Accounting Principles Board Opinion No. 16 provides that the Merger may be accounted for as a pooling of interests.

    6.02 CONDITIONS TO THE OBLIGATIONS OF THE BUYER UNDER THIS AGREEMENT. The obligations of the Buyer under this Agreement shall be further subject to the satisfaction or waiver by the Buyer, at or prior to the Effective Time, of the following conditions:

        (a) ABSENCE OF MATERIAL ADVERSE CHANGES. There shall not have occurred any change in the business, assets, financial condition or results of operations of the Seller or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Seller taken as a whole.

        (b) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The obligations of the Seller required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise specifically contemplated by this Agreement and except as to any representation or warranty which specifically relates to an earlier date). The Buyer shall have received a certificate to the foregoing effect signed by the chairman or president and the chief financial officer or chief accounting officer of the Seller.

        (c) THIRD-PARTY APPROVALS. Any and all permits, consents, waivers, clearances, approvals and authorizations of all non-governmental and non-regulatory third parties which are necessary in connection with the consummation of the transactions contemplated by this Agreement and are required to be received or obtained by the Seller, shall have been obtained by the Seller, other than permits, consents, waivers, clearances, approvals and authorizations the failure of which to obtain would neither make it impossible to consummate the Merger nor result in any Material Adverse Effect with respect to the Buyer (on a consolidated basis with the Seller).

        (d) BURDENSOME CONDITION. There shall not be any action taken by any federal or state governmental agency or authority which, in connection with the granting of any Consent or Requisite Regulatory Approval necessary to consummate the Merger, imposes any condition or restriction upon the Buyer, any subsidiary of the Buyer or the Seller after the Merger (including, without limitation, requirements relating to the disposition of assets or limitations on interest rates), which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable in the reasonable judgment of the Buyer the consummation of the Merger.

        (e) TAX OPINION. The Buyer shall have received an opinion, dated the date of the Closing from its counsel, Bingham Dana LLP or other counsel acceptable to the Buyer and the Seller, substantially to the effect that, on the basis of facts and representations set forth therein, or set forth in writing elsewhere and referred to therein, for federal income tax purposes the Merger constitutes a reorganization as described in Section 368(a) of the Code and addressing such other substantial federal income tax effects of the Merger as the Buyer may reasonably require and which are customary in transactions of a like character. In rendering any such opinion, such counsel may rely, to the extent they deem necessary or appropriate, upon opinions of other counsel and upon representations of an officer or officers of the Seller and the Buyer or any of their affiliates.

        (f) SELLER AFFILIATES AGREEMENTS. The Seller shall have delivered to the Buyer the letter pertaining to the Seller Affiliates, as contemplated under
    Section 5.06 above, and each of the executed Seller Affiliates Agreements that have been received by the Seller as of the Effective Time.

    6.03 CONDITIONS TO THE OBLIGATIONS OF THE SELLER UNDER THIS AGREEMENT. The obligations of the Seller under this Agreement shall be further subject to the satisfaction or waiver by the Seller, at or prior to the Effective Time, of the following conditions:

        (a) ABSENCE OF MATERIAL ADVERSE CHANGES. There shall not have occurred any change in the business, assets, financial condition or results of operations of the Buyer or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Buyer taken as a whole.

        (b) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The obligations of the Buyer required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise specifically contemplated by this Agreement and except as to any representation or warranty which specifically relates to an earlier date) and the Seller shall have received a certificate to that effect signed by the chairman or president and the chief financial officer or chief accounting officer of the Buyer.

        (c) THIRD-PARTY APPROVALS. Any and all permits, consents, waivers, clearances, approvals and authorizations of all non-governmental and non-regulatory third parties which are necessary in connection with the consummation of the transactions contemplated by this Agreement and are required to be received or obtained by the Buyer, shall have been obtained by the Buyer, other than permits, consents, waivers, clearances, approvals and authorizations the failure of which to obtain would neither make it impossible to consummate the Merger nor result in a Material Adverse Effect on the Buyer (on a consolidated basis with the Seller) after the Merger.

        (d) TAX OPINION. The Seller shall have received an opinion, dated the dates of the Joint Proxy Statement and the Closing from Sullivan & Worcester LLP or other tax advisor acceptable to the Buyer and the Seller, substantially to the effect that, on the basis of facts and representations set forth therein, or set forth in writing elsewhere and referred to therein, for federal income tax purposes the Merger constitutes a reorganization as described in Section 368(a) of the Code and that no gain or loss will be recognized by the stockholders of the Seller upon the receipt, pursuant to this Agreement, of Buyer Common Stock solely in exchange for Seller Common Stock (it being understood that such opinion will not extend to cash received in lieu of fractional share interests or cash received by dissenters, if any) and in respect of such other substantial federal income tax effects of the Merger as the Seller may reasonably require and which are customary in transactions of a like character. In rendering any such opinion, such advisor may rely, to the extent they deem necessary or appropriate, upon opinions of other advisors and upon representations of an officer or officers of the Seller and the Buyer or any of their affiliates.

        (e) BUYER AFFILIATES AGREEMENTS. The Buyer shall have delivered to the Seller the letter pertaining to the Buyer Affiliates as contemplated under
    Section 5.06 above, and each of the executed Buyer Affiliates Agreements that have been received by the Buyer as of the Effective Time.

        (f) NASDAQ LISTING. The shares of Buyer Common Stock issuable to Seller's stockholders pursuant to this Agreement shall have been authorized for listing on NASDAQ upon official notice of issuance.

        (g) EXCHANGE AGENT CERTIFICATION. The Exchange Agent shall have delivered to the Seller a certificate, dated as of the Effective Time, to the effect that the Exchange Agent has received from the Buyer appropriate instructions and authorization for the Exchange Agent to issue a sufficient number of shares of Buyer Common Stock in exchange for all outstanding shares of Seller Common Stock and has deposited with the Exchange Agent sufficient funds to pay a reasonable estimate of the cash payments necessary to pay for fractional share interest.

                                  ARTICLE VII
                                    CLOSING

    7.01 TIME AND PLACE. Subject to the provisions of Articles VI and VIII hereof, the Closing of the transactions contemplated hereby shall take place at the Boston, Massachusetts offices of Bingham Dana LLP at 10:00 A.M., local time, on the first business day after the date on which all of the conditions contained in Article VI are satisfied or waived; or at such other place, at such other time, or on such other date as the Seller and the Buyer may mutually agree upon for the Closing to take place.

    7.02 DELIVERIES AT THE CLOSING. Subject to the provisions of Articles VI and VIII hereof, at the Closing there shall be delivered to the Seller and the Buyer, the opinions, certificates, and other documents and instruments required to be delivered under Article VI hereof.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

    8.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the transactions contemplated hereby by the parties respective stockholders:

        (a) by mutual written consent of the Seller and the Buyer authorized by their respective Boards of Directors;

        (b) by the Seller or the Buyer if the Effective Time shall not have occurred on or prior to August 31, 1998 (the "TERMINATION DATE") or such later date as shall have been agreed to in writing by the Buyer and the Seller;

        (c) by the Buyer or the Seller if any governmental or regulatory authority or agency, or court of competent jurisdiction, shall have issued a final permanent order or Injunction enjoining, denying approval of, or otherwise prohibiting the consummation of the Merger and the time for appeal or petition for reconsideration of such order or Injunction shall have expired without such appeal or petition being granted;

        (d) by the Buyer or the Seller (provided that the terminating party is not then in material breach of any representation, warranty or covenant or other agreement contained herein or in the Seller Option Agreement) if the approval of either party's stockholders specified in Section 5.05 shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such party's stockholders or at any adjournment thereof;

        (e) by the Seller, by action of its Board of Directors, whether before or after approval of the Merger by the stockholders of the Seller, by giving written notice of such election to the Buyer in the event that both of the following conditions are satisfied:

           (i) the average per share last sale prices of Buyer Common Stock as reported on NASDAQ over the ten (10) consecutive trading day period immediately preceding the date of the last Requisite Regulatory Approval to be received, in this case without regard to any waiting period attached to the effectiveness thereof (such period being hereinafter referred to as the "DETERMINATION PERIOD", and the price so obtained being referred to as, the "CLOSING PRICE") is less than $24.06 and

        (ii) the number obtained by dividing the Closing Price by 28.31 is less than the number obtained by subtracting (A) 0.15 from (B) the quotient obtained by dividing the Final Index Price (as defined below) by the Initial Index Price (as defined below).

    For the purposes hereof the following terms shall have the following meanings:

    "FINAL INDEX PRICE" shall mean the Weighted Average of the average of the closing prices of the Index Companies as reported on the NYSE, NASDAQ or AMEX for the Determination Period.

    "INDEX COMPANIES" shall mean the companies listed on Schedule 8.01(e) hereto.

    "INITIAL INDEX PRICE" shall mean the Weighted Average of the closing prices of the Index Companies as reported on the NYSE, NASDAQ or AMEX on the trading day immediately preceding execution of this Agreement.

    "WEIGHTED AVERAGE" shall mean the average determined by giving the average of the closing prices for each of the Index Companies the corresponding weight listed on SCHEDULE 8.01(E) hereto.

        If the Buyer or any company listed on SCHEDULE 8.01(E) declares a stock dividend or effects a reclassification, recapitalization, split-up, combination, or subdivision of its common stock between the trading day immediately preceding execution of this Agreement and the date of the last Requisite Regulatory Approval to be received (without regard to any waiting period attached to the effectiveness thereof), the closing prices for such common stock shall be appropriately adjusted for the purposes of the definitions above so as to be comparable to the price on the date immediately preceding execution of this Agreement. There shall be excluded from the list of companies on SCHEDULE 8.01(E) any company as to which there is pending at any time during the Determination Period any publicly announced proposal for such company to be acquired by another company in exchange for its stock. Upon such exclusion, the weight of each remaining company in Schedule

    8.01(e) will be adjusted accordingly so that sum of all the weights of the remaining companies equals 100%.

    Notwithstanding the foregoing, during the ten (10) business day period commencing with the Buyer's receipt of the Seller's notice of termination pursuant to this Section 8.01(e), the Buyer shall have the option to increase the consideration to be received by the holders of Seller Common Stock pursuant to Article II hereof by adjusting the Conversion Number to equal a number (calculated to the nearest one-thousandth) obtained by dividing (x) $33.92 by
(y) the Closing Price. If the Buyer so elects within such ten-day period, it shall give prompt written notice to the Seller of such election and the revised Conversion Number, whereupon no termination shall have occurred pursuant to this
Section 8.01(e) and the Agreement shall remain in effect in accordance with its terms (except as the Conversion Number shall have been so modified);

        (f) by the Board of Directors of the Buyer or the Board of Directors of the Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein or in the Seller Option Agreement), in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained herein or in the Seller Option Agreement which breach is not cured after thirty (30) days written notice thereof is given to the party committing such breach; or

        (g) By the Board of Directors of either party (provided that the terminating party is not then in breach of any representation or warranty, covenant or other agreement contained in this Agreement or in the Seller Option Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 8.01(b) of this Agreement.

    8.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Seller or the Buyer as provided above, this Agreement shall forthwith become null and void (other than Sections 5.02(b) and 9.01 hereof, which shall remain in full force and effect) and there shall be no further liability on the part of the Seller or the Buyer or their respective officers or directors to the other, except (i) any liability of the Seller and the Buyer under said Sections 5.02(b) and 9.01, (ii) that the Seller Option Agreement shall be governed by its own terms as to termination, (iii) the Confidentiality Agreement shall survive, and (iv) in the event of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, in which case, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with the enforcement of its rights hereunder.

    8.03 AMENDMENT, EXTENSION AND WAIVER. Subject to applicable law and as may be authorized by their respective Boards of Directors, at any time prior to the consummation of the transactions contemplated by this Agreement or termination of this Agreement in accordance with the provisions of Section 8.01 hereof, whether before or after approval thereof by the stockholders of either party, the Buyer and the Seller may, (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI (other than Section 6.01) hereof; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by the Seller's or the Buyer's stockholders, there may not be, without further approval of such stockholders, any amendment, extension or waiver of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the stockholders of the Seller hereunder other than as expressly provided by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX
                                 MISCELLANEOUS

    9.01 EXPENSES. Except as may otherwise be agreed to hereunder or in other writing by the parties, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; PROVIDED, HOWEVER, that all such costs and expenses incurred in connection with the printing and mailing of the S-4 and the Joint Proxy Statement shall be borne equally by the Buyer and the Seller.

    9.02 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. None of the representations, warranties, covenants and agreements of the Seller or the Buyer shall survive after the Effective Time, except for the agreements and covenants contained or referred to in Article II, Section 5.02(b), the last sentence of
Section 5.07, and Sections 5.09, 5.10, 5,12, 5.20, 5.21 and 5.25 hereof, and the agreements of the "affiliates" of the Seller delivered pursuant to Section 5.06, which agreements and covenants shall survive the Effective Time.

    9.03 NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified mail (return receipt requested) or by telecopy, cable, telegram or telex addressed as follows:

        (a) If to the Seller, to:

           Affiliated Community Bancorp, Inc.
           716 Main Street
           Waltham, Massachusetts 02154
           Attention: Timothy J. Hansberry
                   President and Chief Executive Officer
           Facsimile No.: (617) 891-4643

        with a required copy to:

           Sullivan & Worcester LLP
           One Post Office Square
           Boston, MA 02109
           Attention: Stephen J. Coukos, Esq.
           Facsimile No.: (617) 338-2880

        (b) If to the Buyer, to:

           UST Corp.
           40 Court Street
           Boston, Massachusetts 02109
           Attention: Neal F. Finnegan
                   President and Chief Executive Officer
           Facsimile No.: (617) 726-7332

        with a required copy to:

           UST Corp.
           40 Court Street
           Boston, Massachusetts 02109
           Attention: Eric R. Fischer, Esq.
                   Executive Vice President, General Counsel and Clerk Facsimile No.: (617) 695-4175

        and

           Bingham Dana LLP
           150 Federal Street
           Boston, Massachusetts 02110
           Attention: Neal J. Curtin, Esq.

                                            and

           Stephen H. Faberman, Esq.
           Facsimile No.: (617) 951-8736

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

    9.04 PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, and that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement, except as reflected in Sections 5.10, 5.12(e), 5.20 and 5.21.

    9.05 COMPLETE AGREEMENT. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, including the Confidentiality Agreement, this Agreement and the other Transaction Documents, contains the entire agreement and understanding of the parties with respect to its subject matter. Except as set forth in this Agreement, the other Transaction Documents, or in the Disclosure Schedules, there are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements other than the Confidentiality Agreement, and understandings between the parties, both written and oral, with respect to its subject matter.

    9.06 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed to be an original and shall become effective when a counterpart has been signed by each of the parties and delivered to each of the other parties.

    9.07 GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof.

    9.08 CAPTIONS. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    9.09 EFFECT OF INVESTIGATIONS. No investigation by the parties hereto made heretofore or hereafter, whether pursuant to this Agreement or otherwise shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation.

    9.10 SEVERABILITY. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use all reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purposes and intents of this Agreement.

    9.11 SPECIFIC ENFORCEABILITY. The parties recognize and hereby acknowledge that it is impossible to measure in money the damages that would result to a party by reason of the failure of either of the parties to perform any of the obligations imposed on it by this Agreement. Accordingly, if any party should institute an action or proceeding seeking specific enforcement of the provisions hereof, each party against which such action or proceeding is brought hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists.

    IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be executed as a sealed instrument by their duly authorized officers as of the day and year first above written.

                                UST CORP.

                                By:             /s/ NEAL F. FINNEGAN
                                     -----------------------------------------
                                               Name: Neal F. Finnegan
                                             Title: President and Chief
                                                 Executive Officer
                                By:              /s/ JAMES K. HUNT
                                     -----------------------------------------
                                                Name: James K. Hunt
                                          Title: Executive Vice President
                                            and Chief Financial Officer
                                MOSAIC CORP.

                                By:             /s/ NEAL F. FINNEGAN
                                     -----------------------------------------
                                               Name: Neal F. Finnegan
                                             Title: President and Chief
                                                 Executive Officer
                                By:              /s/ JAMES K. HUNT
                                     -----------------------------------------
                                                Name: James K. Hunt
                                          Title: Executive Vice President
                                            and Chief Financial Officer
                                AFFILIATED COMMUNITY BANCORP, INC.

                                By:           /s/ TIMOTHY J. HANSBERRY
                                     -----------------------------------------
                                             Name: Timothy J. Hansberry
                                             Title: President and Chief
                                                 Executive Officer

                                By:              /s/ JOHN G. FALLON
                                     -----------------------------------------
                                                Name: John G. Fallon
                                          Title: Executive Vice President
                                            and Chief Financial Officer

    Schedule 8.01(e)

                                                                                                   MARKET     RELATIVE
COMPANY NAME                                                                             STATE       CAP       WEIGHT
-------------------------------------------------------------------------------------  ---------  ---------  -----------
"TRANCHE A"
Imperial Bancorp.....................................................................         CA  $ 1,270.7        5.05%
Cullen/Frost Bankers, Inc............................................................         TX  $ 1,247.7        4.95%
Whitney Holding Corporation..........................................................         LA  $ 1,182.8         4.7%
UMB Financial Corporation............................................................         MO  $ 1,031.7         4.1%
Community First Bankshares, Inc......................................................         ND  $   922.2         3.7%
Susquehanna Bancshares, Inc..........................................................         PA  $   851.0         3.4%
HUBCO, Inc...........................................................................         NJ  $   804.6         3.2%
United Bankshares, Inc...............................................................         WV  $   708.3         2.8%
First Midwest Bancorp, Inc...........................................................         IL  $   706.2         2.8%
Hancock Holding Company..............................................................         MS  $   684.2         2.7%
Provident Bankshares Corporation.....................................................         MD  $   680.4         2.7%
TrustCo Bank Corp NY.................................................................         NY  $   629.6         2.5%
Silicon Valley Bancshares............................................................         CA  $   575.5         2.3%
Riggs National Corp..................................................................         DC  $   766.4        3.05%
Chittenden Corporation...............................................................         VT  $   509.6        2.05%


                                                                                                   MARKET     RELATIVE
COMPANY NAME                                                                             STATE       CAP       WEIGHT
-------------------------------------------------------------------------------------  ---------  ---------  -----------
"TRANCHE B"
Medford Bancorp, Inc.................................................................         MA  $  171.43        4.05%
Sandwich Bancorp, Inc................................................................         MA  $   82.52        1.95%
MASSBANK Corp........................................................................         MA  $  166.01         3.9%
SIS Bancorp Inc......................................................................         MA  $  208.58         4.9%
MetroWest Bank.......................................................................         MA  $  122.12         2.9%
BostonFed Bancorp Inc................................................................         MA  $  112.29        2.65%
FirstFed America Bancorp Inc.........................................................         MA  $  177.41         4.2%
Andover Bancorp Inc..................................................................         MA  $  191.79         4.5%
First Essex Bancorp Inc..............................................................         MA  $  156.18         3.7%
First Federal of East Hartford.......................................................         CT  $   99.58        2.35%
American Bank of Connecticut.........................................................         CT  $  113.35        2.65%
Mechanics Savings Bank...............................................................         CT  $  144.90         3.4%
NSS Bancorp Inc......................................................................         CT  $   92.24         2.2%
Dime Financial Corp..................................................................         CT  $  157.44         3.7%
Bancorp Connecticut Inc..............................................................         CT  $  125.88        2.95%

                                                                      APPENDIX B

                             STOCK OPTION AGREEMENT

    STOCK OPTION AGREEMENT, dated as of December 15, 1997, between AFFILIATED COMMUNITY BANCORP, INC., a Massachusetts corporation (the "ISSUER") and UST CORP., a Massachusetts corporation (the "GRANTEE").

    WHEREAS, the Grantee and the Issuer have entered into an Affiliation Agreement and Plan of Reorganization of even date herewith (as may be amended and in effect from time to time, the "ACQUISITION AGREEMENT"), which agreement is being executed by the parties thereto prior to the execution of this Agreement; and

    WHEREAS, as a condition to the Grantee's entry into the Acquisition Agreement and in consideration for such entry, the Issuer has agreed to grant the Grantee the Option (as hereinafter defined);

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Acquisition Agreement, the parties hereto agree as follows:

    1. (a) The Issuer hereby grants to the Grantee an unconditional, irrevocable option (the "OPTION") to purchase, subject to the terms hereof, up to 1,300,078 fully paid and nonassessable shares (the "OPTION SHARES") of common stock, par value $0.01 per share, of the Issuer ("COMMON STOCK") at a price of $32.937 per share (the "OPTION PRICE"). The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth provided that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock (without giving effect to any shares of Common Stock issued pursuant to the Option) less the number of shares previously issued pursuant to exercise of the Option.

    (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to exercise of the Option pursuant to this Agreement or as contemplated by Section 5(a) of this Agreement), including, without limitation, pursuant to stock option or other employee plans or as a result of the exercise of conversion rights, the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, it equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this
Section 1(b) or elsewhere in this Agreement shall be deemed to authorize the Issuer or the Grantee to breach any provision of the Acquisition Agreement.

    2. (a) The Holder (as such term is defined in paragraph (c) below) may exercise the Option, in whole or in part, if, but only if, both an Initial Triggering Event (as defined in paragraph (e) below) and a Subsequent Triggering Event (as defined in paragraph (f) below) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined in paragraph (b) below), PROVIDED that the Holder shall have sent the written notice of such exercise (as provided in paragraph (h) of this Section 2) within thirty (30) days following such Subsequent Triggering Event and prior to the Exercise Termination Event.

    (b) The term "EXERCISE TERMINATION EVENT" shall mean the earliest of (i) the Effective Time, (ii) any termination of the Acquisition Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, and (iii) in the event of any termination of the Acquisition Agreement in accordance with the provisions thereof after the occurrence of an Initial Triggering Event, the passage of twelve (12) months after such termination. Notwithstanding the termination of the Option, the Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in whole or in part prior to the termination of the Option.

    (c) The term "HOLDER" shall mean the holder or holders of the Option.

    (d) The term "SCHEDULE 13G INVESTOR" shall mean any person holding voting securities of the Issuer eligible to report the beneficial ownership of such securities on Schedule 13G pursuant to the provisions of Rule 13d-1 under the Exchange Act.

    (e) The term "INITIAL TRIGGERING EVENT" shall mean any of the following events or transactions occurring after the date hereof:

        (i) The Issuer or any subsidiary of the Issuer, without having received the Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction with any Person (the term "PERSON" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder), other than the Grantee or any subsidiary of the Grantee, or, without the consent of the Grantee, the Board of Directors of the Issuer shall have approved an Acquisition Transaction or recommended that the shareholders of the Issuer approve or accept any Acquisition Transaction other than as contemplated by the Acquisition Agreement. For purposes of this Agreement, the term "ACQUISITION TRANSACTION" shall mean (A) a merger or consolidation, or any similar transaction, with the Issuer or any Significant Subsidiary of the Issuer, or any subsidiary of the Issuer which, after such transaction, would be a Significant Subsidiary of the Issuer, (B) a purchase, lease or other acquisition of all or substantially all of the assets of the Issuer or any Significant Subsidiary of the Issuer or (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing ten percent (10%) or more of the voting power of the Issuer or any Significant Subsidiary of the Issuer;

        (ii) Any Person, other than the Grantee or any subsidiary of the Grantee or the Issuer in a fiduciary capacity, and other than a Schedule 13G Investor, shall have acquired beneficial ownership (as hereinafter defined) or the right to acquire beneficial ownership of ten percent (10%) or more of the outstanding shares of Common Stock if such Person owned beneficially less than ten percent (10%) of the outstanding shares of Common Stock on the date of this Agreement, or any Person shall have acquired beneficial ownership of an additional three percent (3%) of the outstanding shares of Common Stock if such Person owned beneficially ten percent (10%) or more of the outstanding shares of Common Stock on the date of this Agreement (the term "BENEFICIAL OWNERSHIP" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and in the rules and regulations thereunder);

       (iii) The stockholders of the Issuer shall not have approved the Acquisition Agreement at the meeting of such stockholders held for the purpose of voting on the Acquisition Agreement, such meeting shall not have been held or shall have been canceled prior to the termination of the Acquisition Agreement, or the Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to the Grantee the recommendation of the Issuer's Board of Directors with respect to the Acquisition Agreement, in each case after: (A) any Person, other than the Grantee or any subsidiary of the Grantee, shall have made a bona-fide proposal to the Issuer or its shareholders to engage in an Acquisition Transaction by public announcement or written communication that shall be or become the subject of public disclosure; or (B) any Person other than the Grantee or any subsidiary of the Grantee, other than in connection with a transaction to which the Grantee has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction;

        (iv) After any Person other than the Grantee or any subsidiary of the Grantee has made a proposal to the Issuer or its shareholders to engage in an Acquisition Transaction, the Issuer shall have breached any covenant or obligation contained in the Acquisition Agreement and such breach (A) would entitle the Grantee to terminate the Acquisition Agreement and (B) shall not have been remedied prior to the Notice Date (as defined in paragraph (h) below); or

        (v) Any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange
    Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 50% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively).

    (f) The term "SUBSEQUENT TRIGGERING EVENT" shall mean either of the following events or transactions occurring after the date hereof:

        (i) The acquisition by any Person (other than a Schedule 13G Investor) of beneficial ownership of twenty percent (20%) or more of the then outstanding Common Stock; or

        (ii) The occurrence of the Initial Triggering Event described in subparagraph (i) of paragraph (e) of this Section 2, except that the percentage referenced in clause (C) thereof shall be twenty percent (20%) in lieu of ten percent (10%).

    (g) The Issuer shall notify the Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "TRIGGERING EVENT"), it being understood that the giving of such notice by the Issuer shall not be a condition to the right of the Holder to exercise the Option.

    (h) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to the Issuer a written notice (the date of which being herein referred to as the "NOTICE DATE") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise, and (ii) a place and date not earlier than three (3) business days nor later than forty-five (45) business days from the Notice Date for the closing of such purchase (the "CLOSING"); PROVIDED that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. The term "business day" for purposes of this Agreement means any day, excluding Saturdays, Sundays and any other day that is a legal holiday in The Commonwealth of Massachusetts or a day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive order to close.

    (i) At the Closing, the Holder shall pay to the Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by the Issuer, PROVIDED that failure or refusal of the Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

    (j) At such Closing, simultaneously with the delivery of immediately available funds as provided in paragraph (i) above, the Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to the Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

    (k) Certificates for the Common Stock delivered at a Closing hereunder may (in the sole discretion of the Issuer) be endorsed with a restrictive legend that shall read substantially as follows:

    "THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTION PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF DECEMBER 15, 1997, A COPY OF WHICH AGREEMENT WILL BE PROVIDED TO THE

HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR."

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such legend. In addition, such certificates shall bear any other legend as may be required by law.

    (l) Upon the giving by the Holder to the Issuer of the written notice of exercise of the Option provided for under paragraph (h) above, the tender of the applicable purchase price in immediately available funds and the tender of a copy of this Agreement to the Issuer, such Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

    3. The Issuer agrees (a) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without requiring the Issuer's stockholders to approve an increase in the number of authorized shares of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock, (b) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Issuer, (c) promptly to take all action as may from time to time be required (including without limitation cooperating fully with any Holders in preparing any applications or notices required under the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act of 1978, as amended, or any state banking law), in order to permit such Holders to exercise the Option and the Issuer duly and effectively to issue shares of Common Stock pursuant hereto, and (d) promptly to take all action provided herein to protect the rights of any Holders against dilution.

    4. This Agreement (and the Option granted hereby) is exchangeable, without expense, at the option of each Holder, upon presentation and surrender of this Agreement at the principal office of the Issuer, for other Agreements providing for Options of different denominations entitling the Holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "AGREEMENT" and "OPTION" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by the Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute for all purposes and under all circumstances an additional contractual obligation on the part of the Issuer, whether or not this Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

    5. In addition to the adjustment in the number of Option Shares pursuant to
Section 1 of this Agreement, the number of Option Shares shall be subject to adjustment from time to time as provided in this Section 5.

        (a) (i) In the event of any change in the shares of Common Stock by reason of stock dividend, split up, merger, recapitalization, subdivision, conversion, combination, exchange of shares or similar transaction, the type and number of Option Shares, and the Option Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that the Grantee shall receive upon exercise of the Option the number and class of shares or other securities or property that the Grantee would have held immediately after such event if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

        (ii) The Issuer may make such increases in the number of Option Shares, in addition to those required under subparagraph (a)(i) above, as shall be determined by its Board of Directors to be advisable in order to avoid taxation, so far as practicable, of any dividend of stock or stock rights or any event treated as such for federal income tax purposes to the recipients.

    (b) Whenever the number of Option Shares (or other securities) purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which is equal to the number of Option Shares prior to the adjustment and the denominator of which is equal to the number of Option Shares (or other securities) purchasable after the adjustment.

    6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within thirty (30) days of such Subsequent Triggering Event (whether on the Grantor's own behalf or on the behalf of any subsequent Holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current, with respect to the Option and the Option Shares, a "shelf" registration statement under Rule 415 of the Securities Act or any successor provision, and Issuer shall use all reasonable efforts to qualify such shares under any applicable state securities laws. Issuer will use all reasonable efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect sales or other dispositions of Option Shares. Grantee shall have the right to demand two such registrations. Any registration statement prepared and filed under this Section 6, and any sales covered thereby, shall be at Issuer's expense, except for underwriting discounts or commissions, broker's fees and expenses and the fees and disbursements of Grantee's counsel related thereto. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, (i) Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and
(ii) in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering, the inclusion of the Option or Option Shares would interfere with the successful marketing of the shares represented by the Option, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; PROVIDED, HOWEVER, that if such reduction occurs, the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for the Issuer.

    7. (a) Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of any Holder, delivered within thirty (30) days following such occurrence (or such later period as provided in Section 10), the Issuer shall repurchase the Option from the Holder at a price (the "OPTION REPURCHASE PRICE") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised, and (ii) at the request of any owner of Option Shares from time to time (the "OWNER"), delivered within thirty (30) days following such occurrence (or such later period as provided in Section 10), the Issuer shall repurchase such number of the Option Shares from such Owner as the Owner shall designate at a price per share ("OPTION SHARE REPURCHASE PRICE") equal to the greater of (A) the market/offer price and (B) the average exercise price per share paid by the Owner for the Option Shares so designated. The term "MARKET/OFFER PRICE" shall mean the highest of (w) the price per share of the Common

Stock at which a tender offer or exchange offer therefor has been made, (x) the price per share of the Common Stock to be paid by any Person, other than the Grantee or a subsidiary of the Grantee, pursuant to an agreement with the Issuer, (y) the highest sale price for shares of Common Stock within the six (6) month period immediately preceding the required repurchase of Options or Option Shares, as the case may be, or (z) in the event of a sale of all or substantially all of the Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of the Issuer as determined by a nationally recognized investment banking firm selected by a majority in the interest of the Holders or the Owners, as the case may be, and reasonably acceptable to the Issuer, divided by the number of shares of Common Stock of the Issuer outstanding at the time of such sale. In determining the market/ offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by a majority in interest of the Holders or the Owners, as the case may be, and reasonably acceptable to the Issuer.

    (b) Each Holder and Owner, as the case may be, may exercise its right to require the Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to the Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that such Holder or Owner elects to require the Issuer to repurchase this Option and/or Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within ten (10) business days (the "PAYMENT DATE") after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto (the "SURRENDER DATE"), the Issuer shall deliver or cause to be delivered to each Holder the Option Repurchase Price and/or to each Owner the Option Share Repurchase Price therefor or the portion thereof that the Issuer is not then prohibited under applicable law and regulation from so delivering.

    (c) To the extent that the Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Option and/or the Option Shares in full, the Issuer shall immediately so notify each Holder and/or each Owner and thereafter deliver or cause to be delivered, from time to time, to such Holder and/or Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within ten (10) business days after the date on which the Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if the Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this
Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to any Holder and/or Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in part or in full (and the Issuer hereby undertakes to use all reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), such Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon the Issuer shall promptly (i) deliver to such Holder and/or Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that the Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to such Holder, a new Stock Option Agreement evidencing the right of such Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to such Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

    8. (a) In the event that prior to an Exercise Termination Event, the Issuer shall enter into an agreement (i) to consolidate with or merge into any Person, other than the Grantee or one of the Grantee's subsidiaries, and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any Person, other than the Grantee or one of its subsidiaries, to merge into the Issuer and the Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or the then outstanding shares of Common Stock shall, after such merger, represent less than fifty percent (50%) of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any Person, other than the Grantee or one of the Grantee's subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "SUBSTITUTE OPTION"), at the election of the Holder, of either (A) the Acquiring Corporation (as defined in paragraph (b) below) or (B) any Person that controls the Acquiring Corporation.

    (b) The following terms have the meanings indicated:

        (i) The term "ACQUIRING CORPORATION" shall mean (A) the continuing or surviving corporation of a consolidation or merger with the Issuer (if other than the Issuer), (B) the Issuer in a merger in which the Issuer is the continuing or surviving Person, and (C) the transferee of all or substantially all of the Issuer's assets.

        (ii) The term "SUBSTITUTE COMMON STOCK" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

       (iii) The term "ASSIGNED VALUE" shall mean the "market/offer price", as defined in paragraph (a) of Section 7 hereof.

        (iv) The term "AVERAGE PRICE" shall mean the average closing price of a share of the Substitute Common Stock for the one (1) year period immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale, PROVIDED that if the Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the Person merging into the Issuer or by any company which controls such Person, as the Holder may elect.

    (c) The Substitute Option shall have the same terms as the Option, PROVIDED that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall, to the extent legally permissible, be as similar as possible to, and in no event less advantageous to the Holder than, the terms of the Option. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

    (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock as is equal to (i) the product of (A) the Assigned Value and (B) the number of shares of Common Stock for which the Option is then exercisable, divided by (ii) the Average Price. The exercise price of the Substitute Option per share of the Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of Option Shares and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

    (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option (without giving effect to any shares of Substitute Common Stock issued pursuant to the Substitute Option) less the number of shares previously issued pursuant to the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this paragraph
(e), the issuer of the Substitute Option (the "SUBSTITUTE OPTION ISSUER") shall make a cash payment to the

Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this paragraph (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this paragraph (e). The difference in value shall be determined by a nationally recognized investment banking firm selected by a majority in interest of the Holders or the Owners, as the case may be.

    (f) The Issuer shall not enter into any transaction described in paragraph
(a) of this Section 8 unless the Acquiring Corporation and any Person that controls the Acquiring Corporation shall have assumed in writing all the obligations of the Issuer hereunder.

    9. (a) At the written request of the holder of the Substitute Option (the "SUBSTITUTE OPTION HOLDER"), the issuer of the Substitute Option (the "SUBSTITUTE OPTION ISSUER") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "SUBSTITUTE OPTION REPURCHASE PRICE") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of the Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of each owner (the "SUBSTITUTE SHARE OWNER") of shares of the Substitute Common Stock (the "SUBSTITUTE SHARES"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price per share (the "SUBSTITUTE SHARE REPURCHASE PRICE") equal to the greater of (A) the Highest Closing Price and (B) the average exercise price per share paid by the Substitute Share Owner for the Substitute Shares so designated. The term "HIGHEST CLOSING PRICE" shall mean the highest closing price for shares of the Substitute Common Stock within the six (6) month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

    (b) Each Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that such Substitute Option Holder or Substitute Share Owner elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five (5) business days after the surrender of the Substitute Option and/or the certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor, or the portion(s) thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

    (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Substitute Option and/or the Substitute Shares in full, the Substitute Option Issuer shall immediately so notify each Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five (5) business days after the date on which the Substitute Option Issuer is no longer so prohibited, PROVIDED, HOWEVER, that if the Substitute Option Issuer is, at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in part or in full (and the

Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing.

    10. The thirty (30) day period for exercise of certain rights under Sections 2, 6, 7 and 12 hereof shall be extended in each such case: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise, PROVIDED that notice of intent to exercise such rights shall be given to the Issuer within the requisite thirty (30) day period and the Grantee and the Holders shall use their best efforts to promptly obtain all requisite approvals and cause the expiration of all requisite waiting periods.

    11. The Issuer hereby represents and warrants to the Grantee as follows:

    (a) The Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Issuer and no other corporate proceedings on the part of the Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Issuer. This Agreement is the valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its respective terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

    (b) The Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

    12. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other Person, whether by operation of law or otherwise, without the express written consent of the other party, except that (a) the Grantee shall, at any time, be permitted to assign its rights under this Option Agreement or the Option created hereunder to any Affiliate (as defined in the Acquisition Agreement) of the Grantee and (b) in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, the Grantee may, subject to the right of first refusal set forth in Section 13, assign, transfer or sell in whole or in part its rights and obligations hereunder within thirty (30) days following such Subsequent Triggering Event (or such later period as provided in Section 10); PROVIDED, HOWEVER, that in the event the Grantee sells, assigns or transfers all or a portion of the Option to other Holders as permitted by this Agreement, the Grantee may exercise its rights hereunder on behalf of itself and such Holders.

    13. If at any time after the occurrence of a Subsequent Triggering Event and, with respect to shares of Common Stock or other securities acquired by the Grantee pursuant to an exercise of the Option, prior to the expiration of twenty-four (24) months after the expiration of the Option pursuant to Section 2(b), the Grantee shall desire to sell, assign, transfer or otherwise dispose of the Option, in whole or in part, or all or any of the shares of Common Stock or other securities acquired by the Grantee pursuant to the Option, the Grantee shall give the Issuer written notice of the proposed transaction (an "OFFEROR'S NOTICE"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase the Option or such shares or other securities signed by such transferee and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by the Grantee to the Issuer, which may be accepted within ten (10) business days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which the Grantee is proposing to transfer the Option or such shares or other securities to such transferee. The purchase of the Option or such shares or other securities by the Issuer shall be settled within five (5) business days of the date of the acceptance of the offer and the purchase price shall be paid to the Grantee in immediately available funds, PROVIDED that, if prior notification to or approval, consent or waiver of the Federal Reserve Board or any other regulatory authority is required in connection with such purchase, the Issuer shall promptly file the required notice or application for approval, consent or waiver and shall expeditiously process the same (and the Grantee shall cooperate with the Issuer in the filing of any such notice or application and the obtaining of any such approval) and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (a) the required notification period has expired or been terminated or
(b) such approval has been obtained and, in either event, any requisite waiting period shall have passed. In the event of the failure or refusal of the Issuer to purchase the Option or the shares or other securities, as the case may be, covered by an Offeror's Notice or if the Federal Reserve Board or any other regulatory authority disapproves the Issuer's proposed purchase of the Option or such shares or other securities, the Grantee may, within sixty (60) days following the date of the Offeror's Notice (subject to any necessary extension for regulatory notification, approval, or waiting periods), sell all, but not less than all, of the portion of the Option (which may be one hundred percent (100%)) or such shares or other securities, as the case may be, proposed to be transferred to the proposed transferee identified in the Offeror's Notice at no less than the price specified and on terms no more favorable to the proposed transferee than those set forth in the Offeror's Notice. The requirements of this Section 13 shall not apply to (i) any disposition of the Option or any shares of Common Stock or other securities by a Person to whom the Grantee has assigned its rights under the Option with the prior written consent of the Issuer, (ii) any sale by means of a public offering in which steps are taken to reasonably ensure that no purchaser will acquire securities representing more than five percent (5%) of the outstanding shares of Common Stock of the Issuer or (iii) any transfer to a direct or indirect wholly-owned subsidiary of the Grantee which agrees in writing to be bound by the terms hereof.

    14. Each of the Grantee and the Issuer will use all reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, for approval to acquire the shares issuable hereunder.

    15. Notwithstanding anything to the contrary herein, in the event that the Holder or the Owner or any Related Person thereof (as hereinafter defined) is a Person making an offer or proposal to engage in an Acquisition Transaction (other than the transaction contemplated by the Acquisition Agreement), then (a) in the case of a Holder or any Related Person thereof, the Option held by it shall immediately terminate and be of no further force or effect, and (b) in the case of an Owner or any Related Person thereof, the Option Shares held by it shall be immediately repurchasable by the Issuer at the Option Price. For purposes of this Agreement, a "RELATED PERSON" of a Holder or Owner means any Affiliate (as defined in Rule 12b-2 of the rules and regulations under the Exchange Act) of the Holder or the Owner and any Person that is required to file a Schedule 13D with the Holder or the Owner with respect to shares of Common Stock or options to acquire the Common Stock.

    16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

    17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or the Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Sections 1(b) or 5(a) hereof), it is the express intention of the Issuer to allow the Holder to acquire or to require the Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

    18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in Person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Acquisition Agreement.

    19. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    20. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    21. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    22. Except as otherwise expressly provided herein, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

    23. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Acquisition Agreement.

    IN WITNESS WHEREOF, each of the parties has caused this Stock Option Agreement to be executed as a sealed instrument on its behalf by its officers thereunder duly authorized, all as of the day and year first above written.

                                AFFILIATED COMMUNITY BANCORP, INC.

                                By:  /s/ TIMOTHY J. HANSBERRY
                                     -----------------------------------------
                                     Title: PRESIDENT AND CHIEF EXECUTIVE
                                     OFFICER
                                UST CORP.

                                By:  /s/ NEAL F. FINNEGAN
                                     -----------------------------------------
                                     Title: PRESIDENT AND CHIEF EXECUTIVE
                                     OFFICER

                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

UST Corp.
40 Court Street
Page 1

                                                                      APPENDIX C

December 15, 1997

UST Corp.
40 Court Street
Boston, MA 02109

Attention:  Neal F. Finnegan
        President and Chief Executive Officer

Ladies & Gentlemen

    The undersigned (the "STOCKHOLDER") owns and has sole voting power with respect to the number of shares of the common stock, par value $0.01 per share (the "SHARES"), of Affiliated Community Bancorp, Inc., a Massachusetts corporation (the "SELLER"), indicated opposite the Stockholder's name on
SCHEDULE 1 attached hereto.

    Immediately after the execution of this letter agreement, UST Corp. (the "BUYER") and the Seller are entering into an Affiliation Agreement and Plan of Reorganization (as amended and in effect from time to time, the "ACQUISITION AGREEMENT") providing, among other things, for the indirect acquisition of the Seller by the Buyer (the "ACQUISITION").

    In consideration of, and as a condition to, the Buyer's entering into the Acquisition Agreement the Stockholder and the Buyer agree as follows:

    1. The Stockholder, while this letter agreement is in effect, shall vote or cause to be voted all of the Shares, as well as any other shares of common stock of Seller of which the Stockholder acquires beneficial ownership and sole voting power, whether pursuant to the exercise of stock options or otherwise, as long as such shares are owned by the Stockholder as of the record date for the special meeting of the Seller's stockholders to be called and held following the date hereof, for the approval of the Acquisition Agreement and the Acquisition and shall vote or cause to be voted all such shares, at such special meeting or any other meeting of the Seller's stockholders following the date hereof, against the approval of any other agreement providing for a merger, acquisition, consolidation, sale of a material amount of assets or other business combination of the Seller or any of its subsidiaries with any person or entity other than the Buyer, or any subsidiary of the Buyer.

    2. The agreements contained herein are intended to relate to restrictions on voting and to continue only for such time as may reasonably be necessary to obtain all necessary approvals, including shareholder approval and all necessary governmental approvals, of the Acquisition and all other transactions contemplated by the Acquisition Agreement.

    3. Notwithstanding anything herein to the contrary, the agreements contained herein shall remain in full force and effect until the earlier of (a) the consummation of the Acquisition or (b) the termination of the Acquisition Agreement in accordance with Article VIII thereof.

    4. The Stockholder has signed this letter agreement intending to be bound thereby. The Stockholder expressly agrees that this letter agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against the Stockholder. All of the covenants and

                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

UST Corp.
40 Court Street
Page 2

agreements contained in this letter agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

    5. This letter agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

    6. This letter agreement is deemed to be signed as a sealed instrument and is to be governed by the laws of The Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

    If the foregoing accurately reflects your understanding of the subject matter intended to be contained herein, please confirm our agreement by signing this letter where indicated below.

                                          Very truly yours,
                                          --------------------------------------

AGREED TO AND ACCEPTED AS
OF THE DATE FIRST ABOVE WRITTEN

UST CORP.

    By:
-----------------------------------------
      Name:
      Title:

                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

UST Corp.
40 Court Street
Page 3

                                   SCHEDULE 1

                                                                                 NUMBER OF SHARES
NAME OF STOCKHOLDER                                                        OWNED WITH SOLE VOTING POWER
--------------------------------------------------------  ---------------------------------------------------------------

                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

UST Corp.
40 Court Street
Page 1

                                                                      APPENDIX D

                                     [LOGO]

May 11, 1998

Board of Directors
UST Corp.
40 Court Street
Boston, Massachusetts 02108

Ladies and Gentlemen:

    Fox-Pitt, Kelton Inc. ("Fox-Pitt, Kelton") understands that UST Corp. ("UST") and Affiliated Community Bancorp, Inc. ("Affiliated") have entered into an Affiliation Agreement and Plan of Reorganization, dated as of December 15, 1997 (the "Merger Agreement"), which provides for, among other things, the merger of Affiliated with and into Mosaic Corp. ("Mosaic"), a wholly-owned subsidiary of UST Corp., with Mosaic as the surviving corporation (the "Merger"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, at the effective time of the Merger, each issued and outstanding share of common stock of Affiliated, par value $0.01 per share (the "Affiliated Common Stock"), shall be converted into the right to receive
1.41 shares (the "Exchange Ratio") of common stock of UST, par value $0.625 per share (the "UST Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

    You have asked for Fox-Pitt, Kelton's opinion as to whether the Exchange Ratio is fair, from a financial point of view, to UST.

    In arriving at the opinion set forth below, Fox-Pitt, Kelton has, among other things:

        (a) reviewed and analyzed certain publicly available financial statements for UST and Affiliated;

        (b) analyzed certain internal financial statements, including financial projections, and other financial and operating data prepared by the managements of UST and Affiliated;

        (c) discussed the past, present and future operations, financial condition and prospects of UST and Affiliated with the senior management of the respective companies;

        (d) compared the financial performance and condition as well as the trading activities and market prices of Affiliated and UST with that of certain other comparable publicly traded companies;

        (e) reviewed and discussed with the senior management of UST the strategic objectives of the Merger and certain other benefits of the Merger to UST;

        (f) reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions comparable, in whole or in part, to the Merger;

        (g) reviewed the Merger Agreement; and

        (h) performed such other analyses as we have deemed appropriate.

                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

UST Corp.
40 Court Street
Page 2

    Fox-Pitt, Kelton has assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information it has reviewed for the purposes of providing this opinion, and we have not assumed any responsibility for independent verification of such information. Fox-Pitt, Kelton has not assumed any responsibility for independent valuation of the assets and liabilities of UST or Affiliated nor does it assume any responsibility for reviewing loan files or visiting branch locations. With respect to the financial projections, Fox-Pitt, Kelton has assumed that they have been reasonably prepared by the respective managements of UST and Affiliated on bases reflecting the best currently available estimates and judgments of the future financial performance of UST and Affiliated. We express no view as to such projections or the assumptions on which they are based. Fox-Pitt, Kelton's opinion is based upon economic, market and other conditions
as they exist and can be evaluated on March   , 1998.

    In the normal course of its investment banking business, Fox-Pitt, Kelton is regularly engaged in the valuation of banking and thrift company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banks and thrifts, Fox-Pitt, Kelton has experience in, and knowledge of, the valuation of such enterprises.

    In the normal course of its business, Fox-Pitt, Kelton provides research coverage on UST and has traded the equity securities of UST for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have been retained by UST to provide general financial advice and receive an annual fee for this service. In addition, we have acted as financial advisor to UST in connection with this Merger, will be receiving an additional fee upon the signing of a Merger Agreement and will be receiving an additional fee upon closing of the Merger.

    It is understood that this letter is for the information of the Board of Directors of UST and may not be used for any other purpose without our prior written consent.

    Based upon and subject to the foregoing, Fox-Pitt, Kelton is of the opinion on the date hereof that the Exchange Ratio is fair, from a financial point of view, to UST.

                                          Very truly yours,

                                                          [LOGO]

                                          FOX-PITT, KELTON INC.

                                                                      APPENDIX E

                                     [LOGO]

May 11, 1998

Board of Directors
Affiliated Community Bancorp, Inc.
716 Main St.
Waltham, MA 02254-9035

Gentlemen:

    Affiliated Community Bancorp, Inc. (the "Company") and UST Corp. (the "Acquiring Company" or the "Purchaser"), propose to enter into a transaction (the "Merger") in which the Company will merge with and into a wholly owned subsidiary of the Purchaser and each share of the Company's common stock, par value $0.01 per share (the "Shares"), will be converted into 1.41 shares of the Acquiring Company's common stock (the "Consideration"), par value $0.625 per share (the "Acquiring Company Shares"). In connection with the Merger, the parties have entered into an agreement (the "Stock Option Agreement") pursuant to which the Company granted the Purchaser an option to acquire a number of shares (subject to adjustment) which, if issued, would represent no more than 19.9% of the total number of outstanding shares. The Merger is expected to be considered by the shareholders of the Company and the Acquiring Company at special meetings and consummated shortly thereafter. We note that on December 10, 1997, the Acquiring Company announced the signing of a definitive agreement to acquire Somerset Savings Bank ("Somerset").

    You have asked us whether or not, in our opinion, the proposed Consideration to be received by the shareholders of the Company pursuant to the Merger is fair to the shareholders of the Company from a financial point of view.

    In arriving at the opinion set forth below, we have, among other things:

        (1) Reviewed the Company's audited Annual Reports, Forms 10K, Forms 10-Q and related financial information for the three fiscal years ended December 31, 1997, and the Company's related unaudited financial information for the three months ended March 31, 1998;

        (2) Reviewed the Acquiring Company's audited Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1997, and the Acquiring Company's related unaudited financial information for the three months ended March 31, 1998;

        (3) Reviewed audited Annual Reports, Forms F-2 and related financial information for the three fiscal years ended December 31, 1997, in each case for Somerset;

        (4) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company and the Acquiring Company furnished to us by the Company and the Acquiring Company;

        (5) Conducted discussions with members of senior management of the Company concerning businesses and prospects of the Company;

        (6) Conducted discussions with members of senior management of the Acquiring Company concerning the business and prospects of the Acquiring Company and Somerset;

        (7) Reviewed the historical market prices and trading activity for the Shares and the Acquiring Company Shares and compared them with those of certain publicly traded companies which we deemed to be relevant;

        (8) Compared the results of operations of the Company and the Acquiring Company with those of certain companies which we deemed to be relevant;

        (9) Compared the proposed financial terms of the Merger with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

        (10) Reviewed the Affiliation Agreement and Plan of Reorganization and the related Stock Option Agreement, each dated December 15, 1997, relating to the Merger;

        (11) Reviewed such other financial studies and analyses and performed such other investigations and taken into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

    In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company and the Acquiring Company, and we have not assumed any responsibility to independently verify such information or undertaken an independent appraisal of the assets of the Company, the Acquiring Company, or Somerset. With respect to the financial forecasts examined by us, we have assumed that they were reasonably prepared and reflect good faith estimates and judgments of the management of the Company and the Acquiring Company as to the future performance of the respective companies. We note that no substantive financial forecasts have been provided to us with respect to Somerset. This opinion does not address the relative merits of the Merger and any other transactions or business strategies discussed by the Board of Directors of the Company as alternatives to the Merger or the decision of the Board of Directors to proceed with the Merger. No opinion is expressed herein as to the price at which the securities to be issued in the Merger to the shareholders of the Company may trade at any time. Our opinion is based on economic, monetary and market conditions existing on the date hereof. We have not reviewed the loan files of either the Company, the Acquiring Company or Somerset.

    Our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote on the Merger.

    In the ordinary course of business PaineWebber may trade in the securities of the Company and the Acquiring Company.

    PaineWebber is currently acting as financial advisor to the Company in connection with the Merger and will be receiving a fee in connection with the rendering of this opinion.

    On the basis of, and subject to the foregoing, we are of the opinion that the proposed Consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders from a financial point of view.

    This opinion has been prepared for the information of the Board of Directors of the Company in connection with the Merger and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public or used for any other purpose without the prior written consent of PaineWebber Incorporated; provided, however, that this letter may be reproduced in full in the Proxy Statement related to the Merger.

                                          Very truly yours,

                                                         [LOGO]

                                                                      APPENDIX F

                TEXT OF SECTIONS 85 TO 98 OF CHAPTER 156B OF THE
                     MASSACHUSETTS BUSINESS CORPORATION LAW

SECTION85. DISSENTING STOCKHOLDER; RIGHT TO DEMAND PAYMENT FOR STOCK; EXCEPTION

    A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

SECTION86. SELECTIONS APPLICABLE TO APPRAISAL; PREREQUISITES

    If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

SECTION87. STATEMENT OF RIGHTS OF OBJECTING STOCKHOLDERS IN NOTICE OF MEETING;
  FORM

    The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

        "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (OR, IN THE CASE OF A CONSOLIDATION OR MERGER, THE NAME OF THE RESULTING OR SURVIVING CORPORATION SHALL BE INSERTED), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

SECTION88. NOTICE OF EFFECTIVENESS OF ACTION OBJECTED TO

    The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

SECTION89. DEMAND FOR PAYMENT; TIME FOR PAYMENT

    If within twenty days after the date of mailing of a notice under subsection
(e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

SECTION90. DEMAND FOR DETERMINATION OF VALUE; BILL IN EQUITY; VENUE

    If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

SECTION91. PARTIES TO SUIT TO DETERMINE VALUE; SERVICE

    If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

SECTION92. DECREE DETERMINING VALUE AND ORDERING PAYMENT; VALUATION DATE

    After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

SECTION93. REFERENCE TO SPECIAL MASTER

    The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

SECTION94. NOTATION ON STOCK CERTIFICATES OF PENDENCY OF BILL

    On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

SECTION95. COSTS; INTEREST

    The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

SECTION96. DIVIDENDS AND VOTING RIGHTS AFTER DEMAND FOR PAYMENT

    Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

    (1) A bill shall not be filed within the time provided in section ninety;

    (2) A bill, if filed, shall be dismissed as to such stockholder; or

    (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

    Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

SECTION97. STATUS OF SHARES PAID FOR

    The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

SECTION98. EXCLUSIVE REMEDY; EXCEPTION

    The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 67 of Chapter 156B of the Massachusetts General Laws authorizes a corporation to indemnify any director, officer, employee or other agent of the corporation to whatever extent specified in or authorized by (a) the articles of organization, (b) a by-law adopted by the stockholders or (c) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

    The Registrant's Articles of Organization provide that the Registrant shall, to the fullest extent legally permissible, indemnify each person who is or was a director, officer, employee or other agent of the Registrant and each person who is or was serving at the request of the Registrant as such of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization, against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements, reasonably incurred by him or her in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he or she may be or may have been involved as a party or otherwise or with which he or she may be or may have been threatened, while in office or thereafter, by reason of his or her being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in any such capacity. Under Massachusetts law and the Articles, no indemnification may be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Registrant or other entity served or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan.

    If, in an action, suit or proceeding brought by or in the name of the Registrant, a director of the Registrant is held not liable for monetary damages, whether because that director is relieved of personal liability under the provisions of the Articles of Organization, or otherwise, that director shall be deemed to have met the standard of conduct set forth above and to be entitled to indemnification for expenses reasonably incurred in the defense of such action, suit or proceeding.

    As to any matter disposed of by settlement pursuant to a consent decree or otherwise, no indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of the Registrant, after notice that it involves such indemnification, (a) by vote of a majority of the disinterested directors then in office (even though the disinterested directors be less than a quorum), (b) by any disinterested person or persons to whom the question may be referred by vote of a majority of such disinterested directors, or (c) by vote of the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested person, or (d) by any disinterested person or persons to whom the question may be referred by vote of the holders or a majority of such stock. No such approval shall prevent the recovery from any such officer, director, employee, agent or trustee of any amounts paid to him or her or on his or her behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant.

    The right of indemnification provided in the Registrant's Articles of Organization shall not be exclusive of or affect any other rights to which any director, officer, employee, agent or trustee may be entitled or which may lawfully be granted to him or her. Indemnification of a "director," "officer," "employee," "agent," and "trustee" includes their respective executors, administrators and other legal representatives. An "interested" person is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a "disinterested" person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS.

    (a) The following is a list of exhibits to this Registration Statement:

    (2)(a)--Affiliation Agreement and Plan of Reorganization, dated as of December 15, 1997, by and among UST, Mosaic and AFCB (included as APPENDIX A to the Joint Proxy Statement-Prospectus).

    (2)(b)--Stock Option Agreement, dated as of December 15, 1997, by and between UST and AFCB (included as APPENDIX B to the Joint Proxy Statement-Prospectus).

    (2)(c)--Form of Voting Agreement, dated as of December 15, 1997, executed by the directors and certain executive officers of AFCB (included as APPENDIX C to the Joint Proxy Statement-Prospectus).

    (3)(a)--Amended and Restated Articles of Organization of UST, incorporated herein by reference to Exhibit 3(a) to UST's Annual Report on Form 10-K for the year ended December 31, 1996.

    (3)(b)--By-laws of UST, as amended to date, incorporated herein by reference to Exhibit 3(b) to UST's Annual Report on Form 10-K for the year ended December 31, 1996.

    (4)--Rights Agreement, dated as of September 19, 1995, between UST and United States Trust Company, as Rights Agent, and the description of the Rights, incorporated herein by reference to UST's Registration Statement on Form 8-A relating to the Rights and to Exhibit 1 of such Registration Statement.

    (5)--Opinion of Eric R. Fischer, Esq.

    (8)(a)--Form of Opinion of Bingham Dana LLP as to certain tax matters.

    (8)(b)--Form of Opinion of Sullivan & Worcester LLP as to certain tax matters.

    (23)(a)--Consents of Arthur Andersen LLP.

    (23)(b)--Consent of Wolf & Company, P.C.

    (23)(c)--Consent of KPMG Peat Marwick LLP.

    (23)(d)--Consent of Eric R. Fischer, Esq. (included in Exhibit 5).

    (23)(e)--Consent of Bingham Dana LLP.

    (23)(f)--Consent of Sullivan & Worcester LLP (included in Exhibit 8(b)).

    (23)(g)--Consent of Fox-Pitt, Kelton, Inc.

    (23)(h)--Consent of PaineWebber Incorporated.

    (23)(i)--Consent of Timothy J. Hansberry

    (24)--Power of Attorney of certain officers and directors (included on pages II-5 and II-6).

    (99)(a)--Form of Proxy for Special Meeting of Stockholders of UST.

    (99)(b)--Form of Proxy for Special Meeting of Stockholders of AFCB.

    (99)(c)--Text of Sections 85 to 98 of the Massachusetts Business Corporations Law (included as APPENDIX F to the Joint Proxy
    Statement-Prospectus).

    (b) Financial Statements Schedules:

    Not Applicable.

    (c) Fairness Opinions:

    Included in Part I as APPENDICES D and E to the Joint Proxy
Statement-Prospectus included in this Registration Statement.

ITEM 22. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering rate may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Joint Proxy Statement-Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and The Commonwealth of Massachusetts as of May 7, 1998.

                                UST CORP.

                                BY:  /S/ ERIC R. FISCHER
                                     -----------------------------------------
                                     Eric R. Fischer
                                     (EXECUTIVE VICE PRESIDENT,
                                     GENERAL COUNSEL AND CLERK)

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of the Registrant, does hereby appoint Neal F. Finnegan, James K. Hunt and Eric R. Fischer, and each of them severally, or if more than one acts, a majority of them, his or her true and lawful attorneys or attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the Registrant, the Registration Statement on Form S-4 and with respect to the shares of UST Common Stock issued in connection with this offering and any and all amendments to said Registration Statement and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission.

    Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

                      SIGNATURE                         TITLE                                          DATE
------------------------------------------------------  ---------------------------------------  ----------------


                                                        President and                            May 7, 1998
                 /s/ NEAL F. FINNEGAN                   Chief Executive Officer
     -------------------------------------------        (Principal Executive Officer)
                  (Neal F. Finnegan)                    and Director

                                                        Executive Vice                           May 7, 1998
                  /s/ JAMES K. HUNT                     President, Chief Financial
     -------------------------------------------        Officer and Treasurer
                   (James K. Hunt)                      (Principal Financial Officer
                                                        and Principal Accounting Officer)

                /s/ CHESTER G. ATKINS                   Director                                 May 7, 1998
     -------------------------------------------
                 (Chester G. Atkins)

                      SIGNATURE                         TITLE                                          DATE
------------------------------------------------------  ---------------------------------------  ----------------

                /s/ DAVID E. BRADBURY                   Director                                 May 7, 1998
     -------------------------------------------
                 (David E. Bradbury)

                 /s/ ROBERT M. COARD                    Director                                 May 7, 1998
     -------------------------------------------
                  (Robert M. Coard)

                 /s/ ROBERT L. CULVER                   Director                                 May 7, 1998
     -------------------------------------------
                  (Robert L. Culver)

               /s/ ALAN K. DERKAZARIAN                  Director                                 May 7, 1998
     -------------------------------------------
                (Alan K. DerKazarian)

                 /s/ DONALD C. DOLBEN                   Director                                 May 7, 1998
     -------------------------------------------
                  (Donald C. Dolben)

                 /s/ EDWARD GUZOVSKY                    Director                                 May 7, 1998
     -------------------------------------------
                  (Edward Guzovsky)

               /s/ WALLACE M. HASELTON                  Director                                 May 7, 1998
     -------------------------------------------
                (Wallace M. Haselton)

                 /s/ BRIAN W. HOTAREK                   Director                                 May 7, 1998
     -------------------------------------------
                  (Brian W. Hotarek)

                /s/ FRANCIS X. MESSINA                  Director                                 May 7, 1998
     -------------------------------------------
                 (Francis X. Messina)

                /s/ MICHAEL A. MILLER                   Director                                 May 7, 1998
     -------------------------------------------
                 (Michael A. Miller)

                 /s/ SYDNEY L. MILLER                   Director                                 May 7, 1998
     -------------------------------------------
                  (Sydney L. Miller)

                      SIGNATURE                         TITLE                                          DATE
------------------------------------------------------  ---------------------------------------  ----------------

                  /s/ VIKKI L. PRYOR                    Director                                 May 7, 1998
     -------------------------------------------
                   (Vikki L. Pryor)

                 /s/ GERALD M. RIDGE                    Director                                 May 7, 1998
     -------------------------------------------
                  (Gerald M. Ridge)

                 /s/ WILLIAM SCHWARTZ                   Director                                 May 7, 1998
     -------------------------------------------
                  (William Schwartz)

                /s/ BARBARA C. SIDELL                   Director                                 May 7, 1998
     -------------------------------------------
                 (Barbara C. Sidell)

                 /s/ JAMES V. SIDELL                    Director                                 May 7, 1998
     -------------------------------------------
                  (James V. Sidell)

                  /s/ PAUL D. SLATER                    Director                                 May 7, 1998
     -------------------------------------------
                   (Paul D. Slater)

                /s/ EDWARD J. SULLIVAN                  Director                                 May 7, 1998
     -------------------------------------------
                 (Edward J. Sullivan)

                  /s/ G. ROBERT TOD                     Director                                 May 7, 1998
     -------------------------------------------
                   (G. Robert Tod)

             /s/ MICHAEL J. VERROCHI, JR.               Director                                 May 7, 1998
     -------------------------------------------
              (Michael J. Verrochi, Jr.)

                 /s/ GORDON M. WEINER                   Director                                 May 7, 1998
     -------------------------------------------
                  (Gordon M. Weiner)

                                 EXHIBIT INDEX

EXHIBIT NO.                                                          DESCRIPTION
-----------             -----------------------------------------------------------------------------------------------------

(2)(a)       --         Affiliation Agreement and Plan of Reorganization, dated as of December 15, 1997, by and among UST,
                        Mosaic and AFCB (included as APPENDIX A to the Joint Proxy Statement-Prospectus).

(2)(b)       --         Stock Option Agreement, dated as of December 15, 1997, by and between UST and AFCB (included as
                        APPENDIX B to the Joint Proxy Statement-Prospectus).

(2)(c)       --         Form of Voting Agreement, dated as of December 15, 1997, executed by the directors and certain executive officers of AFCB (included as APPENDIX C to the Joint Proxy Statement-Prospectus).

(3)(a)       --         Amended and Restated Articles of Organization of UST, incorporated herein by reference to Exhibit
                        3(a) to UST's Annual Report on Form 10-K for the year ended December 31, 1996.

(3)(b)       --         By-laws of UST, as amended to date, incorporated herein by reference to Exhibit 3(b) to UST's Annual
                        Report on Form 10-K for the year ended December 31, 1996.

(4)          --         Rights Agreement, dated as of September 19, 1995, between UST and United States Trust Company, as
                        Rights Agent, and the description of the Rights, incorporated herein by reference to UST's
                        Registration Statement on Form 8-A relating to the Rights and to Exhibit 1 of such Registration
                        Statement.

(5)          --         Opinion of Eric R. Fischer, Esq.

(8)(a)       --         Form of Opinion of Bingham Dana LLP as to certain tax matters.

(8)(b)       --         Form of Opinion of Sullivan & Worcester LLP as to certain tax matters.

(23)(a)      --         Consents of Arthur Andersen LLP.

(23)(b)      --         Consent of Wolf & Company, P.C.

(23)(c)      --         Consent of KPMG Peat Marwick LLP.

(23)(d)      --         Consent of Eric R. Fischer, Esq. (included in Exhibit 5).

(23)(e)      --         Consent of Bingham Dana LLP.

(23)(f)      --         Consent of Sullivan & Worcester LLP (included in Exhibit 8(b)).

(23)(g)      --         Consent of Fox-Pitt, Kelton, Inc.

(23)(h)      --         Consent of PaineWebber Incorporated.

(23)(i)      --         Consent of Timothy J. Hansberry

(24)         --         Power of Attorney of certain officers and directors (included on pages II-5 and II-6).

(99)(a)      --         Form of Proxy for Special Meeting of Stockholders of UST.

(99)(b)      --         Form of Proxy for Special Meeting of Stockholders of AFCB.

(99)(c)      --         Text of Sections 85 to 98 of the Massachusetts Business Corporations Law (included as APPENDIX F to the Joint Proxy Statement-Prospectus).